As filed with the Securities and Exchange Commission on March [__], 2023

Registration Statement No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

OXBRIDGE ACQUISITION CORP.*

(Exact name of registrant as specified in its charter)

Cayman Islands*	6770	98-1615951
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Suite 201, 42 Edward Street

Georgetown, Grand Cayman
P.O. Box 469, KY1-9006

Cayman Islands
(345) 749-7570

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jay Madhu

Chairman & Chief Executive Officer

Suite 201, 42 Edward Street

Georgetown, Grand Cayman

P.O. Box 469, KY1-9006

Cayman Islands

(345) 749-7570

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Kate L. Bechen Andrew T. Frost Dykema Gossett PLLC 111 E. Kilbourn Ave. Suite 1050 Milwaukee, WI 53202 (414) 488-7300	Stephen M. Cohen Loren D. Danzis Lauren W. Taylor Fox Rothschild LLP 2000 Market Street 20th Floor Philadelphia, PA 19103 (215) 299-2150

Approximate date of commencement of proposed sale of the securities to the public:

As soon as practicable after this Registration Statement becomes effective and on completion of the business combination described in the enclosed proxy statement/prospectus.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

* Prior to the consummation of the Business Combination described herein, the Registrant intends to effect a deregistration under Article 206 of the Cayman Islands Companies Act (As Revised) and a domestication under Section 388 of the Delaware General Corporation Law, pursuant to which the Registrant’s jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware (the “Domestication”). All securities being registered will be issued by Oxbridge (after its domestication as a corporation incorporated in the State of Delaware), the continuing entity following the Domestication, which will be renamed “Jet.AI Inc.” upon the effective time of the Domestication.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary proxy statement/prospectus is not complete and may be changed. The securities described herein may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is declared effective. This preliminary proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROXY STATEMENT/PROSPECTUS

SUBJECT TO COMPLETION, DATED MARCH [__], 2023

PROXY STATEMENT FOR

EXTRAORDINARY GENERAL MEETING OF OXBRIDGE ACQUISITION CORP.

PROSPECTUS FOR

[_____] SHARES OF COMMON STOCK, PAR VALUE $0.0001 PER SHARE

[_____] MERGER CONSIDERATION WARRANTS, EACH EXERCISABLE FOR ONE SHARE OF COMMON STOCK AND

[_____] WARRANTS, EACH EXERCISABLE FOR ONE SHARE OF COMMON STOCK

(AFTER ITS DOMESTICATION AS A

CORPORATION INCORPORATED IN THE STATE OF DELAWARE, WHICH WILL

BE RENAMED “JET.AI INC.” IN CONNECTION WITH THE BUSINESS

COMBINATION DESCRIBED HEREIN)

The board of directors of Oxbridge Acquisition Corp., a Cayman Islands exempted company (“Oxbridge” and, after the Domestication and Business Combination as described below, “Jet.AI Inc.”), has unanimously approved (a) the domestication of Oxbridge as a Delaware corporation (the “Domestication”) and (b) the Business Combination Agreement and Plan of Reorganization, dated as of February 24, 2023 (the “Business Combination Agreement”), by and among Oxbridge, OXAC Merger Sub I, Inc., a Delaware corporation and a direct wholly owned subsidiary of Oxbridge (“First Merger Sub”), Summerlin Aviation LLC (f/k/a OXAC Merger Sub II, LLC), a Delaware limited liability company and a direct wholly owned subsidiary of Oxbridge (“Second Merger Sub”), and Jet Token, Inc., a Delaware corporation (“Jet Token”), a copy of which is attached to this proxy statement/prospectus as Annex A.

In connection with the Domestication, prior to the closing of the Business Combination (as defined below): (a) each then issued and outstanding Class A ordinary share, par value $0.0001, of Oxbridge (the “Class A Ordinary Shares”) will convert automatically, on a one-for-one basis, into a share of common stock, par value $0.0001, of Jet.AI (the “Jet.AI Common Stock”), (b) each then issued and outstanding Class B ordinary share, par value $0.0001, of Oxbridge (the “Class B Ordinary Shares”), will convert automatically, on a one-for-one basis, into a share of Jet.AI Common Stock; (c) each then issued and outstanding warrant of Oxbridge (the “Oxbridge Warrants”) will convert automatically into a warrant to purchase one share of Jet.AI Common Stock (the “Jet.AI Warrants”), pursuant to that certain warrant agreement by and between Oxbridge and Continental Stock Transfer & Trust Company; (d) each then issued and outstanding unit of Oxbridge (the “Oxbridge Units”) will convert automatically into a unit of Jet.AI (the “Jet.AI Units”), each consisting of one share of Jet.AI Common Stock and one Jet.AI Warrant; and (e) after its Domestication, Oxbridge will immediately be renamed “Jet.AI Inc.”

Promptly following the consummation of the Domestication, pursuant to the Business Combination Agreement, (a) First Merger Sub will merge with and into Jet Token (the “First Merger”), with Jet Token surviving the merger as a wholly owned subsidiary of Jet.AI (the time at which the First Merger becomes effective, the “Effective Time”), and (b) as soon as practicable, but in any event within three days following the Effective Time and as part of the same overall transaction as the First Merger, Jet Token (as the surviving entity of the First Merger) will merge with and into Second Merger Sub (the “Second Merger” and, together with the First Merger and all other transactions contemplated by the Business Combination Agreement, the “Business Combination”), with Second Merger Sub surviving the merger as a wholly owned subsidiary of Jet.AI.

At the Effective Time, (a) each outstanding share of Jet Token’s common stock, par value $0.0000001 per share (the “Jet Token Common Stock”), including each share of Jet Token’s Series Seed Preferred Stock and Series CF Non-Voting Preferred Stock (collectively, the “Jet Token Preferred Stock”) that will be converted into shares of Jet Token Common Stock immediately prior to the Effective Time, will be cancelled and automatically converted into the right to receive (x) a number of shares of Jet.AI Common Stock and (y) a warrant (each, a “Merger Consideration Warrant”) to acquire a number of shares of Jet.AI Common Stock (the “Per Share Warrant Merger Consideration”), in each case equal to the applicable exchange ratio (determined in accordance with the Business Combination Agreement and as further described in this proxy statement/prospectus); (b) each option to purchase shares of Jet Token Common Stock (the “Jet Token Options”), whether or not exercisable and whether or not vested, that is outstanding immediately prior to the Effective Time will automatically be converted into an option to purchase a number of shares of Jet.AI Common Stock (each a “Jet.AI Option”) based on the applicable exchange ratio and at a specified price (determined in accordance with the Business Combination Agreement and as further described in this proxy statement/prospectus); (c) each warrant to purchase shares of Jet Token Common Stock (the “Jet Token Warrants”) issued and outstanding immediately prior to the Effective Time shall be automatically converted into a warrant to acquire (x) a number of shares of Jet.AI Common Stock and (y) a Merger Consideration Warrant to acquire a number of shares of Jet.AI Common Stock, in each case based on the applicable exchange ratio and at a specified price (each determined in accordance with the Business Combination Agreement and as further described in this proxy statement/prospectus); and (d) each restricted stock unit award of Jet Token (the “Jet Token RSU Awards”) that is outstanding immediately prior to the Effective Time will be converted into an award (the “Jet.AI RSU Awards”) with respect to a number of RSUs based on the applicable exchange ratio and at a specified price (determined in accordance with the Business Combination Agreement and as further described in this proxy statement/prospectus). See the section entitled “The Business Combination” of this proxy statement/prospectus for further information on the consideration being paid to the stockholders of Jet Token.

This prospectus covers [_____] shares of Jet.AI Common Stock (including Class A Ordinary Shares, Class B Ordinary Shares, Jet Token Common Stock and Jet Token Preferred Stock that will convert into shares of Jet.AI Common Stock in connection with the Business Combination, and shares issuable upon exercise or vesting of the Jet.AI Warrants, the Merger Consideration Warrants, the Jet.AI RSU Awards and the Jet.AI Options), [17,260,000] Jet.AI Warrants, and 7,353,000 Merger Consideration Warrants that may be issued after such date pursuant to the terms of the Business Combination described herein. The number of shares of Jet.AI Common Stock that this prospectus covers represents the maximum number of shares that may be issued to holders of shares of Jet Token Common Stock, Jet Token Warrants, Jet Token RSU Awards and Jet Token Options in connection with the Business Combination (as more fully described in this proxy statement/prospectus), together with the shares issued or issuable to the existing holders of Oxbridge Units, Class A Ordinary Shares, Class B Ordinary Shares and Oxbridge Warrants in connection with the Domestication and Business Combination.

The Oxbridge Units, Class A Ordinary Shares and Oxbridge Warrants are currently listed on Nasdaq under the symbols “OXACU,” “OXAC” and “OXACW,” respectively. Oxbridge intends to apply to list the shares of Jet.AI Common Stock, the Jet.AI Warrants and the Merger Consideration Warrants on Nasdaq under the symbols “PJ,” “PJAIW” and “PJAIZ,” respectively, upon the closing of the Business Combination.

This proxy statement/prospectus provides shareholders of Oxbridge with detailed information about the Business Combination and other matters to be considered at the extraordinary general meeting of Oxbridge. We encourage you to read this entire document, including the annexes and other documents referred to herein, carefully and in their entirety. You should also carefully consider the risk factors described in the section entitled “Risk Factors” beginning on page 39 of this proxy statement/prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED OF THE TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

This proxy statement/prospectus is dated                , 2023, and
is first being mailed to Oxbridge’s shareholders on or about                , 2023

OXBRIDGE ACQUISITION CORP.

Suite 201, 42 Edward Street

George Town, Grand Cayman

KY1-9006, Cayman Islands

Dear Shareholders of Oxbridge:

You are cordially invited to attend the extraordinary general meeting of Oxbridge Acquisition Corp., a Cayman Islands exempted company (“Oxbridge” and, after the Domestication and Business Combination, as described below, “Jet.AI”), which will be held in person on [______, 2023], at [______], Eastern time, at [______________________________], or such other date, time and place to which such meeting may be adjourned.

At the extraordinary general meeting, Oxbridge will ask its shareholders to consider and vote upon a proposal to approve by ordinary resolution and adopt the Business Combination Agreement and Plan of Reorganization, dated as of February 24, 2023 (the “Business Combination Agreement” and, such proposal, the “Business Combination Proposal”), by and among Oxbridge, OXAC Merger Sub I, Inc., a Delaware corporation and a direct wholly owned subsidiary of Oxbridge (“First Merger Sub”), Summerlin Aviation LLC (f/k/a OXAC Merger Sub II, LLC), a Delaware limited liability company and a direct wholly owned subsidiary of Oxbridge (“Second Merger Sub”), and Jet Token, Inc., a Delaware corporation (“Jet Token”), a copy of which is attached to the accompanying proxy statement/prospectus as Annex A. The Business Combination Agreement provides for, among other things, following the domestication of Oxbridge as described below, (a) the merger of First Merger Sub with and into Jet Token (the “First Merger”), with Jet Token surviving the merger as a wholly owned subsidiary of Jet.AI (the time at which the First Merger becomes effective, the “Effective Time”), and (b) as soon as practicable, but in any event within three days following the Effective Time and as part of the same overall transaction as the First Merger, the merger of Jet Token (as the surviving entity of the First Merger) with and into Second Merger Sub (the “Second Merger” and, together with the First Merger and all other transactions contemplated by the Business Combination Agreement, the “Business Combination”), with Second Merger Sub surviving the merger as a wholly owned subsidiary of Jet.AI.

As a condition to the consummation of the Business Combination, the board of directors of Oxbridge has unanimously approved, and Oxbridge will ask its shareholders to consider and vote upon a proposal to approve by special resolution under Cayman Islands law, a change of Oxbridge’s jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”).

In connection with the Domestication, prior to the closing of the Business Combination: (a) each then issued and outstanding Class A ordinary share, par value $0.0001 of Oxbridge (the “Class A Ordinary Shares”) will convert automatically, on a one-for-one basis, into a share of common stock, par value $0.0001, of Jet.AI (the “Jet.AI Common Stock”), (b) each then issued and outstanding Class B ordinary share, par value $0.0001 of Oxbridge (the “Class B Ordinary Shares”), will convert automatically, on a one-for-one basis, into a share of Jet.AI Common Stock; (c) each then issued and outstanding warrant of Oxbridge (the “Oxbridge Warrants”) will convert automatically into a warrant to purchase one share of Jet.AI Common Stock (the “Jet.AI Warrants”), pursuant to that certain warrant agreement by and between Oxbridge and Continental Stock Transfer & Trust Company; (d) each then issued and outstanding unit of Oxbridge (the “Oxbridge Units”) will convert automatically into a unit of Jet.AI (the “Jet.AI Units”), each consisting of one share of Jet.AI Common Stock and one Jet.AI Warrant; and (e) after its Domestication, Oxbridge will immediately be renamed “Jet.AI Inc.” For additional information about the Domestication, please see the section entitled “Proposal No. 2 — The Domestication Proposal” in the accompanying proxy statement/prospectus.

At the Effective Time, (a) each outstanding share of Jet Token’s Common Stock, par value $0.0000001 per share (the “Jet Token Common Stock”), including each share of Jet Token’s Series Seed Preferred Stock and Series CF Non-Voting Preferred Stock (collectively, the “Jet Token Preferred Stock”) that will be converted into shares of Jet Token Common Stock immediately prior to the Effective Time, will be cancelled and automatically converted into the right to receive (x) a number of shares of Jet.AI Common Stock and (y) a warrant (each, a “Merger Consideration Warrant”) to acquire a number of shares of Jet.AI Common Stock (the “Per Share Warrant Merger Consideration”), in each case equal to the applicable exchange ratio (determined in accordance with the Business Combination Agreement and as further described in this proxy statement/prospectus); (b) each option to purchase shares of Jet Token Common Stock (the “Jet Token Options”), whether or not exercisable and whether or not vested, that is outstanding immediately prior to the Effective Time will automatically be converted into an option to purchase a number of shares of Jet.AI Common Stock (each a “Jet.AI Option”) based on the applicable exchange ratio and at a specified price (determined in accordance with the Business Combination Agreement and as further described in this proxy statement/prospectus); (c) each warrant to purchase shares of Jet Token Common Stock (the “Jet Token Warrants”) issued and outstanding immediately prior to the Effective Time shall be automatically converted into a warrant to acquire (x) a number of shares of Jet.AI Common Stock and (y) a Merger Consideration Warrant to acquire a number of shares of Jet.AI Common Stock, in each case based on the applicable exchange ratio and at a specified price (each determined in accordance with the Business Combination Agreement and as further described in this proxy statement/prospectus); and (d) each restricted stock unit award of Jet Token (the “Jet Token RSU Awards”) that is outstanding immediately prior to the Effective Time will be converted into an award (the “Jet.AI RSU Awards”) with respect to a number of RSUs based on the applicable exchange ratio and at a specified price (determined in accordance with the Business Combination Agreement and as further described in this proxy statement/prospectus). See the section entitled “The Business Combination” of this proxy statement/prospectus for further information on the consideration being paid to the stockholders of Jet Token.

In addition to the Business Combination Proposal, Oxbridge’s shareholders will also be asked to consider and vote upon (a) a proposal to approve by special resolution the change of Oxbridge’s jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication Proposal”); (b) a proposal to approve by special resolution the replacement of the Existing Organizational Documents and adoption of the proposed certificate of incorporation (the “Proposed Certificate of Incorporation”) and the proposed new bylaws (the “Proposed Bylaws”) of Jet.AI (the “Organizational Documents Proposal”); (c) ten separate proposals to approve, on a non-binding advisory basis, by ordinary resolution, material differences between the Existing Organizational Documents and the Proposed Certificate of Incorporation and the Proposed Bylaws of Jet.AI (collectively, the “Advisory Organizational Documents Proposals”); (d) a proposal to approve by ordinary resolution and adopt the Jet.AI 2023 Omnibus Incentive Plan and material terms thereunder, a copy of which is attached to the accompanying proxy statement/prospectus as Annex D (the “Omnibus Incentive Plan Proposal”); (e) a proposal for the holders of Class B Ordinary Shares to elect, effective immediately after the Effective Time, two directors to serve until the 2024 annual meeting of stockholders, two directors to serve until the 2025 annual meeting of stockholders and three directors to serve until the 2026 annual meeting of stockholders, as applicable, or until their respective successors are duly elected and qualified, subject to such directors’ earlier death, resignation, retirement, disqualification or removal (the “Director Election Proposal”); and (f) a proposal to approve by ordinary resolution the adjournment of the extraordinary general meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of one or more proposals at the extraordinary general meeting (the “Adjournment Proposal” and, together with the Business Combination Proposal, the Domestication Proposal, the Organizational Documents Proposal, the Advisory Organizational Documents Proposals, the Omnibus Incentive Plan Proposal and the Director Election Proposal, the “Proposals”).

We may not consummate the Business Combination unless and until the Business Combination Proposal, the Domestication Proposal, the Organizational Documents Proposal, the Advisory Organizational Documents Proposals, the Omnibus Incentive Plan Proposal and the Director Election Proposal (collectively, the “Condition Precedent Proposals”) are approved at the extraordinary general meeting. Each of the Condition Precedent Proposals is cross-conditioned on the approval of each of the other Condition Precedent Proposals. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in the accompanying proxy statement/prospectus. The approval of each of the Business Combination Proposal, the Advisory Organizational Documents Proposals, the Omnibus Incentive Plan Proposal, and the Adjournment Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote (in person, online or by proxy) of the holders of a majority of the Class A Ordinary Shares and Class B Ordinary Shares entitled to vote and actually casting votes thereon at the extraordinary general meeting, voting as a single class. Under the Existing Organizational Documents, only the holders of Class B Ordinary Shares are entitled to vote on the election of directors and therefore the Director Election Proposal. Approval of the Domestication Proposal and the Organizational Documents Proposal requires a special resolution under Cayman Islands law, being the affirmative vote (in person, online or by proxy) of the holders of at least two-thirds of the Class A Ordinary Shares and Class B Ordinary Shares entitled to vote and actually casting votes thereon at the extraordinary general meeting, voting as a single class.

Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the extraordinary general meeting. Accordingly, a shareholder’s failure to vote in person, online or by proxy at the extraordinary general meeting or an abstention from voting, will have no effect on the outcome of the vote on any of the Proposals.

In connection with the Business Combination, certain related agreements have been, or will be, entered into on or prior to the closing of the Business Combination, including certain lock-up agreements.

Pursuant to the Existing Organizational Documents, holders of Class A Ordinary Shares issued as part of the Oxbridge Units in the initial public offering of Oxbridge (the “public shares” and, holders of such public shares, the “public shareholders”), other than public shareholders that held Class B Ordinary Shares prior to such initial public offering (the “initial shareholders”), may request that Oxbridge redeem all or a portion of such public shares for cash if the Business Combination is consummated. Holders of Oxbridge Units must elect to separate the Oxbridge Units into the underlying Class A Ordinary Shares and Oxbridge Warrants prior to exercising redemption rights with respect to the public shares. If public shareholders hold their Oxbridge Units in an account at a brokerage firm or bank, such public shareholders must notify their broker or bank that they elect to separate the Oxbridge Units into the underlying public shares and warrants, or if a holder holds Oxbridge Units registered in its own name, the holder must contact Continental Stock Transfer & Trust Company, Oxbridge’s transfer agent, directly and instruct it to do so. The redemption rights include the requirement that a holder must identify itself to Oxbridge in order to validly redeem its shares. Public shareholders (other than the initial shareholders) may elect to redeem their public shares even if they vote “FOR” the Business Combination Proposal. If the Business Combination is not consummated, the public shares will be returned to the respective holder, broker or bank. If the Business Combination is consummated, and if a public shareholder properly exercises its right to redeem all or a portion of the public shares that it holds and timely delivers its shares to Continental Stock Transfer & Trust Company, Jet.AI will redeem such public shares for a per-share price, payable in cash, equal to the pro rata portion of the trust account established at the consummation of Oxbridge’s initial public offering relating to such public shares, calculated as of two business days prior to the consummation of the Business Combination. For illustrative purposes, as of [_____________, 2023], this would have amounted to $10.89 per issued and outstanding public share. If a public shareholder exercises its redemption rights in full, then it will be electing to exchange its public shares for cash and will no longer own public shares. The redemption will take place following the Domestication and, accordingly, it is shares of Jet.AI Common Stock that will be redeemed immediately after consummation of the Business Combination. See the subsection entitled “Extraordinary General Meeting — Redemption Rights” in the accompanying proxy statement/prospectus for a detailed description of the procedures to be followed if you wish to redeem your public shares for cash.

Notwithstanding the foregoing, a public shareholder, together with any affiliate of such public shareholder or any other person with whom such public shareholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)), will be restricted from redeeming its public shares with respect to more than an aggregate of 15% of the public shares. Accordingly, if a public shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the public shares, then any such shares in excess of such 15% limit would not be redeemed for cash.

OAC Sponsor Ltd., a Cayman Islands exempted company (the “Sponsor”), and Oxbridge’s officers and directors have agreed to vote all of their Class A Ordinary Shares and Class B Ordinary Shares in favor of the Business Combination Agreement and the Business Combination. Such shares will be excluded from the pro rata calculation used to determine the per-share redemption price applicable to public shares that are redeemed. As of the date of the accompanying proxy statement/prospectus, the initial shareholders own approximately [68.83%] of the issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares in the aggregate.

The Business Combination Agreement is subject to the satisfaction or waiver of certain other closing conditions as described in the accompanying proxy statement/prospectus. There can be no assurance that the parties to the Business Combination Agreement would waive any such provision of the Business Combination Agreement if the closing conditions are not met. In addition, our Amended and Restated Memorandum and Articles of Association provide that in no event will Oxbridge redeem public shares in an amount that would cause Jet.AI’s net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) to be less than $5,000,001 after giving effect to the transactions contemplated by the Business Combination Agreement.

Oxbridge is providing the accompanying proxy statement/prospectus and accompanying proxy card to its shareholders in connection with the solicitation of proxies to be voted at the extraordinary general meeting and at any adjournments of the extraordinary general meeting. Information about the extraordinary general meeting, the Business Combination and other related business to be considered by Oxbridge’s shareholders at the extraordinary general meeting is included in the accompanying proxy statement/prospectus. Whether or not you plan to attend the extraordinary general meeting, all of Oxbridge’s shareholders are urged to read the accompanying proxy statement/prospectus, including the annexes and other documents referred to therein, carefully and in their entirety. In particular, you should carefully consider the matters discussed under “Risk Factors” beginning on page 39 of the accompanying proxy statement/prospectus.

After careful consideration, the boards of directors of Oxbridge and Jet Token have each unanimously approved the Business Combination Agreement and related transactions and the board of directors of Oxbridge has approved the other proposals described in this proxy statement/prospectus and determined that it is advisable to consummate the Business Combination. The board of directors of Oxbridge recommends that its shareholders vote “FOR” the approval of the Business Combination Agreement, “FOR” the Domestication, “FOR” the issuance of Jet.AI Common Stock to be issued in connection with the Domestication and the Business Combination and “FOR” the other Proposals described in the accompanying proxy statement/prospectus.

The approval of the Business Combination Proposal, the Advisory Organizational Documents Proposals, the Omnibus Incentive Plan Proposal, the Director Election Proposal and the Adjournment Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote (in person, online or by proxy) of the holders of a majority of the Class A Ordinary Shares and Class B Ordinary Shares entitled to vote and actually casting votes thereon at the extraordinary general meeting, voting as a single class. Under the Existing Organizational Documents, only the holders of Class B Ordinary Shares are entitled to vote on the election of directors and therefore the Director Election Proposal. Approval of the Domestication Proposal and the Organizational Documents Proposal requires a special resolution under Cayman Islands law, being the affirmative vote (in person, online or by proxy) of the holders of at least two-thirds of the Class A Ordinary Shares and Class B Ordinary Shares entitled to vote and actually casting votes thereon at the extraordinary general meeting, voting as a single class. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the extraordinary general meeting. Accordingly, a shareholder’s failure to vote in person, online or by proxy at the extraordinary general meeting or an abstention from voting will have no effect on the outcome of the vote on any of the Proposals.

Your vote is very important, regardless of the number of Class A Ordinary Shares and/or Class B Ordinary Shares you own. To ensure your representation at the extraordinary general meeting, please complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. Please submit your proxy promptly, whether or not you expect to attend the extraordinary general meeting.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted FOR each of the proposals presented at the extraordinary general meeting. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not attend the extraordinary general meeting virtually or in person, the effect will be, among other things, that your shares will not be counted for purposes of determining whether a quorum is present at the extraordinary general meeting and will not be voted. An abstention or broker non-vote will be counted towards the quorum requirement but will not count as a vote cast at the extraordinary general meeting. You can also attend the extraordinary general meeting and vote in person or online. Even if you have previously voted by submitting a proxy pursuant to any of the methods noted above, you may withdraw your proxy and vote in person or online.

More information about Oxbridge, Jet Token and the proposed transactions is included in the accompanying proxy statement/prospectus. Oxbridge urges you to read the accompanying proxy statement/prospectus, including the financial statements and annexes and other documents referred to herein, carefully and in their entirety.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST DEMAND IN WRITING THAT YOUR PUBLIC SHARES ARE REDEEMED FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO OXBRIDGE’S TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE VOTE AT THE EXTRAORDINARY GENERAL MEETING. IN ORDER TO EXERCISE YOUR REDEMPTION RIGHT, YOU NEED TO IDENTIFY YOURSELF AS A BENEFICIAL HOLDER. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL BE RETURNED TO YOU OR YOUR ACCOUNT. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

On behalf of our board of directors, I thank you for your support and look forward to the successful completion of the Business Combination.

Sincerely,

Jay Madhu
Chairman, Chief Executive Officer and President

The accompanying proxy statement/prospectus is dated [                      , 2023] and is first being mailed to the shareholders of Oxbridge on or about that date.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED OF THE TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS OR ANY OF THE SECURITIES TO BE ISSUED IN THE BUSINESS COMBINATION OR THE OTHER TRANSACTIONS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

OXBRIDGE ACQUISITION CORP.

Suite 201, 42 Edward Street

George Town, Grand Cayman

KY1-9006, Cayman Islands

NOTICE OF EXTRAORDINARY GENERAL MEETING

OF OXBRIDGE ACQUISITION CORP.

To Be Held On [                  , 2023]

To the Shareholders of Oxbridge Acquisition Corp.:

NOTICE IS HEREBY GIVEN that an extraordinary general meeting (the “extraordinary general meeting”) of Oxbridge Acquisition Corp., a Cayman Islands exempted company (“Oxbridge,” “we,” “our,” “us” or the “Company” and, after the Domestication and Business Combination, as described below, “Jet.AI”), will be held in person on [                , 2023], at [                ], Eastern time, at [                                            ], or at such other date, time and place to which such meeting may be adjourned. At the extraordinary general meeting, Oxbridge shareholders will be asked to consider and vote upon the following proposals:

●	Proposal No. 1 — The Business Combination Proposal — To consider and vote upon a proposal to (a) approve by ordinary resolution and adopt the Business Combination Agreement and Plan of Reorganization, dated as of February 24, 2023 (the “Business Combination Agreement”), by and among Oxbridge, OXAC Merger Sub I, Inc., a Delaware corporation and a direct wholly owned subsidiary of Oxbridge (“First Merger Sub”), Summerlin Aviation LLC (f/k/a OXAC Merger Sub II, LLC), a Delaware limited liability company and a direct wholly owned subsidiary of Oxbridge (“Second Merger Sub”), and Jet Token, Inc., a Delaware corporation (“Jet Token”), pursuant to which (i) First Merger Sub will merge with and into Jet Token (the “First Merger”), with Jet Token surviving the merger as a wholly owned subsidiary of Jet.AI (the time at which the First Merger becomes effective, the “Effective Time”), and (ii) as soon as practicable, but in any event within three days following the Effective Time and as part of the same overall transaction as the First Merger, Jet Token (as the surviving entity of the First Merger) will merge with and into Second Merger Sub (the “Second Merger” and, together with the First Merger and all other transactions contemplated by the Business Combination Agreement, the “Business Combination”), with Second Merger Sub surviving the merger as a wholly owned subsidiary of Jet.AI, and (b) approve by ordinary resolution the Business Combination, including the issuance and reservation for issuance of shares in connection therewith (such proposal, the “Business Combination Proposal”) (Proposal No. 1). A copy of the Business Combination Agreement is attached to the accompanying proxy statement/prospectus as Annex A.

●	Proposal No. 2 — The Domestication Proposal — To consider and vote upon a proposal to approve by special resolution, the change of Oxbridge’s jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands pursuant to Article 47 of its Amended and Restated Memorandum and Articles of Association and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”) pursuant to Part XII of the Cayman Islands Companies Act (As Revised) and Section 388 of the Delaware General Corporation Law (“DGCL”), and, immediately upon being de-registered in the Cayman Islands, that Oxbridge be continued and domesticated as a corporation and, conditional upon, and with effect from, the registration of Oxbridge as a corporation in the State of Delaware, the name of Oxbridge be changed from “Oxbridge Acquisition Corp.” to “Jet.AI Inc.” (such proposal, the “Domestication Proposal”) (Proposal No. 2).

●	Proposal No. 3 — The Organizational Documents Proposal — To consider and vote upon a proposal to approve by special resolution the replacement of the Amended and Restated Memorandum and Articles of Association of Oxbridge Acquisition Corp. (the “Existing Organizational Documents”) with the proposed new certificate of incorporation (the “Proposed Certificate of Incorporation”) and the proposed new bylaws (the “Proposed Bylaws” and, together with the Proposed Certificate of Incorporation, the “Proposed Organizational Documents”) of Jet.AI, which, if approved, would take effect at the time of the Domestication (such proposal, the “Organizational Documents Proposal”) (Proposal No. 3).

●	Proposal No. 4 — The Advisory Organizational Documents Proposals — To consider and vote upon ten separate proposals to approve, on a non-binding advisory basis, certain governance provisions in the Proposed Organizational Documents, which are being presented separately in accordance with U.S. Securities and Exchange Commission guidance to give shareholders the opportunity to present their separate views on important corporate governance provisions (collectively, the “Advisory Organizational Documents Proposals”) (Proposal No. 4).

●	Proposal No. 5 — The Omnibus Incentive Plan Proposal — To consider and vote upon a proposal to approve by ordinary resolution and adopt the Jet.AI Inc. Omnibus Incentive Plan (the “Omnibus Incentive Plan”) and material terms thereunder (the “Omnibus Incentive Plan Proposal”) (Proposal No. 5). A copy of the Omnibus Incentive Plan is attached to the accompanying proxy statement/prospectus as Annex D.

●	Proposal No. 6 — The Director Election Proposal — To consider and vote upon a proposal to elect, effective immediately after the effective time of the Second Merger, two directors to serve until the 2024 annual meeting of stockholders, two directors to serve until the 2025 annual meeting of stockholders and three directors to serve until the 2026 annual meeting of stockholders, as applicable, or until their respective successors are duly elected and qualified, subject to such directors’ earlier death, resignation, retirement, disqualification or removal (the “Director Election Proposal”) (Proposal No. 6).

●	Proposal No. 7 — The Adjournment Proposal — To consider and vote upon a proposal to approve by ordinary resolution the adjournment of the extraordinary general meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Domestication Proposal, the Organizational Documents Proposal, the Advisory Organizational Documents Proposals, the Omnibus Incentive Plan Proposal, or the Director Election Proposal (the “Adjournment Proposal” and, together with the Business Combination Proposal, the Domestication Proposal, the Organizational Documents Proposal, the Advisory Organizational Documents Proposals, the Omnibus Incentive Plan Proposal, and the Director Election Proposal, the “Proposals”) (Proposal No. 7).

Each of the Business Combination Proposal, the Domestication Proposal, the Organizational Documents Proposal, the Advisory Organizational Documents Proposals, the Omnibus Incentive Plan Proposal, and the Director Election Proposal (collectively, the “Condition Precedent Proposals”) is cross-conditioned on the approval and adoption of each of the other Condition Precedent Proposals. The Adjournment Proposal is not conditioned on the approval of any other Proposal set forth in the accompanying proxy statement/prospectus.

Only holders of record of Class A ordinary shares, par value $0.0001 of Oxbridge (the “Class A Ordinary Shares”) and Class B ordinary shares, par value $0.0001 of Oxbridge (the “Class B Ordinary Shares”) at the close of business on [               , 2023] are entitled to notice of the extraordinary general meeting and to vote at the extraordinary general meeting and any adjournments thereof.

Oxbridge is providing the accompanying proxy statement/prospectus and accompanying proxy card to its shareholders in connection with the solicitation of proxies to be voted at the extraordinary general meeting and at any adjournments of the extraordinary general meeting. Information about the extraordinary general meeting, the Business Combination and other related business to be considered by Oxbridge’s shareholders at the extraordinary general meeting is included in the accompanying proxy statement/prospectus. Whether or not you plan to attend the extraordinary general meeting, all of Oxbridge’s shareholders are urged to read the accompanying proxy statement/prospectus, including the annexes and other documents referred to therein, carefully and in their entirety. In particular, you should carefully consider the matters discussed under “Risk Factors” beginning on page 39 of the accompanying proxy statement/prospectus.

After careful consideration, the board of directors of Oxbridge has unanimously approved the Business Combination Agreement and related transactions and the other Proposals described in this proxy statement/prospectus, and has determined that it is advisable to consummate the Business Combination. The board of directors of Oxbridge recommends that its shareholders vote “FOR” the approval of the Business Combination Agreement, “FOR” the Domestication, “FOR” the issuance of Jet.AI common stock, par value $0.0001 per share (“Jet.AI Common Stock”) to be issued in connection with the Domestication and the Business Combination and “FOR” the other Proposals described in the accompanying proxy statement/prospectus.

Pursuant to the Existing Organizational Documents, a holder of Class A Ordinary Shares issued as part of the units sold in Oxbridge’s initial public offering (the “public shares” and, holders of such public shares the “public shareholders”), other than public shareholders that held Class B Ordinary Shares prior to Oxbridge’s initial public offering (the “initial shareholders”) may request that Oxbridge redeem all or a portion of its public shares for cash if the Business Combination is consummated. As a holder of public shares, you will be entitled to receive cash for any public shares to be redeemed only if you:

(a)	hold public shares, or if you hold public shares through Oxbridge units sold in the initial public offering of Oxbridge (the “Oxbridge Units”), you elect to separate your Oxbridge Units into the underlying public shares and warrants prior to exercising your redemption rights with respect to the public shares;

(b)	submit a written request to Continental Stock Transfer & Trust Company, Oxbridge’s transfer agent, in which you (i) request that Jet.AI redeem all or a portion of your public shares for cash, and (ii) identify yourself as the beneficial holder of the public shares and provide your legal name, phone number and address; and

(c)	deliver your public shares to Continental Stock Transfer & Trust Company, Oxbridge’s transfer agent, physically or electronically through The Depository Trust Company.

Holders must complete the procedures for electing to redeem their public shares in the manner described above prior to 5:00 p.m., Eastern time, on [               , 2023] (two business days before the extraordinary general meeting) in order for their shares to be redeemed.

Holders of Oxbridge Units must elect to separate the units into the underlying Class A Ordinary Shares and warrants prior to exercising redemption rights with respect to the public shares. If public shareholders hold their Oxbridge Units in an account at a brokerage firm or bank, such public shareholders must notify their broker or bank that they elect to separate the units into the underlying public shares and warrants, or if a holder holds Oxbridge Units registered in its own name, the holder must contact Continental Stock Transfer & Trust Company, Oxbridge’s transfer agent, directly and instruct it to do so. The redemption rights include the requirement that a holder must identify itself to Oxbridge in order to validly redeem its shares. Public shareholders (other than the initial shareholders) may elect to redeem their public shares even if they vote “FOR” the Business Combination Proposal. If the Business Combination is not consummated, the public shares will be returned to the respective holder, broker or bank. If the Business Combination is consummated, and if a public shareholder properly exercises its right to redeem all or a portion of the public shares that it holds and timely delivers its shares to Continental Stock Transfer & Trust Company, Jet.AI will redeem such public shares for a per-share price, payable in cash, equal to the pro rata portion of the trust account established at the consummation of Oxbridge’s initial public offering relating to such public shares, calculated as of two business days prior to the consummation of the Business Combination. For illustrative purposes, as of [               , 2023], this would have amounted to $10.89 per issued and outstanding public share. If a public shareholder exercises its redemption rights in full, then it will be electing to exchange its public shares for cash and will no longer own public shares. The redemption will take place following the Domestication and, accordingly, it is shares of Jet.AI Common Stock that will be redeemed immediately after consummation of the Business Combination. See the subsection entitled “Extraordinary General Meeting — Redemption Rights” in the accompanying proxy statement/prospectus for a detailed description of the procedures to be followed if you wish to redeem your public shares for cash.

The approval of the Business Combination Proposal, the Advisory Organizational Documents Proposals, the Omnibus Incentive Plan Proposal, the Director Election Proposal, and the Adjournment Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote (in person, online or by proxy) of the holders of a majority of the Class A Ordinary Shares and Class B Ordinary Shares entitled to vote and actually casting votes thereon at the extraordinary general meeting, voting as a single class. Under the Existing Organizational Documents, only the holders of Class B Ordinary Shares are entitled to vote on the election of directors and therefore the Director Election Proposal. Approval of the Domestication Proposal and the Organizational Documents Proposal requires a special resolution under Cayman Islands law, being the affirmative vote (in person, online or by proxy) of the holders of at least two-thirds of the Class A Ordinary Shares and Class B Ordinary Shares entitled to vote and actually casting votes thereon at the extraordinary general meeting, voting as a single class. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the extraordinary general meeting. Accordingly, a shareholder’s failure to vote in person, online or by proxy at the extraordinary general meeting or an abstention from voting will have no effect on the outcome of the vote on any of the Proposals.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF ORDINARY SHARES OF OXBRIDGE YOU OWN. To ensure your representation at the extraordinary general meeting, please complete and return the enclosed proxy card or submit your proxy by following the instructions maintained in the accompanying proxy statement/prospectus and on your proxy card. Please submit your proxy promptly, whether or not you expect to attend the meeting. If you hold your shares in “street name,” you should instruct your broker, bank or other nominee how to vote in accordance with the voting instruction form you received from your broker, bank or other nominee.

The board of directors of Oxbridge has unanimously approved the Business Combination Agreement and the transactions contemplated thereby and recommends that you vote “FOR” the Business Combination Proposal, “FOR” the Domestication Proposal, “FOR” the Organizational Documents Proposal, “FOR” the Advisory Organizational Documents Proposals, “FOR” the Omnibus Incentive Plan Proposal, “FOR ALL NOMINEES” in the Director Election Proposal and “FOR” the Adjournment Proposal.

Your attention is directed to the proxy statement/prospectus accompanying this notice (including the annexes thereto) for a more complete description of the proposed Business Combination and related transactions and each of our Proposals. We encourage you to read the accompanying proxy statement/prospectus carefully. If you have any questions or need assistance voting your shares, please call our proxy solicitor, [●].

, 2023

By Order of the Board of Directors

Jay Madhu
Chairman, Chief Executive Officer and President

i

ADDITIONAL INFORMATION

You may request copies of this proxy statement/prospectus, without charge, by written or oral request to our proxy solicitor at:

[●]

To obtain timely delivery of requested materials, you must request the documents no later than five business days prior to the date of the extraordinary general meeting.

You may also obtain additional information about us from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find Additional Information.”

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CERTAIN DEFINED TERMS

Unless the context otherwise requires, references in this proxy statement/prospectus to:

●	“Adjusted Base Stock Merger Consideration” mean the quotient equal to (a) (i) $45,000,000 less (ii) Net Indebtedness as of the Closing Date multiplied by 0.428571; and (b) $10.00;

●	“Business Combination” are to the First Merger, the Second Merger and all other transactions contemplated by the Business Combination Agreement;

●	“Business Combination Agreement” are to that certain Business Combination Agreement and Plan of Reorganization, dated as of February 24, 2023, by and among Oxbridge, First Merger Sub, Second Merger Sub and Jet Token;

●	“Cayman Islands Companies Act” are to the Companies Act (As Revised) of the Cayman Islands, as the same may be amended from time to time;

●	“Class A Ordinary Shares” are to our Class A ordinary shares, par value $0.0001 per share;

●	“Class B Ordinary Shares” are to our Class B ordinary shares, par value $0.0001 per share;

●	“Closing” are to the closing of the Business Combination;

●	“Closing Date” are to the date on which the Closing occurs;

●	“Code” are to the Internal Revenue Code of 1986, as amended;

●	“Conversion” are to the conversion of each share of Jet Token Preferred Stock into a number of shares of Jet Token Voting Common Stock immediately prior to the Effective Time at the then-effective conversion rate as calculated pursuant to the Jet Token Charter;

●	“Effective Time” are to the date and time at which the First Merger becomes effective;

●	“Existing Organizational Documents” are to Oxbridge’s Amended and Restated Memorandum and Articles of Association of Oxbridge Acquisition Corp. dated July 29, 2021 and effective as of August 11, 2021;

●	“extraordinary general meeting” are to the extraordinary general meeting of Oxbridge that is the subject of this proxy statement/prospectus and any adjournments thereof;

●	“First Merger” are to the merger of First Merger Sub with and into Jet Token, with Jet Token surviving the merger as a wholly owned subsidiary of Jet.AI;

●	“First Merger Sub” are to OXAC Merger Sub I, Inc., a Delaware corporation and a direct wholly owned subsidiary of Oxbridge;

●	“Founder Shares” are to the outstanding Class B Ordinary Shares;

●	“Historical Rollover Shareholders” are to the holders of shares of Jet.AI Common Stock and Jet.AI Warrants that will be issued in exchange for all outstanding shares of Jet Token Common Stock in the Business Combination;

●	“HSR Act” are to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

●	“Initial Business Combination” are to Oxbridge’s initial merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses after the Initial Public Offering. If consummated, the Business Combination will constitute Oxbridge’s Initial Business Combination;

●	“Initial Public Offering” or “IPO” are to Oxbridge’s initial public offering of units, which closed on August 16, 2021;

●	“initial shareholders” are to the holders of our Founder Shares, which includes our Sponsor;

●	“IRS” are to the Internal Revenue Service;

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●	“Jet.AI” are to (a) prior to giving effect to the Domestication and the Business Combination, Oxbridge, and (b) after giving effect to the Domestication and the Business Combination, Jet.AI;

●	“Jet.AI Common Stock” are to the shares of common stock, par value $0.0001 per share, of Jet.AI (after the Domestication as a corporation in the State of Delaware);

●	“Jet.AI Options” are to the options to purchase shares of Jet.AI Common Stock into which the Jet Token Options will convert at the Effective Time;

●	“Jet.AI Preferred Stock” are to the shares of preferred stock, par value $0.0001 per share, of Jet.AI;

●	“Jet.AI Units” are to the units of Jet.AI, each consisting of one share of Jet.AI Common Stock and one Jet.AI Warrant, into which the Oxbridge Units will convert upon consummation of the Domestication;

●	“Jet.AI Warrants” are to the warrants to purchase shares of Jet.AI Common Stock into which the Oxbridge Warrants and Jet Token Warrants will convert upon consummation of the Domestication and at the Effective Time, respectively, and which will be issued in exchange for certain outstanding shares of Jet Token Common Stock in the Business Combination;

●	“Jet Token” are to Jet Token, Inc., a Delaware corporation;

●	“Jet Token Board” are to the board of directors of Jet Token;

●	“Jet Token Charter” are to the Amended and Restated Certificate of Incorporation, as amended, of Jet Token dated December 12, 2019, as the same may be amended, supplemented or modified from time to time;

●	“Jet Token Common Stock” are to the Jet Token Voting Common Stock and the Jet Token Non-Voting Common Stock;

●	“Jet Token Non-Voting Common Stock” are to the shares of Jet Token’s non-voting common stock, par value $0.0000001 per share;

●	“Jet Token Options” are to all outstanding options to purchase shares of Jet Token Voting Common Stock or Jet Token Non-Voting Common Stock, as applicable, whether or not exercisable and whether or not vested, immediately prior to the Closing under the Jet Token Option Plans;

●	“Jet Token Option Plans” are to the Jet Token, Inc. 2021 Stock Plan, adopted on August 20, 2021, and the Jet Token, Inc. Amended and Restated 2018 Stock Option and Grant Plan, adopted on September 22, 2019, as each such Jet Token Option Plan may have been amended, supplemented or modified from time to time;

●	“Jet Token Outstanding Shares” are to the total number of shares of Jet Token Common Stock outstanding immediately prior to the Effective Time, including, without limitation or duplication, (a) the number of shares of Jet Token Voting Common Stock issuable upon conversion of the Jet Token Preferred Stock pursuant to the Conversion;

●	“Jet Token Preferred Stock” are to the Jet Token Series Seed Preferred Stock and the Jet Token Series CF Non-Voting Preferred Stock;

●	“Jet Token RSU Award” are to each Restricted Stock Unit Award of Jet Token granted, and that remains outstanding;

●	“Jet Token Series CF Non-Voting Preferred Stock” are to the shares of Jet Token’s Preferred Stock designated as Series CF Non-Voting Preferred Stock in the Jet Token Charter;

●	“Jet Token Series Seed Preferred Stock” are to the shares of Jet Token’s Preferred Stock designated as Series Seed Preferred Stock in the Jet Token Charter;

●	“Jet Token Voting Common Stock” are to the shares of Jet Token’s Common Stock, par value $0.0000001 per share;

●	“Jet Token Warrants” are to all outstanding warrants to acquire Jet Token Common Stock, whether or not exercisable, immediately prior to the Closing;

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●	“management” or our “management team” are to our officers and directors;

●	“Maxim” are to Maxim Group, LLC;

●	“Merger Consideration Warrant Count” are to the quotient equal to (a) (i) $60,000,000 less (ii) Net Indebtedness as of the Closing Date multiplied by 0.571429 and (b) the Warrant Fair Market Value;

●	“Merger Consideration Warrants” are to the warrants to purchase shares of Jet.AI Common Stock which will be issued at the Effective Time in exchange for certain outstanding shares of Jet Token Common Stock and Jet Token RSU Awards;

●	“Nasdaq” are to the Nasdaq Stock Market LLC;

●	“Net Indebtedness” mean, at any specified time, Jet Token’s Indebtedness (as defined in the Business Combination Agreement) less Jet Token’s cash and cash equivalents, which may be a positive or negative amount;

●	“Ordinary Shares” are to the Class A Ordinary Shares and the Class B Ordinary Shares;

●	“Oxbridge” are to Oxbridge Acquisition Corp., a Cayman Islands exempted company;

●	“Oxbridge Board” are to the board of directors of Oxbridge;

●	“Oxbridge Preference Shares” are to Oxbridge’s preference shares, par value $0.0001 per share;

●	“Oxbridge Public Securities” are to Class A Ordinary Shares and Oxbridge Warrants;

●	“Oxbridge Units” are to our units sold in the IPO, each of which consists of one Class A Ordinary Share and one public warrant;

●	“Oxbridge Warrants” are to (a) prior to giving effect to the Domestication and the Business Combination, the public warrants and the private placement warrants, and (b) after giving effect to the Domestication and the Business Combination, the warrants to purchase shares of Jet.AI Common Stock that the public warrants and private placement warrants will convert into upon consummation of the Domestication and the Business Combination;

●	“private placement warrants” are to the warrants issued to Sponsor and Maxim Group, LLC, the representative to the underwriters in our IPO, in a private placement simultaneously with the closing of our IPO;

●	“public shareholders” are to the holders of our public shares;

●	“public shares” are to our Class A Ordinary Shares sold as part of the Oxbridge Units in the IPO (whether they were purchased in the IPO or thereafter in the open market);

●	“public warrants” are to the warrants sold as part of the Oxbridge Units in the IPO (whether they were purchased in the IPO or thereafter in the open market);

●	“Requisite Jet Token Stockholder Approval” are to the affirmative vote or consent of (a) the holders of a majority of the outstanding shares of Jet Token Voting Common Stock and Jet Token Series Seed Preferred Stock, voting together as a single class on an as-converted basis and (b) with respect to the Conversion, the holders of a majority of the outstanding shares of Jet Token Series Seed Preferred Stock, voting as a single class;

●	“SEC” are to the U.S. Securities and Exchange Commission;

●	“Second Merger” are to the merger of Jet Token (as the surviving entity of the First Merger) with and into Second Merger Sub, with Second Merger Sub surviving the merger as a wholly owned subsidiary of Jet.AI;

●	“Second Merger Sub” are to Summerlin Aviation LLC (f/k/a OXAC Merger Sub II, LLC), a Delaware limited liability company and a direct wholly owned subsidiary of Oxbridge;

●	“Sponsor” are to OAC Sponsor Ltd., a Cayman Islands exempted company;

●	“Stock Exchange Ratio” means the ratio (rounded to six decimal places), which is the quotient obtained by dividing (i) the Adjusted Base Stock Merger Consideration by (ii) Jet Token Outstanding Shares;

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●	“Trust Account” are to the trust account maintained by Continental Stock Transfer & Trust Company that holds the proceeds (including interest not previously released to Oxbridge for working capital purposes) from the IPO and a concurrent private placement of private placement warrants to our Sponsor and Maxim;

●	“U.S. GAAP” are to the generally accepted accounting principles in the United States;

●	“Warrant Agreement” are to the Warrant Agreement, dated August 11, 2021, between Oxbridge and Continental Stock Transfer & Trust Company, as warrant agent;

●	“Warrant Exchange Ratio” means the ratio (rounded to six decimal places) equal to the quotient obtained by dividing (i) the Merger Consideration Warrant Count by (ii) Jet Token Outstanding Shares; and

●	“Warrant Fair Market Value” means the fair market value of a Merger Consideration Warrant as determined using the Black-Scholes method with the following inputs: (a) risk-free rate equal to the UST 10-year rate on the second Business Day immediately before the Closing Date as published on https://home.treasury.gov/resource-center/data-chart-center/interest-rates/TextView?type=daily_treasury_yield_curve&field_tdr_date_value=2023 (or if unavailable, as published by Bloomberg L.P.); (b) current stock price of $10.00; (c) exercise price of $15.00; (d) dividend yield of 0.00%; (e) term of 10 years; and (f) stock price annualized standard deviation (volatility) equal to the average of the most recent twenty (20) trading days of daily volatility of Wheels Up Experience Inc. through the second Business Day immediately before the Closing Date, as determined using the volatility calculator available at https://www.fintools.com/resources/online-calculators/volatilitycalc/ (or if such calculator is unavailable, using a volatility calculator from Bloomberg L.P.); provided, however that if Wheels Up Experience Inc. (NYSE:UP) is acquired or has a material transaction or event materially affecting its volatility during such 20-day period, then volatility shall be determined using the average of the most recent 20 days of daily volatility preceding such transaction or event.

Unless otherwise specified, the voting and economic interests of Oxbridge shareholders set forth in this proxy statement/prospectus (a) assume (i) that no public shareholders elect to have their public shares redeemed, (ii) that there are no other issuances of equity interests of Oxbridge or Jet Token, (iii) none of Oxbridge’s initial shareholders or the Historical Rollover Shareholders purchase Class A Ordinary Shares in the open market and (iv) that there are no exercises of Jet Token Options or Jet Token Warrants and (b) do not take into account Oxbridge Warrants that will remain outstanding following the Business Combination and which may be exercised at a later date.

SUMMARY TERM SHEET

This Summary Term Sheet, together with the sections entitled “Questions and Answers About the Business Combination” and “Summary of the Proxy Statement/Prospectus,” summarizes certain information included in this proxy statement/prospectus, but does not include all of the information that is important to you. You should carefully read this entire proxy statement/prospectus, including the attached annexes, for a more complete understanding of the matters to be considered at the extraordinary general meeting.

●	Oxbridge is a blank check company incorporated on April 12, 2021 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. For more information about Oxbridge, see the section entitled “Information About Oxbridge.” When you consider the Oxbridge Board’s recommendation of the Proposals, you should keep in mind that our directors and officers have interests in the Business Combination that are different from, or in addition to, the interests of Oxbridge shareholders generally. Our directors were aware of and considered these interests, among other matters, in evaluating the Business Combination, and in recommending to shareholders that they approve the Business Combination. Shareholders should take these interests into account in deciding whether to approve the Business Combination. See the subsection entitled “The Business Combination — Interests of Certain Persons in the Business Combination” for additional information. The Oxbridge Board was aware of and considered these interests, among other matters, in recommending that Oxbridge shareholders vote “FOR” each of the Proposals.

●	There are currently 1,301,952 Class A Ordinary Shares and 2,875,000 Class B Ordinary Shares issued and outstanding. In addition, there are currently 17,260,000 Oxbridge Warrants outstanding, consisting of 11,500,000 public warrants and 5,760,000 private placement warrants. Each whole Oxbridge Warrant entitles the holder to purchase one whole Class A Ordinary Share for $11.50 per share. The Oxbridge Warrants will become exercisable on the later of (a) 30 days after the completion of the Business Combination (or any other Initial Business Combination) and (b) 12 months from the closing of our IPO and will expire five years after the completion of an Initial Business Combination or earlier upon redemption or liquidation. Once the warrants become exercisable, Oxbridge may redeem the outstanding warrants, in whole and not in part, for cash in accordance with, and subject to the terms of, the Warrant Agreement. The private placement warrants, however, are non-redeemable so long as they are held by the initial purchasers or their permitted transferees. For more information about the terms of the warrants, see the subsection entitled “Description of Securities — Public Warrants.”

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●	Jet Token, a Delaware corporation, was founded in 2018 by Michael Winston, its Executive Chairman. Jet Token, directly and indirectly through its subsidiaries, is principally involved in (i) the sale of fractional and whole interests in aircraft, (ii) the sale of jet cards, which enable holders to use certain of Jet Token’s and other’s aircraft at agreed-upon rates, (iii) the operation of a proprietary booking platform (the “App”), which functions as a prospecting and quoting platform to arrange private jet travel with third party carriers as well as via Jet Token’s leased and managed aircraft, for Part 135 (whole aircraft charter) and Part 380 (by the seat charter), and (iv) since January 2023, joint ownership, alongside its existing operating partner, Cirrus, of 380 Software LLC, which supplies the technology to sell individual seats on empty legs on the Cirrus fleet of aircraft. For more information about Jet Token, see the sections entitled “Information About Jet Token” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Jet Token.”

●	On February 24, 2023, we and our wholly owned subsidiaries, First Merger Sub and Second Merger Sub, entered into the Business Combination Agreement with Jet Token. A copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A.

●	Pursuant to the Business Combination Agreement, and subject to the terms and conditions contained therein, First Merger Sub will merge with and into Jet Token, with Jet Token surviving the First Merger as a wholly owned subsidiary of Jet.AI, and as soon as practicable, but in any event within three days following the Effective Time and as part of the same overall transaction as the First Merger, Jet Token (as the surviving entity of the First Merger) will merge with and into Second Merger Sub, with Second Merger Sub surviving the Second Merger as a wholly owned subsidiary of Jet.AI. For more information about the Business Combination Agreement and the Business Combination, see the section entitled “The Business Combination.”

●	At the Closing, it is anticipated that 4,500,000 shares of Jet.AI Common Stock and 7,353,000 Merger Consideration Warrants will be issued to the Historical Rollover Shareholders in the Business Combination in exchange for all outstanding shares of Jet Token Common Stock (including shares of Jet Token Preferred Stock converted in the Conversion). It is also anticipated that we will reserve for issuance up to 3,270,278 shares of Jet.AI Common Stock in respect of Jet.AI Options issued in exchange for outstanding pre-merger Jet Token Options, and 148,130 shares of Jet.AI Common Stock and 242,044 Merger Consideration Warrants in respect of Jet.AI RSU Awards issued in exchange for outstanding pre-merger Jet Token RSU Awards. For more information about the Business Combination Agreement and the Business Combination, see the section entitled “The Business Combination.”

●	Unless lawfully waived by the parties to the Business Combination Agreement, the Closing is subject to a number of conditions set forth in the Business Combination Agreement, including, among others, receipt of the requisite Oxbridge shareholder approval of the Business Combination Agreement, the Business Combination and certain other proposals at the extraordinary general meeting, as contemplated by this proxy statement/prospectus. For more information about the closing conditions to the Business Combination, see the subsection entitled “The Business Combination — Conditions to Closing of the Business Combination Agreement.”

●	The Business Combination Agreement may be terminated at any time prior to the consummation of the Business Combination upon agreement of the parties thereto, or for other reasons in specified circumstances. For more information about the termination rights under the Business Combination Agreement, see the subsection entitled “The Business Combination — Termination.”

●	The proposed Business Combination involves numerous risks. For more information about these risks, please see the section entitled “Risk Factors.”

●	Under our Existing Organizational Documents, in connection with the Business Combination, our public shareholders may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with our Existing Organizational Documents. As of [_________, 2023], this would have amounted to $10.89 per share. If a holder exercises its redemption rights, then such holder will be exchanging its public shares for cash and will no longer own shares of Jet.AI following the completion of the Business Combination and will not participate in the future growth of Jet.AI, if any. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our transfer agent at least two business days prior to the extraordinary general meeting. For more information regarding these procedures, see the subsection entitled “Extraordinary General Meeting — Redemption Rights.”

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We anticipate that, upon completion of the Business Combination, the ownership of Jet.AI will be as follows:

	Shares of Jet.AI Common Stock	% of Total Jet.AI Common Stock
Historical Rollover Shareholders	4,500,000	51.86
Public Shareholders(1)	1,301,952	15.00
Initial Shareholders	2,875,000	33.14
Total	8,676,952	100.0%

(1)	Includes 115,000 Class A Ordinary Shares issued to Maxim Group, LLC, the representative to the underwriters in our initial public offering, which are not redeemable pursuant to an agreement between Maxim and the Company.

The number of shares and the interests set forth above (a) assume (i) that no public shareholders elect to have their public shares redeemed, (ii) that there are no other issuances of equity interests of Oxbridge or Jet Token, (iii) none of Oxbridge’s initial shareholders or the Historical Rollover Shareholders purchase Class A Ordinary Shares in the open market and (iv) that there are no exercises of Jet Token Options, Jet Token Warrants or Jet Token RSU Awards and (b) do not take into account Oxbridge Warrants or Merger Consideration Warrants that will remain outstanding following the Business Combination and which may be exercised at a later date. As a result of the Business Combination, the economic and voting interests of our public shareholders will decrease.

If we assume the maximum redemptions scenario described under the section entitled “Unaudited Pro Forma Condensed Combined Financial Information — Note 1 — Basis of Presentation,” i.e., 237,734 public shares are redeemed, and the assumptions set forth in the foregoing clauses (a)(ii)–(iv) and (b) remain true, the ownership of Jet.AI upon completion of the Business Combination will be as follows:

	Shares of Jet.AI Common Stock	% of Total Jet.AI Common Stock
Historical Rollover Shareholders	4,500,000	53.32
Public Shareholders(1)	1,064,218	12.61
Initial Shareholders	2,875,000	34.07
Total	8,439,218	100.0%

(1)	Includes 115,000 Class A Ordinary Shares issued to Maxim Group, LLC, the representative to the underwriters in our initial public offering, which are not redeemable pursuant to an agreement between Maxim and the Company.

The ownership percentages with respect to Jet.AI set forth above do not take into account Oxbridge Warrants or Merger Consideration Warrants that will remain outstanding immediately following the Business Combination, but do include the Founder Shares, which will convert into Jet.AI Common Stock in connection with the Domestication and the Business Combination. If the facts are different than these assumptions, the percentage ownership retained by Oxbridge’s existing shareholders in Jet.AI following the Business Combination will be different. For example, if we assume that all outstanding 11,500,000 public warrants, 5,760,000 private placement warrants and 7,353,000 Merger Consideration Warrants were exercisable and exercised following completion of the Business Combination and further assume that no public shareholders elect to have their public shares redeemed (and each other assumption set forth in the preceding paragraph remains the same), then the ownership of Jet.AI would be as follows:

	Shares of Jet.AI Common Stock	% of Total Jet.AI Common Stock
Historical Rollover Shareholders	11,853,000	35.60
Public Shareholders(1)	12,801,952	38.46
Initial Shareholders(2)	8,635,000	25.94
Total	33,289,952	100.0%

(1)	Includes 115,000 Class A Ordinary Shares issued to Maxim Group, LLC, the representative to the underwriters in our initial public offering, which are not redeemable pursuant to an agreement between Maxim and the Company.

(2)	Includes 862,500 shares issuable to Maxim Group, LLC, the representative to the underwriters in our initial public offering, upon exercise of private placement warrants.

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The Oxbridge Warrants will become exercisable on the later of (a) 30 days after the completion of the Business Combination (or any other Initial Business Combination) and (b) 12 months from the closing of our IPO, and will expire five years after the completion of an Initial Business Combination or earlier upon their redemption or liquidation.

The Merger Consideration Warrants will become exercisable on the completion of the Business Combination.

Additionally, if we (a) assume (i) that no public shareholders elect to have their public shares redeemed, (ii) that there are no other issuances of equity interests of Oxbridge or Jet Token, (iii) none of Oxbridge’s initial shareholders or the Historical Rollover Shareholders purchase Class A Ordinary Shares in the open market, (iv) the issuance of all 3,418,408 shares of Jet.AI Common Stock that will be reserved in respect of Jet.AI Options issued in exchange for outstanding pre-merger Jet Token Options and in respect of Jet.AI RSU Awards issued in exchange for outstanding pre-merger Jet Token RSU Awards, and (b) do not take into account Oxbridge Warrants or Merger Consideration Warrants that will remain outstanding following the Business Combination and may be exercised at a later date, then the ownership of Jet.AI would be as follows:

	Shares of Jet.AI Common Stock	% of Total Jet.AI Common Stock
Historical Rollover Shareholders	7,918,408	65.47
Public Shareholders(1)	1,301,952	10.76
Initial Shareholders	2,875,000	23.77
Total	12,095,360	100.0%

(1)	Includes 115,000 Class A Ordinary Shares issued to Maxim Group, LLC, the representative to the underwriters in our initial public offering, which are not redeemable pursuant to an agreement between Maxim and the Company.

Please see the subsection and section entitled “Summary of the Proxy Statement/Prospectus — Ownership of Jet.AI After the Closing” and “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

The Oxbridge Board considered various factors in determining whether to approve the Business Combination Agreement and the Business Combination. For more information about the Oxbridge Board’s decision-making process, see the subsection entitled “The Business Combination — The Oxbridge Board’s Reasons for the Approval of the Business Combination.”

In addition to voting on the proposal to approve and adopt the Business Combination Agreement and the Business Combination (the “Business Combination Proposal”) at the extraordinary general meeting, Oxbridge’s shareholders will also be asked to vote on the approval of:

●	the change of Oxbridge’s jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication Proposal”);

●	the proposed new certificate of incorporation (the “Proposed Certificate of Incorporation”) and the proposed new bylaws (the “Proposed Bylaws” and, together with the Proposed Certificate of Incorporation, the “Proposed Organizational Documents”) of Jet.AI, the post-Domestication company, which if approved, would replace Oxbridge’s memorandum and articles of association currently registered with the Registrar of Companies of the Cayman Islands (the “Existing Organizational Documents”) effective upon the Domestication taking effect (the “Organizational Documents Proposal”);

●	on a non-binding advisory basis, certain governance provisions in the Proposed Organizational Documents, which are being presented separately in accordance with the SEC guidance to give shareholders the opportunity to present their separate views on important corporate governance provisions, as ten separate proposals (collectively, the “Advisory Organizational Documents Proposals”);

●	the 2023 Jet.AI Inc. Omnibus Incentive Plan (the “Omnibus Incentive Plan”) and material terms thereunder (the “Omnibus Incentive Plan Proposal”);

●	the election, effective immediately after the Effective Time, of two directors to serve until the 2024 annual meeting of stockholders, two directors to serve until the 2025 annual meeting of stockholders and three directors to serve until the 2026 annual meeting of stockholders, as applicable, or until their respective successors are duly elected and qualified, subject to such directors’ earlier death, resignation, retirement, disqualification or removal (the “Director Election Proposal”); and

●	the adjournment of the extraordinary general meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Domestication Proposal, the Organizational Documents Proposal, the Advisory Organizational Documents Proposals, the Omnibus Incentive Plan Proposal, or the Director Election Proposal (the “Adjournment Proposal” and, together with the Business Combination Proposal, the Domestication Proposal, the Organizational Documents Proposal, the Advisory Organizational Documents Proposals, the Omnibus Incentive Plan Proposal, and the Director Election Proposal, the “Proposals”).

For more information, see the sections entitled “Proposal No. 1 — The Business Combination Proposal,” “Proposal No. 2 — The Domestication Proposal,” “Proposal No. 3 — The Organizational Documents Proposal,” “Proposal No. 4 — The Advisory Organizational Documents Proposals,” “Proposal No. 5 — The Omnibus Incentive Plan Proposal,” “Proposal No. 6 — The Director Election Proposal” and “Proposal No. 7 — The Adjournment Proposal.”

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QUESTIONS AND ANSWERS ABOUT THE BUSINESS COMBINATION

The following questions and answers briefly address some commonly asked questions about the Proposals to be presented at the extraordinary general meeting, including the proposed Business Combination. The following questions and answers do not include all the information that is important to Oxbridge shareholders. We urge Oxbridge shareholders to carefully read this entire proxy statement/prospectus, including the annexes and other documents referred to herein.

QUESTIONS AND ANSWERS ABOUT OXBRIDGE’S EXTRAORDINARY GENERAL MEETING AND THE BUSINESS COMBINATION

Q:	Why am I receiving this proxy statement/prospectus?

A:	Oxbridge is sending this proxy statement/prospectus to its shareholders to help them decide how to vote their Ordinary Shares with respect to the matters to be considered at the extraordinary general meeting. Oxbridge shareholders are being asked to consider and vote upon, among other things, a proposal to (a) approve and adopt the Business Combination Agreement, pursuant to which First Merger Sub will merge with and into Jet Token, with Jet Token surviving the First Merger as a wholly owned subsidiary of Jet.AI, and as soon as practicable, but in any event within three days following the Effective Time and as part of the same overall transaction as First Merger, Jet Token (as the surviving entity of the First Merger) will merge with and into Second Merger Sub, with Second Merger Sub surviving the Second Merger as a wholly owned subsidiary of Jet.AI, and (b) approve the First Merger, Second Merger and the other transactions contemplated by the Business Combination Agreement. The Business Combination cannot be completed unless Oxbridge shareholders approve the Business Combination Proposal, the Domestication Proposal, the Organizational Documents Proposal, the Advisory Organizational Documents Proposals, the Omnibus Incentive Plan Proposal, and the Director Election Proposal (collectively, the “Condition Precedent Proposals”) at the extraordinary general meeting.

A copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A. This proxy statement/prospectus and its annexes include important information about the proposed Business Combination and the other matters to be acted upon at the extraordinary general meeting. You should read this proxy statement/prospectus and its annexes carefully and in their entirety.

The approval of each of the Business Combination Proposal, the Advisory Organizational Documents Proposals, the Omnibus Incentive Plan Proposal, the Director Election Proposal and the Adjournment Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote (in person, online or by proxy) of at least a majority of the holders of the Class A Ordinary Shares and Class B Ordinary Shares entitled to vote and actually casting votes thereon at the extraordinary general meeting, voting as a single class. Under the Existing Organizational Documents, only the holders of Class B Ordinary Shares are entitled to vote on the election of directors and therefore the Director Election Proposal. Each of the Domestication Proposal and the Organizational Documents Proposal requires a special resolution under Cayman Islands law, being the affirmative vote (in person, online or by proxy) of at least a two-thirds majority of the holders of the Class A Ordinary Shares and Class B Ordinary Shares entitled to vote and actually casting votes thereon at the extraordinary general meeting, voting as a single class.

As a condition to the Business Combination, Oxbridge will change its jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation under the laws of the State of Delaware. As a result of and upon the effective time of the Domestication, prior to the Effective Time: (a) each then issued and outstanding Class A Ordinary Share will convert automatically, on a one-for-one basis, into a share of Jet.AI Common Stock; (b) each then issued and outstanding Class B Ordinary Share will convert automatically, on a one-for-one basis, into a share of Jet.AI Common Stock; (c) each then issued and outstanding Oxbridge Warrant will convert automatically into a Jet.AI Warrant pursuant to the Warrant Agreement; (d) each then issued and outstanding Oxbridge Unit will convert automatically into a Jet.AI Unit, each consisting of one share of Jet.AI Common Stock and one Jet.AI Warrant; and (e) after its Domestication, Oxbridge will immediately be renamed “Jet.AI Inc.”

Your vote is important. You are encouraged to submit your proxy as soon as possible after carefully reviewing this proxy statement/prospectus and its annexes.

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Q:	What is being voted on at the extraordinary general meeting?

A:	Oxbridge shareholders will vote on the following proposals at the extraordinary general meeting.

●	The Business Combination Proposal — To consider and vote upon a proposal to approve by ordinary resolution and adopt the Business Combination Agreement and the transactions contemplated thereby, including the issuance and reservation for issuance of shares in connection therewith (Proposal No. 1).

●	The Domestication Proposal — To consider and vote upon a proposal to approve by special resolution, the change of Oxbridge’s jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (Proposal No. 2).

●	The Organizational Documents Proposal — To consider and vote upon a proposal to approve by special resolution the Proposed Certificate of Incorporation and the Proposed Bylaws of Jet.AI, which, if approved, would take effect at the First Effective Time (Proposal No. 3).

●	The Advisory Organizational Documents Proposals — To consider and vote upon ten separate proposals to approve, on a non-binding advisory basis, certain governance provisions in the Proposed Organizational Documents, which are being presented separately in accordance with SEC guidance to give shareholders the opportunity to present their separate views on important corporate governance provisions (Proposal No. 4).

●	The Omnibus Incentive Plan Proposal — To consider and vote upon a proposal to approve by ordinary resolution and adopt the Omnibus Incentive Plan and material terms thereunder (Proposal No. 5).

●	The Director Election Proposal — For the holders of Class B Ordinary Shares to consider and vote upon a proposal to elect, effective immediately after the effective time of the Business Combination, two directors to serve until the 2024 annual meeting of stockholders, two directors to serve until the 2025 annual meeting of stockholders and three directors to serve until the 2026 annual meeting of stockholders, as applicable, or until their respective successors are duly elected and qualified, subject to such directors’ earlier death, resignation, retirement, disqualification or removal (Proposal No. 6).

●	The Adjournment Proposal — To consider and vote upon a proposal to approve by ordinary resolution the adjournment of the extraordinary general meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the other Proposals (Proposal No. 7).

Q:	Are the Proposals conditioned on one another?

A:	We may not consummate the Business Combination unless the Condition Precedent Proposals are approved at the extraordinary general meeting. Each of the Condition Precedent Proposals is cross-conditioned on the approval and adoption of each of the other Condition Precedent Proposals. The Adjournment Proposal is not conditioned on the approval of any other Proposal set forth in this proxy statement/prospectus.

Q:	What will happen in the Business Combination?

A:	On February 24, 2023, Oxbridge, First Merger Sub and Second Merger Sub entered into the Business Combination Agreement with Jet Token. Pursuant to the Business Combination Agreement, and subject to the terms and conditions contained therein, (a) First Merger Sub will merge with and into Jet Token, with Jet Token surviving the First Merger as a wholly owned subsidiary of Jet.AI, and (b) as soon as practicable, but in any event within three days following the Effective Time and as part of the same overall transaction as the First Merger, Jet Token (as the surviving entity of the First Merger) will merge with and into Second Merger Sub, with Second Merger Sub surviving the merger as a wholly owned subsidiary of Jet.AI. At the Closing, it is anticipated that 4,500,000 shares of Jet.AI Common Stock and 7,353,000 Merger Consideration Warrants will be issued to the Historical Rollover Shareholders in the Business Combination in exchange for all outstanding shares of Jet Token Common Stock (including shares of Jet Token Preferred Stock converted in the Conversion). It is also anticipated that we will reserve for issuance up to 3,270,278 shares of Jet.AI Common Stock in respect of Jet.AI Options issued in exchange for outstanding pre-merger Jet Token Options, and 148,130 shares of Jet.AI Common Stock and 242,044 Merger Consideration Warrants in respect of Jet.AI RSU Awards issued in exchange for outstanding pre-merger Jet Token RSU Awards. For more information about the Business Combination Agreement and the Business Combination, see the section entitled “The Business Combination.”

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Q:	Why is Oxbridge proposing the Business Combination?

A:	Oxbridge was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination involving Oxbridge and one or more businesses.

On August 16, 2021, Oxbridge completed its IPO of 11,500,000 Oxbridge Units, including 1,500,000 Oxbridge Units that were issued pursuant to the underwriters’ exercise of their over-allotment option in full, with each Oxbridge Unit consisting of one Class A Ordinary Share and one warrant, where each whole warrant is exercisable to purchase one Class A Ordinary Share at a price of $11.50 per share, generating gross proceeds to Oxbridge of $115,000,000. Since the IPO, Oxbridge’s activity has been limited to the search for a prospective Initial Business Combination.

The Oxbridge Board considered a wide variety of factors in connection with its evaluation of the Business Combination, including its review of the results of the due diligence conducted by Oxbridge’s management and Oxbridge’s advisors. As a result, the Oxbridge Board concluded that a transaction with Jet Token would present the most attractive opportunity to maximize value for Oxbridge’s shareholders. Please see the subsection entitled “The Business Combination — The Oxbridge Board’s Reasons for the Approval of the Business Combination.”

Q:	What conditions must be satisfied to complete the Business Combination?

A:	There are a number of closing conditions in the Business Combination Agreement, including the approval by our shareholders of the Condition Precedent Proposals. For a summary of the conditions that must be satisfied or waived prior to completion of the Business Combination, see the subsection entitled “The Business Combination — Conditions to Closing of the Business Combination Agreement.”

Q:	How will we be managed and governed following the Business Combination?

A:	Immediately after the Closing, the Oxbridge Board will be divided into three separate classes, designated as follows:

●	the Class I directors will be two independent directors and their terms will expire at the 1st annual meeting of stockholders after Closing;

●	the Class II directors will be Jay Madhu and Wrendon Timothy and their terms will expire at the 2nd annual meeting of stockholders after Closing; and

●	the Class III directors will be Michael Winston, George Murnane and a third director whose terms will expire at the 3rd annual meeting of stockholders after Closing.

It is anticipated that Michael Winston, Jet Token’s Founder and Chairman, will be designated Chairperson of the Jet.AI board of directors (the “Jet.AI Board”) immediately after the Closing.

For additional information, please see the section entitled “Management After the Business Combination.”

Q:	What equity stake will our current shareholders and the holders of our Founder Shares hold in Jet.AI following the consummation of the Business Combination?

A:	We anticipate that, upon completion of the Business Combination, the ownership of Jet.AI will be as follows:

	Shares of Jet.AI Common Stock	% of Total Jet.AI Common Stock
Historical Rollover Shareholders	4,500,000	51.86
Public Shareholders(1)	1,301,952	15.00
Initial Shareholders	2,875,000	33.14
Total	8,676,952	100.0%

(1)	Includes 115,000 shares of Class A Ordinary Shares issued to Maxim Group, LLC, the representative to the underwriters in our initial public offering, which are not redeemable pursuant to an agreement between Maxim and the Company.

The number of shares and the interests set forth above (a) assume (i) that no public shareholders elect to have their public shares redeemed, (ii) that there are no other issuances of equity interests of Oxbridge or Jet Token, (iii) none of Oxbridge’s initial shareholders or the Historical Rollover Shareholders purchase Class A Ordinary Shares in the open market and (iv) that there are no exercises of Jet Token Options, Jet Token Warrants or Jet Token RSU Awards and (b) do not take into account Oxbridge Warrants or Merger Consideration Warrants that will remain outstanding following the Business Combination and which may be exercised at a later date. As a result of the Business Combination, the economic and voting interests of our public shareholders will decrease.

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If we assume the maximum redemptions scenario described under the section entitled “Unaudited Pro Forma Condensed Combined Financial Information — Note 1 — Basis of Presentation,” i.e., 237,734 public shares are redeemed, and the assumptions set forth in the foregoing clauses (a)(ii)–(iv) and (b) remain true, the ownership of Jet.AI upon completion of the Business Combination will be as follows:

	Shares of Jet.AI Common Stock	% of Total Jet.AI Common Stock
Historical Rollover Shareholders	4,500,000	53.32
Public Shareholders(1)	1,064,218	12.61
Initial Shareholders	2,875,000	34.07
Total	8,439,218	100.0%

(1)	Includes 115,000 shares of Class A Ordinary Shares issued to Maxim Group, LLC, the representative to the underwriters in our initial public offering, which are not redeemable pursuant to an agreement between Maxim and the Company.

The ownership percentages with respect to Jet.AI set forth above do not take into account Oxbridge Warrants or Merger Consideration Warrants that will remain outstanding immediately following the Business Combination, but do include the Founder Shares, which will convert into Jet.AI Common Stock upon an Initial Business Combination. If the facts are different than these assumptions, the percentage ownership retained by Oxbridge’s existing shareholders in Jet.AI following the Business Combination will be different. For example, if we assume that all outstanding 11,500,000 public warrants, 5,760,000 private placement warrants and 7,353,000 Merger Consideration Warrants were exercisable and exercised following completion of the Business Combination and further assume that no public shareholders elect to have their public shares redeemed (and each other assumption set forth in the preceding paragraph remains the same), then the ownership of Jet.AI would be as follows:

	Shares of Jet.AI Common Stock	% of Total Jet.AI Common Stock
Historical Rollover Shareholders	11,853,000	35.60
Public Shareholders(1)	12,801,952	38.46
Initial Shareholders(2)	8,635,000	25.94
Total	33,289,952	100.0%

(1)	Includes 115,000 shares of Class A Ordinary Shares issued to Maxim Group, LLC, the representative to the underwriters in our initial public offering, which are not redeemable pursuant to an agreement between Maxim and the Company.

(2)	Includes 862,500 shares issuable to Maxim Group, LLC, the representative to the underwriters in our initial public offering, upon exercise of private placement warrants.

The Oxbridge Warrants will become exercisable on the later of (a) 30 days after the completion of the Business Combination (or any other Initial Business Combination) and (b) 12 months from the closing of our IPO and will expire five years after the completion of an Initial Business Combination or earlier upon their redemption or liquidation.

The Merger Consideration Warrants will become exercisable on the completion of the Business Combination.

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Additionally, if we (a) assume (i) that no public shareholders elect to have their public shares redeemed, (ii) that there are no other issuances of equity interests of Oxbridge or Jet Token, (iii) none of Oxbridge’s initial shareholders or the Historical Rollover Shareholders purchase Class A Ordinary Shares in the open market, (iv) the issuance of all 3,418,408 shares of Jet.AI Common Stock that will be reserved in respect of Jet.AI Options issued in exchange for outstanding pre-merger Jet Token Options and in respect of Jet.AI RSU Awards issued in exchange for outstanding pre-merger Jet Token RSU Awards, and (b) do not take into account Oxbridge Warrants or Merger Consideration Warrants that will remain outstanding following the Business Combination and may be exercised at a later date, then the ownership of Jet.AI would be as follows:

	Shares of Jet.AI Common Stock	% of Total Jet.AI Common Stock
Historical Rollover Shareholders	7,918,408	65.47
Public Shareholders(1)	1,301,952	10.76
Initial Shareholders	2,875,000	23.77
Total	12,095,360	100.0%

(1)	Includes 115,000 shares of Class A Ordinary Shares issued to Maxim Group, LLC, the representative to the underwriters in our initial public offering, which are not redeemable pursuant to an agreement between Maxim and the Company.

Please see the subsection and section entitled “Summary of the Proxy Statement/Prospectus — Ownership of Jet.AI After the Closing” and “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

Q:	Why is Oxbridge proposing the Domestication?

A:	The Oxbridge Board believes that there are significant advantages to Oxbridge’s shareholders that will arise as a result of a change of Oxbridge’s domicile to the State of Delaware. Further, the Oxbridge Board believes that any direct benefit that the General Corporation Law of the State of Delaware (the “DGCL”) provides to a corporation also indirectly benefits its shareholders, who are the owners of the corporation. The Oxbridge Board believes that there are several reasons why a reincorporation in Delaware is in the best interests of Oxbridge and its shareholders, including (a) the prominence, predictability and flexibility of the DGCL, (b) Delaware’s well-established principles of corporate governance and (c) the increased ability for Delaware corporations to attract and retain qualified directors. Each of the foregoing are discussed in greater detail in the section entitled “Proposal No. 2 — The Domestication Proposal — Reasons for the Domestication.”

To effect the Domestication, Oxbridge will file a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and file the proposed certificate of incorporation (the “Proposed Certificate of Incorporation”) of Jet.AI and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which Oxbridge will be domesticated and continue as a Delaware corporation.

The approval of the Domestication Proposal is a condition to the Closing of the Business Combination under the Business Combination Agreement. The approval of the Domestication Proposal requires a special resolution under Cayman Islands law, being the affirmative vote (in person, online or by proxy) of holders of a majority of at least two-thirds of the Class A Ordinary Shares and Class B Ordinary Shares entitled to vote and actually casting votes thereon at the extraordinary general meeting, voting as a single class. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the extraordinary general meeting.

Q:	How will the Domestication affect my Ordinary Shares, Oxbridge Warrants and Oxbridge Units?

A:	As a result of and upon the effective time of the Domestication, prior to the Effective Time: (a) each then issued and outstanding Class A Ordinary Share will convert automatically, on a one-for-one basis, into a share of Jet.AI Common Stock; (b) each then issued and outstanding Class B Ordinary Share will convert automatically, on a one-for-one basis, into a share of Jet.AI Common Stock; (c) each then issued and outstanding Oxbridge Warrant will convert automatically into a Jet.AI Warrant to purchase one share of Jet.AI Common Stock pursuant to the Warrant Agreement; (d) each then issued and outstanding Oxbridge Unit will convert automatically into a Jet.AI Unit, each consisting of one share of Jet.AI Common Stock and one Jet.AI Warrant; and (e) after its Domestication, Oxbridge will immediately be renamed “Jet.AI Inc.” For additional information about the Domestication, please see the section entitled “Proposal No. 2 — The Domestication Proposal” in the accompanying proxy statement/prospectus.

Q:	What are the U.S. federal income tax consequences of the Domestication?

A:	As discussed more fully below under the caption “The Business Combination — Material U.S. Federal Income Tax Considerations — U.S. Federal Income Taxation of U.S. Holders,” the Domestication will qualify as a “reorganization” within the meaning of Section 368(a) of the Code (a “Reorganization”). Section 367(b) of the Code, which applies to the domestication of a foreign corporation in certain Reorganizations and imposes U.S. federal income tax on certain U.S. persons in connection with transactions that otherwise would generally be tax-free, may apply with respect to U.S. Holders (as defined below) on the date of the Domestication. Consequently, for U.S. federal income tax purposes:

●	a U.S. Holder who, on the date of the Domestication, beneficially owns (actually or constructively, including as a result of the applicable attribution rules that would take into account such U.S. Holder’s ownership of Oxbridge Warrants) Class A Ordinary Shares with 10% or more of the total combined voting power of all classes of Oxbridge shares entitled to vote or 10% or more of the total value of all classes of Oxbridge shares, generally will be required to include in income as a deemed dividend paid by Oxbridge the “all earnings and profits amount” attributable to such U.S. Holder, as discussed more fully below under the caption “The Business Combination — Material U.S. Federal Income Tax Considerations — U.S. Federal Income Taxation of U.S. Holders — Effects of Section 367(b)”;

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●	a U.S. Holder who, on the date of the Domestication, beneficially owns (actually or constructively, including as a result of the applicable attribution rules that would take into account such U.S. Holder’s ownership of Oxbridge Warrants) Class A Ordinary Shares with a fair market value of at least $50,000 (but less than 10% of the total combined voting power of all classes of Oxbridge shares entitled to vote and less than 10% of the total value of all classes of Oxbridge shares) will recognize gain (but not loss) with respect to the Domestication or, in the alternative, may elect to recognize the “all earnings and profits amount” attributable to such U.S. Holder, as discussed more fully below under the caption “The Business Combination — Material U.S. Federal Income Tax Considerations — U.S. Federal Income Taxation of U.S. Holders — Effects of Section 367(b)”; and

●	a U.S. Holder who, on the date of the Domestication, beneficially owns (actually or constructively, including as a result of the applicable attribution rules that would take into account such U.S. Holder’s ownership of Oxbridge Warrants) Class A Ordinary Shares with a fair market value of less than $50,000 (as well as less than 10% of the total combined voting power of all classes of Oxbridge shares entitled to vote and less than 10% of the total value of all classes of Oxbridge shares) generally will not be required to recognize any gain or loss in connection with the Domestication or to include any part of the “all earnings and profits amount” in income.

Further, the Domestication could be a taxable event for U.S. Holders under the “passive foreign investment company” (or “PFIC”) provisions of the Code. Because Oxbridge is a blank-check company with no current active business, based upon the composition of its income and assets, and upon review of its financial statements, Oxbridge believes that it may be considered a PFIC.

If certain PFIC regulations were finalized (including retroactively after the date of the Domestication) in their currently proposed form, such U.S. Treasury regulations may require taxable gain recognition by a U.S. Holder with respect to its exchange of Class A Ordinary Shares and Oxbridge Warrants, as applicable, for Jet.AI Common Stock and Jet.AI Warrants in the Domestication if Oxbridge were classified as a PFIC at any time during such U.S. Holder’s holding period for such Class A Ordinary Shares or Oxbridge Warrants, as applicable. The tax on any such recognized gain would be imposed based on a complex set of computational rules. Such rules are discussed more fully below under the caption “The Business Combination — Material U.S. Federal Income Tax Considerations — U.S. Federal Income Taxation of U.S. Holders — Passive Foreign Investment Company Rules.” However, a U.S. Holder may be able to avoid the PFIC gain and certain other tax consequences associated with PFIC status with respect to its Class A Ordinary Shares (but not its Oxbridge Warrants) if such U.S. Holder either (i) is eligible to and makes a timely and valid QEF Election (as defined and described below under the caption “The Business Combination — Material U.S. Federal Income Tax Considerations — U.S. Federal Income Taxation of U.S. Holders — Passive Foreign Investment Company Rules”) in the first taxable year in which such U.S. Holder held (or was deemed to hold) Class A Ordinary Shares and in which Oxbridge was classified as a PFIC or (ii) makes a Mark-to-Market Election (as defined and described below under the caption “The Business Combination — Material U.S. Federal Income Tax Considerations — U.S. Federal Income Taxation of U.S. Holders — Passive Foreign Investment Company Rules”) with respect to its Class A Ordinary Shares. Generally, neither election is available with respect to the Oxbridge Warrants.

Oxbridge does not expect the Domestication to result in any material U.S. federal income tax consequences to Non-U.S. Holders (as defined below). However, Non-U.S. Holders may become subject to U.S. federal income withholding taxes on any dividends paid (or deemed paid) in respect of such Non-U.S. Holder’s shares of Jet.AI Common Stock after the Domestication.

The rules governing the U.S. federal income tax treatment of the Domestication are complex and will depend on a holder’s particular circumstances. All holders of Oxbridge Public Securities are urged to consult with, and rely solely upon, their tax advisors regarding the potential tax consequences to them of the Domestication, including the effects of Section 367(b) of the Code and the application of the PFIC rules. For a more complete discussion of the U.S. federal income tax considerations of the Domestication, see the discussion below under the caption “The Business Combination — Material U.S. Federal Income Tax Considerations — U.S. Federal Income Taxation of U.S. Holders.”

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Q:	Did the Oxbridge Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A:	Yes. The Oxbridge Board obtained a third-party fairness opinion from Stanton Park Advisors LLC in connection with its determination to approve the Business Combination. [Summary to come.]

Q:	What happens if I sell my Class A Ordinary Shares before the extraordinary general meeting?

A:	The record date for the extraordinary general meeting is earlier than the date that the Business Combination is expected to be completed. If you transfer your Class A Ordinary Shares after the record date, but before the extraordinary general meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the extraordinary general meeting. However, you will not be able to seek redemption of your Class A Ordinary Shares because you will no longer be able to deliver them for cancellation upon consummation of the Business Combination in accordance with the provisions described in this proxy statement/prospectus. If you transfer your Class A Ordinary Shares prior to the record date, you will have no right to vote those shares at the extraordinary general meeting or seek redemption of those shares.

Q:	Following the Business Combination, will Oxbridge’s securities continue to trade on a stock exchange?

A:	Yes. We anticipate that, following the Business Combination, the Jet.AI Common Stock, the Jet.AI Warrants and the Merger Consideration Warrants will trade on Nasdaq under the new symbols “PJ,” “PJAIW” and “PJAIZ,” respectively. Our units will automatically separate into the component securities upon consummation of the Business Combination and, as a result, will no longer trade as a separate security following the Business Combination.

Q:	What vote is required to approve the Proposals presented at the extraordinary general meeting?

A:	The approval of the Business Combination Proposal, the Advisory Organizational Documents Proposals, the Omnibus Incentive Plan Proposal, the Director Election Proposal and the Adjournment Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote (in person, online or by proxy) of the holders of a majority of the Class A Ordinary Shares and Class B Ordinary Shares entitled to vote and actually casting votes thereon at the extraordinary general meeting, voting as a single class. Under the Existing Organizational Documents, only the holders of Class B Ordinary Shares are entitled to vote on the election of directors and therefore the Director Election Proposal. Approval of the Domestication Proposal and the Organizational Documents Proposal requires a special resolution under Cayman Islands law, being the affirmative vote (in person, online or by proxy) of the holders of at least two-thirds of the Class A Ordinary Shares and Class B Ordinary Shares entitled to vote and actually casting votes thereon at the extraordinary general meeting, voting as a single class. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the extraordinary general meeting. Accordingly, a shareholder’s failure to vote in person, online or by proxy at the extraordinary general meeting or an abstention from voting will have no effect on the outcome of the vote on any of the Proposals.

Q:	May the Sponsor or Oxbridge’s directors, officers, advisors or any of their respective affiliates purchase public shares in connection with the Business Combination?

A:	In connection with the shareholder vote to approve the proposed Business Combination, our Sponsor, directors, officers, advisors or any of their respective affiliates may privately negotiate transactions to purchase public shares from shareholders who would have otherwise elected to have their shares redeemed in conjunction with the Business Combination for a per share pro rata portion of the Trust Account. There is no limit on the number of public shares our Sponsor, directors, officers, advisors or any of their respective affiliates may purchase in such transactions, subject to compliance with applicable law and the rules of Nasdaq. Any such privately negotiated purchases may be effected at purchase prices that are in excess of the per share pro rata portion of the Trust Account. However, our Sponsor, directors, officers, advisors and their respective affiliates have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the Trust Account will be used to purchase public shares in such transactions. None of our Sponsor, directors, officers, advisors or any of their respective affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller of such public shares or during a restricted period under Regulation M under the Exchange Act. Such a purchase could include a contractual acknowledgement that such shareholder, although still the record holder of such public shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights, and could include a contractual provision that directs such shareholder to vote such shares in a manner directed by the purchaser. In the event that our Sponsor, directors, officers, advisors or any of their respective affiliates purchase public shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases may be effected at purchase prices that are in excess of the per share pro rata portion of the Trust Account. For more information, see the subsection entitled “The Business Combination — Potential Purchases of Public Shares.”

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Q:	How many votes do I have at the extraordinary general meeting?

A:	Our shareholders are entitled to one vote at the extraordinary general meeting for each Class A Ordinary Share or Class B Ordinary Share held of record as of [___________, 2023], the record date for the extraordinary general meeting. As of the close of business on the record date, there were [1,301,952] outstanding Class A Ordinary Shares, which are held by our public shareholders, and [2,875,000] outstanding Class B Ordinary Shares, which are held by our initial shareholders.

Q:	What constitutes a quorum at the extraordinary general meeting?

A:	Holders of a one-third of the voting power of Class A Ordinary Shares and Class B Ordinary Shares issued and outstanding and entitled to vote at the extraordinary general meeting, present in person, online or by proxy, constitute a quorum. In the absence of a quorum, the chairman of the meeting has the power to adjourn the extraordinary general meeting. As of the record date for the extraordinary general meeting, [1,392,318] Class A Ordinary Shares and Class B Ordinary Shares, in the aggregate, would be required to achieve a quorum. Abstentions will count as present for the purposes of establishing a quorum with respect to each Proposal.

Q:	How will our Sponsor, directors and officers vote?

A:	Our Sponsor, directors and officers have agreed to vote any Class A Ordinary Shares and Class B Ordinary Shares owned by them in favor of the Business Combination and the other Proposals. Currently, they own approximately [68.83]% of our issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares, in the aggregate. Please see the subsection entitled “The Business Combination — Related Agreements — Sponsor Letter.”

Q:	What interests do the current officers and directors have in the Business Combination?

A:	When you consider the Oxbridge Board’s recommendation of the Proposals, you should keep in mind that our directors and officers have interests in the Business Combination that are different from, or in addition to, those of other shareholders generally. Our directors were aware of and considered these interests, among other matters, in evaluating the Business Combination, and in recommending to shareholders that they approve the Business Combination. Shareholders should take these interests into account in deciding whether to approve the Business Combination. See the subsection entitled “The Business Combination — Interests of Certain Persons in the Business Combination” for additional information. The Oxbridge Board was aware of and considered these interests, among other matters, in recommending that Oxbridge shareholders vote “FOR” each of the Proposals. These interests include, among other things:

●	the fact that our Sponsor owns 2,875,000 Founder Shares, which were initially acquired prior to Oxbridge’s IPO and for an aggregate purchase price of $25,000, and Oxbridge’s directors and officers have a pecuniary interest in such Founder Shares through their ownership interest in the Sponsor. Such securities will have a significantly higher value at the time of the Business Combination, which if unrestricted and freely tradable would be valued at approximately [$ ], based on the closing price of our Class A Ordinary Shares of [$ ] per share on [__________, 2023]. In addition, the Sponsor paid an aggregate of $4,897,500 for 4,897,500 Private Placement Warrants at a price of $1.00 per warrant. Such Private Placement Warrants had an aggregate market value of [$________] based on the last sale price of [$_______] per warrant on Nasdaq on [__________, 2023]. If Oxbridge does not consummate the Business Combination or another initial business combination by August 16, 2023, and Oxbridge is therefore required to be liquidated, these shares would be worthless, as Founder Shares are not entitled to participate in any redemption or liquidation of the Trust Account;

●	the fact that Oxbridge’s officers and directors have an aggregate of $953,552 invested in the Sponsor, which will be lost in the event that the Business Combination is not approved and concluded;

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●	the fact that given the differential in the purchase price that our Sponsor paid for the Founder Shares as compared to the price of the Units sold in the IPO and the substantial number of shares of Jet.AI Common Stock that our Sponsor will receive upon conversion of the Founder Shares in connection with the Business Combination, our Sponsor and its affiliates may earn a positive rate of return on their investment even if the Jet.AI Common Stock trades below the price initially paid for the Units in the IPO and the public shareholders experience a negative rate of return following the completion of the Business Combination;

●	the fact that our Sponsor, officers and directors have agreed not to redeem any Class A Ordinary Shares held by them in connection with a shareholder vote to approve the Business Combination;

●	if the Trust Account is liquidated, including in the event we are unable to complete an Initial Business Combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below [$10.15] per public share, or such lesser amount per public share as is in the Trust Account on the liquidation date, by the claims of (a) any third party (other than our independent registered public accounting firm) for services rendered or products sold to us or (b) a prospective target business with which we have entered into a letter of intent, confidentiality or other similar agreement or business combination agreement, but only if such a third party or target business has not executed a waiver of all rights to seek access to the Trust Account;

●	the anticipated continuation of Jay Madhu and Wrendon Timothy as directors after the Business Combination, and as such, after the proposed Business Combination is consummated, Mr. Madhu and Mr. Timothy will in the future receive any cash fees, stock options or stock awards that the Jet.AI Board determines to pay to its directors;

●	the fact that our Sponsor, officers and directors will be reimbursed for out-of-pocket expenses incurred in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations; and

●	the fact that our Sponsor will lose their entire investment in us if an Initial Business Combination is not completed. In addition, our Sponsor has made available to us a loan of $575,000 to extend the deadline for completion of our Initial Business Combination from November 16, 2022 to August 16, 2023, all of which is outstanding as of , 2023. The ability of Oxbridge to repay such loan is dependent upon the completion of our Initial Business Combination.

As of [__________, 2023], the Sponsor and its affiliates had an aggregate of [$__________] at risk that depends on completion of an initial business combination, including [$___________] it invested in securities, [$_________] of unpaid loans and outstanding administrative services fees. As of [________, 2023], there was no unreimbursed out-of-pocket expenses incurred by the sponsor or its affiliates. These interests may have influenced Oxbridge’s directors in making their recommendation that you vote in favor of the approval of the Business Combination.

Q:	What happens if I vote against the Business Combination Proposal?

A:	Under the Existing Organizational Documents, if the Business Combination Proposal is not approved and we do not otherwise consummate an alternative Initial Business Combination by August 16, 2023 (the “Combination Period”), we will be required to dissolve and liquidate the Trust Account by returning the then-remaining funds in such account to our public shareholders.

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Q:	Do I have redemption rights?

A:	Pursuant to the Existing Organizational Documents, a public shareholder may request that Oxbridge redeem all or a portion of its public shares for cash if the Business Combination is consummated. As a holder of public shares, you will be entitled to receive cash for any public shares to be redeemed only if you:

●	hold public shares or, if you hold public shares through Oxbridge Units, you elect to separate your Oxbridge Units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares;

●	submit a written request to Continental Stock Transfer & Trust Company, Oxbridge’s transfer agent, in which you (i) request that Jet.AI redeem all or a portion of your public shares for cash, and (ii) identify yourself as the beneficial holder of the public shares and provide your legal name, phone number and address; and

●	deliver your public shares to Continental Stock Transfer & Trust Company, Oxbridge’s transfer agent, physically or electronically through The Depository Trust Company (“DTC”).

Holders must complete the procedures for electing to redeem their public shares in the manner described above prior to 5:00 p.m., Eastern time, on [                , 2023] (two business days before the extraordinary general meeting) in order for their shares to be redeemed.

Holders of Oxbridge Units must elect to separate the Oxbridge Units into the underlying Class A Ordinary Shares and public warrants prior to exercising redemption rights with respect to the public shares. If public shareholders hold their Oxbridge Units in an account at a brokerage firm or bank, such public shareholders must notify their broker or bank that they elect to separate the units into the underlying public shares and public warrants, or if a holder holds Oxbridge Units registered in its own name, the holder must contact Continental Stock Transfer & Trust Company, Oxbridge’s transfer agent, directly and instruct it to do so. The redemption rights include the requirement that a holder must identify itself to Oxbridge in order to validly redeem its shares. Public shareholders (other than the initial shareholders) may elect to redeem their public shares even if they vote “FOR” the Business Combination Proposal. If the Business Combination is not consummated, the public shares will be returned to the respective holder, broker or bank. If the Business Combination is consummated, and if a public shareholder properly exercises its right to redeem all or a portion of the public shares that it holds and timely delivers its shares to Continental Stock Transfer & Trust Company, Jet.AI will redeem such public shares for a per-share price, payable in cash, equal to the pro rata portion of the Trust Account relating to such public shares, calculated as of two business days prior to the consummation of the Business Combination. For illustrative purposes, as of [               , 2023], this would have amounted to [$_____] per issued and outstanding public share. If a public shareholder exercises its redemption rights in full, then it will be electing to exchange its public shares for cash and will no longer own public shares. The redemption will take place following the Domestication and, accordingly, it is shares of Jet.AI Common Stock that will be redeemed immediately after consummation of the Business Combination. See the subsection entitled “Extraordinary General Meeting — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Q:	Will how I vote affect my ability to exercise redemption rights?

A:	No. You may exercise your redemption rights whether you vote your Class A Ordinary Shares for or against or abstain from voting on the Business Combination Proposal or any other Proposal described in this proxy statement/prospectus. As a result, the Business Combination can be approved by shareholders who will redeem their shares and no longer remain shareholders.

Q:	How do I exercise my redemption rights?

A:	In order to exercise your redemption rights, you must (a) if you hold your Class A Ordinary Shares through Oxbridge Units, elect to separate your Oxbridge Units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares and (b) prior to 5:00 p.m., Eastern time, on [ , 2023] (two business days before the extraordinary general meeting), tender your shares physically or electronically and submit a request in writing that we redeem your public shares for cash to Continental Stock Transfer & Trust Company, our transfer agent, at the following address:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004-1561

Attention: Mark Zimkind

Email: mzimkind@continentalstock.com

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Notwithstanding the foregoing, a public shareholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from seeking redemption rights with respect to his, her or its shares or, if part of such a group, the group’s shares, in excess of the 15% threshold. Accordingly, all public shares in excess of the 15% threshold beneficially owned by a public shareholder or group will not be redeemed for cash. In order to determine whether a shareholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) with any other shareholder, Oxbridge will require each public shareholder seeking to exercise redemption rights to certify to Oxbridge whether such shareholder is acting in concert or as a group with any other shareholder. Shareholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent and time to effect delivery. It is our understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, we do not have any control over this process and it may take longer than two weeks. Shareholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically.

Holders of outstanding Oxbridge Units must separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. If you hold Oxbridge Units registered in your own name, you must deliver the certificate for such units or deliver such units electronically to Continental Stock Transfer & Trust Company with written instructions to separate such units into public shares and public warrants. This must be completed far enough in advance to permit the mailing of the public share certificates or electronic delivery of the public shares back to you so that you may then exercise your redemption rights with respect to the public shares following the separation of such public shares from the units.

If a broker, dealer, commercial bank, trust company or other nominee holds your Oxbridge Units, you must instruct such nominee to separate your Oxbridge Units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company. Such written instructions must include the number of Oxbridge Units to be split and the nominee holding such Oxbridge Units. Your nominee must also initiate electronically, using DTC’s DWAC (deposit withdrawal at custodian) system, a withdrawal of the relevant Oxbridge Units and a deposit of the corresponding number of public shares and public warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights with respect to the public shares following the separation of such public shares from the Oxbridge Units. While this is typically done electronically on the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your public shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the vote is taken with respect to the Business Combination. If you delivered your shares for redemption to the transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that the transfer agent return the shares (physically or electronically). You may make such request by contacting our transfer agent at the email address or address listed under the question “Who can help answer my questions?” below.

Q:	What are the U.S. federal income tax consequences of exercising my redemption rights?

A:	The receipt of cash by a U.S. Holder of Jet.AI Common Stock in redemption of such stock will be a taxable event for U.S. federal income tax purposes. Please see the discussion below under the caption “The Business Combination — Material U.S. Federal Income Tax Considerations — U.S. Federal Income Taxation of U.S. Holders — Redemption of Jet.AI Common Stock” for additional information. U.S. Holders of Jet.AI Common Stock considering the exercise of their redemption rights should consult with, and rely solely upon, their own tax advisors with respect to the U.S. federal income tax consequences of exercising such redemption rights.

Additionally, because the Domestication will occur immediately prior to the redemption of U.S. Holders that exercise redemption rights with respect to their Jet.AI Common Stock, U.S. Holders exercising their redemption rights with respect to their Jet.AI Common Stock will be subject to the potential tax consequences of the Domestication, including the effects of Section 367(b) of the Code and the application of the PFIC rules to the Domestication. The tax considerations with respect to the Domestication are discussed more fully below under the caption “The Business Combination — Material U.S. Federal Income Tax Considerations — U.S. Federal Income Taxation of U.S. Holders.”

All holders of Oxbridge Public Securities considering exercising their redemption rights with respect to their Jet.AI Common Stock are urged to consult with, and rely solely upon, their tax advisors with respect to the potential tax consequences to them of the Domestication and the exercise of their redemption rights.

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Q:	If I am a warrant holder, can I exercise redemption rights with respect to my warrants?

A:	No. The holders of Oxbridge Warrants have no redemption rights with respect to such warrants.

Q:	Do I have appraisal rights if I object to the proposed Business Combination?

A:	No. There are no appraisal rights available to holders of Class A Ordinary Shares, Class B Ordinary Shares or Oxbridge Warrants in connection with the Business Combination or Domestication under Cayman Islands law or the DGCL.

Q:	What happens to the funds deposited in the Trust Account after consummation of the Business Combination?

A:	If the Business Combination Proposal is approved, we intend to use a portion of the funds held in the Trust Account to pay (a) any transaction costs associated with the Business Combination Agreement and Business Combination, (b) taxes and deferred underwriting discounts and commissions from the IPO and (c) for any redemptions of public shares. The remaining balance in the Trust Account will be used for general corporate purposes of Jet.AI. See the section entitled “The Business Combination” for additional information.

Q:	What are the material U.S. federal income tax consequences to Holders (as defined below) of Jet.AI Common Stock and Jet.AI Warrants as a result of the Business Combination?

A:	Holders of Jet.AI Common Stock and Jet.AI Warrants will retain their shares of Jet.AI Common Stock and Jet.AI Warrants in the Business Combination, will not receive any consideration in connection with the Business Combination and will not receive any additional shares of Jet.AI Common Stock or additional Jet.AI Warrants in the Business Combination. As a result, there will be no material U.S. federal income tax consequences to Holders of Jet.AI Common Stock and Jet.AI Warrants as a result of the Business Combination, regardless of whether the Business Combination qualifies as a Reorganization. See “The Business Combination — Material U.S. Federal Income Tax Considerations — U.S. Federal Income Taxation of U.S. Holders — The Business Combination” and “The Business Combination — Material U.S. Federal Income Tax Considerations — U.S. Federal Income Taxation of Non-U.S. Holders — The Business Combination.”

Q:	What happens if the Business Combination is not consummated or is terminated?

A:	There are certain circumstances under which the Business Combination Agreement may be terminated. See the subsection entitled “The Business Combination — Termination” for additional information regarding the parties’ specific termination rights. In accordance with the Existing Organizational Documents, if an Initial Business Combination is not consummated within the Combination Period, we will (a) cease all operations except for the purpose of winding up, (b) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses and net of taxes payable), divided by the number of then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (c) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and the Oxbridge Board, liquidate and dissolve, subject in each case of (b) and (c) above to our obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law.

We expect that the amount of any distribution our public shareholders will be entitled to receive upon our dissolution will be approximately the same as the amount they would have received if they had redeemed their shares in connection with the Business Combination, subject in each case to our obligations under the Cayman Islands law to provide for claims of creditors and other requirements of applicable law. Holders of our Founder Shares have waived any right to any liquidating distributions with respect to those shares.

In the event of liquidation, there will be no distribution with respect to the outstanding Oxbridge Warrants. Accordingly, the Oxbridge Warrants will expire worthless.

Q:	When is the Business Combination expected to be consummated?

A:	It is currently anticipated that the Business Combination will be consummated promptly following the extraordinary general meeting to be held on [ , 2023], provided that all the requisite shareholder approvals are obtained and other conditions to the consummation of the Business Combination have been satisfied or waived. For a description of the conditions for the completion of the Business Combination, see the subsection entitled “The Business Combination — Conditions to Closing of the Business Combination Agreement.”

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Q:	What do I need to do now?

A:	You are urged to read carefully and consider the information included in this proxy statement/prospectus, including the section entitled “Risk Factors” and the annexes attached to this proxy statement/prospectus, and to consider how the Business Combination will affect you as a shareholder. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.

Q:	How do I vote?

A:	If you were a holder of record of Class A Ordinary Shares or Class B Ordinary Shares on [ , 2023], the record date for the extraordinary general meeting, you may vote with respect to the Proposals in person or online at the virtual extraordinary general meeting or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to attend the extraordinary general meeting and vote in person or online, obtain a proxy from your broker, bank or nominee.

Q:	What will happen if I abstain from voting or fail to vote at the extraordinary general meeting?

A:	At the extraordinary general meeting, we will count a properly executed proxy marked “ABSTAIN” with respect to a particular proposal as present for purposes of determining whether a quorum is present. For purposes of approval, failure to vote or an abstention will have no effect on the Proposals.

Q:	What will happen if I sign and submit my proxy card without indicating how I wish to vote?

A:	Signed and dated proxies received by us without an indication of how the shareholder intends to vote on a proposal will be voted “FOR” each Proposal being submitted to a vote of the shareholders at the extraordinary general meeting.

Q:	If I am not going to attend the extraordinary general meeting in person or online, should I submit my proxy card instead?

A:	Yes. Whether you plan to attend the extraordinary general meeting or not, please read this proxy statement/prospectus carefully, and vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Q:	If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A:	No. Under the rules of various national and regional securities exchanges, your broker, bank or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. We believe the Proposals presented to our shareholders will be considered non-discretionary and therefore your broker, bank or nominee cannot vote your shares without your instruction. Your bank, broker or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.

Q:	May I change my vote after I have submitted my executed proxy card?

A:	Yes. You may change your vote by sending a later-dated, signed proxy card to us at the address listed below so that it is received by us prior to the extraordinary general meeting or by attending the extraordinary general meeting and voting in person or online. You also may revoke your proxy by sending a notice of revocation to us, which must be received prior to the extraordinary general meeting.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction forms. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction form that you receive in order to cast your vote with respect to all of your shares.

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Q:	Who can help answer my questions?

A:	If you have questions about the Proposals or if you need additional copies of the proxy statement/prospectus or the enclosed proxy card you should contact our proxy solicitor at:

[●]

To obtain timely delivery, our shareholders must request the materials no later than five business days prior to the extraordinary general meeting.

You may also obtain additional information about us from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find Additional Information.”

If you intend to seek redemption of your public shares, you will need to send a letter demanding redemption and deliver your shares (either physically or electronically) to our transfer agent at least two business days prior to the extraordinary general meeting in accordance with the procedures detailed under the question “How do I exercise my redemption rights?” If you have questions regarding the certification of your position or delivery of your shares, please contact:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004-1561

Attention: Mark Zimkind

Email: mzimkind@continentalstock.com

Q:	Who will solicit and pay the cost of soliciting proxies?

A:	The Oxbridge Board is soliciting your proxy to vote your Class A Ordinary Shares and Class B Ordinary Shares on all matters scheduled to come before the extraordinary general meeting. We will pay the cost of soliciting proxies for the extraordinary general meeting. We have engaged [●] to assist in the solicitation of proxies for the extraordinary general meeting. We have agreed to pay [●] a fee of [$_________], plus disbursements. We will reimburse [●] for reasonable out-of-pocket expenses and will indemnify [●] and its affiliates against certain claims, liabilities, losses, damages and expenses. We will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of Class A Ordinary Shares and Class B Ordinary Shares for their expenses in forwarding soliciting materials to beneficial owners of Class A Ordinary Shares and Class B Ordinary Shares and in obtaining voting instructions from those owners. Our directors and officers may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

This summary highlights selected information from this proxy statement/prospectus and does not include all of the information that is important to you. To better understand the Domestication, the Business Combination and the Proposals to be considered at the extraordinary general meeting, you should read this entire proxy statement/prospectus carefully, including the annexes. See also the section entitled “Where You Can Find Additional Information.”

Parties to the Business Combination

Oxbridge

Oxbridge is a Cayman Islands exempted company formed on April 12, 2021 for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination involving Oxbridge and one or more businesses. Upon the Closing, we intend to change our name from “Oxbridge Acquisition Corp.” to “Jet.AI Inc.”

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Our Class A Ordinary Shares, public warrants and Oxbridge Units, consisting of one Class A Ordinary Share and one warrant, are traded on Nasdaq under the ticker symbols “OXAC,” “OXACW” and “OXACU,” respectively. We have applied to list the Jet.AI Common Stock, the Jet.AI Warrants and the Merger Consideration Warrants on Nasdaq under the symbols “PJ,” “PJAIW” and “PJAIZ,” respectively, upon the Closing. The Jet.AI Units will automatically separate into the component securities upon consummation of the Business Combination and, as a result, will no longer trade as a separate security.

The mailing address of Oxbridge’s principal executive office is Suite 201, 42 Edward Street, George Town, Grand Cayman, Cayman Islands, KY1-9006, and our telephone number is (345) 749-7570.

Jet Token

Jet Token, a Delaware corporation, was founded in 2018 by Michael Winston, its Executive Chairman. Jet Token, directly and indirectly through its subsidiaries, is principally involved in (i) the sale of fractional and whole interests in aircraft, (ii) the sale of jet cards, which enable holders to use certain of Jet Token’s and other’s aircraft at agreed-upon rates, (iii) the operation of a proprietary booking platform (the “App”), which functions as a prospecting and quoting platform to arrange private jet travel with third party carriers as well as via Jet Token’s leased and managed aircraft, for Part 135 (whole aircraft charter) and Part 380 (by the seat charter), and (iv) since January 2023, joint ownership, alongside its existing operating partner, Cirrus, of 380 Software LLC, which supplies the technology to sell individual seats on empty legs on the Cirrus fleet of aircraft.

For more information about Jet Token, see the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Jet Token” and “Information About Jet Token” and the financial statements of Jet Token included herein.

The Domestication

As a condition to the consummation of the Business Combination, the Oxbridge Board has unanimously approved a change of Oxbridge’s jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”).

As a result of and upon the effective time of the Domestication, prior to the Effective Time: (a) each then issued and outstanding Class A Ordinary Share will convert automatically, on a one-for-one basis, into a share of Jet.AI Common Stock; (b) each then issued and outstanding Class B Ordinary Share will convert automatically, on a one-for-one basis, into a share of Jet.AI Common Stock; (c) each then issued and outstanding Oxbridge Warrant will convert automatically into a Jet.AI Warrant to purchase one share of Jet.AI Common Stock pursuant to the Warrant Agreement; (d) each then issued and outstanding Oxbridge Unit will convert automatically into a Jet.AI Unit, each consisting of one share of Jet.AI Common Stock and one Jet.AI Warrant; and (e) after its Domestication, Oxbridge will immediately be renamed “Jet.AI Inc.” For additional information about the Domestication, please see the section entitled “Proposal No. 2 — The Domestication Proposal” in the accompanying proxy statement/prospectus.

The Business Combination

On February 24, 2023, we entered into the Business Combination Agreement with First Merger Sub, Second Merger Sub and Jet Token. Pursuant to the Business Combination Agreement, and subject to the terms and conditions contained therein, First Merger Sub will merge with and into Jet Token, with Jet Token surviving the First Merger as a wholly owned subsidiary of Jet.AI, and as soon as practicable, but in any event within three days following the Effective Time, Jet Token (as the surviving entity of the First Merger) will merge with and into Second Merger Sub, with Second Merger Sub surviving the Second Merger as a wholly owned subsidiary of Jet.AI.

Immediately prior to the Effective Time and subject to receipt of the requisite approval of Jet Token’s Stockholders, Jet Token will cause each share of Jet Token Preferred Stock that is issued and outstanding immediately prior to the Effective Time to be automatically converted into shares of Jet Token Voting Common Stock at the then-effective conversion rate in accordance with the terms of the Jet Token Charter. Following the Conversion, there will be no outstanding shares of Jet Token Preferred Stock and each holder of Jet Token Preferred Stock will thereafter cease to have any rights with respect to such securities.

At the Effective Time, by virtue of the Business Combination and without any action on the part of Oxbridge, First Merger Sub, Second Merger Sub, Jet Token or the holders of any of Jet Token’s securities:

●	each outstanding share of Jet Token Common Stock, including each share of Jet Token Preferred Stock that will be converted into shares of Jet Token Common Stock immediately prior to the Effective Time, will be cancelled and automatically converted into the right to receive (x) the number of shares of Jet.AI Common Stock equal to the Stock Exchange Ratio, and (y) the number of Merger Consideration Warrants equal to the Warrant Exchange Ratio;

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●	each Jet Token Option, whether or not exercisable and whether or not vested, that is outstanding immediately prior to the Effective Time will automatically be converted into an option to purchase a number of Jet.AI Options based on the Option Exchange Ratio;

●	each Jet Token Warrant issued and outstanding immediately prior to the Effective Time shall be automatically converted into a warrant to acquire (x) a number of shares of Jet.AI Common Stock equal to the Stock Exchange Ratio and (y) a number of Merger Consideration Warrants equal to the Warrant Exchange Ratio;

●	each Jet Token RSU Award that is outstanding immediately prior to the Effective Time will be converted into a Jet.AI RSU Award with respect to a number of RSUs based on the applicable exchange ratio.

For more information about the Business Combination Agreement and the Business Combination and other transactions contemplated thereby, see the section entitled “The Business Combination.”

Conditions to the Closing

The obligations of Jet Token, Oxbridge, First Merger Sub and Second Merger Sub to consummate the Business Combination are subject to the satisfaction or waiver (where permissible) at or prior to the Effective Time of the following conditions:

●	the written consent of the requisite stockholders of Jet Token (the “Written Consent Parties”) in favor of the approval and adoption of the Business Combination Agreement, the Business Combination, the Conversion and all other transactions contemplated by the Business Combination Agreement (the “Written Consent”) having been delivered to Oxbridge;

●	the Condition Precedent Proposals having each been approved and adopted by the requisite affirmative vote of Oxbridge shareholders at the extraordinary general meeting in accordance with this proxy statement/prospectus, the DGCL, Cayman Islands law, Oxbridge’s Existing Organizational Documents and the rules and regulations of Nasdaq;

●	no governmental authority having enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, executive order or award which is then in effect and has the effect of making the transactions contemplated by the Business Combination Agreement illegal or otherwise prohibiting the consummation of the Business Combination and such transactions;

●	all required filings under the HSR Act having been completed and any applicable waiting period (and any extension thereof) applicable to the consummation of the Business Combination under the HSR Act having expired or been terminated;

●	the Registration Statement on Form S-4 (the “Registration Statement”) of which this proxy statement/prospectus forms a part having been declared effective and no stop order suspending the effectiveness of the Registration Statement being in effect, and no proceedings for purposes of suspending the effectiveness of the Registration Statement having been initiated or threatened by the SEC;

●	the shares of Jet.AI Common Stock to be issued pursuant to the Business Combination Agreement and in connection with the Domestication having been listed on Nasdaq, or another national securities exchange mutually agreed to by the parties, as of the Closing Date;

●	Oxbridge having at least $5,000,001 of net tangible assets after giving effect to the redemption of public shares by Oxbridge’s public shareholders, in accordance with the Existing Organizational Documents; and

●	the period for exercising appraisal rights pursuant to Section 262 of the DGCL having lapsed and the holders of not more than one percent (1%) of the issued and outstanding shares of Jet Token Common Stock (including shares of Jet Token Common Stock issuable upon conversion of Jet Token Preferred Stock) shall have demanded properly in writing appraisal or dissenters’ rights for such Jet Token Common Stock in accordance with Section 262 of the DGCL.

The obligations of Oxbridge, First Merger Sub and Second Merger Sub to consummate the Business Combination are subject to the satisfaction or waiver (where permissible) at or prior to the Effective Time of the following additional conditions:

●	the accuracy of the representations and warranties of Jet Token as determined in accordance with the Business Combination Agreement;

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●	Jet Token having performed or complied in all material respects with all agreements and covenants required by the Business Combination Agreement to be performed or complied with by it on or prior to the Effective Time;

●	Jet Token having delivered to Oxbridge a customary officer’s certificate, dated as of the Closing, certifying as to the satisfaction of certain conditions specified in the Business Combination Agreement;

●	no Jet Token Material Adverse Effect (as defined below) having occurred between the date of the Business Combination Agreement and the Effective Time; and

●	other than those persons identified in the Business Combination Agreement as continuing directors, all members of the Jet Token Board and the boards of directors of its subsidiaries shall have executed written resignations effective as of the Effective Time.

The obligations of Jet Token to consummate the Business Combination are subject to the satisfaction or waiver (where permissible) at or prior to Effective Time of the following additional conditions:

●	the accuracy of the representations and warranties of Oxbridge, First Merger Sub and Second Merger Sub as determined in accordance with the Business Combination Agreement;

●	each of Oxbridge, First Merger Sub and Second Merger Sub having performed or complied in all material respects with all agreements and covenants required by the Business Combination Agreement to be performed or complied with by them on or prior to the Effective Time;

●	Oxbridge having delivered to Jet Token a certificate, dated the date of the Closing, signed by the President of Oxbridge, certifying as to the satisfaction of certain conditions specified in the Business Combination Agreement;

●	no Oxbridge Material Adverse Effect (as defined below) having occurred between the date of the Business Combination Agreement and the Effective Time;

●	other than those persons identified in the Business Combination Agreement as continuing directors, all members of the Oxbridge Board shall have executed written resignations effective as of the Effective Time;

●	as of the Closing, after distribution of the funds in the Trust Account and deducting all amounts to be paid pursuant to the exercise of redemption rights of public shareholders and expenses paid or required to be paid in connection with the Business Combination (including underwriting commissions), taking into account any liabilities that have accrued prior to the Closing but for which payment will be due, or deferred until, after the Closing, Jet.AI having cash on hand equal to or in excess of $5,000,000; and

●	the Domestication having been completed.

Regulatory Matters

Neither Oxbridge nor Jet Token is aware of any material regulatory approvals or actions that are required for completion of the Business Combination. It is presently contemplated that if any additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any such approvals or actions will be obtained.

Related Agreements

Lock-Up Agreements

All of the Founder Shares are subject to a lock-up and would be released only if specified conditions were met. In particular, subject to certain limited exceptions, all Founder Shares would be subject to a lock-up during the period commencing from the Closing and ending on the earliest of (A) one (1) year after the date of the Closing and (B) subsequent to the Business Combination, (x) if the closing price of the common stock equals or exceeds $12.00 per unit (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination or (y) the date after the Closing on which Jet.AI completes a liquidation, merger, stock exchange, or other similar transaction with an unaffiliated third party that results in all of Jet.AI’s stockholders having the right to exchange their shares of common stock for cash, securities, or other property.

Additionally, the Per Share Stock Merger Consideration and the Merger Consider Warrants issued to Michael Winston and George Murnane in connection with the Business Combination would be subject to the same lock-up restrictions as the Founder Shares.

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Interests of Certain Persons in the Business Combination

Interests of Sponsor and Oxbridge Directors and Officers

In considering the recommendation of the Oxbridge Board to vote in favor of the Business Combination, shareholders should be aware that, aside from their interests as shareholders, our Sponsor and certain of our directors and officers have interests in the Business Combination that are different from, or in addition to, those of other shareholders generally. Our directors were aware of and considered these interests, among other matters, in evaluating the Business Combination, and in recommending to shareholders that they approve the Business Combination. Shareholders should take these interests into account in deciding whether to approve the Business Combination. These interests include, among other things:

●	the fact that our Sponsor owns 2,875,000 Founder Shares, which were initially acquired prior to Oxbridge’s IPO and for an aggregate purchase price of $25,000, and Oxbridge’s directors and officers have a pecuniary interest in such Founder Shares through their ownership interest in the Sponsor. Such securities will have a significantly higher value at the time of the Business Combination, which if unrestricted and freely tradable would be valued at approximately [$ ], based on the closing price of our Class A Ordinary Shares of [$ ] per share on [__________, 2023]. In addition, the Sponsor paid an aggregate of $4,897,500 for 4,897,500 Private Placement Warrants at a price of $1.00 per warrant. Such Private Placement Warrants had an aggregate market value of [$________] based on the last sale price of [$_______] per warrant on Nasdaq on [__________, 2023]. If Oxbridge does not consummate the Business Combination or another initial business combination by August 16, 2023, and Oxbridge is therefore required to be liquidated, these shares would be worthless, as Founder Shares are not entitled to participate in any redemption or liquidation of the Trust Account;

●	the fact that Oxbridge’s officers and directors have an aggregate of $953,552 invested in the Sponsor, which will be lost in the event that the Business Combination is not approved and concluded;

●	the fact that given the differential in the purchase price that our Sponsor paid for the Founder Shares as compared to the price of the Units sold in the IPO and the substantial number of shares of Jet.AI Common Stock that our Sponsor will receive upon conversion of the Founder Shares in connection with the Business Combination, our Sponsor and its affiliates may earn a positive rate of return on their investment even if the Jet.AI Common Stock trades below the price initially paid for the Units in the IPO and the public shareholders experience a negative rate of return following the completion of the Business Combination;

●	the fact that our Sponsor, officers and directors have agreed not to redeem any Class A Ordinary Shares held by them in connection with a shareholder vote to approve the Business Combination;

●	if the Trust Account is liquidated, including in the event we are unable to complete an Initial Business Combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below [$10.15] per public share, or such lesser amount per public share as is in the Trust Account on the liquidation date, by the claims of (a) any third party (other than our independent registered public accounting firm) for services rendered or products sold to us or (b) a prospective target business with which we have entered into a letter of intent, confidentiality or other similar agreement or business combination agreement, but only if such a third party or target business has not executed a waiver of all rights to seek access to the Trust Account;

●	the anticipated continuation of Jay Madhu and Wrendon Timothy as directors after the Business Combination, and as such, after the proposed Business Combination is consummated, Mr. Madhu and Mr. Timothy will in the future receive any cash fees, stock options or stock awards that the Jet.AI Board determines to pay to its directors;

●	the fact that our Sponsor, officers and directors will be reimbursed for out-of-pocket expenses incurred in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations; and

●	the fact that our Sponsor will lose their entire investment in us if an Initial Business Combination is not completed. In addition, our Sponsor has made available to us a loan of $575,000 to extend the deadline for completion of our Initial Business Combination from November 16, 2022 to August 16, 2023, all of which is outstanding as of [ ], 2023. The ability of Oxbridge to repay such loan is dependent upon the completion of our Initial Business Combination.

As of [__________, 2023], the Sponsor and its affiliates had an aggregate of [$__________] at risk that depends on completion of an initial business combination, including [$___________] it invested in securities, [$_________] of unpaid loans and outstanding administrative services fees. As of [________, 2023], there was no unreimbursed out-of-pocket expenses incurred by the sponsor or its affiliates. These interests may have influenced Oxbridge’s directors in making their recommendation that you vote in favor of the approval of the Business Combination.

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Reasons for the Approval of the Business Combination

After careful consideration, the Oxbridge Board recommends that our shareholders vote “FOR” the approval of the Business Combination Proposal.

For a more complete description of our reasons for the approval of the Business Combination and the recommendation of the Oxbridge Board, see the subsections entitled “The Business Combination — The Oxbridge Board’s Reasons for the Approval of the Business Combination.”

Redemption Rights

Pursuant to the Existing Organizational Documents, a public shareholder may request that Oxbridge redeem all or a portion of its public shares for cash if the Business Combination is consummated. As a holder of public shares, you will be entitled to receive cash for any public shares to be redeemed only if you:

●	hold public shares or, if you hold public shares through Oxbridge Units, you elect to separate your Oxbridge Units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares;

●	submit a written request to Continental Stock Transfer & Trust Company, Oxbridge’s transfer agent, in which you (i) request that Jet.AI redeem all or a portion of your public shares for cash, and (ii) identify yourself as the beneficial holder of the public shares and provide your legal name, phone number and address; and

●	deliver your public shares to Continental Stock Transfer & Trust Company, Oxbridge’s transfer agent, physically or electronically through The Depository Trust Company (“DTC”).

Holders must complete the procedures for electing to redeem their public shares in the manner described above prior to 5:00 p.m., Eastern time, on [        , 2023] (two business days before the extraordinary general meeting) in order for their shares to be redeemed.

Holders of Oxbridge Units must elect to separate the Oxbridge Units into the underlying Class A Ordinary Shares and public warrants prior to exercising redemption rights with respect to the public shares. If public shareholders hold their Oxbridge Units in an account at a brokerage firm or bank, such public shareholders must notify their broker or bank that they elect to separate the units into the underlying public shares and public warrants, or if a holder holds Oxbridge Units registered in its own name, the holder must contact Continental Stock Transfer & Trust Company, Oxbridge’s transfer agent, directly and instruct it to do so. The redemption rights include the requirement that a holder must identify itself to Oxbridge in order to validly redeem its shares. Public shareholders (other than the initial shareholders) may elect to redeem their public shares even if they vote “FOR” the Business Combination Proposal. If the Business Combination is not consummated, the public shares will be returned to the respective holder, broker or bank. If the Business Combination is consummated, and if a public shareholder properly exercises its right to redeem all or a portion of the public shares that it holds and timely delivers its shares to Continental Stock Transfer & Trust Company, Jet.AI will redeem such public shares for a per-share price, payable in cash, equal to the pro rata portion of the Trust Account relating to such public shares, calculated as of two business days prior to the consummation of the Business Combination. For illustrative purposes, as of [        , 2023], this would have amounted to $10.89 per issued and outstanding public share. If a public shareholder exercises its redemption rights in full, then it will be electing to exchange its public shares for cash and will no longer own public shares. The redemption will take place following the Domestication and, accordingly, it is shares of Jet.AI Common Stock that will be redeemed immediately after consummation of the Business Combination. See the subsection entitled “Extraordinary General Meeting — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

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Ownership of Jet.AI After the Closing

We anticipate that, upon completion of the Business Combination, the ownership of Jet.AI will be as follows:

	Shares of Jet.AI Common Stock	% of Total Jet.AI Common Stock
Historical Rollover Shareholders	4,500,000	51.86
Public Shareholders(1)	1,301,952	15.00
Initial Shareholders	2,875,000	33.14
Total	8,676,952	100.0%

(1)	Includes 115,000 shares of Class A Ordinary Shares issued to Maxim Group, LLC, the representative to the underwriters in our initial public offering, which are not redeemable pursuant to an agreement between Maxim and the Company.

The number of shares and the interests set forth above (a) assume (i) that no public shareholders elect to have their public shares redeemed, (ii) that there are no other issuances of equity interests of Oxbridge or Jet Token, (iii) none of Oxbridge’s initial shareholders or the Historical Rollover Shareholders purchase Class A Ordinary Shares in the open market and (iv) that there are no exercises of Jet Token Options, Jet Token Warrants or Jet Token RSU Awards and (b) do not take into account Oxbridge Warrants or Merger Consideration Warrants that will remain outstanding following the Business Combination and which may be exercised at a later date. As a result of the Business Combination, the economic and voting interests of our public shareholders will decrease.

If we assume the maximum redemptions scenario described under the section entitled “Unaudited Pro Forma Condensed Combined Financial Information — Note 1 — Basis of Presentation,” i.e., 237,734 public shares are redeemed, and the assumptions set forth in the foregoing clauses (a)(ii)–(iv) and (b) remain true, the ownership of Jet.AI upon completion of the Business Combination will be as follows:

	Shares of Jet.AI Common Stock	% of Total Jet.AI Common Stock
Historical Rollover Shareholders	4,500,000	53.32
Public Shareholders(1)	1,064,218	12.61
Initial Shareholders	2,875,000	34.07
Total	8,439,218	100.0%

(1)	Includes 115,000 shares of Class A Ordinary Shares issued to Maxim Group, LLC, the representative to the underwriters in our initial public offering, which are not redeemable pursuant to an agreement between Maxim and the Company.

The ownership percentages with respect to Jet.AI set forth above do not take into account Oxbridge Warrants or Merger Consideration Warrants that will remain outstanding immediately following the Business Combination, but do include the Founder Shares, which will convert into Jet.AI Common Stock upon an Initial Business Combination. If the facts are different than these assumptions, the percentage ownership retained by Oxbridge’s existing shareholders in Jet.AI following the Business Combination will be different. For example, if we assume that all outstanding 11,500,000 public warrants, 5,760,000 private placement warrants and 7,353,000 Merger Consideration Warrants were exercisable and exercised following completion of the Business Combination and further assume that no public shareholders elect to have their public shares redeemed (and each other assumption set forth in the preceding paragraph remains the same), then the ownership of Jet.AI would be as follows:

	Shares of Jet.AI Common Stock	% of Total Jet.AI Common Stock
Historical Rollover Shareholders	11,853,000	35.60
Public Shareholders(1)	12,801,952	38.46
Initial Shareholders(2)	8,635,000	25.94
Total	33,289,952	100.0%

(1)	Includes 115,000 shares of Class A Ordinary Shares issued to Maxim Group, LLC, the representative to the underwriters in our initial public offering, which are not redeemable pursuant to an agreement between Maxim and the Company.

(2)	Includes 862,500 shares issuable to Maxim Group, LLC, the representative to the underwriters in our initial public offering, upon exercise of private placement warrants.

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The Oxbridge Warrants will become exercisable on the later of (a) 30 days after the completion of the Business Combination (or any other Initial Business Combination) and (b) 12 months from the closing of our IPO and will expire five years after the completion of an Initial Business Combination or earlier upon their redemption or liquidation.

The Merger Consideration Warrants will become exercisable on the completion of the Business Combination.

Additionally, if we (a) assume (i) that no public shareholders elect to have their public shares redeemed, (ii) that there are no other issuances of equity interests of Oxbridge or Jet Token, (iii) none of Oxbridge’s initial shareholders or the Historical Rollover Shareholders purchase Class A Ordinary Shares in the open market, (iv) the issuance of all 3,418,408 shares of Jet.AI Common Stock that will be reserved in respect of Jet.AI Options issued in exchange for outstanding pre-merger Jet Token Options and in respect of Jet.AI RSU Awards issued in exchange for outstanding pre-merger Jet Token RSU Awards, and (b) do not take into account Oxbridge Warrants or Merger Consideration Warrants that will remain outstanding following the Business Combination and may be exercised at a later date, then the ownership of Jet.AI would be as follows:

	Shares of Jet.AI Common Stock	% of Total Jet.AI Common Stock
Historical Rollover Shareholders	7,918,408	65.47
Public Shareholders(1)	1,301,952	10.76
Initial Shareholders	2,875,000	23.77
Total	12,095,360	100.0%

(1)	Includes 115,000 shares of Class A Ordinary Shares issued to Maxim Group, LLC, the representative to the underwriters in our initial public offering, which are not redeemable pursuant to an agreement between Maxim and the Company.

Please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

Board of Directors of Jet.AI Following the Business Combination

Assuming the Director Election Proposal is approved at the extraordinary general meeting, we expect the Jet.AI Board to be comprised of Michael Winston, George Murnane, Jay Madhu, Wrendon Timothy and three other directors.

Expected Accounting Treatment

The Business Combination will be accounted for as a reverse recapitalization under U.S. GAAP. Under this method of accounting, Oxbridge will be treated as the “acquired” company for financial reporting purposes. See the subsection entitled “The Business Combination — Expected Accounting Treatment.”

Appraisal Rights

Appraisal Rights of Oxbridge Shareholders

There are no appraisal rights available to holders of Class A Ordinary Shares, Class B Ordinary Shares or Oxbridge Warrants in connection with the Business Combination or Domestication under Cayman Islands law or the DGCL.

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Other Oxbridge Proposals

In addition to the proposal to approve by ordinary resolution and adopt the Business Combination Agreement and the Business Combination, our shareholders will be asked to vote upon (a) a proposal to approve by special resolution the change of Oxbridge’s jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware; (b) a proposal to approve by special resolution and adopt the Proposed Organizational Documents; (c) ten separate proposals to approve, on a non-binding advisory basis, by ordinary resolution material differences between the Existing Organizational Documents and the Proposed Certificate of Incorporation and the Proposed Bylaws of Jet.AI; (d) a proposal to approve by ordinary resolution and adopt the Omnibus Incentive Plan; (e) a proposal for the holders of the Class B Ordinary Shares to elect, effective immediately after the effective time of the Second Merger, two directors to serve until the 2023 annual meeting of stockholders, two directors to serve until the 2024 annual meeting of stockholders and three directors to serve until the 2025 annual meeting of stockholders, and until their respective successors are duly elected and qualified, subject to such directors’ earlier death, resignation, retirement, disqualification or removal; and (f) a proposal to approve by ordinary resolution the adjournment of the extraordinary general meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of one or more Proposals at the extraordinary general meeting. For more information, see the sections entitled “Proposal No. 1 — The Business Combination Proposal,” “Proposal No. 2 — The Domestication Proposal,” “Proposal No. 3 — The Organizational Documents Proposal,” “Proposal No. 4 — The Advisory Organizational Documents Proposals,” “Proposal No. 5 — The Omnibus Incentive Plan Proposal,” Proposal No. 6 — The Director Election Proposal” and “Proposal No. 7 — The Adjournment Proposal” for more information.

Date, Time and Place of Extraordinary General Meeting

[The extraordinary general meeting will be held in person on                 , 2023, at                 , Eastern time, at Suite 201, 42 Edward Street, George Town, Grand Cayman, Cayman Islands, KY1-9006, or such other date, time and place to which such meeting may be adjourned, to consider and vote upon the Proposals.]

Voting Power; Record Date

You will be entitled to vote or direct votes to be cast at the virtual extraordinary general meeting if you owned Class A Ordinary Shares or Class B Ordinary Shares at the close of business on [        , 2023], which is the record date for the extraordinary general meeting. You are entitled to one vote for each Class A Ordinary Shares or Class B Ordinary Share that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. As of the close of business on the record date, there were [1,301,952] outstanding Class A Ordinary Shares, which are held by our public shareholders, and [2,875,000] outstanding Class B Ordinary Shares, which are held by our initial shareholders.

Proxy Solicitation

Proxies may be solicited by mail. We have engaged [●] to assist in the solicitation of proxies. If a shareholder grants a proxy, it may still vote its shares online if it revokes its proxy before the extraordinary general meeting. A shareholder may also change its vote by submitting a later-dated proxy as described in the subsection entitled “Extraordinary General Meeting — Revoking Your Proxy.”

Quorum and Required Vote for Proposals for the Extraordinary General Meeting

A quorum of our shareholders is necessary to hold a valid meeting. A quorum will be present at the extraordinary general meeting if holders of one-third of our Class A Ordinary Shares and Class B Ordinary Shares entitled to vote thereat attend in person, online or by proxy at the extraordinary general meeting. Abstentions will count as present for the purposes of establishing a quorum.

The approval of the Business Combination Proposal, the Advisory Organizational Documents Proposals, the Omnibus Incentive Plan Proposal, the Director Election Proposal and the Adjournment Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote (in person, online or by proxy) of the holders of a majority of the Class A Ordinary Shares and Class B Ordinary Shares entitled to vote and actually casting votes thereon at the extraordinary general meeting, voting as a single class. Under the Existing Organizational Documents, only the holders of Class B Ordinary Shares are entitled to vote on the election of directors and therefore the Director Election Proposal. Approval of the Domestication Proposal and the Organizational Documents Proposal requires a special resolution under Cayman Islands law, being the affirmative vote (in person, online or by proxy) of the holders of at least two-thirds of the Class A Ordinary Shares and Class B Ordinary Shares entitled to vote and actually casting votes thereon at the extraordinary general meeting, voting as a single class. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the extraordinary general meeting. Accordingly, a shareholder’s failure to vote in person, online or by proxy at the extraordinary general meeting or an abstention from voting will have no effect on the outcome of the vote on any of the Proposals.

The Closing is conditioned on the approval of the Condition Precedent Proposals at the extraordinary general meeting. Each of the Condition Precedent Proposals is cross-conditioned on each of the other Condition Precedent Proposals. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement/prospectus.

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Recommendation to Oxbridge Shareholders

The Oxbridge Board believes that each of the Business Combination Proposal, the Domestication Proposal, the Organizational Documents Proposal, the Advisory Organizational Documents Proposals, the Omnibus Incentive Plan Proposal, the Director Election Proposal and the Adjournment Proposal is in the best interests of Oxbridge and our shareholders and recommends that our shareholders vote “FOR” each Proposal (or in the case of the Director Election Proposal, “FOR ALL NOMINEES”) being submitted to a vote of the shareholders at the extraordinary general meeting. For more information, see the sections entitled “Proposal No. 1 — The Business Combination Proposal,” “Proposal No. 2 — The Domestication Proposal,” “Proposal No. 3 — The Organizational Documents Proposal,” “Proposal No. 4 — The Advisory Organizational Documents Proposals,” “Proposal No. 5 —The Omnibus Incentive Plan Proposal,” “Proposal No. 6 — The Director Election Proposal” and “Proposal No. 7 — The Adjournment Proposal.”

When you consider the recommendation of the Oxbridge Board in favor of approval of these Proposals, you should keep in mind that, aside from their interests as shareholders, our Sponsor and certain of our directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a shareholder. Please see the subsection entitled “The Business Combination — Interests of Certain Persons in the Business Combination.”

Summary Risk Factors

In evaluating the Proposals set forth in this proxy statement/prospectus, you should carefully read this proxy statement/prospectus, including the annexes, and especially consider the factors discussed in the section entitled “Risk Factors.” Some of the risks related to Jet Token’s business and industry and the Business Combination are summarized below.

Risks Related to Projections and Forward-Looking Statements Included in this Proxy Statement/Prospectus

●	The projections provided to the Oxbridge Board and contained in this proxy statement/prospectus are forward-looking statements that rely upon estimates and assumptions that are subject to uncertainty.

●	The forward-looking statements contained in this proxy statement/prospectus rely upon estimates and assumptions that are subject to uncertainty.

Risks Related to Jet Token’s Operating Environment

●	Demand for Jet Token’s product and services may decline due to factors beyond its control.

●	Jet Token faces a high level of competition with numerous market participants with greater financial resources and operating experience.

●	Aviation businesses are often affected by factors beyond their control including: air traffic congestion at airports; airport slot restrictions; air traffic control inefficiencies; natural disasters; adverse weather conditions, such as hurricanes or blizzards; increased and changing security measures; changing regulatory and governmental requirements; new or changing travel-related taxes; or the outbreak of disease; any of which could have a material adverse effect on Jet Token’s business, results of operations and financial condition.

●	Jet Token’s business is primarily focused on certain targeted geographic regions, making it vulnerable to risks associated with having geographically concentrated operations.

●	The operation of aircraft is subject to various risks, and failure to maintain an acceptable safety record may have an adverse impact on Jet Token’s ability to obtain and retain customers.

●	The supply of pilots to the airline industry is limited and may negatively affect Jet Token’s operations and financial condition. Increases in labor costs may adversely affect Jet Token’s business, results of operations and financial condition.

●	Pilot attrition may negatively affect Jet Token’s operations and financial condition.

●	Jet Token is exposed to operational disruptions due to maintenance.

●	Significant increases in fuel costs could have a material adverse effect on Jet Token’s business, financial condition and results of operations.

●	If efforts to continue to build a strong brand identity and improve member satisfaction and loyalty are not successful, Jet Token may not be able to attract or retain members, and its operating results may be adversely affected.

Risks Related to Jet Token’s Business

●	Jet Token is an early stage company with a limited operating history.

●	Jet Token may not be able to successfully implement its growth strategies.

●	Jet Token’s operating results are expected to be difficult to predict based on a number of factors that also will affect its long-term performance.

●	If Jet Token cannot internally or externally finance its aircraft or generate sufficient funds to make payments to external financing sources, Jet Token may not succeed.

●	Jet Token may not have enough capital as needed and may be required to raise more capital and the terms of subsequent financings may adversely impact your investment.

●	The prices of blockchain currencies that Jet Token accepts as payment are extremely volatile. Fluctuations in the price of blockchain currencies and digital assets generally could materially and adversely affect Jet Token’s business.

●	If Jet Token is not able to structure its Jet Token in accordance with applicable law, including federal securities laws, Jet Token may not be able to proceed with one element of its business as planned.

●	Changes in the regulatory environment governing digital assets could make it difficult or impracticable to create and sell Jet Token which may have a material impact on Jet Token’s revenues.

●	Jet Token’s business and reputation rely on, and will continue to rely on, third parties.

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●	Jet Token relies on third-party Internet, mobile, and other products and services to deliver its mobile and web applications and flight management system offerings to customers, and any disruption of, or interference with, Jet Token’s use of those services could adversely affect its business, financial condition, results of operations, and customers.

●	Jet Token relies on third parties maintaining open marketplaces to distribute its mobile and web applications.

●	Jet Token may be unable to adequately protect its intellectual property interests or may be found infringing on intellectual property interests of others.

Risks Relating to Ownership of Jet.AI Common Stock and Jet.AI Warrants after the Closing of the Business Combination

●	Jet Token has never paid cash dividends on its capital stock, and Jet.AI does not anticipate paying dividends in the foreseeable future.

●	The stock price following the Closing of the Business Combination may be volatile, and you may not be able to sell shares at or above the price at the Closing.

●	There is no guarantee that the Jet.AI Warrants will ever be in the money, and they may expire worthless.

●	Anti-takeover provisions contained in the Proposed Organizational Documents and applicable laws could impair a takeover attempt.

●	Jet.AI is subject to risks related to taxation in the United States.

Risks Related to Oxbridge and the Business Combination

●	Following the consummation of the Business Combination, Jet.AI’s sole material asset will be its direct and indirect interests in its subsidiaries and, accordingly, Jet.AI will be dependent upon distributions from its subsidiaries to pay taxes and cover its corporate and other overhead expenses and pay dividends, if any, on the Jet.AI Common Stock.

●	Subsequent to the consummation of the Business Combination, Jet.AI may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

●	Our Sponsor, directors and officers have agreed to vote in favor of the Business Combination, regardless of how our public shareholders vote.

●	Our Sponsor and certain of our directors and officers have interests in the Business Combination that are different from, or in addition to, those of other shareholders generally.

●	Our officers and directors may have conflicts of interest in determining whether to present business opportunities to us or another entity with which they are, or may become, affiliated.

●	Our Sponsor holds a significant number of Class B Ordinary Shares and warrants. Our Sponsor will lose its entire investment in us if we do not complete the Business Combination or any other Initial Business Combination.

●	We cannot assure you that our diligence review has identified all material risks associated with the Business Combination, and you may be less protected as an investor from any material issues with respect to Jet Token’s business, including any material omissions or misstatements contained in the Registration Statement or this proxy statement/prospectus than an investor in an initial public offering.

Risks Related to Consummation of the Domestication

●	Upon consummation of the Business Combination, the rights of the holders of Jet.AI Common Stock arising under the DGCL as well as the Proposed Organizational Documents will differ from and may be less favorable to the rights of holders of Class A Ordinary Shares arising under Cayman Islands law as well as the Existing Organizational Documents.

●	The Proposed Organizational Documents will provide, subject to limited exceptions, that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit stockholders’ ability to obtain a more favorable judicial forum for disputes with Jet.AI or its directors, officers, employees or stockholders.

Risks Related to the Redemption

●	There is no guarantee that a shareholder’s decision whether to redeem its shares for a pro rata portion of the Trust Account will put the shareholder in a better future economic position.

●	If our shareholders fail to comply with the redemption requirements specified in this proxy statement/prospectus, they will not be entitled to redeem their Class A Ordinary Shares for a pro rata portion of the funds held in the Trust Account.

●	Shareholders who wish to redeem their shares for a pro rata portion of the Trust Account must comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline.

●	If a public shareholder fails to receive notice of Oxbridge’s offer to redeem its public shares in connection with the Business Combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

●	If Oxbridge is unable to consummate the Business Combination or any other Initial Business Combination within the Combination Period, the public shareholders may be forced to wait beyond such date before redemption from the Trust Account.

●	The U.S. federal income tax treatment of the redemption of Jet.AI Common Stock as a sale of such Jet.AI Common Stock depends on a shareholder’s specific facts.

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SELECTED HISTORICAL FINANCIAL DATA OF Jet Token

The following selected historical financial information and other data for Jet Token set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Jet Token” and Jet Token’s historical unaudited and audited consolidated financial statements and the related notes thereto contained elsewhere in this proxy statement/prospectus.

The selected historical consolidated financial information and other data presented below for the years ended December 31, 2022 and December 31, 2021 have been derived from Jet Token’s audited consolidated financial statements included elsewhere in this proxy statement/prospectus.

Statements of Operations Data

	2022	2021

Revenues	$21,862,728	$1,112,195
Cost of revenues	19,803,739	1,383,100
Gross profit (loss)	2,058,989	(270,905)

Operating Expenses:
General and administrative (including stock-based compensation of $6,492,653 and $12,690,091, respectively)	9,230,789	14,879,597
Sales and marketing	426,728	704,724
Research and development	137,278	117,391
Total operating expenses	9,794,795	15,701,712

Operating loss	(7,735,806)	(15,972,617)

Other income:
Other income	(3)	(207,368)
Total other income	(3)	(207,368)

Loss before provision for income taxes	(7,735,803)	(15,765,249)

Provision for income taxes	2,400	-

Net Loss	$(7,738,203)	$(15,765,249)

Weighted average shares outstanding - basic and diluted	122,747,555	118,503,131
Net loss per share - basic and diluted	$(0.06)	$(0.13)

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Balance Sheets Data

	2022	2021

Assets
Current assets:
Cash and cash equivalents	$1,527,391	$643,494
Other current assets	357,861	79,548
Total current assets	1,885,252	723,042

Property and equipment, net	5,814	7,495
Intangible assets, net	155,009	287,711
Right-of-use asset	2,081,568	-
Other assets	762,976	1,122,789
Total assets	$4,890,619	$2,141,037

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$242,933	$296,201
Accrued liabilities	951,689	116,113
Deferred revenue	933,361	436,331
Related party advances	-	200,196
Lease liability, current portion	494,979	-
Line of credit	-	194,727
Total current liabilities	2,622,962	1,243,568

Lease liability, net of current portion	1,531,364	-
Total liabilities	4,154,326	1,243,568

Commitments and contingencies (Note 5)	-	-

Stockholders’ Equity
Series Seed Preferred stock, 10,000,000 shares authorized, $0.0000001 par value, 683,333 and 983,333 issued and outstanding, respectively	20,500	29,500
Series CF Non-voting Preferred stock, 25,000,000 shares authorized, 18,826,385 issued and outstanding	704,396	704,396
Preferred Stock, 15,000,000 shares authorized, $0.0000001 par value, 0 issued and outstanding	-	-
Common stock, 300,000,000 shares authorized, par value $0.0000001, 78,353,333 and 78,353,333 issued and outstanding, respectively	8	8
Non-voting Common Stock, 200,000,000 shares authorized, par value $0.0000001, 46,089,886 and 42,169,330 issued and outstanding, respectively	4	4
Subscription receivable	(15,544)	(96,600)
Additional paid-in capital	26,682,909	19,177,938
Accumulated deficit	(26,655,980)	(18,917,777)
Total stockholders’ equity	736,293	897,469
Total liabilities and stockholders’ equity	$4,890,619	$2,141,037

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Statements of Cash Flows Data

	2022	2021

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(7,738,203)	$(15,765,249)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization and depreciation	134,383	133,608
Amortization of lease financing costs	-	1,175
Gain on loan forgiveness	-	(207,360)
Stock-based compensation	6,492,653	12,690,373
Non-cash operating lease costs	494,468	-
Changes in operating assets and liabilities:
Accounts receivable	-	400
Other current assets	(278,313)	(28,980)
Accounts payable	(53,268)	15,643
Accrued liabilities	835,576	111,480
Deferred revenue	497,030	436,331
Lease liability	(480,368)	-
Net cash used in operating activities	(96,042)	(2,612,579)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	-	(8,407)
Purchase of intangible assets	-	(97,978)
Return of aircraft deposit	1,093,600	-
Deposits and other assets	(803,112)	(439,750)
Net cash provided by (used in) investing activities	290,488	(546,135)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds - related party advances	42,000	200,196
Repayments - related party advances	(242,196)	-
Proceeds - notes payable	-	86,360
Payments on line of credit	(194,727)	(257,308)
Offering costs	(1,691,386)	(1,221,552)
Payment of lease financing costs	-	(70,500)
Preferred share redemption	(225,000)	-
Proceeds from sale of Non-Voting Common Stock	3,000,760	2,843,790
Net cash provided by financing activities	689,451	1,580,986

Increase (decrease) in cash and cash equivalents	883,897	(1,577,728)
Cash and cash equivalents, beginning of year	643,494	2,221,222
Cash and cash equivalents, end of year	$1,527,391	$643,494

Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$2,400	$-

Non cash investing and financing activities:
Subscription receivable from sale of Non-Voting Common Stock	$15,544	$96,600
Line of credit issued for offering expenses paid on behalf of the Company	$-	$452,035
Application of equipment deposit to aircraft maintenance reserve account	$-	$250,000
Operating lease, Right-of-use assets and liabilities	$2,506,711	$-

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SELECTED HISTORICAL FINANCIAL DATA OF Oxbridge

The selected historical statements of operations data of Oxbridge for the year ended December 31, 2022, and for period from April 12, 2021 (inception) through December 31, 2021, and the historical balance sheet data as of December 31, 2022 and 2021 are derived from Oxbridge’s audited financial statements included elsewhere in this proxy statement/prospectus.

Oxbridge’s historical results presented below are not necessarily indicative of the results for any future period. The information below is only a summary and should be read in conjunction with the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Oxbridge” and “Information about Oxbridge” and the historical financial statements, and the notes related thereto, which are included elsewhere in this proxy statement/prospectus.

Statements of Operations Data

(in thousands, except share and per share data)

Statements of Operations Data:	Year Ended December 31, 2022	Year Ended December 31, 2021
Revenue	$-	$-
Loss from operations	(487)	(86)
Interest Income on Marketable Securities	960	-
Change in fair value of warrant liabilities	6,699	(3,457)
Net income (loss)	7,176	(3,542)
Basic and diluted net earnings (loss) per ordinary share	0.546	(0.244)

Statements of Balance Sheet Data:

(in thousands, except share and per share data)

Balance Sheet Data:	As of December 31, 2022	As of December 31, 2021
Total current assets	$215	$614
Trust account	12,835	116,725
Total assets	13,050	117,339
Total liabilities	5,072	11,112
Value of ordinary shares subject to redemption	12,835	116,725
Shareholders’ deficit	(4,857)	(10,498)
Ordinary Shares Subject to Possible Redemption	1,186,952	11,500,000

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SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following selected unaudited pro forma condensed combined financial data (the “selected pro forma information”) gives effect to the Business Combination described in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.” The Business Combination will be accounted for as a reverse recapitalization under U.S. GAAP. Under this method of accounting, Oxbridge is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of Jet.AI will represent a continuation of the financial statements of Jet Token with the Business Combination being treated as the equivalent of Jet Token issuing stock for the net assets of Oxbridge, accompanied by a recapitalization. The net assets of Oxbridge will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be presented as those of Jet Token in future reports of Jet.AI.

The selected unaudited pro forma condensed combined balance sheet data as of December 31, 2022 gives pro forma effect to the Business Combination as if it had occurred on December 31, 2022. The selected unaudited pro forma condensed combined statement of operations data for the year ended December 31, 2022 gives pro forma effect to the Business Combination as if it had occurred on January 1, 2022.

The selected pro forma information has been derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information of Jet.AI and the accompanying notes, in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information,” both appearing elsewhere in this proxy statement/prospectus. The unaudited pro forma condensed combined financial information is derived from, and should be read in conjunction with, the historical financial statements of Oxbridge and Jet Token and related notes included elsewhere in this proxy statement/prospectus. The selected pro forma information has been presented for informational purposes only and is not necessarily indicative of what Jet.AI’s financial position or results of operations actually would have been had the Business Combination and the other transactions contemplated by the Business Combination Agreement been completed as of the dates indicated. In addition, the selected pro forma information does not purport to project the future financial position or operating results of Jet.AI.

The following table presents selected pro forma information after giving effect to the Business Combination, presented under two scenarios:

●	Assuming No Redemptions Scenario — this scenario assumes that none of the public shareholders exercise their right to have their Class A Ordinary Shares redeemed for cash; and

●	Assuming Maximum Redemptions Scenario — this scenario assumes that 237,734 Class A Ordinary Shares are redeemed for an aggregate payment of $2,588,920, which is the maximum number of shares that could be redeemed in connection with the Business Combination at an assumed redemption price of $10.89 per share based on the Trust Account balance as of [_____, 2023] with Oxbridge still having: (a) as of the Closing, after distribution of the funds in the Trust Account and deducting all amounts to be paid pursuant to the exercise of redemption rights of public shareholders and expenses paid or required to be paid in connection with the Business Combination (including underwriting commissions), taking into account any liabilities that have accrued prior to the Closing but for which payment will be due, or deferred until, after the Closing, cash on hand equal to or in excess of $5,000,000 and (b) at least $5,000,001 of net tangible assets, after deducting all amounts to be paid pursuant to the exercise of redemption rights, as required to consummate the Business Combination.

The following table summarizes the pro forma Jet.AI Common Stock issued and outstanding immediately after the Business Combination:

	No Redemptions Scenario		Maximum Redemptions Scenario
	Shares	%	Shares	%
Historical Rollover Shareholders	4,500,000	51.86	4,500,000	53.32
Public Shareholders(1)	1,301,952	15.00	1,064,218	12.61
Initial Shareholders	2,875,000	33.14	2,875,000	34.07
Total	8,676,952	100.00	8,439,218	100.00

(1)	Includes 115,000 shares of Class A Ordinary Shares issued to Maxim Group, LLC, the representative to the underwriters in our initial public offering, which are not redeemable pursuant to an agreement between Maxim and the Company.

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The two alternative levels of additional redemptions assumed in the unaudited pro forma condensed combined balance sheet and statement of operations are based on the assumption that there are no adjustments for the outstanding public warrants as such securities are not exercisable until 30 days after the Closing and no adjustments for the Merger Consideration Warrants.

If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information will be different and those changes could be material.

		Pro Forma
	Pro Forma	Combined
	Combined	(Assuming
	(Assuming No	Maximum
	Redemptions	Redemptions
	Scenario)	Scenario)

Selected Unaudited Pro Forma Condensed Combined Statement of Operations Data	(in thousands, except share and per share data)
For the year ended December 31, 2022
Revenue	$21,863	$21,863
Net loss	$(1,522)	$(1,522)
Net loss per share – Jet.AI Common Stock – basic and diluted	$(0.09)	$(0.09)
Weighted-average Jet.AI Common Stock outstanding – basic and diluted	17,633,764	17,396,030

Selected Unaudited Pro Forma Condensed Combined Balance Sheet Data as of December 31, 2022
Total assets	$12,651	$10,062
Total liabilities	$4,627	$4,627
Total shareholders’ equity	$8,024	$5,435

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RISK FACTORS

The following risk factors will apply to our business and operations following the completion of the Business Combination. These risk factors are not exhaustive and investors are encouraged to perform their own investigation with respect to the business, financial condition and prospects of Jet Token and our business, financial condition and prospects following the completion of the Business Combination. You should carefully consider the following risk factors in addition to the other information included in this proxy statement/prospectus, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements.” We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business or financial condition. The following discussion should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Jet Token,” the financial statements of Jet Token and the notes to the financial statements of Jet Token included herein.

Risks Related to Projections and Forward-Looking Statements Included in this Proxy Statement/Prospectus

The projections provided to the Oxbridge Board and contained in this proxy statement/prospectus are forward-looking statements that rely upon estimates and assumptions that are subject to uncertainty.

The projections of revenue, projected contribution, EBITDA and capital expenditures provided to the Oxbridge Board by Jet Token are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include timing of the proposed merger; the business plans, objectives, expectations and intentions of the parties once the transaction is complete, and Jet Token’s and Oxbridge’s estimated and future results of operations, business strategies, competitive position, industry environment and potential growth opportunities, relating to the acquired business. Those forward-looking statements reflect the analysis of existing information at the time of such investor presentations and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, our actual results may differ materially from our expectations or projections. The following factors, among others, could cause actual results to differ materially from those described in the investor presentations: the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement and the proposed transaction contemplated thereby; the inability to complete the transactions contemplated by the Business Combination Agreement due to the failure to obtain approval of the stockholders of Oxbridge or Jet Token or other conditions to closing in the Business Combination Agreement; the outcome of any legal proceedings that have been, or will be, instituted against Oxbridge or other parties to the Business Combination Agreement following announcement of the Business Combination Agreement and transactions contemplated therein; the ability of Oxbridge to meet Nasdaq listing standards following the merger and in connection with the consummation thereof; the failure to achieve the assumptions underlying certain of the financial projections risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the announcement of the Business Combination Agreement and consummation of the transaction described therein; costs related to the proposed merger and the impact of the substantial indebtedness to be incurred to finance the consummation of the merger; changes in applicable laws or regulations; the ability of the combined company to meet its financial and strategic goals, due to, among other things, competition, the ability of the combined company to grow and manage growth profitability, maintain relationships with customers and retain its key employees; the possibility that the combined company may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the SEC by Oxbridge.

The forward-looking statements contained in this proxy statement/prospectus rely upon estimates and assumptions that are subject to uncertainty.

This proxy statement/prospectus contains a number of forward-looking statements regarding our future operating results, our ability to enter into partnerships or contractual relationships with third parties, the level of indebtedness we will have at the Closing, and of future economic conditions. These forward-looking statements, while in some cases presented with numerical specificity, are based upon a number of estimates and assumptions, which though considered reasonable by Jet Token at the time presented, are inherently subject to significant business, economic, regulatory and competitive uncertainties and contingencies, many of which are beyond the control of Jet Token, and upon assumptions with respect to future business strategies and decisions which are subject to change and may be out of the control of the current management of Jet Token. While Jet Token believes that the forward-looking statements are based upon reasonable assumptions and estimates, actual results will vary and such variations may be material. Forward-looking statements are necessarily speculative in nature, and it is usually the case that one or more of the assumptions underlying the forecasts will not materialize. The uncertainty of the forward-looking statements is particularly heightened by the fact that Jet Token has limited operations, track record or historical financial statements or data on which to base the projections underlying the forward-looking statements. PROSPECTIVE INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THE forward-looking statements AND SHOULD READ THEM IN CONNECTION WITH THE OTHER MATERIALS CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS.

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Risks Related to Jet Token’s Operating Environment

Demand for Jet Token’s product and services may decline due to factors beyond its control.

Demand for private jet charters may be negatively impacted by factors affecting air travel generally, such as adverse weather conditions, an outbreak of a contagious disease and other natural events, terrorism and increased security screening requirements.

In particular, the recurrence of a pandemic, whether COVID-19 or otherwise, may result in a decline in air travel. Additionally, the reimposition of travel restrictions and other measures intended to contain the spread of any such virus may contribute to a decline in demand for air travel. If travel remains in a general decline for a significant period of time, Jet Token may be unable to compete with more established operators and may not be able to achieve profitability in the medium term or at all.

More broadly, business jet travel is highly correlated to the performance of the economy, and an economic downturn, such as the current economic environment, which has been adversely affected by high rates of inflation, increasing interest rates, and low consumer sentiment, is likely to have a direct impact on the use of business jets. Jet Token’s customers may consider private air travel through its products and services to be a luxury item, especially when compared to commercial air travel. As a result, any economic downturn which has an adverse effect on Jet Token’s customers’ spending habits could cause them to travel less frequently and, to the extent they travel, to travel using commercial air carriers or other means considered to be more economical than Jet Token’s products and services. For example, beginning in 2008 and in connection with weakened macroeconomic conditions, the corporate and executive jet aviation industry, and companies that utilize corporate jets, experienced intensified political and media scrutiny. It is likely that the current economic downturn will impact demand for private jet travel for some time.

Any of these factors that cause the demand for private jet travel may result in delays that could reduce the attractiveness of private air charter travel versus other means of transportation, particularly for shorter distance travel, which represents our target market. Delays also frustrate passengers, affecting Jet Token’s reputation and potentially reducing fleet utilization and charter bookings as a result of flight cancellations and increase costs. Jet Token may experience decreased demand, as well as a loss of reputation, in the event of an accident involving one of its aircraft or an aircraft booked through our platform or any actual or alleged misuse of its platform or aircraft by customers in violation of law. Demand for Jet Token’s product and services may also decline due to actions that increase the cost of private air charter travel versus other forms of transportation, particularly efforts aimed at addressing climate change such as carbon tax initiatives or other actions. Any of the foregoing circumstances or events which reduced the demand for private jet charters could negatively impact Jet Token’s ability to establish its business and achieve profitability.

Jet Token faces a high level of competition with numerous market participants with greater financial resources and operating experience.

The private air travel industry is extraordinarily competitive. Factors that affect competition in this industry include price, reliability, safety, regulations, professional reputation, aircraft availability, equipment and quality, consistency and ease of service, willingness and ability to serve specific airports or regions, and investment requirements. Jet Token plans to compete against private jet charter and fractional jet companies as well as business jet charter companies. Both the private jet charter companies and the business jet charter companies have numerous competitive advantages that enable them to attract customers. Jet Token’s access to a smaller aircraft fleet and regional focus puts it at a competitive disadvantage, particularly with respect to its appeal to business travelers who want to travel overseas.

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The fractional private jet companies and many of the business jet charter companies have access to larger fleets of aircraft and have greater financial resources, which would permit them to more effectively service customers. Due to Jet Token’s relatively small size, it is more susceptible to their competitive activities, which could prevent Jet Token from attaining the level of sales required to sustain profitable operations.

Recently consolidation in the industry, such as VistaJet’s acquisitions of XOJET and JetSmarter and Wheels Up’s acquisition of Delta Private Jets as well as Gama Aviation, a business jet services company, and increased consolidation in the future could further intensify the competitive environment Jet Token faces.

There can be no assurance that Jet Token’s competitors will not be successful in capturing a share of our present or potential customer base. The materialization of any of these risks could adversely affect Jet Token’s business, financial condition and results of operations.

Aviation businesses are often affected by factors beyond their control including: air traffic congestion at airports; airport slot restrictions; air traffic control inefficiencies; natural disasters; adverse weather conditions, such as hurricanes or blizzards; increased and changing security measures; changing regulatory and governmental requirements; new or changing travel-related taxes; or the outbreak of disease; any of which could have a material adverse effect on Jet Token’s business, results of operations and financial condition.

Like other aviation companies, Jet Token’s business is affected by factors beyond its control, including air traffic congestion at airports, airport slot restrictions, air traffic control inefficiencies, natural disasters, adverse weather conditions, increased and changing security measures, changing regulatory and governmental requirements, new or changing travel-related taxes, or the outbreak of disease. Factors that cause flight delays frustrate passengers and increase operating costs and decrease revenues, which in turn could adversely affect profitability. In the United States, the federal government singularly controls all U.S. airspace, and aviation operators are completely dependent on the FAA to operate that airspace in a safe, efficient and affordable manner. The air traffic control system, which is operated by the FAA, faces challenges in managing the growing demand for U.S. air travel. U.S. air-traffic controllers often rely on outdated technologies that routinely overwhelm the system and compel aviation operators to fly inefficient, indirect routes resulting in delays and increased operational cost. In addition, there are currently proposals before Congress that could potentially lead to the privatization of the United States’ air traffic control system, which could adversely affect Jet Token’s business.

Adverse weather conditions and natural disasters, such as hurricanes, winter snowstorms or earthquakes, can cause flight cancellations or significant delays. Cancellations or delays due to adverse weather conditions or natural disasters, air traffic control problems or inefficiencies, breaches in security or other factors may affect Jet Token to a greater degree than its competitors who may be able to recover more quickly from these events, and therefore could have a material adverse effect on Jet Token’s business, results of operations and financial condition to a greater degree than other air carriers. Any general reduction in passenger traffic could have a material adverse effect on Jet Token’s business, results of operations and financial condition.

Jet Token’s business is primarily focused on certain targeted geographic regions, making it vulnerable to risks associated with having geographically concentrated operations.

Jet Token’s customer base is primarily concentrated in certain geographic regions of the United States. As a result, Jet Token’s business, financial condition and results of operations are susceptible to regional economic downturns and other regional factors, including state regulations and budget constraints and severe weather conditions, catastrophic events or other disruptions. As Jet Token seeks to expand in its existing markets, opportunities for growth within these regions will become more limited and the geographic concentration of Jet Token’s business may increase.

The operation of aircraft is subject to various risks, and failure to maintain an acceptable safety record may have an adverse impact on Jet Token’s ability to obtain and retain customers.

The operation of aircraft is subject to various risks, including catastrophic disasters, crashes, mechanical failures and collisions, which may result in loss of life, personal injury and/or damage to property and equipment. Jet Token may experience accidents in the future. These risks could endanger the safety of its customers, personnel, third parties, equipment, cargo and other property (both Jet Token’s and that of third parties), as well as the environment. If any of these events were to occur, Jet Token could experience loss of revenue, termination of customer contracts, higher insurance rates, litigation, regulatory investigations and enforcement actions (including potential grounding of Jet Token’s fleet and suspension or revocation of its operating authorities) and damage to its reputation and customer relationships. In addition, to the extent an accident occurs with an aircraft Jet Token operates or charters, Jet Token could be held liable for resulting damages, which may involve claims from injured passengers and survivors of deceased passengers. There can be no assurance that the amount of Jet Token’s insurance coverage available in the event of such losses would be adequate to cover such losses, or that Jet Token would not be forced to bear substantial losses from such events, regardless of its insurance cover.

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Moreover, any aircraft accident or incident, even if fully insured, and whether involving Jet Token or other private aircraft operators, could create a public perception that Jet Token is less safe or reliable than other private aircraft operators, which could cause customers to lose confidence and switch to other private aircraft operators or other means of transportation. In addition, any aircraft accident or incident, whether involving Jet Token or other private aircraft operators, could also affect the public’s view of industry safety, which may reduce the amount of trust by customers.

Jet Token incurs considerable costs to maintain the quality of (i) its safety program, (ii) its training programs and (iii) its fleet of aircraft. Jet Token cannot guarantee that these costs will not increase. Likewise, Jet Token cannot guarantee that its efforts will provide an adequate level of safety or an acceptable safety record. If Jet Token is unable to maintain an acceptable safety record, Jet Token may not be able to retain existing customers or attract new customers, which could have a material adverse effect on its business, financial condition and results of operations.

The supply of pilots to the airline industry is limited and may negatively affect Jet Token’s operations and financial condition. Increases in labor costs may adversely affect Jet Token’s business, results of operations and financial condition.

Jet Token’s pilots are subject to stringent pilot qualification and crew member flight training standards (“FAA Qualification Standards”), which among other things require minimum flight time for pilots and mandate strict rules to minimize pilot fatigue. The existence of such requirements effectively limits the supply of qualified pilot candidates and increases pilot salaries and related labor costs. A shortage of pilots would require Jet Token to further increase its labor costs, which would result in a material reduction in its earnings. Such requirements also impact pilot scheduling, work hours and the number of pilots required to be employed for Jet Token’s operations.

In addition, Jet Token’s operations and financial condition may be negatively impacted if it is unable to train pilots in a timely manner. Due to an industry-wide shortage of qualified pilots, driven by the flight hours requirements under the FAA Qualification Standards and attrition resulting from the hiring needs of other industry participants, pilot training timelines have significantly increased and stressed the availability of flight simulators, instructors and related training equipment. As a result, the training of Jet Token’s pilots may not be accomplished in a cost-efficient manner or in a manner timely enough to support Jet Token’s operational needs.

Pilot attrition may negatively affect Jet Token’s operations and financial condition.

In recent years, Jet Token has observed significant volatility in pilot attrition as a result of pilot wage and bonus increases at other industry participants and the growth of cargo, low-cost and ultra-low-cost airlines. If attrition rates are higher than the availability of replacement pilots, Jet Token’s operations and financial results could be materially and adversely affected.

Jet Token is exposed to operational disruptions due to maintenance.

Jet Token’s fleet requires regular maintenance work, which may cause operational disruption. Jet Token’s inability to perform timely maintenance and repairs can result in its aircraft being underutilized which could have an adverse impact on its business, financial condition and results of operations. On occasion, airframe manufacturers and/or regulatory authorities require mandatory or recommended modifications to be made across a particular fleet which may mean having to ground a particular type of aircraft. This may cause operational disruption to and impose significant costs on Jet Token. Moreover, as Jet Token’s aircraft base increases, maintenance costs could potentially increase.

Significant increases in fuel costs could have a material adverse effect on Jet Token’s business, financial condition and results of operations.

Fuel is essential to the operation of Jet Token’s aircraft and to Jet Token’s ability to carry out its transport services. Fuel costs are a key component of Jet Token’s operating expenses. A significant increase in fuel costs may negatively impact Jet Token’s revenue, margins, operating expenses and results of operations. While Jet Token may be able to pass increases in fuel costs on to its customers, increased fuel surcharges may affect Jet Token’s revenue and retention if a prolonged period of high fuel costs occurs. To the extent there is a significant increase in fuel costs that affects the amount Jet Token’s customers choose to fly, it may have a material adverse effect on Jet Token’s business, financial condition and results of operations.

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If efforts to continue to build a strong brand identity and improve member satisfaction and loyalty are not successful, Jet Token may not be able to attract or retain members, and its operating results may be adversely affected.

Jet Token must continue to build and maintain strong brand identity for its products and services, which have expanded over time. Jet Token believes that strong brand identity will continue to be important in attracting members. If Jet Token’s efforts to promote and maintain its brand are not successful, Jet Token’s operating results and our ability to attract members and other customers may be adversely affected. From time to time, Jet Token’s members and other customers may express dissatisfaction with its products and service offerings, in part due to factors that could be outside of Jet Token’s control, such as the timing and availability of aircraft and service interruptions driven by prevailing political, regulatory, or natural conditions. To the extent dissatisfaction with Jet Token’s products and services is widespread or not adequately addressed, Jet Token’s brand may be adversely impacted and its ability to attract and retain members may be adversely affected. With respect to Jet Token’s planned expansion into additional markets, Jet Token will also need to establish its brand and to the extent it is not successful, Jet Token’s business in new markets would be adversely impacted.

Any failure to offer high-quality customer support may harm Jet Token’s relationships with its customers and could adversely affect Jet Token’s reputation, brand, business, financial condition and results of operations.

Through Jet Token’s marketing, advertising, and communications with its customers, Jet Token sets the tone for its brand as aspirational but also within reach. Jet Token’s strives to create high levels of customer satisfaction through the experience provided by its team and representatives. The ease and reliability of its offerings, including its ability to provide high-quality customer support, helps Jet Token attract and retain customers. Jet Token’s ability to provide effective and timely support is largely dependent on its ability to attract and retain skilled employees who can support Jet Token’s customers and are sufficiently knowledgeable about Jet Token’s product and services. As Jet Token continues to grow its business and improve its platform, it will face challenges related to providing quality support at an increased scale. Any failure to provide efficient customer support, or a market perception that Jet Token does not maintain high-quality support, could adversely affect Jet Token’s reputation, brand, business, financial condition and results of operations.

The demand for Jet Token’s services is subject to seasonal fluctuations.

Demand for Jet Token’s services will fluctuate over the course of the year and is higher in the summer season and during holiday periods. During periods of higher demand, Jet Token’s ability to provide agreed upon levels of service to its customers may deteriorate, which could have a negative impact on Jet Token’s reputation and its ability to succeed.

Jet Token’s ability to sell its product or service may be adversely affected by changes in government regulation.

Jet Token’s business is subject to significant regulation by the FAA, the TSA (Transportation Security Administration) as well as “know your customer” obligations and other laws and regulations. The laws and regulations concerning the selling of Jet Token’s product or services may change and if they do then the selling of Jet Token’s product or service may no longer be possible or profitable.

Jet Token has not launched a version of its App that would integrate client Jet Token balances held in wallets on the Network and there is a risk that Jet Token may not be able to do so or, if it does, that it will be able to establish and grow its client base.

Jet Token has not yet launched a version of its App that will integrate client Jet Token balances held in wallets on the Network. Jet Token cannot assure you that it will be able to do so. If and when it does, there are no guarantees that Jet Token will attract a sufficient client base who use Jet Token’s booking services to charter flights. If Jet Token fails to develop and launch these more enhanced versions of its App or fails to attract a sufficient client base, Jet Token may determine to discontinue its business and you could lose all of your investment.

Jet Token’s failure to attract and retain highly qualified personnel in the future could harm its business.

Jet Token believes that its future success will depend in large part on its ability to retain or attract highly qualified management, technical and other personnel. Jet Token may not be successful in retaining key personnel or in attracting other highly qualified personnel. If Jet Token is unable to retain or attract significant numbers of qualified management and other personnel, Jet Token may not be able to grow and expand its business.

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Risks Related to Jet Token’s Business

Jet Token is an early stage company with a limited operating history.

Jet Token was formed on June 4, 2018. Accordingly, Jet Token has a limited history upon which an investor can evaluate its performance and future prospects. Jet Token has a short history and a limited number of aircraft and related customers. Jet Token’s current and proposed operations are subject to all business risks associated with newer enterprises. These include likely fluctuations in operating results as Jet Token reacts to developments in its markets, difficulty in managing its growth and the entry of competitors into the market. Jet Token has incurred net losses to date and anticipates continuing net losses for the foreseeable future. Jet Token cannot assure you that it will be profitable in the foreseeable future or generate sufficient profits to pay dividends. If Jet Token does achieve profitability, Jet Token cannot be certain that it will be able to sustain or increase such profitability. Jet Token has not consistently generated positive cash flow from operations, and it cannot be certain that it will be able to generate positive cash flow from operations in the future. To achieve and sustain profitability, Jet Token must accomplish numerous objectives, including broadening and stabilizing its sources of revenue and increasing the number of paying members to its service. Accomplishing these objectives may require significant capital investments. Jet Token cannot be assured that it will be able to achieve these objectives.

Jet Token may not be able to successfully implement its growth strategies.

Jet Token’s growth strategies include, among other things, expanding its addressable market by opening up private aviation to non-members through our marketplace, expanding into new domestic markets and developing adjacent businesses. Jet Token faces numerous challenges in implementing its growth strategies, including its ability to execute on market, business, product/service and geographic expansions. Jet Token’s strategies for growth are dependent on, among other things, its ability to expand existing products and service offerings and launch new products and service offerings. Although Jet Token devotes significant financial and other resources to the expansion of its products and service offerings, its efforts may not be commercially successful or achieve the desired results. Jet Token’s financial results and its ability to maintain or improve its competitive position will depend on its ability to effectively gauge the direction of its key marketplaces and successfully identify, develop, market and sell new or improved products and services in these changing marketplaces. Jet Token’s inability to successfully implement its growth strategies could have a material adverse effect on its business, financial condition and results of operations and any assumptions underlying estimates of expected cost savings or expected revenues may be inaccurate.

Jet Token’s operating results are expected to be difficult to predict based on a number of factors that also will affect its long-term performance.

Jet Token expects its operating results to fluctuate significantly in the future based on a variety of factors, many of which are outside its control and difficult to predict. As a result, period-to-period comparisons of Jet Token’s operating results may not be a good indicator of its future or long-term performance. The following factors may affect Jet Token from period-to-period and may affect its long-term performance:

●	Jet Token may fail to successfully execute its business, marketing and other strategies;

●	Jet Token’s ability to grow complementary products and service offerings may be limited, which could negatively impact its growth rate and financial performance;

●	Jet Token may be unable to attract new customers and/or retain existing customers;

●	Jet Token may require additional capital to finance strategic investments and operations, pursue business objectives and respond to business opportunities, challenges or unforeseen circumstances, and Jet Token cannot be sure that additional financing will be available;

●	Jet Token’s historical growth rates may not be reflective of its future growth;

●	Jet Token’s business and operating results may be significantly impacted by general economic conditions, the health of the U.S. aviation industry and risks associated with its aviation assets;

●	litigation or investigations involving Jet Token could result in material settlements, fines or penalties and may adversely affect Jet Token’s business, financial condition and results of operations;

●	existing or new adverse regulations or interpretations thereof applicable to Jet Token’s industry may restrict its ability to expand or to operate its business as intended and may expose Jet Token to fines and other penalties;

●	the occurrence of geopolitical events such as war, terrorism, civil unrest, political instability, environmental or climatic factors, natural disaster, pandemic or epidemic outbreak, public health crisis and general economic conditions may have an adverse effect on Jet Token’s business;

●	some of Jet Token’s potential losses may not be covered by insurance, and Jet Token may be unable to obtain or maintain adequate insurance coverage; and

●	Jet Token is potentially subject to taxation-related risks in multiple jurisdictions, and changes in tax laws could have a material adverse effect on its business, cash flow, results of operations or financial condition.

If Jet Token cannot internally or externally finance its aircraft or generate sufficient funds to make payments to external financing sources, Jet Token may not succeed.

As is customary in the aviation industry, Jet Token is reliant on external financing for the acquisition of its aircraft and are likely to need additional financing in the future in order to grow its fleet. [Jet Token has acquired one HondaJet under a leasing arrangement described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”] If Jet Token is unable to generate sufficient revenue or other funding to make payments on this lease arrangement, the lessor may take back the aircraft, which would have a material adverse effect on Jet Token’s business and reputation. Furthermore, if Jet Token does not have access to external financing for future aircraft, for whatever reason, including reasons relating to Jet Token’s business or prospects or the broader economy, Jet Token may not be in a position to grow and/or survive.

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Jet Token may not have enough capital as needed and may be required to raise more capital and the terms of subsequent financings may adversely impact your investment.

Jet Token anticipates needing access to credit in order to support its working capital requirements as it grows. Interest rates are rising, and it is a difficult environment for obtaining credit on favorable terms. If Jet Token cannot obtain credit when needed, Jet Token may issue debt or equity securities to raise funds, modify its growth plans, or take some other action. Interest on debt securities could increase costs and negatively impact operating results and convertible debt securities could result in diluting your interest in Jet Token. If Jet Token is unable to find additional capital on favorable terms, then it is possible that it will choose to cease its sales activity. In that case, the only asset remaining to generate a return on your investment could be Jet Token’s intellectual property. Even if Jet Token is not forced to cease its sales activity, the unavailability of capital could result in Jet Token performing below expectations, which could adversely impact the value of your investment.

The prices of blockchain currencies that Jet Token accepts as payment are extremely volatile. Fluctuations in the price of blockchain currencies and digital assets generally could materially and adversely affect Jet Token’s business.

Jet Token accepts blockchain currencies, like Bitcoin, as payment and the market value of these blockchain currencies is highly volatile. Though Jet Token promptly exchanges blockchain currencies for fiat currencies to limit direct exposure to this volatility, Jet Token believes its services have a modest competitive advantage due to its acceptance of blockchain currencies as payment vis-a-vis its competitors. To the extent that this high level of volatility decreases the general use of blockchain currencies, Jet Token may lose this advantage and its results may suffer. Furthermore, a decrease in the price of a single blockchain asset may cause volatility in the entire blockchain asset industry and may affect other blockchain assets.

If Jet Token is not able to structure its Jet Token in accordance with applicable law, including federal securities laws, Jet Token may not be able to proceed with one element of its business as planned.

A meaningful, but not essential, element of Jet Token’s strategy has been to issue and sell Jet Tokens redeemable for time on its HondaJet Elites as well as for private jet travel with third party carriers, which Jet Token expected would provide it with significant competitive advantages such as significantly reduced financial transaction costs and increased efficiencies in the delivery of air charter services. Jet Token planned to structure its Jet Token to be in compliance with applicable law, including the federal securities laws. This would have required Jet Token, among other things, to have structured its Jet Tokens so that they were not treated as securities for purposes of federal securities laws. If Jet Token is not able to structure its Jet Tokens as intended, it may not be able to operate this element of its business as planned. Specifically, Jet Token would lose the competitive advantages tokenization provides which may impair Jet Token’s ability to reach the maximum level of profitability possible. In addition, to the extent that investors view Jet Token’s ability to create and sell its Jet Tokens as contributing to the value of the company as a whole, Jet Token’s failure to structure Jet Tokens in compliance with applicable laws may cause the value of investments in the company to decline.

Changes in the regulatory environment governing digital assets could make it difficult or impracticable to create and sell Jet Token which may have a material impact on Jet Token’s revenues.

The regulatory environment governing digital assets is relatively new and changing rapidly. In addition to the federal securities laws discussed above, digital assets may also be subject to commodities laws, trade sanctions, and banking laws, among others. Changes to the regulatory environment affecting Jet Token’s business could materially impair its ability to create and sell Jet Tokens. If Jet Token is unable to create and sell its Jet Tokens, its platform may lose what potential clients view as a competitive advantage and cause Jet Token’s revenues to decline.

Jet Token’s business and reputation rely on, and will continue to rely on, third parties.

Jet Token has relied on a third-party app developer to develop the initial versions of its App and Jet Token may continue to rely on third parties for future development of portions of any new or revised App. Jet Token also expects to rely heavily on Cirrus to maintain and operate Jet Token’s leased aircraft for charter services and Jet Token will rely on third party operators when its clients book flights through its platform with those operators. The failure of these third parties to perform these roles properly may result in damage to Jet Token’s reputation, loss of clients, potential litigation and other costs. Jet Token may also experience delays, defects, errors, or other problems with their work that could have an adverse effect on Jet Token’s results and its ability to achieve profitability.

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Jet Token relies on third-party Internet, mobile, and other products and services to deliver its mobile and web applications and flight management system offerings to customers, and any disruption of, or interference with, Jet Token’s use of those services could adversely affect its business, financial condition, results of operations, and customers.

Jet Token’s platform’s continuing and uninterrupted performance is critical to its success. That platform is dependent on the performance and reliability of Internet, mobile, and other infrastructure services that are not under Jet Token’s control. While Jet Token has engaged reputable vendors to provide these products or services, Jet Token does not have control over the operations of the facilities or systems used by its third-party providers. These facilities and systems may be vulnerable to damage or interruption from natural disasters, cybersecurity attacks, human error, terrorist attacks, power outages, pandemics, and similar events or acts of misconduct. In addition, any changes in one of Jet Token’s third-party service provider’s service levels may adversely affect Jet Token’s ability to meet the requirements of its customers. While Jet Token believes it has implemented reasonable backup and disaster recovery plans, Jet Token has experienced, and expects that in the future it will experience, interruptions, delays and outages in service and availability from time to time due to a variety of factors, including infrastructure changes, human or software errors, website hosting disruptions, capacity constraints, or external factors beyond Jet Token’s control. Sustained or repeated system failures would reduce the attractiveness of Jet Token’s offerings and could disrupt Jet Token’s customers’ businesses. It may become increasingly difficult to maintain and improve our performance, especially during peak usage times, as Jet Token expands its products and service offerings. Any negative publicity or user dissatisfaction arising from these disruptions could harm Jet Token’s reputation and brand, may adversely affect the usage of Jet Token’s offerings, and could harm Jet Token’s business, financial condition and results of operation.

Jet Token relies on third parties maintaining open marketplaces to distribute its mobile and web applications.

The success of Jet Token’s App relies in part on third parties maintaining open marketplaces, including the Apple App Store and Google Play, which make our App available for download. Jet Token cannot be assured that the marketplaces through which it distributes its App will maintain their current structures or that such marketplaces will not charge Jet Token fees to list its App for download.

Jet Token may be unable to adequately protect its intellectual property interests or may be found infringing on intellectual property interests of others.

Jet Token’s intellectual property includes its [trademarks, domain names, website, mobile and web applications, software (including our proprietary algorithms and data analytics engines), copyrights, trade secrets, and inventions (whether or not patentable)]. Jet Token believes that its intellectual property plays an important role in protecting its brand and the competitiveness of its business. If Jet Token does not adequately protect its intellectual property, its brand and reputation may be adversely affected and its ability to compete effectively may be impaired.

Jet Token protects its intellectual property through a combination of trademarks, domain names and other measures. Jet Token has registered its trademarks and domain names that it currently uses in the United States. Jet Token’s efforts may not be sufficient or effective. Further, Jet Token may be unable to prevent competitors from acquiring trademarks or domain names that are similar to or diminish the value of its intellectual property. In addition, it may be possible for other parties to copy or reverse engineer Jet Token’s applications or other technology offerings. Moreover, Jet Token’s proprietary algorithms, data analytics engines, or other software or trade secrets may be compromised by third parties or Jet Token’s employees, which could cause Jet Token to lose any competitive advantage it may have from them.

In addition, Jet Token’s business is subject to the risk of third parties infringing its intellectual property. Jet Token may not always be successful in securing protection for, or identifying or stopping infringements of, its intellectual property and it may need to resort to litigation in the future to enforce its rights in this regard. Any such litigation could result in significant costs and a diversion of resources. Further, such enforcement efforts may result in a ruling that Jet Token’s intellectual property rights are unenforceable.

Moreover, companies in the aviation and technology industries are frequently subject to litigation based on allegations of intellectual property infringement, misappropriation, or other violations. As Jet Token expands and raises its profile, the likelihood of intellectual property claims being asserted against it grows. Further, Jet Token may acquire or introduce new technology offerings, which may increase Jet Token’s exposure to patent and other intellectual property claims. Any intellectual property claims asserted against Jet Token, whether or not having any merit, could be time-consuming and expensive to settle or litigate. If Jet Token is unsuccessful in defending such a claim, it may be required to pay substantial damages or could be subject to an injunction or agree to a settlement that may prevent it from using its intellectual property or making its offerings available to customers. Some intellectual property claims may require Jet Token to seek a license to continue its operations, and those licenses may not be available on commercially reasonable terms or may significantly increase Jet Token’s operating expenses. If Jet Token is unable to procure a license, it may be required to develop non-infringing technological alternatives, which could require significant time and expense. Any of these events could adversely affect Jet Token’s business, financial condition, or operations.

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A delay or failure to identify and devise, invest in and implement certain important technology, business, and other initiatives could have a material impact on Jet Token’s business, financial condition and results of operations.

In order to operate its business, achieve its goals, and remain competitive, Jet Token continuously seeks to identify and devise, invest in, implement and pursue technology, business and other important initiatives, such as those relating to aircraft fleet structuring, business processes, information technology, initiatives seeking to ensure high quality service experience, and others.

Jet Token’s business and the aircraft Jet Token operates are characterized by changing technology, introductions and enhancements of models of aircraft and services and shifting customer demands, including technology preferences. Jet Token’s future growth and financial performance will depend in part upon its ability to develop, market and integrate new services and to accommodate the latest technological advances and customer preferences. In addition, the introduction of new technologies or services that compete with Jet Token’s product and services could result in its revenues decreasing over time. If Jet Token is unable to upgrade its operations or fleet with the latest technological advances in a timely manner, or at all, its business, financial condition and results of operations could suffer.

Jet Token is dependent on its information systems which may be vulnerable to cyber-attacks or other events.

Jet Token’s operations are dependent on its information systems and the information collected, processed, stored, and handled by these systems. Jet Token relies heavily on its computer systems to manage its client account balances, booking, pricing, processing and other processes. Jet Token receives, retains and transmits certain confidential information, including personally identifiable information that its clients provide. In addition, for these operations, Jet Token depends in part on the secure transmission of confidential information over public networks to charter operators. Jet Token’s information systems are subject to damage or interruption from power outages, facility damage, computer and telecommunications failures, computer viruses, security breaches, including credit card or personally identifiable information breaches, coordinated cyber-attacks, vandalism, catastrophic events and human error. If Jet Token’s platform is hacked, these funds could be at risk of being stolen which would damage Jet Token’s reputation and likely its business. Any significant disruption or cyber-attacks on Jet Token’s information systems, particularly those involving confidential information being accessed, obtained, damaged, or used by unauthorized or improper persons, could harm Jet Token’s reputation and expose it to regulatory or legal actions and adversely affect its business and its financial results.

Because Jet Token’s software could be used to collect and store personal information, privacy concerns in the territories in which Jet Token operates could result in additional costs and liabilities to Jet Token or inhibit sales of its software.

The regulatory framework for privacy issues worldwide is rapidly evolving and is likely to remain uncertain for the foreseeable future. Many government bodies and agencies have adopted or are considering adopting laws and regulations regarding the collection, use, storage and disclosure of personal information and breach notification procedures. Jet Token is also required to comply with laws, rules and regulations relating to data security. Interpretation of these laws, rules and regulations and their application to Jet Token’s software and services in applicable jurisdictions is ongoing and cannot be fully determined at this time.

In the United States, these include rules and regulations promulgated under the authority of the Federal Trade Commission, the Electronic Communications Privacy Act, the Computer Fraud and Abuse Act, the California Consumer Privacy Act of 2018 (the “CCPA”) and other state and federal laws relating to privacy and data security. By way of example, the CCPA requires covered businesses to provide new disclosures to California residents, provide them new ways to opt-out of certain disclosures of personal information, and allows for a new cause of action for data breaches. It includes a framework that includes potential statutory damages and private rights of action. There is some uncertainty as to how the CCPA, and similar privacy laws emerging in other states, could impact Jet Token’s business as it depends on how such laws will be interpreted. As Jet Token expands its operations, compliance with privacy laws may increase its operating costs.

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Jet Token may not have enough funds to sustain the business until it becomes profitable.

Jet Token may not accurately anticipate how quickly it may use its funds and whether these funds are sufficient to bring the business to profitability.

Risks Relating to Ownership of Jet.AI Common Stock and Jet.AI Warrants after the Closing of the Business Combination

Jet Token has never paid cash dividends on its capital stock, and Jet.AI does not anticipate paying dividends in the foreseeable future.

Jet Token has never paid cash dividends on its capital stock and currently intends to retain any future earnings to fund the growth of its business. Any determination to pay dividends in the future will be at the discretion of the Jet.AI Board and will depend on Jet.AI’s financial condition, operating results, capital requirements, general business conditions and other factors that the Jet.AI Board may deem relevant. As a result, capital appreciation, if any, of Jet.AI’s Common Stock will be the sole source of gain for the foreseeable future.

The stock price following the Closing of the Business Combination may be volatile, and you may not be able to sell shares at or above the price at the Closing.

After the Closing of the Business Combination, the trading price of the Jet.AI Common Stock and Jet.AI Warrants may be volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond Jet.AI’s control. These factors include:

●	actual or anticipated fluctuations in operating results;

●	failure to meet or exceed financial estimates and projections of the investment community or that Jet.AI provides to the public;

●	issuance of new or updated research or reports by securities analysts or changed recommendations for the industry in general;

●	announcements of significant acquisitions, strategic partnerships, joint ventures, collaborations or capital commitments;

●	operating and share price performance of other companies in the industry or related markets;

●	the timing and magnitude of investments in the growth of the business;

●	actual or anticipated changes in laws and regulations;

●	additions or departures of key management or other personnel;

●	increased labor costs;

●	disputes or other developments related to intellectual property or other proprietary rights, including litigation;

●	the ability to market new and enhanced solutions on a timely basis;

●	sales of substantial amounts of the Jet.AI Common Stock by Jet.AI’s directors, executive officers or significant stockholders or the perception that such sales could occur;

●	changes in capital structure, including future issuances of securities or the incurrence of debt; and

●	general economic, political and market conditions.

In addition, the stock market in general, and the stock prices of technology companies and aviation companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors may seriously affect the market price of Jet.AI Common Stock, regardless of actual operating performance. In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted, could result in substantial costs and a diversion of management’s attention and resources.

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There is no guarantee that the Jet.AI Warrants will ever be in the money, and they may expire worthless.

The exercise price of the Jet.AI Warrants is $11.50 per share of Jet.AI Common Stock, subject to certain restrictions set forth in the Warrant Agreement. There is no guarantee that the Jet.AI Warrants will ever be in the money prior to their expiration, and as such, the Jet.AI Warrants may expire worthless. Additionally, we use the Black-Scholes option pricing model to determine the fair value of the Jet.AI Warrants. As a result, the valuation of this derivative instrument is subjective, and the Black-Scholes option pricing model requires the input of highly subjective assumptions, including the expected stock price volatility. Changes in these assumptions can materially affect the fair value estimate.

Anti-takeover provisions contained in the Proposed Organizational Documents and applicable laws could impair a takeover attempt.

Upon the Closing of the Business Combination, the Proposed Organizational Documents will afford certain rights and powers to the Jet.AI Board that could contribute to the delay or prevention of an acquisition that it deems undesirable. Any of the foregoing provisions and terms that have the effect of delaying or deterring a change in control could limit the opportunity for stockholders to receive a premium for their shares of Jet.AI Common Stock, and could also affect the price that some investors are willing to pay for the Jet.AI Common Stock. See also “Description of the Securities.”

Jet.AI is subject to risks related to taxation in the United States.

Significant judgments based on interpretations of existing tax laws or regulations are required in determining Jet.AI’s provision for income taxes. Jet.AI’s effective income tax rate could be adversely affected by various factors, including, but not limited to, changes in the mix of earnings in tax jurisdictions with different statutory tax rates, changes in the valuation of deferred tax assets and liabilities, changes in existing tax policies, laws, regulations or rates, changes in the level of non-deductible expenses (including share-based compensation), changes in the location of Jet.AI’s operations, changes in Jet.AI’s future levels of research and development spending, mergers and acquisitions or the results of examinations by various tax authorities. Although Jet.AI believes its tax estimates are reasonable, if the IRS or any other taxing authority disagrees with the positions taken on its tax returns, Jet.AI could have additional tax liability, including interest and penalties. If material, payment of such additional amounts upon final adjudication of any disputes could have a material impact on our results of operations and financial position.

Changes to applicable tax laws and regulations or exposure to additional income tax liabilities could affect Jet.AI’s business and future profitability.

Following the Domestication, Jet.AI will be a U.S. corporation and thus subject to U.S. corporate income tax on its worldwide income. Further, since Jet.AI’s operations and customers are located throughout the United States, Jet.AI will be subject to various U.S. state and local taxes. U.S. federal, state, local and non-U.S. tax laws, policies, statutes, rules, regulations or ordinances could be interpreted, changed, modified or applied adversely to Jet.AI and may have an adverse effect on its business and future profitability.

For example, several tax proposals have been set forth that would, if enacted, make significant changes to U.S. tax laws. Such proposals include an increase in the U.S. income tax rate applicable to corporations (such as Jet.AI) from 21% to 28%. Congress may consider, and could include, some or all of these proposals in connection with tax reform that may be undertaken. It is unclear whether these or similar changes will be enacted and, if enacted, how soon any such changes could take effect. The passage of any legislation as a result of these proposals and other similar changes in U.S. federal income tax laws could adversely affect Jet.AI’s business and future profitability.

As a result of plans to expand Jet.AI’s business operations, including to jurisdictions in which tax laws may not be favorable, its obligations may change or fluctuate, become significantly more complex or become subject to greater risk of examination by taxing authorities, any of which could adversely affect Jet.AI’s after-tax profitability and financial results.

In the event that Jet.AI’s business expands domestically or internationally, its effective tax rates may fluctuate widely in the future. Future effective tax rates could be affected by operating losses in jurisdictions where no tax benefit can be recorded under U.S. GAAP, changes in deferred tax assets and liabilities, or changes in tax laws. Factors that could materially affect Jet.AI’s future effective tax rates include, but are not limited to: (a) changes in tax laws or the regulatory environment, (b) changes in accounting and tax standards or practices, (c) changes in the composition of operating income by tax jurisdiction and (d) pre-tax operating results of Jet.AI’s business.

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Additionally, after the Business Combination, Jet.AI may be subject to significant income, withholding, and other tax obligations in the United States and may become subject to taxation in numerous additional U.S. state and local and non-U.S. jurisdictions with respect to income, operations and subsidiaries related to those jurisdictions. Jet.AI’s after-tax profitability and financial results could be subject to volatility or be affected by numerous factors, including (a) the availability of tax deductions, credits, exemptions, refunds and other benefits to reduce tax liabilities, (b) changes in the valuation of deferred tax assets and liabilities, if any, (c) the expected timing and amount of the release of any tax valuation allowances, (d) the tax treatment of stock-based compensation, (e) changes in the relative amount of earnings subject to tax in the various jurisdictions, (f) the potential business expansion into, or otherwise becoming subject to tax in, additional jurisdictions, (g) changes to existing intercompany structure (and any costs related thereto) and business operations, (h) the extent of intercompany transactions and the extent to which taxing authorities in relevant jurisdictions respect those intercompany transactions, and (i) the ability to structure business operations in an efficient and competitive manner. Outcomes from audits or examinations by taxing authorities could have an adverse effect on Jet.AI’s after-tax profitability and financial condition. Additionally, the IRS and several foreign tax authorities have increasingly focused attention on intercompany transfer pricing with respect to sales of products and services and the use of intangibles. Tax authorities could disagree with Jet.AI’s intercompany charges, cross-jurisdictional transfer pricing or other matters and assess additional taxes. If Jet.AI does not prevail in any such disagreements, Jet.AI’s profitability may be affected.

Jet.AI’s after-tax profitability and financial results may also be adversely affected by changes in relevant tax laws and tax rates, treaties, regulations, administrative practices and principles, judicial decisions and interpretations thereof, in each case, possibly with retroactive effect.

Jet.AI’s ability to utilize its net operating loss and tax credit carryforwards to offset future taxable income may be subject to certain limitations.

In general, under Section 382 of the Code, a corporation that undergoes an “ownership change” is subject to limitations on its ability to use its pre-change net operating loss carryforwards (“NOLs”) to offset future taxable income. The limitations apply if a corporation undergoes an “ownership change,” which is generally defined as a greater than 50 percentage point change (by value) in its equity ownership by certain stockholders over a three year period. If Jet Token has experienced an ownership change at any time since its incorporation, Jet.AI may be subject to limitations on its ability to utilize its existing NOLs and other tax attributes to offset taxable income or tax liability. In addition, the Business Combination and future changes in Jet.AI’s stock ownership, which may be outside of Jet.AI’s control, may trigger an ownership change. Similar provisions of state tax law may also apply to limit Jet.AI’s use of accumulated state tax attributes. As a result, even if Jet.AI earns net taxable income in the future, its ability to use its pre-change NOL carryforwards and other tax attributes to offset such taxable income or tax liability may be subject to limitations, which could potentially result in increased future income tax liability to Jet.AI.

Risks Related to Oxbridge and the Business Combination

Unless the context otherwise requires, any reference in this section of this proxy statement/prospectus to “we,” “us” or “our” refers to Oxbridge prior to the Business Combination and to Jet.AI and its subsidiaries following the Business Combination.

Following the consummation of the Business Combination, Jet.AI’s sole material asset will be its direct and indirect interests in its subsidiaries and, accordingly, Jet.AI will be dependent upon distributions from its subsidiaries to pay taxes and cover its corporate and other overhead expenses and pay dividends, if any, on the Jet.AI Common Stock.

Jet.AI is a holding company and, subsequent to the completion of the Business Combination, will have no material assets other than its direct and indirect equity interests in its subsidiaries. Jet.AI will have no independent means of generating revenue. To the extent Jet.AI’s subsidiaries have available cash, Jet.AI will cause its subsidiaries to make distributions of cash to pay taxes, cover Jet.AI’s corporate and other overhead expenses and pay dividends, if any, on the Jet.AI Common Stock. To the extent that Jet.AI needs funds and its subsidiaries fail to generate sufficient cash flow to distribute funds to Jet.AI or are restricted from making such distributions or payments under applicable law or regulation or under the terms of their financing arrangements, or are otherwise unable to provide such funds, Jet.AI’s liquidity and financial condition could be materially adversely affected.

Subsequent to the consummation of the Business Combination, Jet.AI may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

Although we have conducted due diligence on Jet Token, we cannot assure you that this diligence revealed all material issues that may be present in Jet Token, that it would be possible to uncover all material issues through a customary amount of due diligence or that factors outside of our control will not later arise. As a result, following the consummation of the Business Combination, Jet.AI may be forced to write-down or write-off assets, restructure its operations or incur impairment or other charges that could result in losses. Even if our due diligence successfully identified certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and may not have an immediate impact on Jet.AI’s liquidity, the fact that Jet.AI reports charges of this nature could contribute to negative market perceptions about Jet.AI following the completion of the Business Combination or its securities. In addition, charges of this nature may cause Jet.AI to be unable to obtain future financing on favorable terms or at all.

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Our Sponsor, directors and officers have agreed to vote in favor of the Business Combination, regardless of how our public shareholders vote.

Unlike many other blank check companies in which the founders agree to vote their founder shares in accordance with the majority of the votes cast by public shareholders in connection with an initial business combination, our Sponsor, directors and officers have agreed to vote any Class A Ordinary Shares and Class B Ordinary Shares owned by them in favor of the Business Combination. As of the date hereof, our Sponsor owns shares equal to approximately 68.83% of our issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares in the aggregate, all of which are subject to an agreement to vote in favor of the Business Combination. As a result, if only the minimum amount of shares needed to establish a quorum are present and all such shares are actually voted on the Business Combination Proposal, none of the outstanding Class A Ordinary Shares would need to be voted in favor of the Business Combination in order for the Business Combination to be approved. Accordingly, the necessary shareholder approval will be received for the Business Combination if our Sponsor, directors and officers agreed to vote any Class A Ordinary Shares and Class B Ordinary Shares owned by them.

Our Sponsor and certain of our directors and officers have interests in the Business Combination that are different from, or in addition to, those of other shareholders generally.

When considering the Oxbridge Board’s recommendation that our shareholders vote in favor of the approval of the Business Combination Proposal, our shareholders should be aware that our Sponsor and certain of our directors and officers have interests in the Business Combination that are different from, or in addition to, those of other shareholders generally. These interests include:

●	the fact that our Sponsor owns 2,875,000 Founder Shares, which were initially acquired prior to Oxbridge’s IPO and for an aggregate purchase price of $25,000, and Oxbridge’s directors and officers have a pecuniary interest in such Founder Shares through their ownership interest in the Sponsor. Such securities will have a significantly higher value at the time of the Business Combination, which if unrestricted and freely tradable would be valued at approximately [$ ], based on the closing price of our Class A Ordinary Shares of [$ ] per share on [__________, 2023]. In addition, the Sponsor paid an aggregate of $4,897,500 for 4,897,500 Private Placement Warrants at a price of $1.00 per warrant. Such Private Placement Warrants had an aggregate market value of [$________] based on the last sale price of [$_______] per warrant on Nasdaq on [__________, 2023]. If Oxbridge does not consummate the Business Combination or another initial business combination by August 16, 2023, and Oxbridge is therefore required to be liquidated, these shares would be worthless, as Founder Shares are not entitled to participate in any redemption or liquidation of the Trust Account;

●	the fact that Oxbridge’s officers and directors have an aggregate of $953,552 invested in the Sponsor, which will be lost in the event that the Business Combination is not approved and concluded;

●	the fact that given the differential in the purchase price that our Sponsor paid for the Founder Shares as compared to the price of the Units sold in the IPO and the substantial number of shares of Jet.AI Common Stock that our Sponsor will receive upon conversion of the Founder Shares in connection with the Business Combination, our Sponsor and its affiliates may earn a positive rate of return on their investment even if the Jet.AI Common Stock trades below the price initially paid for the Units in the IPO and the public shareholders experience a negative rate of return following the completion of the Business Combination;

●	the fact that our Sponsor, officers and directors have agreed not to redeem any Class A Ordinary Shares held by them in connection with a shareholder vote to approve the Business Combination;

●	if the Trust Account is liquidated, including in the event we are unable to complete an Initial Business Combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below [$10.15] per public share, or such lesser amount per public share as is in the Trust Account on the liquidation date, by the claims of (a) any third party (other than our independent registered public accounting firm) for services rendered or products sold to us or (b) a prospective target business with which we have entered into a letter of intent, confidentiality or other similar agreement or business combination agreement, but only if such a third party or target business has not executed a waiver of all rights to seek access to the Trust Account;

●	the anticipated continuation of Jay Madhu and Wrendon Timothy as directors after the Business Combination, and as such, after the proposed Business Combination is consummated, Mr. Madhu and Mr. Timothy will in the future receive any cash fees, stock options or stock awards that the Jet.AI Board determines to pay to its directors;

●	the fact that our Sponsor, officers and directors will be reimbursed for out-of-pocket expenses incurred in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations; and

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●	the fact that our Sponsor will lose their entire investment in us if an Initial Business Combination is not completed. In addition, our Sponsor has made available to us a loan of $575,000 to extend the deadline for completion of our Initial Business Combination from November 16, 2022 to August 16, 2023, all of which is outstanding as of , 2023. The ability of Oxbridge to repay such loan is dependent upon the completion of our Initial Business Combination.

As of [__________, 2023], the Sponsor and its affiliates had an aggregate of [$__________] at risk that depends on completion of an initial business combination, including [$___________] it invested in securities, [$_________] of unpaid loans and outstanding administrative services fees. As of [________, 2023], there was no unreimbursed out-of-pocket expenses incurred by the sponsor or its affiliates. These interests may have influenced Oxbridge’s directors in making their recommendation that you vote in favor of the approval of the Business Combination.

For additional information, see “The Business Combination — Interests of Certain Persons in the Business Combination — Interests of Sponsor and Oxbridge Directors and Officers.”

Our officers and directors may have conflicts of interest in determining whether to present business opportunities to us or another entity with which they are, or may become, affiliated.

Until we consummate an Initial Business Combination, we intend to engage in the business of identifying and combining with one or more businesses. Our Sponsor, officers and directors are, or may in the future become, affiliated with entities (such as operating companies or investment vehicles) that are engaged in a similar business.

Our officers and directors also may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary or contractual duties. Our Existing Organizational Documents provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as our director or officer and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.

In the absence of the “corporate opportunity” waiver in our Existing Organizational Documents, certain candidates may not be able to serve as an officer or director for us. We believe we substantially benefit from having representatives who bring significant, relevant and valuable experience to our management, and, as a result, the inclusion of the “corporate opportunity” waiver in our Existing Organizational Documents provides us with greater flexibility to attract and retain the officers and directors that we feel are the best candidates.

However, the personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. The different timelines of competing business combinations could cause our directors and officers to prioritize a different business combination over finding a suitable acquisition target for our business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest, which could negatively impact the timing for a business combination.

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Our Sponsor holds a significant number of Class B Ordinary Shares and warrants. Our Sponsor will lose its entire investment in us if we do not complete the Business Combination or any other Initial Business Combination.

Our Sponsor, which is governed and controlled by two of our directors, holds all of our 2,875,000 Founder Shares, representing [68.83%] of the total outstanding shares upon completion of our IPO. The Founder Shares will be worthless if we do not complete the Business Combination or any other Initial Business Combination within the Combination Period. In addition, our Sponsor holds an aggregate of [4,897,500] private placement warrants that will also be worthless if we do not complete an Initial Business Combination within the Combination Period.

The Founder Shares are identical to the Class A Ordinary Shares included in the Oxbridge Units, except that (a) the Founder Shares and the Class A Ordinary Shares into which the Founder Shares convert upon an Initial Business Combination are subject to certain transfer restrictions, (b) our Sponsor, officers and directors have entered into that certain Letter Agreement, dated as of August 11, 2021 (the “Letter Agreement”), with us, pursuant to which they have agreed (i) to waive their redemption rights with respect to their Founder Shares and any public shares they own in connection with the completion of an Initial Business Combination and (ii) to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an Initial Business Combination within the Combination Period (although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if we fail to complete an Initial Business Combination within the Combination Period) and (c) the Founder Shares are automatically convertible into shares of our Class A Ordinary Shares at the time of an Initial Business Combination.

The personal and financial interests of our Sponsor, officers and directors may have influenced their motivation in identifying and selecting the Business Combination, completing the Business Combination and influencing the operation of Jet.AI following the Business Combination.

We cannot assure you that our diligence review has identified all material risks associated with the Business Combination, and you may be less protected as an investor from any material issues with respect to Jet Token’s business, including any material omissions or misstatements contained in the Registration Statement or this proxy statement/prospectus than an investor in an initial public offering.

Before entering into the Business Combination Agreement, we performed a due diligence review of Jet Token and its business and operations; however, we cannot assure you that our due diligence review identified all material issues, and certain unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Additionally, the scope of due diligence we have conducted in conjunction with the Business Combination may be different than would typically be conducted in the event Jet Token pursued an underwritten initial public offering. In a typical initial public offering, the underwriters of the offering conduct due diligence on the company to be taken public, and following the offering, the underwriters are subject to liability to private investors for any material misstatements or omissions in the registration statement. While potential investors in an initial public offering typically have a private right of action against the underwriters of the offering for any such material misstatements or omissions, there are no underwriters of the Jet.AI Common Stock that will be issued pursuant to the Registration Statement and thus no corresponding right of action is available to investors in the Business Combination, for any material misstatements or omissions in the Registration Statement or this proxy statement/prospectus. Therefore, as an investor in the Business Combination, you may be exposed to future losses, impairment charges, write-downs, write-offs or other charges that could have a significant negative effect on Jet Token’s financial condition, results of operations and the share price of its securities, which could cause you to lose some or all of your investment without certain recourse against any underwriter that may be available in an underwritten public offering.

We and Jet Token will incur significant transaction expenses and transition costs in connection with the Business Combination.

We and Jet Token have both incurred and expect to incur significant, non-recurring costs in connection with consummating the Business Combination and operating as a public company following the consummation of the Business Combination. All expenses incurred in connection with the Business Combination Agreement and the Business Combination, including all legal, accounting, consulting, investment banking and other fees, expenses and costs, will be for the account of the party incurring such fees, expenses and costs or will be paid by Jet.AI following the Closing. Our transaction expenses as a result of the Business Combination are currently estimated at approximately $_____ million, including approximately $4.025 million in deferred underwriting discounts and commissions to the underwriters of our IPO. Oxbridge expects to incur fees and expenses of $_____ in the aggregate, $_____ of which are contingent on the completion of the Business Combination, and Jet Token expects to incur fees and expenses of $_____ in the aggregate as a result of the Business Combination, including $_____ million of expenses that are contingent on completion of the Business Combination.

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We may be subject to business uncertainties while the Business Combination is pending.

Uncertainty about the effect of the Business Combination on employees and third parties may have an adverse effect on Jet Token and, consequently, on Oxbridge. These uncertainties may impair Jet Token’s ability to attract, retain and motivate key personnel and could cause third parties that deal with Jet Token to defer entering into contracts or making other decisions or seek to change existing business relationships. If key employees depart because of issues relating to such uncertainty or a desire not to remain with the business, Jet.AI’s business following the Business Combination could be negatively impacted. In addition, the Business Combination Agreement restricts Jet Token from making certain expenditures and taking other specified actions without the consent of Oxbridge until the Business Combination occurs. These restrictions may prevent Jet Token from pursuing attractive business opportunities that may arise prior to the Closing. For additional information please see the subsection entitled “The Business Combination — Conduct of Business Pending the Business Combination.”

The unaudited pro forma condensed combined financial information included in this proxy statement/prospectus may not be indicative of what the actual financial position or results of operations of Jet.AI would have been for the periods presented.

The unaudited pro forma condensed combined financial information for Jet.AI following the Business Combination in this proxy statement/prospectus is presented for illustrative purposes only and is not necessarily indicative of what Jet.AI’s actual financial position or results of operations would have been for the periods presented had the Business Combination been completed on the dates indicated. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

The consummation of the Business Combination is subject to a number of conditions and if those conditions are not satisfied or waived, the Business Combination Agreement may be terminated in accordance with its terms and the Business Combination may not be completed.

The Business Combination Agreement is subject to a number of conditions which must be fulfilled in order to complete the Business Combination. Those conditions include: (a) approval by Oxbridge’s shareholders and Jet Token’s stockholders, (b) Oxbridge having at least $5,000,001 of net tangible assets as of the effective time of the consummation of the Business Combination, (c) the expiration or termination of the waiting period under the HSR Act, if applicable, (d) the listing of the shares of Jet.AI Common Stock to be issued in connection with the Closing on Nasdaq (or another national securities exchange mutually agreed by the parties to the Business Combination Agreement) and the effectiveness of this Registration Statement and (e) Oxbridge having, as of the Closing, after distribution of the funds in the Trust Account and deducting all amounts to be paid pursuant to the exercise of redemption rights of public shareholders and expenses paid or required to be paid in connection with the Business Combination (including underwriting commissions), taking into account any liabilities that have accrued prior to the Closing but for which payment will be due, or deferred until, after the Closing, cash on hand equal to or in excess of $5,000,000. For additional information, please see the subsection entitled “The Business Combination — Conditions to Closing of the Business Combination Agreement.” In addition, the parties can mutually decide to terminate the Business Combination Agreement at any time, before or after shareholder approval, or Oxbridge or Jet Token may elect to terminate the Business Combination Agreement in certain other circumstances. For additional information please see the subsection entitled “The Business Combination — Termination.”

We may waive one or more of the conditions to the Business Combination.

We may agree to waive, in whole or in part, one or more of the conditions to our obligations to complete the Business Combination, to the extent permitted by our Existing Organizational Documents and applicable laws. For example, it is a condition to our obligation to close the Business Combination that certain of Jet Token’s representations and warranties be true and correct in all material respects as of the date of the Business Combination Agreement and the Effective Time. However, if the Oxbridge Board determines that it is in the best interests of Oxbridge to proceed with the Business Combination notwithstanding the fact that a condition is not met, then the Oxbridge Board may elect to waive that condition and close the Business Combination. For additional information please see the subsection entitled “The Business Combination — Oxbridge, First Merger Sub and Second Merger Sub Conditions.”

The exercise of discretion by Oxbridge’s directors and officers in agreeing to changes to the terms of or waivers of closing conditions in the Business Combination Agreement may result in a conflict of interest when determining whether such changes to the terms of the Business Combination Agreement or waivers of conditions are appropriate and in the best interests of Oxbridge’s shareholders.

In the period leading up to the consummation of the Business Combination, other events may occur that, pursuant to the Business Combination Agreement, would require Oxbridge to agree to amend the Business Combination Agreement, to consent to certain actions or to waive rights that it is entitled to under the Business Combination Agreement. Such events could arise because of changes in the course of the business of Jet Token, a request by Jet Token and its management to undertake actions that would otherwise be prohibited by the terms of the Business Combination Agreement or the occurrence of other events that would have a material adverse effect on the business of Jet Token and could entitle Oxbridge to terminate the Business Combination Agreement. In any such circumstance, it would be in the discretion of Oxbridge, acting through the Oxbridge Board, to grant its consent or waive its rights. The existence of the financial and personal interests of the Oxbridge directors described elsewhere in this proxy statement/prospectus may result in a conflict of interest on the part of one or more of the Oxbridge directors between what he or she may believe is best for Oxbridge and Oxbridge’s shareholders and what he or she may believe is best for himself or herself or his or her affiliates in determining whether or not to take the requested action. As of the date of this proxy statement/prospectus, Oxbridge does not believe there will be any changes or waivers that Oxbridge’s directors and officers would be likely to make after Oxbridge shareholder approval of the Business Combination has been obtained. While certain changes could be made without further shareholder approval, if there is a change to the terms of the Business Combination that would have a material impact on the shareholders, Oxbridge will be required to circulate a new or amended proxy statement/prospectus or supplement thereto and resolicit the vote of Oxbridge’s shareholders with respect to the Business Combination Proposal.

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If we are unable to complete the Business Combination or any other Initial Business Combination within the Combination Period, our public shareholders may receive an estimated $11.07 per share on the liquidation of our Trust Account (or less than $11.07 per share in certain circumstances where a third party brings a claim against us that our Sponsor is unable to indemnify us against), and the Oxbridge Warrants will expire worthless.

If we are unable to complete the Business Combination or any other Initial Business Combination within the Combination Period, our public shareholders may receive an estimated $11.07 per share on the liquidation of our Trust Account (or less than $11.07 per share in certain circumstances where a third party brings a claim against us that our Sponsor is unable to indemnify us against (as described below)), and the Oxbridge warrants will expire worthless.

If third parties bring claims against us, the proceeds held in our Trust Account could be reduced and the per share redemption amount received by our public shareholders may be less than $11.07 per share.

Our placing of funds in the Trust Account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of our public shareholders, such parties may not execute such agreements, or even if they execute such agreements, they may not be prevented from bringing claims against the Trust Account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the Trust Account. Although no third parties have refused to execute an agreement waiving such claims to the monies held in the Trust Account to date, if any third party refuses to execute such an agreement in the future, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the Trust Account for any reason. Upon redemption of our public shares, either if we are unable to complete an Initial Business Combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with an Initial Business Combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the ten years following redemption. Accordingly, the per-share redemption amount received by public shareholders could be less than the $11.07 per public share initially held in the Trust Account, due to claims of such creditors. Our Sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have entered into a letter of intent, confidentiality or other similar agreement, reduce the amount of funds in the Trust Account to below the lesser of (a) $11.07 per public share and (b) the actual amount per public share held in the Trust Account, if less than $11.07 per share due to reductions in the value of the trust assets as of the date of the liquidation of the Trust Account, in each case including interest earned on the funds held in the Trust Account and not previously released to us to pay our taxes, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of our Initial Public Offering against certain liabilities, including liabilities under the Securities Act. However, we have not asked our Sponsor to reserve for such indemnification obligations, nor have we independently verified whether our Sponsor has sufficient funds to satisfy its indemnity obligations and we believe that our Sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our Sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the Trust Account, the funds available for the Business Combination and redemptions could be reduced to less than $11.07 per public share. In such event, we may not be able to complete the Business Combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Our directors may decide not to enforce the indemnification obligations of our Sponsor, resulting in a reduction in the amount of funds in the Trust Account available for distribution to our public shareholders.

In the event that the proceeds in the Trust Account are reduced below the lesser of (a) $11.07 per public share and (b) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $11.07 per share due to reductions in the value of the trust assets, in each case including interest earned on the funds held in the Trust Account and not previously released to us to pay our taxes, and our Sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our Sponsor to enforce its indemnification obligations.

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While we currently expect that our independent directors would take legal action on our behalf against our Sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the Trust Account available for distribution to our public shareholders may be reduced below $11.07 per share.

We may not have sufficient funds to satisfy indemnification claims of our directors and officers.

We have agreed to indemnify our officers and directors to the fullest extent permitted by law. However, our officers and directors have agreed, and any persons who may become officers or directors prior to an Initial Business Combination will agree, to waive any right, title, interest or claim of any kind in or to any monies in the Trust Account and to not seek recourse against the Trust Account for any reason whatsoever. Accordingly, any indemnification provided will be able to be satisfied by us only if (a) we have sufficient funds outside of the Trust Account or (b) we consummate an Initial Business Combination. Our obligation to indemnify our officers and directors may discourage shareholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

If, after we distribute the proceeds in the Trust Account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of the Oxbridge Board may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of the Oxbridge Board and us to claims of punitive damages.

If, after we distribute the proceeds in the Trust Account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our shareholders. In addition, the Oxbridge Board may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public shareholders from the Trust Account prior to addressing the claims of creditors.

If, before distributing the proceeds in the Trust Account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our shareholders and the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the Trust Account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the Trust Account, the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

Even if we consummate the Business Combination, there is no guarantee that the public warrants will be in the money at the time they become exercisable, and they may expire worthless.

The exercise price for our warrants is $11.50 per Class A Ordinary Share. There is no guarantee that the public warrants will be in the money following the time they become exercisable and prior to their expiration, and as such, they may expire worthless.

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We may amend the terms of the public warrants in a manner that may be adverse to holders of public warrants with the approval by the holders of at least 50% of the then-outstanding public warrants. As a result, the exercise price of the public warrants could be increased, the exercise period could be shortened and the number of our Class A Ordinary Shares purchasable upon exercise of a public warrant could be decreased, all without a holder’s approval.

The public warrants were issued in registered form under a Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The Warrant Agreement provides that the terms of the public warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then-outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least 50% of the then-outstanding public warrants approve of such amendment. Although our ability to amend the terms of the public warrants with the consent of at least 50% of the then-outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the public warrants, convert the public warrants into cash or stock (at a ratio different than initially provided), shorten the exercise period or decrease the number of shares of Jet.AI Common Stock purchasable upon exercise of a public warrant.

We may redeem unexpired warrants prior to their exercise at a time that is disadvantageous to warrant holders, thereby making their warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of our Class A Ordinary Shares equals or exceeds $18 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we give proper notice of such redemption and provided certain other conditions are met. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force you (a) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (b) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (c) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the private placement warrants will be redeemable by us for cash so long as they are held by the initial purchasers or their permitted transferees.

In addition, we may redeem your warrants after they become exercisable for a number of Class A Ordinary Shares determined based on the redemption date and the fair market value of our Class A Ordinary Shares. Any such redemption may have similar consequences to a cash redemption described above. In addition, such redemption may occur at a time when the warrants are “out-of-the-money,” in which case you would lose any potential embedded value from a subsequent increase in the value of the Class A Ordinary Shares had your warrants remained outstanding.

We may issue a substantial number of additional Ordinary Shares or Oxbridge Preference Shares to complete the Business Combination or under an employee incentive plan after completion of the Business Combination. Any such issuances would dilute the interest of our shareholders and likely present other risks.

We may issue additional Ordinary Shares or Oxbridge Preference Shares to complete the Business Combination or under an employee incentive plan after completion of the Business Combination. The issuance of additional Ordinary Shares or Oxbridge Preference Shares:

●	may significantly dilute the equity interests of our investors;

●	may subordinate the rights of holders of Ordinary Shares if Oxbridge Preference Shares are issued with rights senior to those afforded our Ordinary Shares;

●	could cause a change in control if a substantial number of Ordinary Shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

●	may adversely affect prevailing market prices for Oxbridge Units, Class A Ordinary Shares and/or the public warrants.

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If Jet.AI is not able to comply with the applicable continued listing requirements or standards of Nasdaq, Nasdaq could delist our Jet.AI Common Stock.

Oxbridge has applied to list the shares of Jet.AI Common Stock, the Jet.AI Warrants and the Merger Consideration Warrants on Nasdaq under the symbols “PJ,” “PJAIW” and “PJAIZ,” respectively, upon the closing of the Business Combination. If, after the Business Combination, Nasdaq delists the Jet.AI Securities from trading on its exchange for failure to meet the listing standards such as for failure to hold an annual shareholders meeting, we and our stockholders could face significant material adverse consequences including:

●	limited availability of market quotations for our securities;

●	reduced liquidity for Jet.AI’s securities;

●	a determination that the Jet.AI Common Stock is a “penny stock” which will require brokers trading in the Jet.AI Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for Jet.AI’s securities;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

Sales of a substantial number of Class A Ordinary Shares in the public market could occur at any time and a significant portion of Jet.AI’s total outstanding shares will be restricted from immediate resale following the consummation of the Business Combination, but may be sold into the market in the near future. This could cause the market price of our Class A Ordinary Shares or, after the consummation of the Business Combination, the Jet.AI Common Stock to drop significantly, even if our business is doing well.

Sales of a substantial number of Class A Ordinary Shares in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Class A Ordinary Shares. After the Business Combination (and assuming no redemptions by our public shareholders of public shares), our Sponsor will hold approximately 33.13% of the Jet.AI Common Stock (or 34.07% of the Jet.AI Common Stock, assuming maximum redemptions by our public shareholders). Pursuant to the terms of the Letter Agreement entered into at the time of the IPO, and reaffirmed in the Sponsor Letter, the Founder Shares (which will be converted into shares of Jet.AI Common Stock in connection with the Domestication), as well as shares of Jet.AI Common Stock held by Jet Token’s co-founders, may not be transferred until the earlier to occur of (a) one year after the Closing or (b) the date on which we complete a liquidation, merger, share exchange or other similar transaction that results in all of our shareholders having the right to exchange their Ordinary Shares for cash, securities or other property.

If the Business Combination’s benefits do not meet the expectations of investors, shareholders or financial analysts, the market price of our securities may decline.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of our securities prior to the Closing may decline. The market values of our securities at the time of the Business Combination may vary significantly from their prices on the date the Business Combination Agreement was executed, the date of this proxy statement/prospectus or the date on which our shareholders vote on the Business Combination.

In addition, following the Business Combination, fluctuations in the price of Jet.AI securities could contribute to the loss of all or part of your investment. Accordingly, the valuation ascribed to our Class A Ordinary Shares in the Business Combination may not be indicative of the price that will prevail in the trading market following the Business Combination. If an active market for our securities develops and continues, the trading price of Jet.AI securities following the Business Combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

Factors affecting the trading price of Jet.AI securities following the Business Combination may include:

●	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to Jet.AI;

●	changes in the market’s expectations about Jet.AI’s operating results;

●	success of competitors;

●	Jet.AI’s operating results failing to meet the expectation of securities analysts or investors in a particular period;

●	changes in financial estimates and recommendations by securities analysts concerning Jet.AI or the market in general;

●	operating and stock price performance of other companies that investors deem comparable to Jet.AI;

●	Jet.AI’s ability to market new and enhanced products and technologies on a timely basis;

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●	changes in laws and regulations affecting Jet.AI’s business;

●	Jet.AI’s ability to meet compliance requirements;

●	commencement of, or involvement in, litigation involving Jet.AI;

●	changes in Jet.AI’s capital structure, such as future issuances of securities or the incurrence of additional debt;

●	the volume of Jet.AI Common Stock available for public sale;

●	any major change in the Jet.AI Board or management;

●	sales of substantial amounts of Jet.AI Common Stock by Jet.AI’s directors, executive officers or significant shareholders or the perception that such sales could occur; and

●	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities either before or after the consummation of the Business Combination irrespective of our operating performance. The stock market in general and Nasdaq have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to Jet.AI following the Business Combination could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of Jet.AI’s securities also could adversely affect its ability to issue additional securities and its ability to obtain additional financing in the future.

Following the Business Combination, if securities or industry analysts do not publish or cease publishing research or reports about Jet.AI, its business or its market, or if they change their recommendations regarding the Jet.AI Common Stock adversely, the price and trading volume of the Jet.AI Common Stock could decline.

The trading market for the Jet.AI Common Stock will be influenced by the research and reports that industry or securities analysts may publish about Jet.AI, its business, its market or its competitors. If any of the analysts who may cover Jet.AI following the Business Combination change their recommendation regarding the Jet.AI Common Stock adversely, or provide more favorable relative recommendations about its competitors, the price of the Jet.AI Common Stock would likely decline. If any analyst who may cover Jet.AI following the Business Combination were to cease their coverage or fail to regularly publish reports on Jet.AI, we could lose visibility in the financial markets, which could cause the stock price or trading volume of Jet.AI securities to decline.

Our Sponsor, directors, officers, advisors or any of their respective affiliates may elect to purchase public shares from public shareholders, which may influence the vote on the Business Combination Proposal and reduce the public “float” of our Class A Ordinary Shares.

Our Sponsor, directors, officers, advisors or any of their respective affiliates may purchase public shares in privately negotiated transactions or in the open market either prior to or following the completion of the Business Combination, although they are under no obligation to do so. There is no limit on the number of public shares our Sponsor, directors, officers, advisors or any of their respective affiliates may purchase in such transactions, subject to compliance with applicable law and the rules of Nasdaq. Any such privately negotiated purchases may be effected at purchase prices that are in excess of the per share pro rata portion of the Trust Account. None of the funds in the Trust Account will be used to purchase public shares in such transactions. None of our Sponsor, directors, officers, advisors or any of their respective affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller of such public shares or during a restricted period under Regulation M under the Exchange Act. Such a purchase could include a contractual acknowledgement that such shareholder, although still the record holder of such public shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights, and could include a contractual provision that directs such shareholder to vote such shares in a manner directed by the purchaser.

In the event that our Sponsor, directors, officers, advisors or any of their respective affiliates purchase public shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares.

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The purpose of any such purchases of public shares could be to vote such shares in favor of the Business Combination and thereby increase the likelihood of obtaining shareholder approval of the Business Combination or to satisfy a closing condition in the Business Combination Agreement, where it appears that such requirement would otherwise not be met. Any such purchases of our public shares may result in the completion of the Business Combination that may not otherwise have been possible. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent the purchasers are subject to such reporting requirements.

In addition, if such purchases are made, the public “float” of our Class A Ordinary Shares may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on Nasdaq or any other national securities exchange. See the subsection entitled “The Business Combination — Potential Purchases of Public Shares” for a description of how our Sponsor, directors, officers, advisors or any of their respective affiliates will select which shareholders or warrant holders to purchase securities from in any private transaction.

Changes in laws or regulations, or a failure to comply with any laws or regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we are required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete the Business Combination, and our results of operations.

The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.

We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, we take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies, including (a) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, (b) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (c) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. As a result, our shareholders may not have access to certain information they deem important. We will remain an emerging growth company until the earliest of (a) the last day of the fiscal year (i) following August 16, 2026, the fifth anniversary of our IPO, (ii) in which we have total annual gross revenue of at least $1.07 billion (as adjusted for inflation pursuant to SEC rules from time to time) or (iii) in which we are deemed to be a large accelerated filer, which means the market value of our Class A Ordinary Shares or, after the consummation of the Business Combination, the shares of Jet.AI Common Stock that are held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (b) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three year period.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We cannot predict if investors will find our Class A Ordinary Shares or the Jet.AI Common Stock less attractive because we will rely on these exemptions. If some investors find our Class A Ordinary Shares or the Jet.AI Common Stock less attractive as a result, there may be a less active trading market for our Class A Ordinary Shares or the Jet.AI Common Stock and our share price may be more volatile.

The Oxbridge Warrants and Founder Shares may have an adverse effect on the market price of our Class A Ordinary Shares and make it more difficult to effectuate our Business Combination.

We issued warrants to purchase 11,500,000 Class A Ordinary Shares as part of the Oxbridge Units. We also issued 5,760,000 private placement warrants, each exercisable to purchase one Class A Ordinary Share at $11.50 per share.

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Our initial shareholders currently own an aggregate of 2,875,000 Founder Shares. The Founder Shares are convertible into Class A Ordinary Shares on a one-for-one basis, subject to adjustment for share splits, share dividends, reorganizations, recapitalizations and the like and subject to further adjustment as set forth herein. In addition, if our Sponsor makes any working capital loans, it may convert those loans into up to an additional 1,500,000 private placement warrants, at the price of $1.00 per warrant. Any issuance of a substantial number of additional Class A Ordinary Shares upon exercise of these warrants and conversion rights will increase the number of issued and outstanding Class A Ordinary Shares and reduce the value of the Class A Ordinary Shares issued to complete the Business Combination. Therefore, the Oxbridge Warrants and Founder Shares may make it more difficult to effectuate the Business Combination or increase the cost of acquiring Jet Token.

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete the Business Combination even if a substantial majority of our shareholders do not agree.

The Existing Organizational Documents do not provide a specified maximum redemption threshold, except that in no event will we redeem public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (such that we are not subject to the SEC’s “penny stock” rules). As a result, we may be able to complete the Business Combination even though a substantial majority of our public shareholders do not agree with the transaction and have redeemed their shares or have entered into privately negotiated agreements to sell their shares to our Sponsor, officers, directors, advisors or any of their respective affiliates. In the event the aggregate cash consideration we would be required to pay for all of the Class A Ordinary Shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed Business Combination exceed the aggregate amount of cash available to us, we may not complete the Business Combination or redeem any shares, all of the Class A Ordinary Shares submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate Initial Business Combination.

Our shareholders will have reduced ownership and voting interests after the Business Combination and will exercise less influence over management.

Upon the issuance of the shares of Jet.AI Common Stock to the Historical Rollover Shareholders, current holders of Ordinary Shares will be diluted. Following the consummation of the Business Combination, without taking into account the Merger Consideration Warrants or Oxbridge Warrants that will remain outstanding following the Business Combination and may be exercised at a later date, current holders of Ordinary Shares would own [15%] of the outstanding Jet.AI Common Stock.

The market price of shares of Jet.AI Common Stock after the Business Combination may be affected by factors different from those currently affecting the price of the Class A Ordinary Shares.

Upon completion of the Business Combination, our shareholders and Jet Token stockholders will become holders of Jet.AI Common Stock. Prior to the Business Combination, Oxbridge has limited operations. Upon completion of the Business Combination, Oxbridge’s results of operations will depend upon the performance of the Jet Token business, which is affected by factors that are different from those currently affecting the results of operations of Oxbridge.

Risks Related to Consummation of the Domestication

Unless the context otherwise requires, any reference in this section of this proxy statement/prospectus to “we,” “us” or “our” refers to Oxbridge prior to the Business Combination and to Jet.AI and its subsidiaries following the Business Combination.

Upon consummation of the Business Combination, the rights of the holders of Jet.AI Common Stock arising under the DGCL as well as the Proposed Organizational Documents will differ from and may be less favorable to the rights of holders of Class A Ordinary Shares arising under Cayman Islands law as well as the Existing Organizational Documents.

Upon consummation of the Business Combination, the rights of holders of Jet.AI Common Stock will arise under the Proposed Organizational Documents as well as the DGCL. The Proposed Organizational Documents and the DGCL contain provisions that differ in some respects from those in the Existing Organizational Documents and under Cayman Islands law and, therefore, some rights of holders of Jet.AI Common Stock could differ from the rights that holders of Class A Ordinary Shares currently possess. For instance, while class actions are generally not available to shareholders under Cayman Islands law, such actions are generally available under the DGCL. This change could increase the likelihood that Jet.AI becomes involved in costly litigation, which could have a material adverse effect on Jet.AI.

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In addition, there are differences between the Proposed Organizational Documents and the Existing Organizational Documents. For a more detailed description of the rights of holders of Jet.AI Common Stock and how they may differ from the rights of holders of Class A Ordinary Shares, please see the section entitled “Comparison of Corporate Governance and Shareholder Rights.” The forms of the Proposed Certificate of Incorporation and the Proposed Bylaws of Jet.AI are attached as Annex B and Annex C, respectively, to this proxy statement/prospectus, and we urge you to read them.

The Proposed Organizational Documents will provide, subject to limited exceptions, that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit stockholders’ ability to obtain a more favorable judicial forum for disputes with Jet.AI or its directors, officers, employees or stockholders.

The Proposed Organizational Documents will require, to the fullest extent permitted by law, that derivative actions brought in name of Jet.AI, actions against directors, officers and employees for breach of fiduciary duty and other similar actions must be brought in the Court of Chancery in the State of Delaware or, if that court lacks subject matter jurisdiction, any state court situated in the State of Delaware or, if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware. The Proposed Organizational Documents will also provide that (a) such exclusive forum provision shall not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act or the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction, and (b) unless Jet.AI consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act.

Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such claims under the Securities Act. As noted above, the Proposed Organizational Documents will provide that the federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act. Due to the concurrent jurisdiction for federal and state courts created by Section 22 of the Securities Act over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder, there is uncertainty as to whether a court would enforce such exclusive forum provision. Additionally, investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

In March 2020, the Delaware Supreme Court issued a decision in Salzburg et al. v. Sciabacucchi, which found that an exclusive forum provision providing for claims under the Securities Act to be brought in federal court is facially valid under Delaware law. It is unclear whether this decision will be appealed, or what the final outcome of this case will be. Jet.AI intends to enforce this provision, but it does not know whether courts in other jurisdictions will agree with this decision or enforce it.

Any person or entity purchasing or otherwise acquiring any interest in shares of Jet.AI capital stock shall be deemed to have notice of and consented to the forum provisions in the Proposed Organizational Documents. The choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with Jet.AI or any of its directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provisions contained in the Proposed Certificate of Incorporation to be inapplicable or unenforceable in an action, Jet.AI may incur additional costs associated with resolving such action in other jurisdictions, which could harm its business, operating results and financial condition.

U.S. Holders may recognize income for U.S. federal income tax purposes as a result of the Domestication.

U.S. Holders (as defined below) may recognize gain or a deemed dividend for U.S. federal income tax purposes as a result of the Domestication. Because the Domestication will occur immediately prior to the redemption of U.S. Holders that exercise redemption rights with respect to their Jet.AI Common Stock, U.S. Holders exercising redemption rights will be subject to the potential tax consequences of the Domestication.

As discussed more fully below under the subsection entitled “The Business Combination — Material U.S. Federal Income Tax Considerations — U.S. Federal Income Taxation of U.S. Holders,” the Domestication will qualify as a Reorganization. Section 367(b) of the Code, which applies to the domestication of a foreign corporation in a Reorganization, may apply with respect to U.S. Holders on the date of the Domestication and could require certain of such U.S. Holders to recognize gain (but not loss) with respect to the Domestication unless a certain election is made to include the “all earnings and profits amount” attributable to such U.S. Holder, as discussed more fully below under the subsection entitled “The Business Combination — Material U.S. Federal Income Tax Considerations — U.S. Federal Income Taxation of U.S. Holders — Effects of Section 367(b).”

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Additionally, if Oxbridge were to be treated as a PFIC for U.S. federal income tax purposes, certain U.S. holders may be subject to adverse tax consequences as a result of the Domestication. If finalized (including retroactively after the date of the Domestication) in their currently proposed form, proposed U.S. Treasury regulations may require gain recognition by a U.S. Holder with respect to its exchange of Class A Ordinary Shares and Oxbridge Warrants, as applicable, for Jet.AI Common Stock and Jet.AI Warrants in the Domestication. See the subsection entitled “The Business Combination — Material U.S. Federal Income Tax Considerations — U.S. Federal Income Taxation of U.S. Holders — Passive Foreign Investment Company Rules.” A U.S. Holder may be able to avoid the PFIC gain and certain other tax consequences associated with PFIC status with respect to its Class A Ordinary Shares (but not its Oxbridge Warrants) if such U.S. Holder either (i) is eligible to and makes a timely and valid QEF Election (as defined and described below under “The Business Combination — Material U.S. Federal Income Tax Considerations — U.S. Federal Income Taxation of U.S. Holders — Passive Foreign Investment Company Rules”) in the first taxable year in which such U.S. Holder held (or was deemed to hold) Class A Ordinary Shares and in which Oxbridge was classified as a PFIC or (ii) makes a Mark-to-Market Election with respect to its Class A Ordinary Shares. Generally, neither election is available with respect to the Oxbridge Warrants.

The rules governing the U.S. federal income tax treatment of the Domestication are complex and will depend on a holder’s particular circumstances. All holders of Oxbridge Public Securities are urged to consult with, and rely solely upon, their tax advisors regarding the potential tax consequences to them of the Domestication, including the effects of Section 367(b) of the Code and the application of the PFIC rules. For a more complete discussion of the U.S. federal income tax considerations of the Domestication, see the subsection entitled “The Business Combination — Material U.S. Federal Income Tax Considerations — U.S. Federal Income Taxation of U.S. Holders.” Upon consummation of the Business Combination, the rights of holders of Jet.AI Common Stock arising under the DGCL as well as Proposed Organizational Documents will differ from and may be less favorable to the rights of holders of Class A Ordinary Shares arising under Cayman Islands law as well as the Existing Organizational Documents.

Risks Related to the Redemption

There is no guarantee that a shareholder’s decision whether to redeem its shares for a pro rata portion of the Trust Account will put the shareholder in a better future economic position.

We can give no assurance as to the price at which a shareholder may be able to sell its public shares (including the shares of Jet.AI Common Stock into which the public shares will convert upon the effectiveness of the Domestication) in the future following the completion of the Business Combination or any alternative Initial Business Combination. Certain events following the consummation of the Business Combination may cause an increase in the price of Jet.AI Common Stock and may result in a lower value realized now than a shareholder might realize in the future had the shareholder redeemed their shares. Similarly, if a shareholder does not redeem their shares, the shareholder will bear the risk of ownership of the Jet.AI Common Stock after the consummation of the Business Combination, and there can be no assurance that a shareholder can sell its shares in the future for a greater amount than the redemption price set forth in this proxy statement/prospectus. A shareholder should consult, and rely solely upon, the shareholder’s own tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.

If our shareholders fail to comply with the redemption requirements specified in this proxy statement/prospectus, they will not be entitled to redeem their Class A Ordinary Shares for a pro rata portion of the funds held in the Trust Account.

In order to exercise their redemption rights, holders of public shares are required to submit a request in writing and deliver their shares (either physically or electronically) to our transfer agent at least two business days prior to the extraordinary general meeting. Shareholders electing to redeem their shares will receive their pro rata portion of the Trust Account, including interest not previously released to us to pay our taxes, calculated as of two business days prior to the anticipated consummation of the Business Combination. If a shareholder fails to comply with the redemption requirements specified in this proxy statement/prospectus in a timely manner, they may not be entitled to redeem their Class A Ordinary Shares for a pro rata portion of the funds held in the Trust Account. See the subsection entitled “Extraordinary General Meeting — Redemption Rights” for additional information on how to exercise your redemption rights.

Shareholders who wish to redeem their shares for a pro rata portion of the Trust Account must comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline.

Public shareholders who wish to redeem their shares for a pro rata portion of the Trust Account must, among other things, as more fully described in the subsection entitled “Extraordinary General Meeting — Redemption Rights,” tender their certificates to our transfer agent or deliver their shares to the transfer agent electronically through DTC prior to 5:00 p.m., Eastern time, on      , 2023 (two business days before the extraordinary general meeting). In order to obtain a physical stock certificate, a shareholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers, it may take significantly longer than two weeks to obtain a physical certificate. If it takes longer than anticipated to obtain a physical certificate, shareholders who wish to redeem their shares may be unable to obtain physical certificates by the deadline for exercising their redemption rights and thus will be unable to redeem their shares.

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In addition, holders of outstanding Oxbridge Units must separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. If you hold Oxbridge Units registered in your own name, you must deliver the certificate for such units or deliver such units electronically to Continental Stock Transfer & Trust Company with written instructions to separate such units into public shares and public warrants. This must be completed far enough in advance to permit the mailing of the public share certificates or electronic delivery of the public shares back to you so that you may then exercise your redemption rights with respect to the public shares following the separation of such public shares from the Oxbridge Units.

If a broker, dealer, commercial bank, trust company or other nominee holds your Oxbridge Units, you must instruct such nominee to separate your Oxbridge Units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company. Such written instructions must include the number of Oxbridge Units to be split and the nominee holding such units. Your nominee must also initiate electronically, using DTC’s DWAC (deposit withdrawal at custodian) system, a withdrawal of the relevant Oxbridge Units and a deposit of the corresponding number of public shares and public warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights with respect to the public shares following the separation of such public shares from the Oxbridge Units. While this is typically done electronically on the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your public shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights.

If a public shareholder fails to receive notice of Oxbridge’s offer to redeem its public shares in connection with the Business Combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

Oxbridge will comply with the proxy rules when conducting redemptions in connection with the Business Combination. Despite Oxbridge’s compliance with these rules, if a public shareholder fails to receive Oxbridge’s proxy materials, such shareholder may not become aware of the opportunity to redeem its public shares. In addition, the proxy materials that Oxbridge will furnish to holders of its public shares in connection with the Business Combination will describe the various procedures that must be complied with in order to validly redeem public shares. In the event that a shareholder fails to comply with these or any other procedures, its public shares may not be redeemed.

If Oxbridge is unable to consummate the Business Combination or any other Initial Business Combination by August 16, 2023, the public shareholders may be forced to wait beyond such date before redemption from the Trust Account.

Pursuant to Section 49.7 of its Amended and Restated Memorandum and Articles of Association, if Oxbridge is unable to consummate the Business Combination or any other Initial Business Combination by August 16, 2023, Oxbridge will (a) cease all operations except for the purpose of winding up, (b) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (c) as promptly as reasonably possible following such redemption, subject to the approval of Oxbridge’s remaining shareholders and the Oxbridge Board, liquidate and dissolve, subject in each case of (b) and (c) above to our obligations under the applicable provisions of the Companies Act (As Revised) of the Cayman Islands, to provide for claims of creditors and in all cases subject to the other requirements of applicable law.

The U.S. federal income tax treatment of the redemption of Jet.AI Common Stock as a sale of such Jet.AI Common Stock depends on a shareholder’s specific facts.

The U.S. federal income tax treatment of a redemption of Jet.AI Common Stock will depend on whether the redemption qualifies as a sale of such Jet.AI Common Stock under Section 302 of the Code, which will depend largely on the total number of shares of Jet.AI Common Stock treated as held by the shareholder electing to redeem its Jet.AI Common Stock (including any stock constructively owned by the holder including as a result of owning private placement warrants or public warrants and any of our stock that a holder would directly or indirectly acquire pursuant to the Business Combination) relative to all of our shares of Jet.AI Common Stock outstanding before and after the redemption. If such redemption is not treated as a sale of Jet.AI Common Stock for U.S. federal income tax purposes, the redemption will instead be treated as a corporate distribution. For more information about the U.S. federal income tax treatment of the redemption of Jet.AI Common Stock, see the subsection entitled “The Business Combination — Material U.S. Federal Income Tax Considerations — U.S. Federal Income Taxation of U.S. Holders — Redemption of Jet.AI Common Stock” or “The Business Combination — Material U.S. Federal Income Tax Considerations — U.S. Federal Income Taxation of Non-U.S. Holders — Redemption of Jet.AI Common Stock,” as applicable.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. We have based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact included in this proxy statement/prospectus, regarding the proposed Business Combination, Oxbridge’s ability to consummate the Business Combination, the benefits of the transaction, the post-combination company’s future financial performance following the Business Combination and the post-combination company’s strategy, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “project,” “strive,” “might,” “possible,” “potential,” “predict” or the negative of such terms or other similar expressions, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us or Jet.AI that may cause our or Jet.AI’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Except as otherwise required by applicable law, Oxbridge disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this proxy statement/prospectus. Oxbridge cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Oxbridge.

In addition, Oxbridge cautions you that the forward-looking statements regarding Oxbridge and the post-combination company, which are included in this proxy statement/prospectus, are subject to the following factors:

●	the ability to complete the Business Combination or, if Oxbridge does not consummate such Business Combination, any other initial business combination;

●	satisfaction or waiver (if applicable) of the conditions to the mergers;

●	the occurrence of any event, change or other circumstances that could delay the Business Combination or give rise to the termination of the Business Combination Agreement;

●	the projected financial information, anticipated growth rate and market opportunity of Jet.AI;

●	the ability to obtain or maintain the listing of Jet.AI Common Stock and Jet.AI Warrants on Nasdaq following the Business Combination;

●	our public securities’ potential liquidity and trading;

●	our ability to raise financing in the future;

●	Jet.AI’s success in retaining or recruiting, or changes in, its officers, key employees or directors following the Business Combination;

●	the impact of the regulatory environment and complexities with compliance related to such environment, including compliance with restrictions imposed by federal law on ownership of U.S. airlines;

●	factors relating to the business, operations and financial performance of Oxbridge, Jet Token or Jet.AI (or any subsidiaries of each entity), including:

○	the ability to anticipate the impact of the COVID-19 pandemic and its effect on business and financial conditions;

●	the outcome of any legal proceedings that have been or may be instituted against Oxbridge following announcement of the Business Combination;

●	the risk that the proposed Business Combination disrupts current plans and operations of Jet Token or Oxbridge as a result of the announcement and consummation of the Business Combination;

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●	Jet.AI’s ability to realize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of Jet.AI to grow and manage growth profitably following the Business Combination;

●	costs related to the Business Combination;

●	the possibility of third-party claims against the Trust Account;

●	changes in applicable laws or regulations;

●	the risk that Jet.AI may fail to effectively build scalable and robust processes to manage the growth of its business;

●	the risk that demand for Jet.AI’s products and services may decline;

●	high levels of competition faced by Jet.AI with numerous market participants having greater financial resources and operating experience than Jet.AI;

●	the possibility that Jet.AI’s business may be adversely affected by changes in government regulations;

●	the possibility that Jet.AI may not be able to grow its client base;

●	the failure to attract and retain highly qualified personnel;

●	the inability to finance aircraft or generate sufficient funds;

●	the possibility that Jet.AI may not have enough capital and may be required to raise additional capital;

●	data security breaches, cyber-attacks or other network outages;

●	the volatility of the prices of blockchain currencies;

●	our reliance on third parties;

●	our inability to adequately protect our intellectual property interests or infringement on intellectual property interests of others;

●	the possibility that Oxbridge or Jet.AI may be adversely affected by other economic, business or competitive factors; and

●	other factors detailed in the section entitled “Risk Factors.”

Should one or more of the risks or uncertainties described in this proxy statement/prospectus and in any document incorporated by reference in this proxy statement/prospectus materialize, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the section entitled “Risk Factors” and in Oxbridge’s periodic filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and any subsequently filed quarterly reports on Form 10-Q. Oxbridge’s SEC filings are available publicly on the SEC’s website at http://www.sec.gov.

Before any Oxbridge shareholder grants its proxy or instructs how its vote should be cast or votes on the proposals to be put to the extraordinary general meeting, such shareholder should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this proxy statement/prospectus may adversely affect us.

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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet as of December 31, 2022 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2022 present the combination of the historical financial information of Oxbridge and Jet Token after giving effect to the Business Combination, and related adjustments described in the accompanying notes. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined balance sheet as of December 31, 2022 combines the historical audited condensed balance sheet of Oxbridge as of December 31, 2022 and the historical audited condensed consolidated balance sheet of Jet Token as of December 31, 2022 on a pro forma basis as if the Business Combination had been consummated on December 31, 2022. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 combines the historical audited condensed statement of operations of Oxbridge for the year ended December 31, 2022 and the historical audited condensed consolidated statement of operations of Jet Token for the year ended December 31, 2022 on a pro forma basis as if the Business Combination had been consummated on January 1, 2022.

The historical financial information of Oxbridge was derived from the audited financial statements of Oxbridge as of and for the year ended December 31, 2022, included elsewhere in this proxy statement/prospectus. The historical financial information of Jet Token was derived from the audited financial statements of Jet Token as of and for the year ended December 31, 2022, included elsewhere in this proxy statement/prospectus. This information should be read together with Oxbridge’s and Jet Token’s audited financial statements and related notes, the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Oxbridge,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Jet Token” and other financial information included elsewhere in this proxy statement/prospectus.

Introduction

Oxbridge is a blank check company incorporated on April 12, 2021 as a Cayman Islands exempted company for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or other similar transaction with one or more businesses or entities. On August 16, 2021, Oxbridge completed its IPO of 11,500,000 Oxbridge Units, including 1,500,000 Oxbridge Units that were issued pursuant to the underwriters’ exercise of their over-allotment option in full, with each Oxbridge Unit consisting of one Class A Ordinary Share and one warrant, where each whole warrant is exercisable to purchase one Class A Ordinary Share at a price of $11.50 per share, generating gross proceeds to Oxbridge of $115,000,000.

Simultaneously with the closing of its IPO, Oxbridge consummated the private placement of 5,760,000 Private Placement Warrants to the Sponsor and Maxim Group, LLC, the representative to the underwriters in our initial public offering, at an average purchase price of $1.00 per Private Placement Warrant, generating gross proceeds to Oxbridge of $5,760,000. The Private Placement Warrants are identical to the Public Warrants sold as part of the Units in the IPO, except that the Sponsor and Maxim have agreed not to transfer, assign or sell any of the Private Placement Warrants (except to certain permitted transferees) until 30 days after the completion of the Company’s initial Business Combination. The Private Placement Warrants are also not redeemable by the Company so long as they are held by the Sponsor and Maxim or their respective permitted transferees.

Oxbridge also issued an aggregate of 2,875,000 Class B ordinary shares to the Sponsor for an aggregate purchase price of $25,000, or approximately $0.009 per share.

Upon the closing of the IPO and the sale of the Private Placement Warrants, an aggregate of $116,725,000 was placed in the Trust Account with Continental Stock Transfer & Trust Company acting as trustee and was available to be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, as determined by Oxbridge, until the earlier of: (a) the completion of an Initial Business Combination and (b) the distribution of the Trust Account.

Oxbridge has until August 16, 2023 to complete an Initial Business Combination, which would include the Business Combination.

Jet Token, a Delaware corporation, was founded in 2018 by Michael Winston, its Executive Chairman. Jet Token, directly and indirectly through its subsidiaries, is principally involved in (i) the sale of fractional and whole interests in aircraft, (ii) the sale of jet cards, which enable holders to use certain of Jet Token’s and other’s aircraft at agreed-upon rates, (iii) the operation of a proprietary booking platform (the “App”), which functions as a prospecting and quoting platform to arrange private jet travel with third party carriers as well as via Jet Token’s leased and managed aircraft, for Part 135 (whole aircraft charter) and Part 380 (by the seat charter), and (iv) since January 2023, joint ownership, alongside its existing operating partner, Cirrus, of 380 Software LLC, which supplies the technology to sell individual seats on empty legs on the Cirrus fleet of aircraft.

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On February 24, 2023, Oxbridge and its wholly owned subsidiaries, First Merger Sub and Second Merger Sub, entered into the Business Combination Agreement with Jet Token. Pursuant to the Business Combination Agreement, and subject to the terms and conditions contained therein, First Merger Sub will merge with and into Jet Token, with Jet Token surviving the First Merger as a wholly owned subsidiary of Jet.AI, and as soon as practicable, but in any event within three days following the Effective Time and as part of the same overall transaction as the First Merger, Jet Token (as the surviving entity of the First Merger) will merge with and into Second Merger Sub, with Second Merger Sub surviving the Second Merger as a wholly owned subsidiary of Jet.AI. In connection with the Business Combination, current security holders of Oxbridge and Jet Token will become security holders of Jet.AI. Following the Business Combination, the Jet.AI Common Stock, the Jet.AI Warrants and the Merger Consideration Warrants are expected to trade on Nasdaq under the new symbols “PJ,” “PJAIW” and “PJAIZ,” respectively, and Jet.AI will continue as a publicly-listed entity. Prior to the closing of the Business Combination, Oxbridge will domesticate as a Delaware corporation.

Description of the Business Combination

As noted above, the unaudited pro forma condensed combined financial information contained herein assumes that Oxbridge’s shareholders approve the proposed Business Combination. Oxbridge cannot predict how many of its public shareholders will exercise their right to have their Class A Ordinary Shares redeemed for cash. As a result, the unaudited pro forma condensed combined financial information is presented under two different redemption scenarios, which produce different allocations of total Jet.AI equity interests between holders of Ordinary Shares. As described in greater detail below, the first scenario, or “no redemptions scenario,” assumes that none of the public shareholders will exercise their right to have their Class A Ordinary Shares redeemed for cash, and the second scenario, or “maximum redemptions scenario,” assumes that holders of the maximum number of Class A Ordinary Shares that can be redeemed for cash will exercise their right to have their Class A Ordinary Shares redeemed for cash, with Oxbridge still having: (1) as of the Closing, after distribution of the funds in the Trust Account and deducting all amounts to be paid pursuant to the exercise of redemption rights of public shareholders and expenses paid or required to be paid in connection with the Business Combination (including underwriting commissions), taking into account any liabilities that have accrued prior to the Closing but for which payment will be due, or deferred until, after the Closing, cash on hand equal to or in excess of $5,000,000, and (2) at least $5,000,001 of net tangible assets, after deducting all amounts to be paid pursuant to the exercise of redemption rights, as required to consummate the Business Combination. The residual cash of Oxbridge remaining after any redemption of public shares will be retained by Jet.AI. The expected cash balance of Jet.AI under the no redemptions scenario and maximum redemptions scenario is [$7,588,920] and [$5,000,001], respectively. The actual results will likely be within the parameters described by the two scenarios, however, there can be no assurance regarding which scenario will be closest to the actual results. Under both scenarios, Jet Token is considered to be the accounting acquirer, as further discussed in “Note 1 — Basis of Presentation” of this unaudited pro forma condensed combined financial information.

In connection with the Domestication and prior to the Effective Time, the total issued and outstanding 1,301,952 Class A Ordinary Shares and 2,875,000 Class B Ordinary Shares as of [__________, 2023] will convert automatically, on a one-for-one basis, into shares of Jet.AI Common Stock. Each issued and outstanding public warrant and private placement warrant will convert automatically into a Jet.AI Warrant pursuant to the Warrant Agreement, entitling the holder to purchase one share of Jet.AI Common Stock at an exercise price of $11.50.

Each outstanding share of Jet Token Common Stock, including each share of Jet Token Preferred Stock that will be converted into shares of Jet Token Common Stock immediately prior to the Effective Time, will be cancelled and automatically converted into the right to receive (x) the number of shares of Jet.AI Common Stock equal to the Stock Exchange Ratio, and (y) the number of Merger Consideration Warrants equal to the Warrant Exchange Ratio. Each Jet Token Option, whether or not exercisable and whether or not vested, that is outstanding immediately prior to the Effective Time will automatically be converted into an option to purchase a number of Jet.AI Options based on the Option Exchange Ratio. Each Jet Token Warrant issued and outstanding immediately prior to the Effective Time shall be automatically converted into a warrant to acquire (x) a number of shares of Jet.AI Common Stock equal to the Stock Exchange Ratio and (y) a number of Merger Consideration Warrants equal to the Warrant Exchange Ratio. Each Jet Token RSU Award that is outstanding immediately prior to the Effective Time will be converted into a Jet.AI RSU Award with respect to a number of RSUs based on the applicable exchange ratio. Upon the consummation of the Business Combination, Oxbridge will immediately be renamed “Jet.AI Inc.”

Upon the consummation of the Business Combination, it is anticipated that 4,500,000 shares of Jet.AI Common Stock and 7,353,000 Merger Consideration Warrants will be issued to the Historical Rollover Shareholders in exchange for all outstanding shares of Jet Token Common Stock (including shares of Jet Token Preferred Stock converted in the Conversion). It is also anticipated that we will reserve for issuance up to 3,270,278 shares of Jet.AI Common Stock in respect of Jet.AI Options issued in exchange for outstanding pre-merger Jet Token Options, and 148,130 shares of Jet.AI Common Stock and 242,044 Merger Consideration Warrants in respect of Jet.AI RSU Awards issued in exchange for outstanding pre-merger Jet Token RSU Awards.

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In addition, in connection with the Business Combination, Jet.AI is proposing to implement the Omnibus Incentive Plan, which will be effective upon closing of the Business Combination, subject to approval by Oxbridge shareholders, in place of the existing Jet Token Option Plans. The purpose of the Omnibus Incentive Plan is to provide eligible employees, directors, consultants and the founders the opportunity to receive stock-based incentive awards in order to encourage them to contribute materially to Jet.AI’s growth and to align the economic interests of such persons with those of its stockholders. The financial impact of the Omnibus Incentive Plan has not been included in the unaudited pro forma condensed combined financial statement as it cannot be reliably estimated at this stage. See “Proposal No. 5 — The Omnibus Incentive Plan Proposal” contained elsewhere in this proxy statement/prospectus for further information.

For more information about the Business Combination Agreement and the Business Combination, see the section entitled “The Business Combination.”

The following table summarizes the pro forma shares of Jet.AI Common Stock outstanding under the no redemptions scenario and the maximum redemptions scenario, excluding the potential dilutive effect of exercise of Oxbridge Warrants and Merger Consideration Warrants:

	No Redemptions Scenario		Maximum Redemptions Scenario
	Shares	%	Shares	%
Historical Rollover Shareholders	4,500,000	51.86	4,500,000	53.32
Public Shareholders(1)	1,301,952	15.00	1,064,218	12.61
Initial Shareholders	2,875,000	33.13	2,875,000	34.07
Total	8,676,952	100.00	8,439,218	100.00

(1)	Includes 115,000 shares of Class A Ordinary Shares issued to Maxim Group, LLC, the representative to the underwriters in our initial public offering, which are not redeemable pursuant to an agreement between Maxim and the Company.

The following unaudited pro forma condensed combined balance sheet as of December 31, 2022 under both the no redemptions scenario and maximum redemptions scenario and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2022, are based on the historical financial statements of Oxbridge (as restated) and Jet Token. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

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UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF DECEMBER 31, 2022

(in thousands, except share and per share amounts)

			No Redemption Scenario			Maximum Redemption Scenario
	Jet Token, Inc. (Historical)	Oxbridge Acquisition Corp. (Historical)	Transaction Accounting Adjustments		Pro Forma Combined	Transaction Accounting Adjustments		Pro Forma Combined

Assets
Current assets:
Cash and cash equivalents	$1,527	$212	$12,835	A	$9,824	$12,835	A	$6,695
			(4,600)	B		(4,600)	B
			(690)	C		(690)	C
						(2,589)	H
Other current assets	358	3	-		361	-		361
Total current assets	1,885	215	7,545		9,645	4,956		7,056

Property and equipment, net	6	-	-		6	-		6
Intangible assets, net	155	-	-		155	-		155
Right-of-use asset	2,082	-	-		2,082	-		2,082
Other assets	763	-	-		763	-		763
Cash held in trust account	-	12,835	(12,835)		-	(12,835)		-
Total assets	$4,891	$13,050	$(5,290)		$12,651	$(7,879)		$10,062

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$244	$-	$-		$244	$-		$244
Accrued liabilities	952	98	-		1,050	-		1,050
Deferred revenue	933	-	-		933	-		933
Lease liability, current portion	495	-	-		495	-		495
Promissory note payable	-	575	(575)	B	-	(575)	B	-
Due to affiliates	-	4	-		4	-		4
Total current liabilities	2,624	677	(575)		2,726	(575)		2,726

Lease liability, net of current portion	1,531				1,531			1,531
Deferred underwriting commissions	-	4,025	(4,025)	B	-	(4,025)	B	-
Derivative liabilities	-	370	-		370	-		370
Total liabilities	4,155	5,072	(4,600)		4,627	(4,600)		4,627

Commitments and contingencies	-	-	-		-	-		-
Class A ordinary shares; 1,186,952 shares subject to possible redemption (at redemption value)		12,835	(12,835)	D	-	(12,835)	D	-

Stockholders’ Equity
Series Seed Preferred stock	21	-	(21)	E	-	(21)	E	-
Series CF Non-voting Preferred stock	704	-	(704)	E	-	(704)	E	-
Preferred stock/ preference shares	-	-	-		-	-		-
Common stock/ ordinary shares	-		-		-	-		-
Non-voting Common stock	-		-		-	-		-
Subscription receivable	(16)	-	-		(16)	-		(16)
Additional paid-in capital	26,683	-	12,835	D	34,696	12,835	D	32,107
			725	E		725	E
			60,000	F		60,000	F
			(60,000)	F		(60,000)	F
			(690)	C		(690)	C
						(2,589)	H
			(4,857)	G		(4,857)	G
Accumulated deficit	(26,656)	(4,857)	4,857	G	(26,656)	4,857	G	(26,656)
Total stockholders’ equity	736	(4,857)	12,145		8,024	9,556		5,435
Total liabilities and stockholders’ equity	$4,891	$13,050	$(5,290)		$12,651	$(7,879)		$10,062

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2022

(in thousands, except share and per share amounts)

			No Redemption Scenario			Maximum Redemption Scenario
	Jet Token, Inc. (Historical)	Oxbridge Acquisition Corp. (Historical)	Transaction Accounting Adjustments		Pro Forma Combined	Transaction Accounting Adjustments		Pro Forma Combined

Revenues	$21,863	$-	$-		$21,863	$-		$21,863
Cost of revenues	19,804	-	-		19,804	-		19,804

Gross profit	2,059	-	-		2,059	-		2,059

Operating Expenses:
General and administrative	9,231	487	-		9,718	-		9,718
Sales and marketing	427	-	-		427	-		427
Research and development	137	-	-		137	-		137
Total operating expenses	9,795	487	-		10,282	-		10,282

Operating loss	(7,736)	(487)	-		(8,223)	-		(8,223)

Other income:
Other interest income	-	(4)	-		(4)	-		(4)
Interest earned on marketable securities held in trust	-	(960)	960	AA	-	960	AA	-
Change in fair value of warrant liabilities	-	(6,699)	-		(6,699)	-		(6,699)
Total other income	-	(7,663)	960		(6,703)	960		(6,703)

Loss before provision for income taxes	(7,736)	7,176	(960)		(1,520)	(960)		(1,520)

Provision for income taxes	2	-	-		2	-		2

Net (loss) income	$(7,738)	$7,176	$(960)		$(1,522)	$(960)		$(1,522)

Weighted average shares outstanding – basic and diluted	122,747,555	13,133,764			17,633,764			17,396,030
Net (loss) income per share - basic and diluted	$(0.06)	$0.55			$(0.09)			$(0.09)

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Basis of Presentation

The Business Combination has been accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, Oxbridge Acquisition Corp, Inc. (“Oxbridge”) has been treated as the “accounting acquiree” and Jet Token, Inc. (“Jet Token”) as the “accounting acquirer” for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination has been treated as the equivalent of Jet Token issuing shares for the net assets of Oxbridge, Inc., followed by a recapitalization. The net assets of Jet Token will be stated at historical cost. Operations prior to the Business Combination will be those of Jet Token.

The unaudited pro forma condensed combined balance sheet as of December 31, 2022 assumes that the Business Combination occurred on December 31, 2022. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 give pro forma effect to the Business Combination as if it had been completed on January 1, 2022. These periods are presented on the basis of Jet Token as the accounting acquirer.

The pro forma adjustments reflecting the consummation of the Business Combination and related transactions are based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related transactions based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Company. They should be read in conjunction with the historical financial statements and notes thereto of Jet Token, Inc. and Oxbridge included in the Form 8-K, and other financial information included elsewhere.

Note 2. Accounting Policies

Upon consummation of the Business Combination, management is performing a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

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Note 3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented. The pro forma basic and diluted loss per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of the Company’s shares outstanding, assuming the Business Combination and related transactions occurred as of the beginning of the period presented.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2022 are as follows:

A.	Reflects the reclassification of marketable securities held in the Trust Account to cash and cash equivalents.

B.	Reflects the repayment of the promissory note and payment of deferred underwriting commissions both of which become payable upon the completion of a business combination.

C.	Represents acquisition-related transaction costs totaling $690,000 (all of which is expected to be classified as equity issuance costs). The transaction costs are $690,000 for Oxbridge. The total amount of transaction costs may vary if additional agreements are entered into prior to the Closing.

D.	Represents the conversion of Oxbridge’s Ordinary Shares to shares of common stock of the Domesticated Acquiror, par value $0.0001 per share, pursuant the Business Combination Agreement.

E.	Represents the conversion of Jet Token’s Series Seed Preferred Stock and Series CF Non-Voting Preferred Stock to shares of Jet Token common stock, par value $0.0000001 per share, pursuant the Business Combination Agreement.

F.	Represents recapitalization of Jet Token’s outstanding equity and the issuance of common stock and warrants to Jet Token shareholders as consideration for the reverse recapitalization. Warrants were valued at an estimated $60,000,000 using the Black-Scholes model and are considered equity issuance costs associated with the Business Combination, and thus are contained within additional paid-in capital.

G.	Reflects the reclassification of Oxbridge’s historical accumulated deficit.

H.	Reflects the redemption of 237,734 public shares for aggregate redemption payments of $2.6 million allocated to common stock and additional paid-in capital using par value $0.0001 per share and at a redemption price of $10.89 per share.

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Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for year ended December 31, 2022 are as follows:

AA.	Reflects elimination of investment income on the Trust Account.

Note 4. Net Loss per Share

Net loss per share was calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2022. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issuable in the Business Combination have been outstanding for the entirety of all periods presented.

The unaudited pro forma condensed combined financial information has been prepared based on the following information:

For the Year Ended
December 31, 2022

Pro forma net loss	$(1,522)
Weighted average shares outstanding of common stock	17,633,764
Net loss per share - basic and diluted	$(0.09)

Excluded securities: (1)
Assumed options	3,082,233
Merger Consideration Warrants issued to Jet Token Shareholders	7,275,000
Assumed warrants	345,465
Public Warrants	11,500,000
Private Warrants	5,760,000
Restricted Stock Unit Awards	128,742

(1) The potentially dilutive outstanding securities were excluded from the computation of pro forma net loss per share, basic and diluted, because their effect would have been anti-dilutive, issuance or vesting of such shares is contingent upon the satisfaction of certain conditions which were not satisfied by the end of the periods presented.

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COMPARATIVE SHARE INFORMATION

The following table sets forth summary historical comparative share information for Oxbridge and Jet Token, respectively, and unaudited pro forma condensed combined per share information of Surviving Entity after giving effect to the Business Combination, presented under two scenarios:

●	Assuming No Redemptions Scenario — this scenario assumes that none of the public shareholders exercise their right to have their Class A Ordinary Shares redeemed for cash; and
●	Assuming Maximum Redemptions Scenario — this scenario assumes that 237,734 Class A Ordinary Shares are redeemed for an aggregate payment of $2,588,920, which is the maximum number of shares that could be redeemed in connection with the Business Combination at an assumed redemption price of $10.89 per share based on the Trust Account balance as of [_____, 2023] with Oxbridge still having: (a) as of the Closing, after distribution of the funds in the Trust Account and deducting all amounts to be paid pursuant to the exercise of redemption rights of public shareholders and expenses paid or required to be paid in connection with the Business Combination (including underwriting commissions), taking into account any liabilities that have accrued prior to the Closing but for which payment will be due, or deferred until, after the Closing, cash on hand equal to or in excess of $5,000,000 and (b) at least $5,000,001 of net tangible assets, after deducting all amounts to be paid pursuant to the exercise of redemption rights, as required to consummate the Business Combination.

The pro forma book value information reflects the Business Combination as if it had occurred on December 31, 2022. The weighted average shares outstanding and net loss per share information reflect the Business Combination as if it had occurred on January 1, 2022.

This information is only a summary and should be read in conjunction with the historical financial statements of Oxbridge (as restated) and Jet Token and related notes included elsewhere in this proxy statement/prospectus. The unaudited pro forma combined per share information of Oxbridge and Jet Token is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information and related notes included in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

The unaudited pro forma combined income (loss) per share information below does not purport to represent the income (loss) per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date of period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of Oxbridge and Jet Token would have been had the companies been combined during the periods presented.

			Combined Pro Forma
				Assuming
	Jet Token	Oxbridge	Assuming No	Maximum
(In thousands, except share and per share data)	(Historical)(2)	(Historical)	Redemption	Redemption
As of and for the Year ended December 31, 2022
Book value per share(1)	$0.01	$(1.16)	$0.92	$0.64
Weighted average shares outstanding – basic	122,747,555	13,133,764	17,633,764	17,396,030
Weighted average shares outstanding – diluted	122,747,555	13,133,764	17,633,764	17,396,030
Basic net (loss) income per share(2)(3)	$(0.06)	$0.55	$(0.09)	$(0.09)
Diluted net (loss) income per share(2)(3)	$(0.06)	$0.55	$(0.09)	$(0.09)

(1)	Book value per share = Total permanent equity divided by the total number of Jet Token common shares or total Oxbridge Class A and Class B Ordinary Shares outstanding classified in permanent equity, as applicable.
(2)	Excludes the impact of vested and unvested Jet Token Options and Warrants that will be converted into options and warrants to purchase 3,427,697 shares of Jet.AI Common Stock as part of the Business Combination. The shares underlying these Jet Token Options will not represent legally issued and outstanding shares of Jet.AI Common Stock until such options (as converted after the Business Combination) are exercised. As such, these underlying shares were excluded from the calculation of pro forma net loss per share.
(3)	For purposes of applying the treasury stock method to calculate pro forma diluted net loss per share, it was assumed that all 17,260,000 outstanding warrants sold in the initial public offering and all 7,353,000 warrants distributed to Jet Token shareholders are exchanged for Jet.AI Common Stock. However, since this results in anti-dilution, the effect of such exchange was not included in the calculation of pro forma diluted net loss per share.

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MARKET PRICE AND DIVIDEND INFORMATION

Oxbridge

Oxbridge Units, Class A Ordinary Shares, and Oxbridge Warrants are currently traded on Nasdaq under the symbols “OXACU,” “OXAC” and “OXACW,” respectively.

The closing price of the Oxbridge Units, Class A Ordinary Shares and public warrants on [_____, 2023], the last trading day before announcement of the execution of the Business Combination Agreement, was $10.65, $10.43 and $0.0354, respectively. As of [_____, 2023], the record date for the extraordinary general meeting, the most recent closing price for Oxbridge Units, Class A Ordinary Shares and Oxbridge Warrants was [$____], [$____] and [$____], respectively.

Holders of the Oxbridge Units, Class A Ordinary Shares and Oxbridge Warrants should obtain current market quotations for their securities. The market price of Oxbridge’s securities could vary at any time before the Business Combination.

Holders

As of [_____, 2023], there were [one] holder of record of Oxbridge Units, [two] holders of record of Class A Ordinary Shares, [one] holder of record of Class B Ordinary Shares and [three] holders of record of warrants. The number of holders of record does not include a substantially greater number of “street name” holders or beneficial holders whose Oxbridge Units, public shares and public warrants are held of record by banks, brokers and other financial institutions. For additional information, see the section entitled “Beneficial Ownership of Securities.”

Dividends

Oxbridge has not paid any cash dividends on the Ordinary Shares to date and does not intend to pay cash dividends prior to the consummation of the Business Combination. The payment of cash dividends in the future will be dependent upon Jet.AI’s revenues and earnings, if any, capital requirements and general financial condition subsequent to consummation of the Business Combination. The payment of any cash dividends subsequent to the Business Combination will be within the discretion of the Jet.AI Board. It is the present intention of the Oxbridge Board to retain all earnings, if any, for use in its business operations and, accordingly, the Oxbridge Board does not anticipate declaring any dividends in the foreseeable future. Further, if Oxbridge incurs any indebtedness, Oxbridge’s ability to declare dividends may be limited by restrictive covenants Oxbridge may agree to in connection therewith.

Jet Token

Historical market price information for Jet Token is not provided because there is no public market for Jet Token’s securities. For more information regarding Jet Token’s liquidity and capital resources, see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Jet Token – Liquidity and Capital Resources.”

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EXTRAORDINARY GENERAL MEETING

General

We are furnishing this proxy statement/prospectus to our shareholders as part of the solicitation of proxies by the Oxbridge Board for use at the extraordinary general meeting to be held on [             , 2023], and at any adjournment thereof. This proxy statement/prospectus is first being furnished to our shareholders on or about [               , 2023]. This proxy statement/prospectus provides you with information you need to know to be able to vote or instruct your vote to be cast at the extraordinary general meeting.

All shareholders as of the record date, or their duly appointed proxies, may attend the extraordinary general meeting. For the purpose of satisfying requirements of Cayman Islands law, the extraordinary general meeting will be conducted at a physical location.

Our virtual extraordinary general meeting format uses technology designed to increase shareholder access, save Oxbridge and our shareholders time and money and provide our shareholders rights and opportunities to participate in the virtual extraordinary general meeting similar to those they would have at the in-person extraordinary general meeting, at no cost. In addition to online attendance, we provide shareholders with an opportunity to hear all portions of the official extraordinary general meeting as conducted by the Oxbridge Board, submit written questions and comments during the extraordinary general meeting and vote online during the open poll portion of the extraordinary general meeting. We welcome your suggestions on how we can make our virtual extraordinary general meeting more effective and efficient.

Shareholders will have multiple opportunities to submit questions to Oxbridge for the extraordinary general meeting. Shareholders who wish to submit a question in advance may do so by pre-registering online and then selecting the chat box link. Shareholders also may submit questions live during the meeting. Questions pertinent to extraordinary general meeting matters may be recognized and answered during the extraordinary general meeting in our discretion, subject to time constraints. We reserve the right to edit or reject questions that are inappropriate for extraordinary general meeting matters. In addition, we will offer live technical support for all shareholders attending the extraordinary general meeting virtually.

To attend online and participate in the extraordinary general meeting, shareholders of record will need to visit [______________] and enter the control number provided on your proxy card, regardless of whether you pre-registered.

Date, Time and Place

The extraordinary general meeting will be held in person on [___________, 2023], at [___], Eastern time, at [Suite 201, 42 Edward Street, George Town, Grand Cayman, Cayman Islands, KY1-9006] or such other date, time and place to which such meeting may be adjourned, to consider and vote upon the Proposals.

Voting Power; Record Date

You will be entitled to vote or direct votes to be cast at the extraordinary general meeting if you owned Ordinary Shares, i.e., Class A Ordinary Shares or Class B Ordinary Shares, at the close of business on [___________, 2023], which is the record date for the extraordinary general meeting. You are entitled to one vote for each Ordinary Share that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. As of the close of business on the record date, there were [1,301,952] outstanding Class A Ordinary Shares, which are held by our public shareholders, and [2,875,000] outstanding Class B Ordinary Shares, which are held by our initial shareholders.

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Vote of our Sponsor and the Directors and Officers of Oxbridge

Our Sponsor, directors and officers have agreed to vote any Class A Ordinary Shares and Class B Ordinary Shares owned by them in favor of the Business Combination and the other Proposals. Currently, they own approximately [68.83]% of our issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares, in the aggregate, all of which are subject to an agreement to vote in favor of the Business Combination. As a result, if only the minimum amount of shares needed to establish a quorum are present and all such shares are actually voted on the Business Combination Proposal, none of the outstanding Class A Ordinary Shares would need to be voted in favor of the Business Combination in order for the Business Combination to be approved.

Our Sponsor, directors and officers have waived any redemption rights, including with respect to Class A Ordinary Shares purchased in our IPO or in the aftermarket, in connection with the Business Combination. The Founder Shares held by our Sponsor and our independent directors have no redemption rights upon our liquidation and will be worthless if we do not effect an Initial Business Combination within the Combination Period. However, our Sponsor, directors and officers are entitled to redemption rights upon our liquidation with respect to any Class A Ordinary Shares they may own.

Quorum and Required Vote for Proposals for the Extraordinary General Meeting

A quorum of our shareholders is necessary to hold a valid meeting. A quorum will be present at the extraordinary general meeting if holders of one-third of the Class A Ordinary Shares and Class B Ordinary Shares entitled to vote thereat attend in person, online or by proxy at the extraordinary general meeting. Abstentions will count as present for the purposes of establishing a quorum.

The approval of each of the Business Combination Proposal, the Advisory Organizational Documents Proposals, the Omnibus Incentive Plan Proposal, the Director Election Proposal and the Adjournment Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote (in person, online or by proxy) of the holders of a majority of the Class A Ordinary Shares and Class B Ordinary Shares entitled to vote and actually casting votes thereon at the extraordinary general meeting, voting as a single class. Under the Existing Organizational Documents, only the holders of Class B Ordinary Shares are entitled to vote on the election of directors and therefore the Director Election Proposal. Approval of the Domestication Proposal and the Organizational Documents Proposal requires a special resolution under Cayman Islands law, being the affirmative vote (in person, online or by proxy) of the holders of at least two-thirds of the Class A Ordinary Shares and Class B Ordinary Shares entitled to vote and actually casting votes thereon at the extraordinary general meeting, voting as a single class. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the extraordinary general meeting. Accordingly, a shareholder’s failure to vote in person, online or by proxy at the extraordinary general meeting or an abstention from voting will have no effect on the outcome of the vote on any of the Proposals.

The Closing is conditioned on the approval of the Condition Precedent Proposals at the extraordinary general meeting. Each of the Condition Precedent Proposals is cross-conditioned on each of the other Condition Precedent Proposals. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement/prospectus.

Recommendation to Oxbridge Shareholders

After careful consideration, the Oxbridge Board recommends that our shareholders vote “FOR” each Proposal (or in the case of the Director Election Proposal, “FOR ALL NOMINEES”) being submitted to a vote of the shareholders at the extraordinary general meeting.

For a more complete description of our reasons for the approval of the Business Combination and the recommendation of the Oxbridge Board, see the subsection entitled “The Business Combination — The Oxbridge Board’s Reasons for the Approval of the Business Combination.”

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Voting Your Shares

Each Class A Ordinary Share and each Class B Ordinary Share that you own in your name entitles you to one vote on each of the Proposals for the extraordinary general meeting. Your one or more proxy cards show the number of Class A Ordinary Shares and Class B Ordinary Shares that you own. There are several ways to vote your Class A Ordinary Shares and Class B Ordinary Shares:

●	You can vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the extraordinary general meeting. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” each of the Proposals presented at the extraordinary general meeting. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not virtually attend the extraordinary general meeting, the effect will be, among other things, that your shares will not be counted for purposes of determining whether a quorum is present at the extraordinary general meeting and will not be voted. An abstention or broker non-vote will be counted towards the quorum requirement but will not count as a vote cast at the extraordinary general meeting.

●	You can attend the extraordinary general meeting and vote in person or online even if you have previously voted by submitting a proxy pursuant to any of the methods noted above. However, if your Class A Ordinary Shares or Class B Ordinary Shares are held in the name of your broker, bank or other nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your Class A Ordinary Shares or Class B Ordinary Shares.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before the extraordinary general meeting or at such meeting by doing any one of the following:

●	you may send another proxy card with a later date;

●	you may notify our secretary, in writing, before the extraordinary general meeting that you have revoked your proxy; or

●	you may attend the extraordinary general meeting, revoke your proxy and vote in person or online, as indicated above.

No Additional Matters May Be Presented at the Extraordinary General Meeting

The extraordinary general meeting has been called to consider only the approval of the Business Combination Proposal, the Domestication Proposal, the Organizational Documents Proposal, the Advisory Organizational Documents Proposals, the Omnibus Incentive Plan Proposal, the Director Election Proposal and the Adjournment Proposal. Under the Existing Organizational Documents, other than procedural matters incident to the conduct of the extraordinary general meeting, no other matters may be considered at the extraordinary general meeting if they are not included in this proxy statement/prospectus, which serves as the notice of the extraordinary general meeting.

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Who Can Answer Your Questions About Voting Your Shares

If you have any questions about how to vote or direct a vote in respect of your Class A Ordinary Shares or Class B Ordinary Shares, you may call [●], our proxy solicitor, at [●].

Redemption Rights

Pursuant to the Existing Organizational Documents, a public shareholder may request that Oxbridge redeem all or a portion of its public shares for cash if the Business Combination is consummated. As a holder of public shares, you will be entitled to receive cash for any public shares to be redeemed only if you:

(a)	hold public shares or, if you hold public shares through Oxbridge Units, you elect to separate your Oxbridge Units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares;

(b)	submit a written request to Continental Stock Transfer & Trust Company, Oxbridge’s transfer agent, in which you (i) request that Jet.AI redeem all or a portion of your public shares for cash, and (ii) identify yourself as the beneficial holder of the public shares and provide your legal name, phone number and address; and

(c)	deliver your public shares to Continental Stock Transfer & Trust Company, Oxbridge’s transfer agent, physically or electronically through DTC.

Holders must complete the procedures for electing to redeem their public shares in the manner described above prior to 5:00 p.m., Eastern time, on [__________, 2023] (two business days before the extraordinary general meeting) in order for their shares to be redeemed.

Holders of Oxbridge Units must elect to separate the Oxbridge Units into the underlying Class A Ordinary Shares and public warrants prior to exercising redemption rights with respect to the public shares. If public shareholders hold their Oxbridge Units in an account at a brokerage firm or bank, such public shareholders must notify their broker or bank that they elect to separate the Oxbridge Units into the underlying public shares and public warrants. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company. Such written instructions must include the number of Oxbridge Units to be split and the nominee holding such units. Your nominee must also initiate electronically, using DTC’s DWAC (deposit withdrawal at custodian) system, a withdrawal of the relevant units and a deposit of the corresponding number of public shares and public warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights with respect to the public shares following the separation of such public shares from the Oxbridge Units. While this is typically done electronically on the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your public shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights. If a holder holds Oxbridge Units registered in its own name, the holder must contact Continental Stock Transfer & Trust Company, Oxbridge’s transfer agent, directly and instruct it to separate the Oxbridge Units into the underlying Class A Ordinary Shares and public warrants.

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The redemption rights include the requirement that a holder must identify itself to Oxbridge in order to validly redeem its shares. Public shareholders (other than the initial shareholders) may elect to redeem their public shares even if they vote “FOR” the Business Combination Proposal. If the Business Combination is not consummated, the public shares will be returned to the respective holder, broker or bank. If the Business Combination is consummated, and if a public shareholder properly exercises its right to redeem all or a portion of the public shares that it holds and timely delivers its shares to Continental Stock Transfer & Trust Company, Jet.AI will redeem such public shares for a per-share price, payable in cash, equal to the pro rata portion of the Trust Account relating to such public shares, calculated as of two business days prior to the consummation of the Business Combination. For illustrative purposes, as of [__________, 2023], this would have amounted to $10.89 per issued and outstanding public share. Each redemption of Class A Ordinary Shares by our public shareholders will decrease the amount in our Trust Account. Our Amended and Restated Memorandum and Articles of Association provide that in no event will we redeem public shares in an amount that would cause our net tangible assets to be less than $5,000,001. If a public shareholder exercises its redemption rights in full, then it will be electing to exchange its public shares for cash and will no longer own public shares. The redemption will take place following the Domestication and, accordingly, it is shares of Jet.AI Common Stock that will be redeemed immediately after consummation of the Business Combination.

Prior to exercising redemption rights, shareholders should verify the market price of our Class A Ordinary Shares as they may receive higher proceeds from the sale of their Class A Ordinary Shares in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. We cannot assure you that you will be able to sell your Class A Ordinary Shares in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in the Class A Ordinary Shares when you wish to sell your shares.

If you exercise your redemption rights, your Class A Ordinary Shares will cease to be outstanding immediately prior to the Business Combination and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account. You will no longer own those shares and will have no right to participate in, or have any interest in, our future growth following the Business Combination, if any. You will be entitled to receive cash for these shares only if you properly and timely demand redemption.

If the Business Combination is not approved and we do not consummate an Initial Business Combination within the Combination Period, we will be required to dissolve and liquidate our Trust Account by returning the then-remaining funds in such account to the public shareholders and the public warrants will expire worthless.

Appraisal Rights

There are no appraisal rights available to holders of Class A Ordinary Shares, Class B Ordinary Shares or Oxbridge Warrants in connection with the Business Combination or Domestication under Cayman Islands law or the DGCL.

Proxy Solicitation Costs

We are soliciting proxies on behalf of the Oxbridge Board. This solicitation is being made by mail but also may be made by telephone or in person. Oxbridge and its directors, officers and employees may also solicit proxies in person. We will file with the SEC all scripts and other electronic communications as proxy soliciting materials. Oxbridge will bear the cost of the solicitation.

We have engaged [●] to assist in the proxy solicitation process. We will pay that firm a fee of [$__________], plus disbursements. We will also reimburse [●] for reasonable out-of-pocket expenses and will indemnify [●] and its affiliates against certain claims, liabilities, losses, damages and expenses. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

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THE BUSINESS COMBINATION

This section of the proxy statement/prospectus describes the material provisions of the Business Combination Agreement and the transactions contemplated thereby, but does not purport to describe all of the terms of the Business Combination Agreement. The following summary is qualified in its entirety by reference to the complete text of the Business Combination Agreement, a copy of which is attached as Annex A hereto. You are urged to read the Business Combination Agreement in its entirety because it is the primary legal document that governs the Business Combination.

The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Business Combination Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made and will be made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Business Combination Agreement. The representations, warranties and covenants in the Business Combination Agreement are also modified in important part by the underlying disclosure schedules, which we refer to as the “Schedules,” which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to shareholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Business Combination Agreement as characterizations of the actual state of facts about the respective parties. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Business Combination Agreement, which subsequent information may or may not be fully reflected in our public disclosures.

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement.

General: Structure of the Business Combination

On February 24, 2023, Oxbridge, First Merger Sub, Second Merger Sub and Jet Token entered into the Business Combination Agreement, pursuant to which First Merger Sub will merge with and into Jet Token, with Jet Token surviving the First Merger as a wholly owned subsidiary of Jet.AI, and as soon as practicable, but in any event within three days following the Effective Time and as part of the same overall transaction as the First Merger, Jet Token (as the surviving entity of the First Merger) will merge with and into Second Merger Sub, with Second Merger Sub surviving the Second Merger as a wholly owned subsidiary of Jet.AI. The terms of the Business Combination Agreement, which contain customary representations and warranties, covenants, closing conditions, termination provisions and other terms relating to the Business Combination, are summarized below.

The First Merger and Second Merger will be consummated by the filing of certificates of merger with the Secretary of State of the State of Delaware and will be effective immediately upon such filings or upon such later time as may be agreed by the parties and specified in such certificates of merger. The parties will hold the Closing immediately prior to such filing of the certificate of merger with respect to the First Merger on the Closing Date, which date will occur as promptly as practicable, but in no event later than three business days, following the satisfaction or waiver of the conditions set forth in the Business Combination Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time), or on such other date, time or place as Oxbridge and Jet Token may mutually agree.

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The aggregate Per Share Merger Consideration will equal $105 million, consisting of (i) aggregate Per Share Stock Merger Consideration equal to $45 million less Jet Token’s Net Indebtedness as of the Closing Date multiplied by 0.428571, as determined using a $10.00 per share value, and (ii) aggregate Per Share Warrant Merger Consideration equal to $60 million less Jet Token’s Net Indebtedness as of the Closing Date multiplied by 0.571429, as determined using the Black-Scholes method with the following inputs: (a) risk-free rate equal to the UST 10-year rate on the second Business Day immediately before the Closing Date as published on https://home.treasury.gov/resource-center/data-chart-center/interest-rates/TextView?type=daily_treasury_yield_curve&field_tdr_date_value=2023 (or if unavailable, as published by Bloomberg L.P.); (b) current stock price of $10.00; (c) exercise price of $15.00; (d) dividend yield of 0.00%; (e) term of 10 years; and (f) stock price annualized standard deviation (volatility) equal to the average of the most recent twenty (20) trading days of daily volatility of Wheels Up Experience Inc. through the second Business Day immediately before the Closing Date, as determined using the volatility calculator available at https://www.fintools.com/resources/online-calculators/volatilitycalc/ (or if such calculator is unavailable, using a volatility calculator from Bloomberg L.P.); provided, however that if Wheels Up Experience Inc. (NYSE:UP) is acquired or has a material transaction or event materially affecting its volatility during such 20-day period, then volatility shall be determined using the average of the most recent 20 days of daily volatility preceding such transaction or event.

The Business Combination Agreement does not include an adjustment mechanism for the Per Share Stock Merger Consideration or Merger Consideration Warrants that Jet Token’s stockholders will be entitled to receive based on changes in the trading market price of Oxbridge’s Ordinary Shares, or other securities, prior to the completion of the Domestication and Business Combination or Jet.AI’s Common Stock, or other securities, after the completion of the Domestication and Business Combination. Accordingly, the market value of each share of the Per Share Stock Merger Consideration and each Merger Consideration Warrant issued pursuant to the Business Combination Agreement could vary significantly from the market price of Oxbridge’s Ordinary Shares, warrants and other securities on the date of this proxy statement/prospectus, the Closing Date of the Business Combination or the date Jet.AI’s common stock, warrants and other securities begin trading on the Nasdaq.

Conversion of Securities

Immediately prior to the Effective Time and subject to receipt of the requisite approval of Jet Token’s Stockholders, Jet Token will cause each share of Jet Token Preferred Stock that is issued and outstanding immediately prior to the Effective Time to be automatically converted into shares of Jet Token Voting Common Stock at the then-effective conversion rate in accordance with the terms of the Jet Token Charter. Following the Conversion, there will be no outstanding shares of Jet Token Preferred Stock and each holder of Jet Token Preferred Stock will thereafter cease to have any rights with respect to such securities.

At the Effective Time, by virtue of the Business Combination and without any action on the part of Oxbridge, First Merger Sub, Second Merger Sub, Jet Token or the holders of any of Jet Token’s securities:

●	each outstanding share of Jet Token Common Stock, including each share of Jet Token Preferred Stock that will be converted into shares of Jet Token Common Stock immediately prior to the Effective Time, will be cancelled and automatically converted into the right to receive (x) the number of shares of Jet.AI Common Stock equal to the Stock Exchange Ratio (the “Per Share Stock Merger Consideration”), and (y) the number of Merger Consideration Warrants equal to the Warrant Exchange Ratio (the “Per Share Warrant Merger Consideration” and together with the Per Share Stock Merger Consideration, the “Per Share Merger Consideration”). Each Merger Consideration Warrant is exercisable during the ten (10) year period following the Effective Time at an exercise price of $15.00 per share, and subject to the terms and conditions of a Merger Consideration Warrant Agreement in a form mutually agreed-to by Jet Token and Oxbridge;

●	each Jet Token Option, whether or not exercisable and whether or not vested, that is outstanding immediately prior to the Effective Time will automatically be converted into an option to purchase a number of Jet.AI Options based on the Option Exchange Ratio;

●	each Jet Token Warrant issued and outstanding immediately prior to the Effective Time shall be automatically converted into a warrant to acquire (x) a number of shares of Jet.AI Common Stock equal to the Stock Exchange Ratio and (y) a number of Merger Consideration Warrants equal to the Warrant Exchange Ratio;

●	each Jet Token RSU Award that is outstanding immediately prior to the Effective Time will be converted into a Jet.AI RSU Award with respect to a number of RSUs based on the applicable exchange ratio;

●	all shares of Jet Token Common Stock and Jet Token Preferred Stock held in the treasury of Jet Token will be cancelled without any conversion thereof and no payment or distribution will be made with respect thereto; and

●	each share of First Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time will be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the surviving entity of the First Merger.

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Representations, Warranties and Covenants

The Business Combination Agreement contains customary representations, warranties and covenants of Oxbridge, Merger Sub and Jet Token relating to, among other things, their ability to enter into the Business Combination Agreement and their respective outstanding capitalization. These representations and warranties are subject to materiality, knowledge and other similar qualifications in many respects and will not survive the Closing. These representations and warranties have been made solely for the benefit of the other parties to the Business Combination Agreement and should not be relied on by you as characterizations of the actual state of facts about the respective parties.

The Business Combination Agreement contains representations and warranties made by Jet Token to Oxbridge, First Merger Sub and Second Merger Sub relating to a number of matters, including the following:

●	organization and qualification to do business;

●	subsidiaries;

●	certificate of incorporation and bylaws;

●	capitalization;

●	authority to enter into the Business Combination Agreement;

●	absence of conflicts with organizational documents, applicable laws or certain other agreements and required filings and consents;

●	permits and compliance;

●	financial statements;

●	absence of certain changes or events since December 31, 2022;

●	absence of litigation;

●	employee benefit plans;

●	labor and employment matters;

●	real property and title to assets;

●	intellectual property;

●	taxes;

●	environmental matters;

●	material contracts;

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●	customers, vendors and suppliers;

●	insurance;

●	approval of the board and stockholders;

●	certain business practices;

●	interested party transactions and side letter agreements;

●	inapplicability of the Exchange Act;

●	brokers; and

●	exclusivity of the representations and warranties made by Jet Token.

The Business Combination Agreement contains representations and warranties made by Oxbridge, First Merger Sub and Second Merger Sub to Jet Token relating to a number of matters, including the following:

●	corporate organization;

●	organizational documents;

●	capitalization;

●	authority to enter into the Business Combination Agreement;

●	absence of conflicts with organizational documents, applicable laws or certain other agreements and required filings and consents;

●	compliance;

●	proper filing of documents with the SEC, financial statements and compliance with the Sarbanes-Oxley Act;

●	business activities and absence of certain changes or events since August 11, 2021;

●	absence of litigation;

●	approval of the board and the shareholders;

●	no prior operations of First Merger Sub and Second Merger Sub;

●	brokers;

●	the Trust Account;

●	employees;

●	taxes;

●	the listing of Class A Ordinary Shares, Oxbridge Warrants and Oxbridge Units;

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●	insurance;

●	intellectual property;

●	agreements, contracts and commitments;

●	title to property;

●	inapplicability of the Investment Company Act of 1940, as amended (the “Investment Company Act”); and

●	investigation and reliance.

No Survival

The representations, warranties, covenants, obligations any other agreements of Jet Token, Oxbridge, First Merger Sub and Second Merger Sub contained in the Business Combination Agreement or any certificate or instrument delivered pursuant to the Business Combination Agreement will terminate at the Effective Time, and only the covenants and agreements that by their terms survive the Effective Time and certain miscellaneous provisions of the Business Combination Agreement will survive the Effective Time.

Closing

The Closing will occur as promptly as practicable, but in no event later than three business days following the satisfaction or waiver of all of the conditions to Closing (other than those conditions that by their nature are to be satisfied at the Closing, but are subject to the satisfaction or waiver of those conditions at such time).

Conduct of Business Pending the Business Combination

Pursuant to the Business Combination Agreement, Jet Token agreed that, between the date of the Business Combination Agreement and the Effective Time or the earlier termination of the Business Combination Agreement, except as (a) expressly contemplated by the Business Combination Agreement or any ancillary agreement thereto, (b) set forth in Jet Token’s Schedules, and (c) required by applicable law, unless Oxbridge shall otherwise consent in writing (which consent may not be unreasonably withheld, conditioned or delayed), it will:

●	conduct its business, and cause its subsidiaries to conduct their respective businesses, in the ordinary course of business and in a manner consistent with past practice; and

●	in all material respects, use its reasonable best efforts to preserve substantially intact the business organization of Jet Token and its subsidiaries, to keep available the services of the current officers, key employees and consultants of Jet Token and its subsidiaries and to preserve the current relationships of Jet Token and its subsidiaries with customers, suppliers and other persons with which Jet Token or any of its subsidiaries has significant business relations.

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In addition to the general covenants above, Jet Token agreed that prior to the Effective Time, except as (a) expressly contemplated by the Business Combination Agreement or any ancillary agreement, (b) set forth in Jet Token’s Schedules or (c) as required by applicable law, it will not, and will cause its subsidiaries not to, without the prior written consent of Oxbridge (which consent may not be unreasonably withheld, conditioned or delayed):

●	amend or otherwise change its certificate of incorporation or bylaws or equivalent organizational documents;

●	issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (a) any shares of any class of capital stock of Jet Token or any subsidiary of Jet Token, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including any phantom interest), of Jet Token or any subsidiary of Jet Token; or (b) any material assets of Jet Token or any subsidiary of Jet Token;

●	declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except for dividends or distributions made by one of Jet Token’s subsidiaries to Jet Token or one of its other subsidiaries;

●	reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock, other than redemptions of equity securities from former employees upon the terms set forth in the underlying agreements governing such equity securities;

●	(a) acquire (including by merger, consolidation, or acquisition of stock or substantially all of the assets or any other business combination) any corporation, partnership, other business organization or any division thereof; or (b) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or intentionally grant any security interest in any of its assets, except for (i) advances, loans or other incurrence of indebtedness of any kind under any credit facilities or other debt instrument (including under any applicable credit line) of Jet Token or its subsidiaries not to exceed $500,000 and (ii) any such indebtedness among Jet Token and its subsidiaries or among Jet Token’s subsidiaries;

●	other than in the ordinary course of business (a) grant any material increase in the compensation, incentives or benefits payable or to become payable to any current or former director or executive officer, (b) enter into any new, or materially amend any existing, employment, retention, bonus, change in control, severance or termination agreement with any current or former director or executive officer, or (c) accelerate or commit to accelerate the funding, payment, or vesting of any compensation or benefits to any current or former director or executive officer;

●	adopt, materially amend and/or terminate any material employee benefit plan except as may be required by applicable law, is necessary in order to consummate the Business Combination or health and welfare plan renewals in the ordinary course of business;

●	materially amend Jet Token’s accounting policies or procedures other than reasonable and usual amendments in the ordinary course of business or as required by U.S. GAAP;

●	(a) amend any material tax return; (b) change any material method of tax accounting; (c) make, change or rescind any material election related to taxes; or (d) settle or compromise any material U.S. federal, state, local or non-U.S. tax audit, assessment, tax claim or other controversy relating to taxes;

●	(a) materially amend, or modify or consent to the termination (excluding any expiration in accordance with its terms) of any material contract or amend, waive, modify or consent to the termination (excluding any expiration in accordance with its terms) of Jet Token’s or any of its subsidiary’s material rights thereunder, in each case in a manner that is adverse to Jet Token or any subsidiary, taken as a whole, except in the ordinary course of business or (b) enter into any contract or agreement that would have been a material contract had it been entered into prior to the date of the Business Combination Agreement, other than (x) in the ordinary course of business consistent with past practice or (y) solely among Jet Token and its subsidiaries or among its subsidiaries;

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●	fail to maintain the existence of, or use reasonable efforts to protect Jet Token-owned intellectual property;

●	other than in the ordinary course of business, enter into any contract, agreement or arrangement that obligates Jet Token or any of its subsidiaries to develop any intellectual property related to the business of Jet Token or the products that would be owned by the counterparty to such contract, agreement or arrangement;

●	intentionally permit any material item of Jet Token-owned intellectual property to lapse or to be abandoned, invalidated, dedicated to the public, or disclaimed, or otherwise become unenforceable or fail to perform or make any applicable filings, recordings or other similar actions or filings, or fail to pay all required fees and taxes required or advisable to maintain and protect its interest in each and every material item of Jet Token-owned intellectual property;

●	waive, release, assign, settle or compromise any litigation, suit, claim, charge, grievance, action, proceeding, audit or investigation, other than waivers, releases, assignments, settlements or compromises that are solely monetary in nature and do not exceed $100,000 individually or $500,000 in the aggregate;

●	enter into any material new line of business outside of the business conducted by Jet Token or its subsidiaries as of the date of the Business Combination Agreement;

●	voluntarily fail to maintain, cancel or materially change coverage under any insurance policy in form and amount equivalent in all material respects to the insurance coverage currently maintained with respect to Jet Token and any of its subsidiaries and their assets and properties;

●	fail to keep current and in full force and effect, or to comply in all material respects with the requirements of, any permit Jet Token held as of the date of the Business Combination Agreement that is material to the conduct of the business of Jet Token and its subsidiaries taken as a whole; or

●	enter into any formal or informal agreement or otherwise make a binding commitment to do any of the foregoing.

Pursuant to the Business Combination Agreement, Oxbridge agreed that, except as expressly contemplated by the Business Combination Agreement or any ancillary agreement and except as required by applicable law or in connection with the Domestication, between the date of the Business Combination Agreement and the Effective Time or the earlier termination of the Business Combination Agreement, unless Jet Token otherwise consents in writing (which consent may not be unreasonably withheld, conditioned or delayed), Oxbridge will, and will cause First Merger Sub and Second Merger Sub to, conduct their respective businesses in the ordinary course of business and in a manner consistent with past practice. In addition, Oxbridge, First Merger Sub and Second Merger Sub have agreed that between the date of the Business Combination Agreement and the Effective Time or the earlier termination of the Business Combination Agreement, subject to specified exceptions, they will not, without the prior written consent of Jet Token (which may not be unreasonably withheld, conditioned or delayed):

●	amend or otherwise change the Existing Organizational Documents, the organizational documents of First Merger Sub or the organizational documents of Second Merger Sub or form any subsidiary of Oxbridge other than First Merger Sub and Second Merger Sub;

●	declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, other than redemptions from the Trust Account that are required pursuant to the Existing Organizational Documents;

●	reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of the Ordinary Shares or Oxbridge Warrants except for redemptions from the Trust Account and conversions of the Class B Ordinary Shares that are required pursuant to the Existing Organizational Documents;

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●	issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any shares of any class of capital stock or other securities of Oxbridge, First Merger Sub or Second Merger Sub, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of Oxbridge, First Merger Sub or Second Merger Sub, except in connection with the conversion of the Class B Ordinary Shares pursuant to the Existing Organizational Documents;

●	(a) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or otherwise acquire any securities or material assets from any third party; or (b) enter into any strategic joint ventures, partnerships or alliances with any other person or make any loan or advance or investment in any third party or initiate the start-up of any new business, non-wholly owned subsidiary or joint venture;

●	incur any indebtedness for borrowed money or guarantee any such indebtedness of another person or persons, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Oxbridge, as applicable, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing, in each case, except a working capital loan from the Sponsor or an affiliate thereof or certain of Oxbridge’s officers and directors to finance Oxbridge’s transaction costs in connection with the transactions contemplated by the Business Combination Agreement;

●	make any change in any method of financial accounting or financial accounting principles, policies, procedures or practices, except as required by a concurrent amendment in U.S. GAAP or applicable law made subsequent to the date of the Business Combination Agreement, as agreed to by its independent accountants;

●	amend any material tax return;

●	change any material method of tax accounting;

●	make, change or rescind any material election related to taxes;

●	settle or compromise any material U.S. federal, state, local or non-U.S. tax audit, assessment, tax claim or other controversy relating to taxes;

●	liquidate, dissolve, reorganize or otherwise wind up the business and operations of Oxbridge, First Merger Sub or Second Merger Sub;

●	enter into, amend, or terminate (other than terminations in accordance with their terms) any contract with any director, officer or affiliate of Oxbridge, First Merger Sub or Second Merger Sub, or waive any material right in connection therewith (other than working capital loans made by Sponsor in accordance with the Business Combination Agreement);

●	hire any employee or adopt or enter into any employee benefit plan;

●	amend the Trust Agreement or any other agreement related to the Trust Account; or

●	enter into any formal or informal agreement or otherwise make a binding commitment to do any of the foregoing.

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Additional Agreements

Registration Statement; Proxy Statement

As promptly as practicable after the execution of the Business Combination Agreement, Oxbridge agreed to prepare and file with the SEC this Registration Statement in connection with providing Oxbridge’s shareholders with the opportunity to exercise their redemption rights and the registration under the Securities Act of the shares of Jet.AI Common Stock to be issued or issuable (i) in the Domestication and (ii) to the stockholders of Jet Token pursuant to the Business Combination Agreement, including the shares of Jet.AI Common Stock issuable upon exercise of the Jet.AI Warrants in accordance with their terms, which Registration Statement includes a proxy statement in preliminary form relating to the extraordinary general meeting (including any adjournment thereof) to be held to consider the Proposals.

Consent Solicitation; Written Consent

As promptly as practicable following the date upon which this Registration Statement becomes effective, Jet Token agreed to solicit the Requisite Jet Token Stockholder Approval via written consent in accordance with Section 228 of the DGCL. In connection therewith, the Jet Token Board will set a record date for determining the stockholders of Jet Token entitled to provide such written consent and Jet Token will prepare an information statement (the “Information Statement”), which Information Statement shall include a description of the appraisal rights of the shareholders of Jet Token available under Section 262 of the DGCL, along with such other information as is required thereunder and pursuant to applicable law.

Notwithstanding (a) the making of any inquiry or proposal with respect to an Alternative Transaction (as defined below) or (b) anything to the contrary contained in the Business Combination Agreement, unless the Business Combination Agreement has been earlier validly terminated, (i) in no event will Jet Token or any of Jet Token’s subsidiaries execute or enter into any agreement in principle, confidentiality agreement, letter of intent, memorandum of understanding, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other written arrangement relating to any Alternative Transaction or terminate the Business Combination Agreement in connection therewith and (ii) Jet Token will otherwise remain subject to the terms of the Business Combination Agreement, including Jet Token’s obligation to use reasonable best efforts to cause each Key Jet Token Stakeholder to duly execute and deliver the Written Consent and to otherwise solicit the Requisite Jet Token Stockholder Approval.

Oxbridge’s Extraordinary General Meeting

Oxbridge agreed to call and hold the extraordinary general meeting as promptly as practicable after the date on which this Registration Statement becomes effective for the purpose of voting solely upon the Proposals, and to use its reasonable best efforts to hold the extraordinary general meeting as soon as practicable after the date on which this Registration Statement becomes effective (after, in each case, taking into account a reasonable period of time as Oxbridge deems necessary to solicit proxies); provided, that Oxbridge may (or, upon the receipt of a request to do so from Jet Token, will) postpone or adjourn the extraordinary general meeting on one or more occasions for up to 30 days in the aggregate upon the good faith determination by the Oxbridge Board that such adjournment is necessary to solicit additional proxies to obtain approval of the Proposals or otherwise take actions consistent with Oxbridge’s obligations. Oxbridge has agreed to use its reasonable best efforts to obtain the approval of the Proposals at the extraordinary general meeting, including by soliciting from its shareholders proxies as promptly as possible in favor of the Proposals, and to take all other action necessary or advisable to secure the required vote or consent of its shareholders. Oxbridge agreed, through the Oxbridge Board, to recommend to its shareholders that they approve the Proposals and to include the recommendation of the Oxbridge Board in this proxy statement/prospectus.

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Notwithstanding (a) the making of any inquiry or proposal with respect to an Alternative Transaction or (b) anything to the contrary contained in the Business Combination Agreement, unless the Business Combination Agreement has been earlier validly terminated, (i) in no event will Oxbridge, First Merger Sub or Second Merger Sub execute or enter into any agreement in principle, confidentiality agreement, letter of intent, memorandum of understanding, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other written arrangement relating to any Alternative Transaction or terminate the Business Combination Agreement in connection therewith and (ii) Oxbridge, First Merger Sub and Second Merger Sub will otherwise remain subject to the terms of the Business Combination Agreement, including Oxbridge’s obligation to use reasonable best efforts to obtain the approval of the Proposals at the extraordinary general meeting.

Exclusivity

From the date of the Business Combination Agreement and ending on the earlier of (a) the Closing and (b) the valid termination of the Business Combination Agreement, none of Jet Token, Oxbridge, First Merger Sub or Second Merger Sub will, and Jet Token, Oxbridge, First Merger Sub and Second Merger Sub will cause their respective subsidiaries and its and their respective representatives not to, directly or indirectly, (i) enter into, solicit, initiate, knowingly facilitate, or continue any discussions or negotiations with, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any way with, any person or other entity or “group” within the meaning of Section 13(d) of the Exchange Act, concerning any merger, consolidation, or acquisition of stock or assets or any other business combination involving Oxbridge or Jet Token, as the case may be, and any other corporation, partnership or other business organization other than Jet Token and its subsidiaries or Oxbridge, as the case may be (an “Alternative Transaction”), (ii) in the case of Jet Token, amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of Jet Token or any of its subsidiaries, (iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Alternative Transaction, (iv) approve, endorse, recommend, execute or enter into any agreement in principle, confidentiality agreement, letter of intent, memorandum of understanding, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other written arrangement relating to any Alternative Transaction or any proposal or offer that could reasonably be expected to lead to Alternative Transaction, (v) commence, continue or renew any due diligence investigation regarding any Alternative Transaction or (vi) resolve or agree to do any of the foregoing or otherwise authorize or permit any of their respective representatives to take any such action. Each of Jet Token, on the one hand, and Oxbridge, First Merger Sub and Second Merger Sub, on the other hand, agreed to, and to direct their respective affiliates and representatives acting on their behalf to, immediately cease any and all existing discussions or negotiations with any person conducted prior to the execution of the Business Combination Agreement with respect to any Alternative Transaction. Any violation of the foregoing restrictions by Oxbridge, First Merger Sub, Second Merger Sub or their respective affiliates or representatives will be deemed to be a breach under the Business Combination Agreement.

From the date of the Business Combination Agreement and ending on the earlier of (a) the Closing and (b) the valid termination of the Business Combination Agreement, each of Jet Token and Oxbridge agreed to notify the other party promptly after receipt of any (i) inquiry or proposal with respect to an Alternative Transaction, (ii) inquiry that would reasonably be expected to lead to an Alternative Transaction or (iii) request for non-public information relating to the party or any of its subsidiaries, or for access to the business, properties, assets, personnel, books or records of Jet Token or any of its subsidiaries by any third party, in each case that is related to an inquiry or proposal with respect to an Alternative Transaction.

If either party receives any inquiry or proposal as described above, then that party has agreed to promptly notify such inquirer in writing that the party receiving the inquiry is subject to an exclusivity agreement with respect to the Alternative Transaction that prohibits them from considering such inquiry or proposal.

Stock Exchange Listing

Oxbridge will use its reasonable best efforts to cause the Jet.AI Common Stock to be issued in connection with the Business Combination (including the shares of Jet.AI Common Stock to be issued in connection with the Domestication), the Merger Consideration Warrants and the Jet.AI Warrants to be approved for listing on Nasdaq at the Closing. Until the Closing, Oxbridge will use its reasonable best efforts to keep the Oxbridge Units, Class A Ordinary Shares and Oxbridge Warrants listed for trading on Nasdaq.

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Payment of Transaction Costs

All expenses incurred in connection with the Business Combination Agreement and the Business Combination will be paid by the party incurring such expenses, whether or not the Business Combination is consummated; provided that if Closing does occur, Oxbridge will pay or cause to be paid as soon as reasonably practicable upon consummation of the First Merger and release of proceeds from the Trust Account any expenses of First Merger Sub and Second Merger Sub incurred in connection with the Business Combination Agreement and the Business Combination.

Other Covenants and Agreements

The Business Combination Agreement contains other covenants and agreements, including covenants related to:

●	Jet Token and Oxbridge providing access to books and records and furnishing relevant information to the other party, subject to certain limitations and confidentiality provisions;

●	director and officer indemnification;

●	prompt notification of certain matters;

●	Jet Token, Oxbridge, First Merger Sub and Second Merger Sub using reasonable best efforts to consummate the Business Combination;

●	public announcements relating to the Business Combination;

●	the intended tax treatment of the Business Combination;

●	cooperation regarding any filings required under the HSR Act;

●	Oxbridge making disbursements from the Trust Account;

●	Oxbridge taking all necessary action so that immediately after the Effective Time the Oxbridge Board will be comprised of the individuals set forth in the Director Election Proposal;

●	Oxbridge keeping current and timely filing all reports required to be filed or furnished with the SEC and otherwise complying in all material respects with its reporting obligations under applicable securities law;

●	Jet Token using reasonable best efforts to terminate or amend certain agreements with its stockholders;

●	Jet Token using reasonable best efforts to deliver the Jet Token Audited Financial Statements;

●	Oxbridge’s adoption of new bylaws in connection with the Domestication; and

●	Oxbridge’s adoption of the Omnibus Incentive Plan.

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Conditions to Closing of the Business Combination Agreement

Mutual Conditions

The obligations of Jet Token, Oxbridge, First Merger Sub and Second Merger Sub to consummate the Business Combination are subject to the satisfaction or waiver (where permissible) at or prior to the Effective Time of the following conditions, among others:

●	the Written Consent having been delivered to Oxbridge;

●	the Condition Precedent Proposals having each been approved and adopted by the requisite affirmative vote of Oxbridge shareholders at the extraordinary general meeting in accordance with this proxy statement/prospectus, the DGCL, Cayman Islands law, Oxbridge’s Existing Organizational Documents and the rules and regulations of Nasdaq;

●	no governmental authority having enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, executive order or award which is then in effect and has the effect of making the transactions contemplated by the Business Combination Agreement illegal or otherwise prohibiting the consummation of the Business Combination and such transactions;

●	all required filings under the HSR Act having been completed and any applicable waiting period (and any extension thereof) applicable to the consummation of the Business Combination under the HSR Act having expired or been terminated;

●	the Registration Statement having been declared effective and no stop order suspending the effectiveness of the Registration Statement being in effect, and no proceedings for purposes of suspending the effectiveness of the Registration Statement having been initiated or threatened by the SEC;

●	the shares of Jet.AI Common Stock to be issued pursuant to the Business Combination Agreement and in connection with the Domestication having been listed on Nasdaq, or another national securities exchange mutually agreed to by the parties, as of the Closing Date;

●	Oxbridge having at least $5,000,001 of net tangible assets after giving effect to the redemption of public shares by Oxbridge’s public shareholders, in accordance with Oxbridge’s organizational documents; and

●	The period for exercising appraisal rights pursuant to Section 262 of the DGCL having lapsed and the holders of not more than one percent (1%) of the issued and outstanding shares of Jet Token Common Stock (including shares of Jet Token Common Stock issuable upon conversion of Jet Token Preferred Stock) shall have demanded properly in writing appraisal or dissenters’ rights for such Jet Token Common Stock in accordance with Section 262 of the DGCL.

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Oxbridge, First Merger Sub and Second Merger Sub Conditions

The obligations of Oxbridge, First Merger Sub and Second Merger Sub to consummate the Business Combination are subject to the satisfaction or waiver (where permissible) at or prior to the Effective Time of the following additional conditions:

●	the accuracy of the representations and warranties of Jet Token as determined in accordance with the Business Combination Agreement;

●	Jet Token having performed or complied in all material respects with all agreements and covenants required by the Business Combination Agreement to be performed or complied with by it on or prior to the Effective Time;

●	Jet Token having delivered to Oxbridge a customary officer’s certificate, dated as of the Closing, certifying as to the satisfaction of certain conditions specified in the Business Combination Agreement;

●	no Jet Token Material Adverse Effect having occurred between the date of the Business Combination Agreement and the Effective Time; and

●	other than those persons identified in the Business Combination Agreement as continuing directors, all members of the Jet Token Board and the boards of directors of its subsidiaries shall have executed written resignations effective as of the Effective Time.

Some of the conditions to Oxbridge’s obligations are qualified by the concept of a “Jet Token Material Adverse Effect.” Under the terms of the Business Combination Agreement, a “Jet Token Material Adverse Effect” means any event, circumstance, change or effect (collectively “Effect”) that, individually or in the aggregate with all other Effects, (a) is or would be reasonably expected to materially adverse to the business, condition (financial or otherwise), assets, liabilities or operations of Jet Token and its subsidiaries taken as a whole or (b) would prevent, materially delay or materially impede the performance by Jet Token of its obligations under the Business Combination Agreement or the consummation of the Business Combination; provided, however, that none of the following will be deemed to constitute, alone or in combination, or be taken into account in the determination of whether, there has been or will be a Jet Token Material Adverse Effect: (i) any change or proposed change in or change in the interpretation of any law or U.S. GAAP; (ii) events or conditions generally affecting the industries or geographic areas in which Jet Token and its subsidiaries operate; (iii) any downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (iv) any geopolitical or social conditions, outbreak of hostilities, acts of war, sabotage, cyberterrorism, terrorism, military actions, earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions, epidemics, pandemics (including the COVID-19 virus or any mutation thereof, and including the impact of such pandemics on the health of any officer, employee or consultant of Jet Token or its subsidiaries), social unrest (including protests, demonstrations, riots, arson, conflagration, looting, boycotts) and other force majeure events (including any escalation or general worsening thereof); (v) any actions taken or not taken by Jet Token or its subsidiaries as required by the Business Combination Agreement or any ancillary agreement, (vi) any Effect attributable to the announcement or execution, pendency, negotiation or consummation of the Business Combination (including the impact thereof on relationships with customers, suppliers, employees or governmental authorities) (provided that this clause (vi) will not apply to any representations or warranty to the extent the purpose of such representation or warranty is to address the consequences resulting from the Business Combination Agreement or the consummation of the transactions contemplated thereby), (vii) any failure to meet any internal or external projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position, provided that this clause (vii) will not prevent a determination that any Effect underlying such failure has resulted in a Jet Token Material Adverse Effect, or (viii) any actions taken, or failures to take action, or such other changes or events, in each case, which Oxbridge has requested or to which it has consented or which actions are contemplated by the Business Combination Agreement, except in the cases of clauses (i) through (iv), to the extent that Jet Token and its subsidiaries, taken as a whole, are materially disproportionately affected thereby as compared with other participants in the industries in which Jet Token and its subsidiaries operate.

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Jet Token Conditions

The obligations of Jet Token to consummate the Business Combination are subject to the satisfaction or waiver (where permissible) at or prior to Effective Time of the following additional conditions:

●	the accuracy of the representations and warranties of Oxbridge, First Merger Sub and Second Merger Sub as determined in accordance with the Business Combination Agreement;

●	each of Oxbridge, First Merger Sub and Second Merger Sub having performed or complied in all material respects with all agreements and covenants required by the Business Combination Agreement to be performed or complied with by them on or prior to the Effective Time;

●	Oxbridge having delivered to Jet Token a certificate, dated the date of the Closing, signed by the President of Oxbridge, certifying as to the satisfaction of certain conditions specified in the Business Combination Agreement;

●	no Oxbridge Material Adverse Effect having occurred between the date of the Business Combination Agreement and the Effective Time;

●	other than those persons identified in the Business Combination Agreement as continuing directors, all members of the Oxbridge Board shall have executed written resignations effective as of the Effective Time;

●	as of the Closing, after distribution of the funds in the Trust Account and deducting all amounts to be paid pursuant to the exercise of redemption rights of public shareholders and expenses paid or required to be paid in connection with the Business Combination (including underwriting commissions), taking into account any liabilities that have accrued prior to the Closing but for which payment will be due, or deferred until, after the Closing, Jet.AI having cash on hand equal to or in excess of $5,000,000; and

●	the Domestication having been completed.

Some of the conditions to Jet Token’s obligations are qualified by the concept of a “Oxbridge Material Adverse Effect.” Under the terms of the Business Combination Agreement, a “Oxbridge Material Adverse Effect” means any Effect that, individually or in the aggregate with all other Effects, (a) is or is reasonably expected to be materially adverse to the business, condition (financial or otherwise), assets, liabilities or operations of Oxbridge, or (b) would prevent, materially delay or materially impede the performance by Oxbridge, First Merger Sub or Second Merger Sub of their respective obligations under the Business Combination Agreement or the consummation of the Business Combination; provided, however, that none of the following will be deemed to constitute, alone or in combination, or be taken into account in the determination of whether, there has been or will be a Oxbridge Material Adverse Effect: (i) any change or proposed change in or change in the interpretation of any law or U.S. GAAP; (ii) events or conditions generally affecting the industries or geographic areas in which Oxbridge operates; (iii) any downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (iv) any geopolitical or social conditions, outbreak of hostilities, acts of war, sabotage, cyberterrorism, terrorism, military actions, earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions, epidemics, pandemics (including the COVID-19 virus or any mutation thereof, and including the impact of such pandemics on the health of any officer, employee or consultant of Oxbridge), social unrest (including protests, demonstrations, riots, arson, conflagration, looting, boycotts) and other force majeure events (including any escalation or general worsening thereof); (v) any actions taken or not taken by Oxbridge as required by the Business Combination Agreement or any ancillary agreement, (vi) any Effect attributable to the announcement or execution, pendency, negotiation or consummation of the Business Combination (provided that this clause (vi) will not apply to any representation or warranty to the extent the purpose of such representation or warrant is to address the consequences resulting from the Business Combination Agreement or the Business Combination), or (vii) any actions taken, or failures to take action, or such other changed or events, in each case, which Jet Token has requested or to which it has consented or which actions are contemplated by the Business Combination Agreement, except in the cases of clauses (i) through (iv), to the extent that Oxbridge is materially disproportionately affected thereby as compared with other participants in the industry in which Oxbridge operates.

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Termination

The Business Combination Agreement may be terminated and the Business Combination may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of the Business Combination Agreement and the transactions contemplated thereby by the shareholders of Jet Token or Oxbridge, as follows:

●	by mutual written consent of Oxbridge and Jet Token;

●	by either Oxbridge or Jet Token if the Effective Time shall not have occurred prior to July 1, 2023 (as such date may be extended pursuant to the terms of the Business Combination Agreement, the “Outside Date”); provided, however, that the Business Combination Agreement may not be terminated by or on behalf of any party that either directly or indirectly through its affiliates is in breach or violation of any representation, warranty, covenant, agreement or obligation contained therein and such breach or violation is the principal cause of the failure of a condition to the Business Combination on or prior to the Outside Date;

●	by either Oxbridge or Jet Token if any governmental authority in the United States shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) which has become final and nonappealable and has the effect of making consummation of the Business Combination illegal or otherwise preventing or prohibiting consummation of the Business Combination;

●	by either Oxbridge or Jet Token if any of the Condition Precedent Proposals fails to receive the requisite vote for approval at the extraordinary general meeting (subject to any adjournment or recess of such meeting;

●	by Oxbridge, in the event of a Written Consent Failure;

●	by Oxbridge upon a breach of any representation, warranty, covenant or agreement on the part of Jet Token set forth in the Business Combination Agreement, or if any representation or warranty of Jet Token shall have become untrue, in either case such that certain conditions set forth in the Business Combination Agreement would not be satisfied (a “Terminating Jet Token Breach”); provided, that Oxbridge has not waived such Terminating Jet Token Breach and Oxbridge, First Merger Sub and Second Merger Sub are not then in material breach of their representations, warranties, covenants or agreements in the Business Combination Agreement; provided, further, that, if such Terminating Jet Token Breach is curable by Jet Token, Oxbridge may not terminate the Business Combination Agreement for so long as Jet Token continues to exercise its reasonable efforts to cure such breach, unless such breach is not cured within 30 days after notice of such breach is provided by Oxbridge to Jet Token; or

●	by Jet Token upon a breach of any representation, warranty, covenant or agreement on the part of Oxbridge, First Merger Sub or Second Merger Sub set forth in the Business Combination Agreement, or if any representation or warranty of Oxbridge, First Merger Sub or Second Merger Sub shall have become untrue, in either case such that certain conditions set forth in the Business Combination Agreement would not be satisfied (a “Terminating Oxbridge Breach”); provided, that Jet Token has not waived such Terminating Oxbridge Breach and Jet Token is not then in material breach of its representations, warranties, covenants or agreements in the Business Combination Agreement; provided, further, that, if such Terminating Oxbridge Breach is curable by Oxbridge, First Merger Sub and Second Merger Sub, Jet Token may not terminate the Business Combination Agreement for so long as Oxbridge, First Merger Sub and Second Merger Sub continue to exercise their reasonable efforts to cure such breach, unless such breach is not cured within 30 days after notice of such breach is provided by Jet Token to Oxbridge.

Effect of Termination

If the Business Combination Agreement is terminated, the agreement will become void, and there will be no liability under the Business Combination Agreement on the part of any party thereto, except as set forth in the Business Combination Agreement or in the case of termination subsequent to a willful breach of the Business Combination Agreement by a party thereto.

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Related Agreements

This section describes the material provisions of certain additional agreements entered into or to be entered into pursuant to the Business Combination Agreement, which we refer to as the “Related Agreements,” but does not purport to describe all of the terms thereof. The Related Agreements have been or will be filed with the SEC at a future date. Shareholders and other interested parties are urged to read such Related Agreements in their entirety.

Lock-Up Agreements

All of the Founder Shares are subject to a lock-up and would be released only if specified conditions were met. In particular, subject to certain limited exceptions, all Founder Shares would be subject to a lock-up during the period commencing from the Closing and ending on the earliest of (A) one (1) year after the date of the Closing and (B) subsequent to the Business Combination, (x) if the closing price of the common stock equals or exceeds $12.00 per unit (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination or (y) the date after the Closing on which Jet.AI completes a liquidation, merger, stock exchange, or other similar transaction with an unaffiliated third party that results in all of Jet.AI’s stockholders having the right to exchange their shares of common stock for cash, securities, or other property.

Additionally, the Per Share Stock Merger Consideration and the Merger Consider Warrants issued to Michael Winston and George Murnane in connection with the Business Combination would be subject to the same lock-up restrictions as the Founder Shares.

Background of the Business Combination

The following is a discussion of the proposed Business Combination and the Business Combination Agreement. This is a summary only and may not contain all of the information that is important to you. This summary is subject to, and qualified in its entirety by reference to, the Business Combination Agreement, a copy of which is attached to this proxy statement/prospectus as Annex A. Oxbridge shareholders are urged to read this entire proxy statement/prospectus carefully, including the Business Combination Agreement, for a more complete understanding of the Business Combination.

Oxbridge is a Cayman Islands exempted company structured as a blank check company which was incorporated on April 12, 2021 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The proposed Business Combination with is the result of an active search for a potential transaction utilizing the network and investment experience of Oxbridge’s management team, board of directors and strategic advisors. The terms of the Business Combination Agreement and the other ancillary agreements are the result of arm’s-length negotiations between Jet Token and Oxbridge and their respective representatives and advisors. The following is a discussion of the background of these negotiations, the Business Combination Agreement (and certain related agreements) and the Business Combination. The following chronology summarizes the key meetings and events that led to the signing of the Business Combination Agreement, but it does not purport to catalogue every conversation and correspondence by and among representatives of Oxbridge, Jet Token and their respective advisors.

On August 16, 2021 Oxbridge consummated its IPO of 11,500,000 units. Each unit consisted of one Class A ordinary share and one warrant to purchase one Class A ordinary share. The units were sold at an offering price of $10.00 per unit, generating gross proceeds of $115,000,000. Simultaneously with the closing of the IPO, Oxbridge consummated the sale of 5,760,000 private placement warrants at a price of $1.00 per private placement warrant in a private placement to OAC Sponsor Ltd. (“Sponsor”) and Maxim Group, LLC (“Maxim”), generating gross proceeds of $5,760,000. Following the closing of the IPO on August 16, 2021, an amount of $116,725,000 ($10.15 per unit) from the net proceeds of the sale of the units in the IPO and the sale of the private placement warrants was placed in the Trust Account.

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Prior to the pricing of the IPO, neither Oxbridge, nor any authorized person on its behalf, initiated any substantive discussions, formal or otherwise, with respect to a business combination involving Jet Token. After the closing of the IPO, Oxbridge’s officers and directors commenced an active search for prospective businesses or assets to acquire in an initial business combination. Representatives of Oxbridge were contacted by, and representatives of Oxbridge contacted, numerous individuals, financial advisors and other entities who offered to present ideas for business combination opportunities. Oxbridge’s officers and directors and their affiliates also brought to Oxbridge’s attention target business candidates.

In evaluating potential businesses or assets to acquire in an initial business combination, Oxbridge and its representatives surveyed the landscape of potential acquisition opportunities based on their knowledge of, and familiarity, with the M&A marketplace. Initially, Oxbridge and its affiliates focused on acquisition targets that were within the financial services industry and related sectors, including the FinTech sector, with an enterprise value of at least $95 million. Oxbridge further looked for transactions that it believed, if entered into, would be well received by the public markets. In particular, Oxbridge sought to identify companies that (a) have a sustainable business model with the ability to successfully navigate the ebbs and flows of an economic downturn, and changes in the industry landscape and regulatory environment; (b) have demonstrated differentiated competitive advantages with high barriers to entry against new competitors; and (c) are at an inflection point and would benefit from a catalyst such as incremental capital. Oxbridge also sought to identify companies that it believed would benefit from being a publicly-held entity, particularly with respect to access to capital for both organic growth and use in acquisitions.

After the IPO, Oxbridge’s directors and officers:

●	Met weekly to review referrals of potential acquisition targets and eliminated targets with obvious obstacles precluding a business combination resulting in a list of 91 potential acquisition targets in a variety of industries, including financial services, financial technology, blockchain, artificial intelligence, electric vehicles, health care, medical device, asset management, real estate services, insurance, aviation, cybersecurity, space technology, electronic gaming, energy, banking, and manufacturing.
●	Communicated an interest to discuss a business acquisition with all 91 potential acquisition targets, all of whom were willing to enter into preliminary discussions in the period from August 17, 2021 through December 22, 2022.
●	Entered into non-disclosure agreements with approximately 50 potential target companies (other than Jet Token) after preliminary discussions and review of publicly available information.
●	Of those 50 potential targets, Oxbridge engaged in more detailed due diligence and discussions directly with the senior executives and/or stockholders of 10 such potential acquisition targets (the “Other Potential Targets”).
●	Submitted indications of interest or intent to 11 acquisition candidates, six of which (including Jet Token) were not introduced by Maxim and were not clients of Maxim.
●	Discussed various targets at Oxbridge’s regularly scheduled board meetings.

Of the approximately 91 potential targets with which Oxbridge engaged in preliminary discussions, approximately 60 were eliminated prior to conducting due diligence. Several of these targets withdrew from further consideration and Oxbridge eliminated other potential targets due to the potential target companies’ financial profile, growth and profitability metrics, aggressive valuation of the company, industry trends, and/or lack of public company readiness. Oxbridge submitted indications of interest or letters of intent to 11 potential targets after Oxbridge’s due diligence indicated that the potential targets could complete a business combination transaction that Oxbridge believed would be attractive to investors.

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The ten (10) Other Potential Target businesses comprised: (i) a medical device company in the drug delivery and pain management business (“Company A”), (ii) a regulated payments solution company in the United Kingdom (“Company B”), (iii) a company in the cross border payment technology business (“Company C”), (iv) a company in the decentralized banking business (“Company D”), (v) a company in the solar technology and manufacturing business (“Company E”), (vi) a company in the bitcoin mining business (“Company F”), (vii) a company in the real estate services business (“Company G”), (viii) a company in the real estate platform technology business (“Company H”), (ix) an OTC company in the hemp manufacturing industry with unique technology and intellectual property (“Company I”), (x) and a conglomerate in the banking, digitization of gold and payments technology sectors (“Company J”). As part of its acquisition strategy, Oxbridge generally did not pursue potential business combinations as part of widely competitive or wide auction processes, but instead focused on bilateral discussions with the key decision makers of each of the Other Potential Targets regarding a potential business combination. Both Oxbridge management and the Oxbridge Board reviewed a majority of the Other Potential Targets and analyzed the benefits of proceeding with a transaction with each of the Other Potential Targets reviewed.

Oxbridge engaged in discussions with each of the 10 Other Potential Targets. Oxbridge decided not to proceed following initial due diligence with Company A, Company B, Company C, Company D, Company F, Company G, Company H, Company I and Company J and engaged in further detailed discussions with Company E. Oxbridge entered into a non-binding LOI with Company E, dated August 10, 2022, and continued more detailed discussions and preliminary due diligence with Company E. Oxbridge and Company E chose not to proceed and the LOI was mutually terminated.

On September 28, 2022, a representative of Oxbridge reached out to George Murnane, Chief Executive Officer of Jet Token, to arrange a meeting between Jet Token’s management and Oxbridge’s management. On October 3, 2022, Jay Madhu, Chief Executive Officer and Director of Oxbridge, and Wrendon Timothy, Chief Financial Officer and Director of Oxbridge, met virtually with Mike Winston, Founder and Chairman of Jet Token and George Murnane, Chief Executive Officer of Jet Token, and shared interest in the opportunity of a business combination at a high level. Additionally, subsequent to the virtual meeting, a mutual non-disclosure agreement was signed to further due diligence review and extensive conversations with respect to Jet Token.

This was followed up by a virtual meeting with Mike Winston and George Murnane on October 4, 2022 where more details of Jet Token and Oxbridge were shared with Oxbridge’s officers, board of directors and advisors. Mike Winston presented Jet Token investor’s deck in detail and addressed questions from Oxbridge’s officers, board and advisors, noting that there was a good deal of mutual interest and expertise in the potential business combination.

On October 7, 2022, Oxbridge management and advisors met virtually with Jet Token’s management team and John Church, Chief Technology Officer to make specific inquiries about Jet Token artificial intelligence and other technology to gain a better understanding of how it works and to observe the technology in action. Given the continued level of mutual interest, Oxbridge team subsequently requested access to Jet Token’s virtual data room which was in the process of being updated. On October 19, 2022, the Oxbridge team was granted full access to the virtual data room. Additionally, Jet Token and Oxbridge began to discuss key terms of a potential transaction.

On October 24, 2022, a list of updated documents in the Jet Token virtual data room was presented to Oxbridge. The virtual data room was populated with, among other things, documents relating to Jet Token’s organizational structure, governing documents, financial models and projections, Jet Token’s historical financial statements and material contracts. The Oxbridge team continued to conduct diligence on Jet Token’s business including its financial outlook, product roadmap, intellectual property, Reg A+ offering data, employee information, lease agreements, fleet agreements, artificial intelligence technology and growth plans.

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From October 24, 2022 to December 14, 2022, multiple conversations via phone and email were held by Jet Token and Oxbridge, regarding the terms of a non-binding letter of intent (“LOI”). Multiple conversations were also held with Oxbridge’s financial advisor Maxim. During this period as well, term sheets were prepared by Oxbridge management, which were shared, discussed and negotiated (in principle) with Jet Token’s management. Included in the term sheets were structuring strategy, sources & uses of funds, pro forma cap tables, estimated fees and value impacts of earn-outs assuming different post-close stock price trading.

On December 13, 2022, an internal evaluation was made by the Oxbridge team identifying Jet Token as its lead (but not only) target candidate for a business combination. While Jet Token was not the only target being evaluated, the management of Oxbridge believed that a transaction with Jet Token would be a more compelling opportunity than other targets being evaluated since Jet Token was already a public reporting company with audited financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and had a management team with public company and capital markets experience. Oxbridge believed that Jet Token’s filings with the SEC would provide a greater level of transparency to its shareholders and potential investors as compared to other potential private company targets. These considerations, coupled with Jet Token’s technology and plans for growth, and recent capital raise of approximately $7 million at a company valuation of $124 million, made Jet Token an attractive target.

Oxbridge separately discussed the terms of the LOI, including the proposed purchase price, with Maxim, and agreed to the proposed purchase price. The proposed purchase contemplated stock consideration of $45 million, as well as warrants with a Black-Scholes estimated valuation of $60 million with a $15 strike price and 10-year duration, giving a total estimated consideration of $105 million at closing with the practical impact of the warrants working similarly to an earnout.

On December 14, 2022, Oxbridge presented Jet Token management with a first draft of the LOI. From December 14, 2022 through December 26, 2022, there were various calls, meetings, discussions and negotiations related to the key terms of the LOI. On December 27, 2022, management of Oxbridge presented to Oxbridge’s board an analysis of Jet Token relative to two Other Potential Targets (Company G and Company I).

On December 27, 2022, the Oxbridge board approved Oxbridge signing the LOI with Jet Token dated December 23, 2022. On December 23, 2022, the LOI was signed by both Mike Winston of Jet Token and Wrendon Timothy of Oxbridge.

On December 30, 2022, the parties held an update call with representatives of Oxbridge management, Jet Token management and Maxim, to plan for next steps and weekly “all-hands” calls. Follow up calls were held with Jet Token on January 4, 2023 and January 5, 2023 to discuss and share information about legal counsel, financial advisor and fairness opinion providers being engaged.

On January 5, 2023, a call was made with Stanton Park Capital, LLC (“Stanton”), along with three (3) other providers, the purpose of which was discussing a possible fairness opinion and getting clarity on the process and timing. Stanton was selected amongst a number of providers due to current availability and experience with providing fairness opinions for a number of special-purpose acquisition companies. Oxbridge and Stanton executed an engagement letter on January 9, 2023, which fully scoped their work, procedures and contractual conditions (among other things). Stanton’s analyses were expected to be performed using acceptable valuation methodologies.

Stanton’s services included an analysis of Jet Token on a going concern basis (consolidated with its subsidiaries, if any) and, fairness to Oxbridge, from a financial point of view, of the purchase price and consideration to be paid for Jet Token. Such analysis was expected to be performed in a phased approach. In the first phase (“Phase 1”), Stanton would perform such research and analysis as necessary to determine on a preliminary basis whether or not the Purchase Price to be paid by Oxbridge for Jet Token is fair to Oxbridge from a financial point of view. Stanton would present draft exhibits to the Oxbridge management and/or board regarding their preliminary analysis, respond to questions and consider any input that may be given by the Oxbridge management, Board and/or its advisors. In the second phase (“Phase 2”), Stanton would then complete their analysis and issue a draft written opinion as to whether or not the Purchase Price expected to be paid by Oxbridge for Jet Token is, in Stanton’ opinion, fair to Oxbridge from a financial point of view as of the date of such draft opinion. For Phase 3 (“Phase 3”), if requested by the Oxbridge board, Stanton would finalize their work (taking into consideration any input from the Oxbridge board and/or its advisors) and issue their final opinion and review the proxy language related to Stanton, their engagement, and their opinion.

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On January 10, 2023, an all-hands kickoff meeting was held with Maxim, the management of Jet Token and Oxbridge, Jet Token’s legal counsel Fox Rothschild LLP (“Fox”) and Oxbridge’s legal counsel Dykema Gossett PLLC (“Dykema”), to start initial planning for preparation for negotiating and drafting the Business Combination Agreement and planning legal due diligence. Additionally, full data room access was provided to Dykema to begin legal due diligence.

On January 10, 2023, Oxbridge provided Stanton with the fully executed LOI, Black Scholes calculations utilized in the LOI, and full access to Jet Token data room in connection with providing a fairness opinion. The draft Business Combination Agreement would be provided at a later date when such has been completed. On January 11, 2023, Stanton met virtually with Oxbridge’s management and discussed, among other things, transaction overview, business operations, product and service lines, financial results, projections, economic conditions and industry trends, market competitors, customer composition and various other topics related to Jet Token’s business operations. Stanton also discussed and reviewed in detail public filings of Jet Token, including specific information relating to Jet Token’s Regulation A offering that to date has raised approximately $7 million at a company valuation of $124 million, and noting that such offering will be terminated on January 17, 2023.

On January 12, 2023, an all hands call with Jet Token, Oxbridge, Dykema, Fox and Maxim took place, followed by several update calls on January 12, January 17, January 19, January 24 and January 26, 2023. On January 26, 2023, Dykema provided a supplemental legal due diligence request list to Fox. The virtual data room was periodically updated with additional documentation through the diligence process.

On January 27, 2023, Fox circulated a first draft of the Business Combination Agreement to Oxbridge and Dykema.

On January 30, 2023, Jay Madhu, Wrendon Timothy and Bill Yankus (Director) from Oxbridge, along with a representative from Maxim, performed a due diligence site visit of Jet Token’s head office at 10845 Griffith Peak Dr., Suite 200, Las Vegas, NV 89135 and met with Jet Token’s full management team, including Mike Winston, Chairman, George Murnane, Chief Executive Officer, John Church, Chief Technology Officer, Patrick McNulty, Chief Operating Officer and Kienan Franklin, Vice President of Sales. During the site visit, the Oxbridge team continued discussing Jet Token financial information and projections, current and future assets/fleet deals, update and walkthrough of its novel artificial intelligence technology, as well as exploring its unique market opportunity. The Oxbridge team also physically inspected Jet Token’s fleet and tested the operations of one of Jet Token’s Honda Jets through a short flight from Phoenix to Las Vegas.

During the site visit, the Oxbridge team also met with Greg Woods, President of Cirrus Aviation Services (“Cirrus”), the largest private jet charter company based in Las Vegas. Jet Token currently has a Fleet Charter Agreement with Cirrus that allows Jet Token to book over 30 private jets for its customers. The Oxbridge team also physically inspected a large number of Cirrus’ fleet that Jet Token has access to, which included the following types of private jets: Learjet 45XR, Citation CJ3, Hawker 900XP, Citation XLS+, Learjet 60, Challenger 300, Challenger 604, Challenger 850, Falcon 900EX, Gulfstream V and Gulfstream G550.

On January 31, 2023, Fox and Dykema conferred for the purpose of identifying and discussing key open issues in relation to the draft Business Combination Agreement and the proposed transaction, including without limitation with respect to ancillary agreements, any adjustments to merger consideration, treatment of assumed awards, treatment of Merger Consideration Warrants, tax-free reorganization structuring, board composition and structure, conduct of Jet Token during the period between signing and closing of the Business Combination Agreement, the domestication of Oxbridge in Delaware, and Nasdaq process considerations.

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Additional Business Combination Agreement negotiations, discussions and calls took place between Oxbridge, Jet Token, Dykema and Fox on February 2, February 7, February 9, February 14, February 16, February 21 and February 23, 2023.

On February 15, 2023, the Oxbridge board held a meeting to continue discussing and updating the board on the Jet Token proposed Business Combination progress, discussing of the draft Business Combination Agreement, and review of preliminary analysis provided by Stanton on the fairness of the merger consideration.

On February 21, 2023, the Oxbridge board held another meeting to continue discussing and updating the board on the Jet Token proposed Business Combination, discussing of the updated draft Business Combination Agreement, and review of updated analysis provided by Stanton on the fairness of the merger consideration. Stanton’s report to the Oxbridge board provided their analysis that a potential merger between Oxbridge and Jet Token was fair from a financial point of view. The advice presented by Stanton as to fairness could only be used by the Oxbridge board to assist them in determining whether or not to proceed with the transaction and whether or not to recommend the transaction for approval of the stockholders of Oxbridge.

On February 24, 2023, negotiations continued between Oxbridge and Jet Token. On the same date, the Oxbridge board met virtually to discuss the Business Combination. At the meeting, Stanton’s report was presented and noted that the consideration contemplated in the Business Combination Agreement was fair from a financial point of view. The full business Combination Agreement, along with summary of the terms were discussed. After considering the proposed terms of the Business Combination Agreement and asking questions to Oxbridge’s management, the Oxbridge board unanimously approved the Business Combination Agreement and gave management the authority to proceed to finalize terms and to sign and approve.

The following key terms were expected to be included in the Business Combination Agreement when finalized:

●	Consideration

◌	$45 million equity value representing 4.5 million ordinary shares

◌	Warrants with Black-Scholes value of $60 million with strike price of $15 and 10-year duration, which will structured as tradeable.

●	$5 million of minimum net cash at close.
●	Customary lock-up agreements and registration rights to be executed.
●	Customary Representations and Warranties.

On February 24, 2023, the Business Combination Agreement was executed by both parties.

On February 27, 2023, Oxbridge and Jet Token issued a press release announcing the execution of the Business Combination Agreement.

On February 28, 2023, Oxbridge filed a Current Report on Form 8-K with the SEC disclosing the material provisions of the Business Combination Agreement.

The parties have continued and expect to continue regular discussions regarding the execution and timing of the Business Combination and to take actions and exercise their respective rights under the Business Combination Agreement to facilitate the completion of the Business Combination.

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The Oxbridge Board’s Reasons for the Approval of the Business Combination

The Oxbridge Board considered a wide variety of factors in connection with its evaluation of the Business Combination. In light of the complexity of those factors, the Oxbridge Board, as a whole, did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it took into account in reaching its decision. The Oxbridge Board viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual members of the Oxbridge Board may have given different weight to different factors. This explanation of the reasons for the Oxbridge Board’s approval of the Business Combination, and all other information presented in this section, is forward-looking in nature and, therefore, should be read in light of the factors discussed in the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Before reaching its decision, the Oxbridge Board reviewed the results of the due diligence conducted by Oxbridge’s management and Oxbridge’s advisors and consultants, which included:

●	meetings and calls with Jet Token’s management regarding its business model, operations and forecasts;

●	a legal due diligence review conducted by Dykema Gossett PLLC which included, among other things, a review of material contracts, intellectual property matters and other legal matters and documents posted to a virtual data room, conference calls with Jet Token and its attorneys and certain public record searches regarding Jet Token;

●	review of analysis prepared by, and discussions with, Oxbridge’s advisors and consultants;

●	consultation with legal and financial advisors, industry experts and regulatory agencies;

●	financial and valuation analysis of Jet Token and the Business Combination; and

●	review of the financial statements of Jet Token.

In approving the Business Combination, the Oxbridge Board obtained a fairness opinion from Stanton Park Advisors LLC.

[Summary to come.]

In addition to considering the factors described above, the Oxbridge Board also considered that the officers and directors of Oxbridge have interests in the Business Combination as individuals that are in addition to, and that may be different from, the interests of Oxbridge’s shareholders. Oxbridge’s independent directors reviewed and considered these interests during the negotiation of the Business Combination and in evaluating and unanimously approving, as members of the Oxbridge Board, the Business Combination Agreement and the Business Combination. For more information, see the subsection entitled “— Interests of Certain Persons in the Business Combination.”

The Oxbridge Board concluded that the potential benefits that it expects Oxbridge and its shareholders to achieve as a result of the Business Combination outweigh the potentially negative factors associated with the Business Combination. Accordingly, the Oxbridge Board, based on its consideration of the specific factors listed above, unanimously (a) determined that the Business Combination and the other transactions contemplated by the Business Combination Agreement are in the best interests of Oxbridge’s shareholders, (b) approved, adopted and declared advisable the Business Combination Agreement and the transactions contemplated thereby and (c) recommended that the shareholders of Oxbridge approve each of the Proposals.

The above discussion of the material factors considered by the Oxbridge Board is not intended to be exhaustive but does set forth the principal factors considered by the Oxbridge Board.

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Unaudited Prospective Financial Information for Jet Token

Jet Token does not, as a matter of general practice, develop or publicly disclose long-term forecasts of its future financial performance. However, Jet Token established targets relating to its consolidated results of operations and its business in connection with the proposed Business Combination, including internally prepared forecasts for each of the fiscal years ending December 31, 2023 through 2027, and supplied them to its board of directors and to Oxbridge. In connection with the proposed Business Combination, Oxbridge management used the financial projections set forth below as part of its comprehensive analysis and presented key elements of the forecasts to the Oxbridge Board as part of the Oxbridge Board’s review and subsequent approval of the Business Combination.

Jet Token prepared these financial projections solely for internal use and not with a view toward public disclosure or toward complying with U.S. GAAP, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The inclusion of financial projections in this proxy statement/prospectus should not be regarded as an indication that Oxbridge, Jet Token, their respective directors, officers, advisors or other representatives considered, or now considers, such financial projections necessarily to be predictive of actual future results or to support or fail to support your decision whether to vote for or against the Business Combination Proposal. No person has made or makes any representation or warranty to any Oxbridge shareholder regarding the information included in these financial projections. The financial forecasts are not fact and are not necessarily indicative of future results, and readers of this proxy statement/prospectus are cautioned not to place undue reliance on this information. The projections should not be viewed as public guidance and you are cautioned not to place undue reliance on the projections in making a decision regarding the Business Combination, as the projections may be materially different than actual results. Jet Token will not refer back to the financial projections in its future periodic reports filed under the Exchange Act.

Furthermore, the financial projections do not take into account any circumstances or events occurring after the date they were prepared. None of Jet Token’s independent registered public accounting firm, Oxbridge’s independent registered public accounting firm nor any other independent accountants, have compiled, examined or performed any procedures with respect to the financial projections, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and they assume no responsibility for, and disclaim any association with, the financial projections. Nonetheless, a summary of the projections is provided in this proxy statement/prospectus only because the projections were made available to Oxbridge and the Oxbridge Board in connection with their review of the proposed Business Combination.

These financial projections reflect numerous estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to Jet Token’s business, all of which are difficult to predict and many of which are beyond Jet Token’s control. As a result, there can be no assurance that the projected results will be realized or that actual results will be as projected. Since the projections cover multiple years, such information by its nature becomes less predictive with each successive year. These financial projections are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, these financial projections constitute forward-looking information and are subject to risks and uncertainties, including the various risks set forth in the section entitled “Risk Factors” in this proxy statement/prospectus.

EXCEPT TO THE EXTENT REQUIRED BY APPLICABLE FEDERAL SECURITIES LAWS, BY INCLUDING IN THIS PROXY STATEMENT/PROSPECTUS A SUMMARY OF JET TOKEN’S INTERNAL FINANCIAL PROJECTIONS, OXBRIDGE UNDERTAKES NO OBLIGATIONS AND EXPRESSLY DISCLAIMS ANY RESPONSIBILITY TO UPDATE OR REVISE, OR PUBLICLY DISCLOSE ANY UPDATE OR REVISION TO, THESE FINANCIAL PROJECTIONS TO REFLECT CIRCUMSTANCES OR EVENTS, INCLUDING UNANTICIPATED EVENTS, THAT MAY HAVE OCCURRED OR THAT MAY OCCUR AFTER THE PREPARATION OF THESE FINANCIAL PROJECTIONS AND THEIR PRESENTATION TO THE OXBRIDGE BOARD, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE FINANCIAL PROJECTIONS ARE SHOWN TO BE IN ERROR OR CHANGE.

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The unaudited prospective financial information included in this proxy statement/prospectus has been prepared by, and is the responsibility of, Jet Token. Neither BF Borgers CPA PC, Jet Token’s independent registered public accounting firm, nor Hacker Johnson & Smith P.A., Oxbridge’s independent registered public accounting firm, has audited, reviewed, examined, compiled or applied agreed-upon procedures with respect to the accompanying unaudited prospective financial information and, accordingly, neither BF Borgers CPA PC nor Hacker Johnson & Smith P.A. express an opinion or any other form of assurance with respect thereto. The BF Borgers CPA PC report included in this proxy statement/prospectus relates to Jet Token’s previously issued financial statements. It does not extend to the unaudited prospective financial information and should not be read to do so.

Key Financial Metrics:

The projections set out below reflect the updated and final version of the financial projection model reviewed by Oxbridge on February 20, 2023 and assume the consummation of the Business Combination. As described above, Jet Token’s ability to achieve these projections will depend upon a number of factors outside of its control. These factors include significant business, economic and competitive uncertainties and contingencies. Jet Token developed these projections based upon assumptions with respect to future business decisions and conditions that are subject to change, including Jet Token’s execution of its strategies and product development, as well as growth in the markets in which it currently operates and proposes to operate. As a result, Jet Token’s actual results may materially vary from the projections set out below. See also “Cautionary Note Regarding Forward-Looking Statements” and the risk factors set out in “Risk Factors.”

The key elements of the projections provided by Oxbridge management to the Oxbridge Board are as follows:

	Year Ended December 31,
	2022	2023	2024	2025	2026	2027
($ in millions)	(Actual)	(Forecast)	(Forecast)	(Forecast)	(Forecast)	(Forecast)
Total Revenue	$21.9	$33.9	$42.5	$53.0	$66.8	$86.5
YoY Growth %	1865.7%	54.9%	25.4%	24.8%	26.1%	29.4%
Total Cost of Revenue	$19.8	$27.1	$35.4	$43.8	$53.9	$67.1
% of Revenue	$2.1	$6.7	$7.0	$9.2	$12.9	$19.4
% Gross Margin	9.4%	19.8%	16.6%	17.4%	19.3%	22.4%
Total G&A + R&D(1)	$3.3	$2.7	$3.4	$4.2	$5.3	$6.9
% of Revenue	15.1%	8.0%	8.0%	8.0%	8.0%	8.0%
EBITDA	$(1.1)	$4.0	$3.6	$5.0	$7.5	$12.5
% EBITDA Margins	NA	11.8%	8.6%	9.4%	11.3%	14.4%
Capital Expenditures	$(0.8)	$(0.3)	$(0.4)	$(0.5)	$(0.7)	$(0.9)
Free Cash Flow (2)	$(0.1)	$3.0	$2.5	$3.3	$5.1	$8.6

(1) Excludes stock-based compensation of $6,492,653 in 2022.

(2) Management forecasts a modest decline in margin in 2024 followed by a rebound beginning in 2025. The forecasted margin decline is expected to be attributed to the expiration of certain favorable contracts related to the operation of our aircraft. The margin rebound forecast to begin in 2025 is expected to stem from continued expansion in higher margin revenues otherwise unrelated to the operation of company owned aircraft.

(3) Free Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures and additions to intangibles.

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Projected revenue is based on Jet Token’s (i) the sale of fractional and whole interests in aircraft, (ii) the sale of jet cards, which enable holders to use certain of Jet Token’s and other’s aircraft at agreed-upon rates, (iii) the operation of a proprietary booking platform, which functions as a prospecting and quoting platform to arrange private jet travel with third party carriers as well as via Jet Token’s leased and managed aircraft, for Part 135 (whole aircraft charter) and Part 380 (by the seat charter). The Company expects to enhance its revenue-generating capabilities with the integration of Artificial Intelligence into its app-based booking platform, and other aviation software projects more fully described in the sections entitled “Information About Jet Token” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Jet Token.” Demand for the Company’s services is driven primarily by rising per capita disposable income and increased awareness of the value proposition clients see in the flexibility and convenience private flights offer. Projected gross profit is driven by aircraft utilization, operating and capital costs, as well as development and marketing costs. Jet Token’s asset strategy is to fully “fractionalize” its operating aircraft prior to delivery resulting in limited capital expenditures.

Jet Token prepared these projections based on a variety of sources, including inputs and market data from third-party data providers, work with external consultants and management’s experience in the aviation and technology sectors. These projections are based on a number of assumptions, including the following assumptions that Jet Token’s management believes to be material:

With respect to Total Revenue:

●	A return to a normalized, pre-COVID (i.e., 2019) level of growth in domestic private jet hours flown
●	No growth in fleet size, reflecting the non-binding nature of the proposed Bombardier fleet LOI
●	Mid to high teens CAGR in Jet Card revenue over the five-year period
●	An increase in app-based charter booking from a low single digit percent of sales to low to mid-teens
●	An increase in revenue from app-based charter booking from a low single digit percent of sales to mid-teens

Projected Contribution and EBITDA are driven by the cost to deliver, as well as the cost of providing other services and new business initiatives included in cost of revenue. The projections related to Contribution are primarily based on historical trends and factor in improvements related to supply optimization, maintenance and operating scale over time. Projected EBITDA is additionally driven by expectations of other costs and expenses, including growth rates for technology and development, sales and marketing, and general and administrative expenses. The projected growth rates for costs and expenses are based on the ratio of historical expense to revenue and reflect improvements in the ratios as Jet Token continues to scale.

As noted above, management forecasts a modest decline in margin in 2024 followed by a rebound beginning in 2025. The forecasted margin decline is expected to be attributed to the expiration of certain favorable contracts related to the operation of our aircraft. The margin rebound forecast to begin in 2025 is expected to stem from continued expansion in higher margin revenues otherwise unrelated to the operation of company owned aircraft.

Projected capital expenditures primarily includes aircraft maintenance-related investments as well continued investment in software development.

While Jet Token’s management believes the abovementioned assumptions to be reasonable for preparation of its projected financial information, they are dependent upon future events, and actual conditions may differ from those assumed. In addition, Jet Token used and relied upon certain information provided by others. While Jet Token believes the use of such information and assumptions to be reasonable for preparation of its projected financial information, it offers no assurances with respect thereto and some assumptions may vary significantly due to unanticipated events and circumstances.

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Satisfaction of 80% Test

It is a requirement under the Existing Organizational Documents that the business or assets acquired in an Initial Business Combination have a fair market value equal to at least 80% of the balance of the funds in the Trust Account (net of amounts disbursed to management for working capital purposes and excluding the deferred underwriting discounts and commissions) at the time of the execution of a definitive agreement for an Initial Business Combination. In connection with its evaluation and approval of the Business Combination, the Oxbridge Board determined that the fair market value of Jet Token exceeded [$_________] based on, among other things, comparable company EBITDA multiples and revenue multiples.

Interests of Certain Persons in the Business Combination

Interests of Sponsor and Oxbridge Directors and Officers

In considering the recommendation of the Oxbridge Board to vote in favor of the Business Combination, shareholders should be aware that, aside from their interests as shareholders, our Sponsor and certain of our directors and officers have interests in the Business Combination that are different from, or in addition to, those of other shareholders generally. Our directors were aware of and considered these interests, among other matters, in evaluating the Business Combination, and in recommending to shareholders that they approve the Business Combination. Shareholders should take these interests into account in deciding whether to approve the Business Combination. These interests include, among other things:

●	the fact that our Sponsor owns 2,875,000 Founder Shares, which were initially acquired prior to Oxbridge’s IPO and for an aggregate purchase price of $25,000, and Oxbridge’s directors and officers have a pecuniary interest in such Founder Shares through their ownership interest in the Sponsor. Such securities will have a significantly higher value at the time of the Business Combination, which if unrestricted and freely tradable would be valued at approximately [$ ], based on the closing price of our Class A Ordinary Shares of [$ ] per share on [__________, 2023]. In addition, the Sponsor paid an aggregate of $4,897,500 for 4,897,500 Private Placement Warrants at a price of $1.00 per warrant. Such Private Placement Warrants had an aggregate market value of [$________] based on the last sale price of [$_______] per warrant on Nasdaq on [__________, 2023]. If Oxbridge does not consummate the Business Combination or another initial business combination by August 16, 2023, and Oxbridge is therefore required to be liquidated, these shares would be worthless, as Founder Shares are not entitled to participate in any redemption or liquidation of the Trust Account;

●	the fact that Oxbridge’s officers and directors have an aggregate of $953,552 invested in the Sponsor, which will be lost in the event that the Business Combination is not approved and concluded;

●	the fact that given the differential in the purchase price that our Sponsor paid for the Founder Shares as compared to the price of the Units sold in the IPO and the substantial number of shares of Jet.AI Common Stock that our Sponsor will receive upon conversion of the Founder Shares in connection with the Business Combination, our Sponsor and its affiliates may earn a positive rate of return on their investment even if the Jet.AI Common Stock trades below the price initially paid for the Units in the IPO and the public shareholders experience a negative rate of return following the completion of the Business Combination;

●	the fact that our Sponsor, officers and directors have agreed not to redeem any Class A Ordinary Shares held by them in connection with a shareholder vote to approve the Business Combination;

●	if the Trust Account is liquidated, including in the event we are unable to complete an Initial Business Combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below [$10.15] per public share, or such lesser amount per public share as is in the Trust Account on the liquidation date, by the claims of (a) any third party (other than our independent registered public accounting firm) for services rendered or products sold to us or (b) a prospective target business with which we have entered into a letter of intent, confidentiality or other similar agreement or business combination agreement, but only if such a third party or target business has not executed a waiver of all rights to seek access to the Trust Account;

●	the anticipated continuation of Jay Madhu and Wrendon Timothy as directors after the Business Combination, and as such, after the proposed Business Combination is consummated, Mr. Madhu and Mr. Timothy will in the future receive any cash fees, stock options or stock awards that the Jet.AI Board determines to pay to its directors;

●	the fact that our Sponsor, officers and directors will be reimbursed for out-of-pocket expenses incurred in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations; and

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●	the fact that our Sponsor will lose their entire investment in us if an Initial Business Combination is not completed. In addition, our Sponsor has made available to us a loan of $575,000 to extend the deadline for completion of our Initial Business Combination from November 16, 2022 to August 16, 2023, all of which is outstanding as of , 2023. The ability of Oxbridge to repay such loan is dependent upon the completion of our Initial Business Combination.

As of [__________, 2023], the Sponsor and its affiliates had an aggregate of [$__________] at risk that depends on completion of an initial business combination, including [$___________] it invested in securities, [$_________] of unpaid loans and outstanding administrative services fees. As of [________, 2023], there was no unreimbursed out-of-pocket expenses incurred by the sponsor or its affiliates. These interests may have influenced Oxbridge’s directors in making their recommendation that you vote in favor of the approval of the Business Combination.

Potential Purchases of Public Shares

In connection with the shareholder vote to approve the Business Combination, our Sponsor, directors, officers, advisors or any of their respective affiliates may privately negotiate transactions to purchase public shares from shareholders who would have otherwise elected to have their shares redeemed in conjunction with the Business Combination for a per share pro rata portion of the Trust Account. There is no limit on the number of public shares our Sponsor, directors, officers, advisors or any of their respective affiliates may purchase in such transactions, subject to compliance with applicable law and the rules of Nasdaq. Any such privately negotiated purchases may be effected at purchase prices that are in excess of the per share pro rata portion of the Trust Account. However, our Sponsor, directors, officers, advisors and their respective affiliates have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the Trust Account will be used to purchase public shares in such transactions. None of our Sponsor, directors, officers, advisors or any of their respective affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller of such public shares or during a restricted period under Regulation M under the Exchange Act. Such a purchase could include a contractual acknowledgement that such shareholder, although still the record holder of such public shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights, and could include a contractual provision that directs such shareholder to vote such shares in a manner directed by the purchaser.

In the event that our Sponsor, directors, officers, advisors or any of their respective affiliates purchase public shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares.

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The purpose of any such purchases of public shares could be to (a) vote such shares in favor of the Business Combination and thereby increase the likelihood of obtaining shareholder approval of the Business Combination or (b) to satisfy a closing condition in the Business Combination Agreement, where it appears that such requirement would otherwise not be met. Any such purchases of our public shares may result in the completion of the Business Combination that may not otherwise have been possible. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent the purchasers are subject to such reporting requirements.

In addition, if such purchases are made, the public “float” of our Class A Ordinary Shares may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Our Sponsor, officers, directors, advisors or any of their respective affiliates anticipate that they may identify the shareholders with whom our Sponsor, officers, directors, advisors or any of their respective affiliates may pursue privately negotiated purchases by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders following our mailing of proxy materials in connection with the Business Combination. To the extent that our Sponsor, officers, directors, advisors or any of their respective affiliates enter into a privately negotiated purchase, they would identify and contact only potential selling shareholders who have expressed their election to redeem their shares for a pro rata portion of the Trust Account or vote against the Business Combination, whether or not such shareholder has already submitted a proxy with respect to the Business Combination but only if such shares have not already been voted at the extraordinary general meeting related to the Business Combination. Our Sponsor, officers, directors, advisors or any of their respective affiliates will select which shareholders to purchase shares from based on the negotiated price and number of shares and any other factors that they may deem relevant, and will only purchase public shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.

Any purchases by our Sponsor, officers, directors, advisors or any of their respective affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) of and Rule 10b-5 under the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. Our Sponsor, officers, directors, advisors and any of their respective affiliates will not make purchases of Class A Ordinary Shares if the purchases would violate Section 9(a)(2) of or Rule 10b-5 under the Exchange Act.

Total Company Shares to Be Issued in the Business Combination

We anticipate that, upon completion of the Business Combination, the ownership of Jet.AI will be as follows:

	Shares of Jet.AI Common Stock	% of Total Jet.AI Common Stock
Historical Rollover Shareholders	4,500,000	51.86
Public Shareholders(1)	1,301,952	15.00
Initial Shareholders	2,875,000	33.14
Total	8,676,952	100.0%

(1)	Includes 115,000 shares of Class A Ordinary Shares issued to Maxim Group, LLC, the representative to the underwriters in our initial public offering, which are not redeemable pursuant to an agreement between Maxim and the Company.

The number of shares and the interests set forth above (a) assume (i) that no public shareholders elect to have their public shares redeemed, (ii) that there are no other issuances of equity interests of Oxbridge or Jet Token, (iii) none of Oxbridge’s initial shareholders or the Historical Rollover Shareholders purchase Class A Ordinary Shares in the open market and (iv) that there are no exercises of Jet Token Options, Jet Token Warrants or Jet Token RSU Awards and (b) do not take into account Oxbridge Warrants or Merger Consideration Warrants that will remain outstanding following the Business Combination and which may be exercised at a later date. As a result of the Business Combination, the economic and voting interests of our public shareholders will decrease.

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If we assume the maximum redemptions scenario described under the section entitled “Unaudited Pro Forma Condensed Combined Financial Information — Note 1 — Basis of Presentation,” i.e., 237,734 public shares are redeemed, and the assumptions set forth in the foregoing clauses (a)(ii)–(iv) and (b) remain true, the ownership of Jet.AI upon completion of the Business Combination will be as follows:

	Shares of Jet.AI Common Stock	% of Total Jet.AI Common Stock
Historical Rollover Shareholders	4,500,000	53.32
Public Shareholders(1)	1,064,218	12.61
Initial Shareholders	2,875,000	34.07
Total	8,439,218	100.0%

(1)	Includes 115,000 shares of Class A Ordinary Shares issued to Maxim Group, LLC, the representative to the underwriters in our initial public offering, which are not redeemable pursuant to an agreement between Maxim and the Company.

The ownership percentages with respect to Jet.AI set forth above do not take into account Oxbridge Warrants or Merger Consideration Warrants that will remain outstanding immediately following the Business Combination, but do include the Founder Shares, which will convert into Jet.AI Common Stock upon an Initial Business Combination. If the facts are different than these assumptions, the percentage ownership retained by Oxbridge’s existing shareholders in Jet.AI following the Business Combination will be different. For example, if we assume that all outstanding 11,500,000 public warrants, 5,760,000 private placement warrants and 7,353,000 Merger Consideration Warrants were exercisable and exercised following completion of the Business Combination and further assume that no public shareholders elect to have their public shares redeemed (and each other assumption set forth in the preceding paragraph remains the same), then the ownership of Jet.AI would be as follows:

	Shares of Jet.AI Common Stock	% of Total Jet.AI Common Stock
Historical Rollover Shareholders	11,853,000	35.60
Public Shareholders(1)	12,801,952	38.46
Initial Shareholders(2)	8,635,000	25.94
Total	33,289,952	100.0%

(1)	Includes 115,000 shares of Class A Ordinary Shares issued to Maxim Group, LLC, the representative to the underwriters in our initial public offering, which are not redeemable pursuant to an agreement between Maxim and the Company.

(2)	Includes 862,500 shares issuable to Maxim Group, LLC, the representative to the underwriters in our initial public offering, upon exercise of private placement warrants.

The Oxbridge Warrants will become exercisable on the later of (a) 30 days after the completion of the Business Combination (or any other Initial Business Combination) and (b) 12 months from the closing of our IPO and will expire five years after the completion of an Initial Business Combination or earlier upon their redemption or liquidation.

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The Merger Consideration Warrants will become exercisable on the completion of the Business Combination.

Additionally, if we (a) assume (i) that no public shareholders elect to have their public shares redeemed, (ii) that there are no other issuances of equity interests of Oxbridge or Jet Token, (iii) none of Oxbridge’s initial shareholders or the Historical Rollover Shareholders purchase Class A Ordinary Shares in the open market, (iv) the issuance of all 3,418,408 shares of Jet.AI Common Stock that will be reserved in respect of Jet.AI Options issued in exchange for outstanding pre-merger Jet Token Options and in respect of Jet.AI RSU Awards issued in exchange for outstanding pre-merger Jet Token RSU Awards, and (b) do not take into account Oxbridge Warrants or Merger Consideration Warrants that will remain outstanding following the Business Combination and may be exercised at a later date, then the ownership of Jet.AI would be as follows:

	Shares of Jet.AI Common Stock	% of Total Jet.AI Common Stock
Historical Rollover Shareholders	7,918,408	65.47
Public Shareholders(1)	1,301,952	10.76
Initial Shareholders	2,875,000	23.77
Total	12,095,360	100.0%

(1)	Includes 115,000 shares of Class A Ordinary Shares issued to Maxim Group, LLC, the representative to the underwriters in our initial public offering, which are not redeemable pursuant to an agreement between Maxim and the Company.

Please see the subsection and section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

Board of Directors of Jet.AI Following the Business Combination

Effective immediately after the consummation of the Business Combination, the business and affairs of the post-combination company will be managed by or under the direction of the Jet.AI Board. The following table sets forth certain information, including ages as of [March ____, 2023], regarding the persons who are expected to serve as executive officers and directors of Jet.AI upon the consummation of the Business Combination and assuming the election of the nominees at the extraordinary general meeting as set forth in the section entitled “Proposal No. 6 — The Director Election Proposal.”

Name	Age	Position
Michael Winston	46	Director
George Murnane	65	Director
Jay Madhu	56	Director
Wrendon Timothy	43	Director

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Redemption Rights

Under our Existing Organizational Documents, holders of public shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with our Existing Organizational Documents. As of [_________, 2023], this would have amounted to $10.89 per share. If a holder exercises its redemption rights, then such holder will be exchanging its shares of our Class A Ordinary Shares for cash and will no longer own shares of Oxbridge. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our transfer agent in accordance with the procedures described herein. Notwithstanding the foregoing, a public shareholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from seeking redemption rights with respect to his, her or its shares or, if part of such a group, the group’s shares, in excess of the 15% threshold. Accordingly, all public shares in excess of the 15% threshold beneficially owned by a public shareholder or group will not be redeemed for cash. In order to determine whether a shareholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) with any other shareholder, Oxbridge will require each public shareholder seeking to exercise redemption rights to certify to Oxbridge whether such shareholder is acting in concert or as a group with any other shareholder. Each redemption of Class A Ordinary Shares by our public shareholders will decrease the amount in our Trust Account. In no event will we redeem public shares in an amount that would cause our net tangible assets to be less than $5,000,001. See the subsection entitled “Extraordinary General Meeting — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Appraisal Rights

Appraisal Rights of Oxbridge Shareholders

There are no appraisal rights available to holders of Class A Ordinary Shares, Class B Ordinary Shares or Oxbridge Warrants in connection with the Business Combination or Domestication under Cayman Islands law or the DGCL.

Expected Accounting Treatment

The Business Combination will be accounted for as a reverse recapitalization under U.S. GAAP. Under this method of accounting, Oxbridge will be treated as the “acquired” company for financial reporting purposes. This determination is primarily based on Jet Token stockholders comprising a relative majority of the voting power of Jet.AI and having the ability to nominate four of the members of the Jet.AI Board, Jet Token’s operations prior to the acquisition comprising the only ongoing operations of Jet.AI and Jet Token’s senior management comprising a majority of the senior management of Jet.AI. Accordingly, for accounting purposes, the financial statements of the post-combination company will represent a continuation of the financial statements of Jet Token with the Business Combination treated as the equivalent of Jet Token issuing stock for the net assets of Oxbridge, accompanied by a recapitalization. The net assets of Oxbridge will be stated at historical costs, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be presented as those of Jet Token in future reports of Jet.AI.

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Material U.S. Federal Income Tax Considerations

The following is a discussion of the material U.S. federal income tax considerations for Holders (as defined below) of Class A Ordinary Shares and Oxbridge Warrants (collectively, “Oxbridge Public Securities”) immediately prior to the Business Combination with respect to (i) the Domestication, (ii) electing to have their Jet.AI Common Stock redeemed for cash if the Business Combination is completed, (iii) the Business Combination and (iv) the ownership and disposition of Jet.AI Common Stock and Jet.AI Warrants (collectively, “Jet.AI Securities”) following the Business Combination. Unless the context otherwise requires, any reference in this section of this proxy statement/prospectus to “we,” “us” or “our” refers to Oxbridge prior to the Business Combination and to Jet.AI and its subsidiaries following the Business Combination. For purposes of this discussion, a “Holder” is a beneficial owner of Oxbridge Public Securities immediately prior to the Business Combination or, as a result of owning such Oxbridge Public Securities, of Jet.AI Securities immediately following the Business Combination. Although not entirely clear, we intend to treat a Holder of a Oxbridge Unit or Jet.AI Unit (each consisting of one Class A Ordinary Share and a Oxbridge Warrant or one share of Jet.AI Common Stock and a Jet.AI Warrant, as applicable) as the owner of the underlying Oxbridge Public Securities or Jet.AI Securities, as applicable, for U.S. federal income tax purposes. Assuming such treatment is appropriate, the discussion below with respect to Holders of Class A Ordinary Shares, Oxbridge Warrants, shares of Jet.AI Common Stock and Jet.AI Warrants should also apply to Holders of Oxbridge Units and Jet.AI Units, as applicable (as the deemed owners of the underlying Oxbridge Public Securities and Jet.AI Securities that constitute the Oxbridge Units and Jet.AI Units, as applicable).

This discussion applies only to Oxbridge Public Securities and Jet.AI Securities, as the case may be, that are held as “capital assets” within the meaning of Section 1221 of the Code for U.S. federal income tax purposes (generally, property held for investment). This discussion is based on the provisions of the Code, U.S. Treasury regulations, administrative rules, and judicial decisions, all as in effect on the date hereof, and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or differing interpretation could significantly alter the tax considerations described herein. Oxbridge has not sought any rulings from the IRS with respect to the statements made and the positions or conclusions described in this summary. Such statements, positions and conclusions are not free from doubt, and there can be no assurance that your tax advisor, the IRS or a court will agree with such statements, positions and conclusions.

The following discussion does not purport to be a complete analysis of all potential tax effects resulting from the completion of the Business Combination and does not address the tax treatment of any other transactions occurring in connection with the Business Combination, including, but not limited to, the issuance of Class A Ordinary Shares in the Private Placements. In addition, this summary does not address the Medicare tax on certain investment income, U.S. federal estate or gift tax laws, any U.S. state, local, or non-U.S. tax laws, any tax treaties or other tax law other than U.S. federal income tax law. Furthermore, this discussion does not address all U.S. federal income tax considerations that may be relevant to particular Holders in light of their personal circumstances or that may be relevant to certain categories of investors that may be subject to special rules, such as:

●	banks, insurance companies, or other financial institutions;

●	tax-exempt or governmental organizations;

●	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code (or any entities all of the interests of which are held by a qualified foreign pension fund);

●	dealers in securities or foreign currencies;

●	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

●	traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

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●	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

●	entities or arrangements treated as partnerships or other pass-through entities for U.S. federal income tax purposes or holders of interests therein;

●	persons deemed to sell Oxbridge Public Securities or Jet.AI Securities under the constructive sale provisions of the Code;

●	persons that acquired Oxbridge Public Securities or Jet.AI Securities through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

●	except as specifically provided below, persons that actually or constructively own five percent or more (by vote or value) of any class of Ordinary Shares or Jet.AI Common Stock;

●	persons that hold Oxbridge Public Securities or Jet.AI Securities as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction, or other integrated investment or risk reduction transaction;

●	certain former citizens or long-term residents of the United States;

●	holders of Founder Shares and private placement warrants; and

●	the initial shareholders, our Sponsor, and Oxbridge’s or Jet.AI’s officers or directors.

INVESTORS ARE ENCOURAGED TO CONSULT WITH, AND RELY SOLELY UPON, THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS (INCLUDING ANY POTENTIAL FUTURE CHANGES THERETO) TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY OTHER TAX LAWS, INCLUDING BUT NOT LIMITED TO, THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY U.S. STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

U.S. Holder and Non-U.S. Holder Defined

For purposes of this discussion, a “U.S. Holder” is a Holder that, for U.S. federal income tax purposes, is:

●	an individual who is a citizen or resident of the United States, including an individual who is present in the United States for 183 days or more during a taxable year;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

A “Non-U.S. Holder” is a Holder that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust and that is not a U.S. Holder.

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If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Oxbridge Units, Jet.AI Units, Oxbridge Public Securities or Jet.AI Securities, the tax treatment of a partner in such partnership generally might depend upon the status of the partner, upon the activities of the partnership and upon certain determinations made at the partner level. Accordingly, we urge partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) holding Oxbridge Public Securities or Jet.AI Securities to consult with, and rely solely upon, their tax advisors regarding the U.S. federal income tax consequences to them relating to the matters discussed below.

U.S. Federal Income Taxation of U.S. Holders

This section applies to you if you are a “U.S. Holder.”

The Domestication

The discussion under this heading “— U.S. Federal Income Taxation of U.S. Holders — The Domestication” constitutes the opinion of Dykema Gossett PLLC, U.S. tax counsel to Oxbridge, insofar as it discusses the material U.S. federal income tax considerations applicable to U.S. Holders of Class A Ordinary Shares and Oxbridge Warrants as a result of the Domestication, based on, and subject to, customary assumptions, qualifications and limitations, and the assumptions, qualifications and limitations herein and in the opinion included as Exhibit 8.1 hereto, as well as representations of Oxbridge. The U.S. federal income tax consequences of the Domestication will depend primarily upon whether the Domestication qualifies as a “reorganization” within the meaning of Section 368(a) of the Code.

Pursuant to the Domestication, Oxbridge will change its jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (and in connection with the Domestication will change its name to “Jet.AI”). The Domestication will qualify as a Reorganization described in Section 368(a)(1)(F) of the Code.

Because the Domestication qualifies as a Reorganization, for U.S. federal income tax purposes:

●	Oxbridge will be deemed to have (i) transferred all of its assets and liabilities to Jet.AI in exchange for all of the outstanding common stock and warrants of Jet.AI, and immediately thereafter (ii) distributed the common stock and warrants of Jet.AI to the shareholders and warrant holders of Oxbridge in liquidation of Oxbridge, and the taxable year of Oxbridge will end on the date of the Domestication;

●	subject to certain rules discussed under “— U.S. Federal Income Taxation of U.S. Holders — Effects of Section 367(b)” and “— U.S. Federal Income Taxation of U.S. Holders — Passive Foreign Investment Company Rules” below, a U.S. Holder that exchanges its Class A Ordinary Shares for Jet.AI Common Stock and/or Oxbridge Warrants for Jet.AI Warrants in the Domestication will not recognize any gain or loss on such exchange;

●	subject to certain rules discussed under “— U.S. Federal Income Taxation of U.S. Holders — Effects of Section 367(b)” and “— U.S. Federal Income Taxation of U.S. Holders — Passive Foreign Investment Company Rules” below, the tax basis of a share of Jet.AI Common Stock or a Jet.AI Warrant, as applicable, received by a U.S. Holder in the Domestication will be equal to the U.S. Holder’s adjusted tax basis in the Class A Ordinary Share or Oxbridge Warrant surrendered in exchange therefor; and

●	the holding period for a share of Jet.AI Common Stock or a Jet.AI Warrant, as applicable, received by a U.S. Holder will include such U.S. Holder’s holding period for the Class A Ordinary Share or Oxbridge Warrant surrendered in exchange therefor.

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Because the Domestication will occur immediately prior to the redemption of Jet.AI Common Stock described in the subsection of this proxy statement/prospectus entitled “Information about Oxbridge — Redemption Rights for Holders of Public Shares,” U.S. Holders exercising their redemption rights with respect to their Jet.AI Common Stock will be subject to the potential tax consequences of the Domestication. All U.S. Holders considering exercising their redemption rights with respect to their Jet.AI Common Stock are urged to consult with, and rely solely upon, their tax advisors with respect to the potential tax consequences to them of the Domestication and exercise of redemption rights.

THE RULES GOVERNING THE U.S. FEDERAL INCOME TAX TREATMENT OF THE DOMESTICATION ARE COMPLEX. U.S. HOLDERS OF OXBRIDGE PUBLIC SECURITIES ARE URGED TO CONSULT WITH, AND RELY SOLELY UPON, THEIR TAX ADVISORS REGARDING THE POTENTIAL TAX CONSEQUENCES TO THEM OF THE DOMESTICATION, INCLUDING IF IT WERE TO FAIL TO QUALIFY AS A REORGANIZATION.

Effects of Section 367(b)

Section 367(b) of the Code applies to certain transactions involving foreign corporations that would otherwise not require shareholders to recognize gain or loss, including the domestication of a foreign corporation in certain Reorganizations. When it applies, Section 367(b) requires certain U.S. persons to recognize income in connection with transactions that otherwise would generally be tax-free. These rules may apply with respect to U.S. Holders on the date of the Domestication, and because the Domestication will occur immediately prior to the redemption of U.S. Holders that exercise redemption rights with respect to their Jet.AI Common Stock, U.S. Holders exercising such redemption rights will be subject to the potential tax consequences of such rules as a result of the Domestication.

A. U.S. Holders that Own at Least 10 Percent (by Vote or Value) of Oxbridge

A U.S. Holder who on the date of the Domestication beneficially owns (actually or constructively, including as a result of the applicable attribution rules that would take into account such U.S. Holder’s ownership of Oxbridge Warrants) 10% or more of the total combined voting power of all classes of our shares entitled to vote or 10% or more of the total value of all classes of our shares (a “10% U.S. Shareholder”) must include in income as a dividend the “all earnings and profits amount” as defined in U.S. Treasury regulations. Complex attribution rules apply in determining whether a U.S. Holder is a 10% U.S. Shareholder and all U.S. Holders are urged to consult with, and rely solely upon, their tax advisors with respect to these attribution rules.

A 10% U.S. Shareholder’s “all earnings and profits amount” with respect to its Class A Ordinary Shares is the net positive earnings and profits of Oxbridge attributable to such public shares (as determined under U.S. Treasury regulations). U.S. Treasury regulations provide that the “all earnings and profits amount” attributable to a shareholder’s block of shares is the ratably allocated portion of the foreign corporation’s earnings and profits generated during the period the shareholder held the block of shares.

Oxbridge does not expect to have significant cumulative earnings and profits through the date of the Domestication. If Oxbridge’s cumulative net earnings and profits through the date of the Domestication is less than or equal to zero, then a U.S. Holder will not be required to include in gross income an “all earnings and profits amount” with respect to its public shares. If Oxbridge’s cumulative net earnings and profits are greater than zero through the date of the Domestication, a U.S. Holder would be required to include its “all earnings and profits amount” in income as a deemed dividend. A U.S. Holder that is a corporation may, under certain circumstances, effectively be exempt from taxation on a portion or all of the deemed dividend. U.S. Holders, including corporate shareholders and shareholders who have made a QEF Election (as defined below), should consult with, and rely solely upon, their own tax advisors as to the applicability of such rules in their particular circumstances.

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B. U.S. Holders that Own Less than 10 Percent (by Vote and Value) of Oxbridge

A U.S. Holder who, on the date of the Domestication, beneficially owns (actually or constructively, including as a result of the applicable attribution rules that would take into account such U.S. Holder’s ownership of Oxbridge Warrants) Class A Ordinary Shares with a fair market value of at least $50,000 (but less than 10% of the total combined voting power of all classes of Oxbridge shares entitled to vote and less than 10% of the total value of all classes of Oxbridge shares) will recognize gain (but not loss) with respect to the Domestication or, in the alternative, may elect to recognize the “all earnings and profits amount” attributable to such U.S. Holder, as described below.

Unless a U.S. Holder makes the “all earnings and profits amount” election described herein, such U.S. Holder generally must recognize gain (but not loss) with respect to its Jet.AI Common Stock received in the Domestication in an amount equal to the excess of the fair market value of such Jet.AI Common Stock over the U.S. Holder’s adjusted tax basis in the Class A Ordinary Shares surrendered in exchange therefor. Subject to the PFIC rules discussed below, such gain would be capital gain, and would be long-term capital gain if the U.S. Holder held the Class A Ordinary Shares for longer than one year (subject to the suspension of the applicable holding period for the reasons described in “— U.S. Federal Income Taxation of U.S. Holders — Gain or Loss on Sale or Other Taxable Exchange or Disposition of Jet.AI Common Stock and Jet.AI Warrants” below).

In lieu of recognizing any gain as described in the preceding paragraph, a U.S. Holder may elect to include in income the “all earnings and profits amount” attributable to its Class A Ordinary Shares. There are, however, strict conditions for making this election. The election must comply with applicable U.S. Treasury regulations and generally must include, among other things, (a) a statement that the Domestication is a Section 367(b) exchange (within the meaning of the applicable U.S. Treasury regulations), (b) a complete description of the Domestication, (c) a description of any stock, securities or other consideration transferred or received in the Domestication, (d) a statement describing the amounts required to be taken into account for U.S. federal income tax purposes, (e) a statement that the U.S. Holder is making the election that includes (i) a copy of the information that the U.S. Holder received from Jet.AI establishing and substantiating the U.S. Holder’s “all earnings and profits amount” with respect to the U.S. Holder’s Class A Ordinary Shares and (ii) a representation that the U.S. Holder has notified Jet.AI that the U.S. Holder is making the election and (f) certain other information required to be furnished with the U.S. Holder’s U.S. federal income tax return or otherwise furnished pursuant to the Code or the U.S. Treasury regulations.

The election must be attached by the electing U.S. Holder to such U.S. Holder’s timely filed U.S. federal income tax return for the year of the Domestication, and the U.S. Holder must send notice that it is making the election to Jet.AI no later than the date such tax return is filed. Upon written request, Oxbridge will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF Election. There is no assurance, however, that Oxbridge will timely provide such required information.

EACH U.S. HOLDER IS URGED TO CONSULT WITH, AND RELY SOLELY UPON, ITS TAX ADVISOR REGARDING THE CONSEQUENCES TO IT OF MAKING THE ELECTION DESCRIBED HEREIN AND THE APPROPRIATE FILING REQUIREMENTS WITH RESPECT TO SUCH ELECTION.

C. U.S. Holders that Own Class A Ordinary Shares with a Fair Market Value of Less than $50,000

A U.S. Holder who, on the date of the Domestication, beneficially owns (actually or constructively, including as a result of the applicable attribution rules that would take into account such U.S. Holder’s ownership of Oxbridge Warrants) Class A Ordinary Shares with a fair market value of less than $50,000 (as well as less than 10% of the total combined voting power of all classes of Oxbridge shares entitled to vote and less than 10% of the total value of all classes of Oxbridge shares) generally will not be required to recognize any gain or loss under Section 367(b) of the Code in connection with the Domestication or to include any part of the “all earnings and profits amount” in income.

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ALL U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE EFFECT OF SECTION 367(b) OF THE CODE TO THEIR PARTICULAR CIRCUMSTANCES.

Passive Foreign Investment Company Rules

In addition to the discussion under “— U.S. Federal Income Taxation of U.S. Holders — Effects of Section 367(b),” the Domestication could be a taxable event for U.S. Holders under the PFIC provisions of the Code.

A. PFIC Status of Oxbridge

In general, a foreign (i.e., non-U.S.) corporation will be treated as a PFIC with respect to a U.S. Holder in any taxable year in which, after applying certain look-through rules, either: (i) at least 75% of its gross income for such taxable year consists of passive income (e.g., dividends, interest, rents (other than rents derived from the active conduct of a trade or business), and gains from the disposition of passive assets); or (ii) the average percentage (ordinarily averaged quarterly over the year) by value of its assets during such taxable year that produce or are held for the production of passive income is at least 50%.

Because Oxbridge is a blank-check company with no current active business, based upon the composition of its income and assets, and upon review of its financial statements, Oxbridge believes that it may be considered a PFIC for the 2022 taxable year and may be considered a PFIC for its current taxable year (which is expected to end on the date of the Domestication).

B. Effects of PFIC Rules on the Domestication

Section 1291(f) of the Code requires that, to the extent provided in U.S. Treasury regulations, a U.S. Holder that disposes of stock of a PFIC recognizes gain notwithstanding any other provision of the Code. No final U.S. Treasury regulations are currently in effect under Section 1291(f) of the Code. However, proposed U.S. Treasury regulations under Section 1291(f) of the Code have been promulgated with a retroactive effective date once they become final. If finalized (including retroactively after the date of the Domestication) in their currently proposed form, such U.S. Treasury regulations may require taxable gain recognition by a U.S. Holder with respect to its exchange of Class A Ordinary Shares and Oxbridge Warrants, as applicable, for Jet.AI Common Stock and Jet.AI Warrants in the Domestication if Oxbridge were classified as a PFIC at any time during such U.S. Holder’s holding period for such Class A Ordinary Shares or Oxbridge Warrants, as applicable. The tax on any such recognized gain would be imposed based on a complex set of computational rules. However, as discussed in more detail below, a U.S. Holder may be able to avoid the PFIC gain and other tax consequences described below with respect to its Class A Ordinary Shares (but not its Oxbridge Warrants) if such U.S. Holder either (i) is eligible to and makes a timely and valid QEF Election (as defined and described below) in the first taxable year in which such U.S. Holder held (or was deemed to hold) Class A Ordinary Shares and in which Oxbridge was classified as a PFIC or (ii) makes a Mark-to-Market Election with respect to its Class A Ordinary Shares. Generally, neither election is available with respect to the Oxbridge Warrants.

Under these rules:

●	the U.S. Holder’s gain would be allocated ratably over the U.S. Holder’s aggregate holding period for such U.S. Holder’s Class A Ordinary Shares or Oxbridge Warrants;

●	the amount of gain allocated to the U.S. Holder’s taxable year in which the U.S. Holder realized the gain, or to the portion of the U.S. Holder’s holding period prior to the first day of Oxbridge’s taxable year in which Oxbridge was a PFIC, would be taxed as ordinary income; and

●	the amount of gain allocated to each of the other taxable years (or portions thereof) of the U.S. Holder would be subject to tax at the highest rate of tax in effect for the U.S. Holder for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year (or portion thereof).

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The proposed U.S. Treasury regulations provide coordinating rules with Section 367(b) of the Code, whereby, if the gain recognition rule of the proposed U.S. Treasury regulations under Section 1291(f) of the Code applies to a disposition of PFIC stock that results from a transfer with respect to which Section 367(b) of the Code requires the shareholder to recognize gain or include an amount in income as discussed under “— Effects of Section 367(b),” the gain realized on the transfer is taxable under the PFIC rules discussed above, and the excess, if any, of the amount to be included in income under Section 367(b) of the Code over the gain realized under Section 1291 of the Code is taxable as provided under Section 367(b) of the Code.

It is not possible to predict whether, in what form and with what effective date the proposed U.S. Treasury regulations under Section 1291(f) of the Code will become final. Therefore, U.S. Holders of Class A Ordinary Shares that have not made a timely QEF Election or a Mark-to-Market Election and U.S. Holders of Oxbridge Warrants may, pursuant to the proposed U.S. Treasury regulations, be subject to taxation on the Domestication to the extent their Class A Ordinary Shares or Oxbridge Warrants have a fair market value in excess of their tax basis.

C. QEF Election with Respect to Class A Ordinary Shares

The impact of the PFIC rules on a U.S. Holder with respect to its Class A Ordinary Shares (but not its Oxbridge Warrants, for which a QEF Election is not available) will depend on whether such U.S. Holder is eligible to and makes a timely and valid election to treat Oxbridge as a “qualified electing fund” under Section 1295 of the Code (which we refer to as a “QEF Election”) for the first taxable year in which such U.S. Holder held (or was deemed to hold) Class A Ordinary Shares and Oxbridge is classified as a PFIC. Generally, a QEF Election should be made on or before the due date for filing such U.S. Holder’s U.S. federal income tax return for such taxable year. A QEF Election is made by an individual U.S. Holder (and, once made, can be revoked only with the consent of the IRS) and generally requires such U.S. Holder to include annually in gross income its pro rata share of the ordinary earnings (as ordinary income) and net capital gains (as long-term capital gain), if any, of Oxbridge, regardless of whether Oxbridge makes distributions to such U.S. Holder. However, in order to comply with the QEF Election requirements, a U.S. Holder must receive a PFIC annual information statement from Oxbridge. Upon written request, Oxbridge will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF Election. There is no assurance, however, that Oxbridge will timely provide such required information.

D. Mark-to-Market Election with Respect to Class A Ordinary Shares

The impact of the PFIC rules on a U.S. Holder with respect to its Class A Ordinary Shares (but not its Oxbridge Warrants, for which a Mark-to-Market Election, is not available) may also depend on whether such U.S. Holder is eligible to and makes a timely and valid “Mark-to-Market Election” under Section 1296 of the Code with respect to its Class A Ordinary Shares. No assurance can be given that the Class A Ordinary Shares are considered to be “marketable stock” (which generally would include stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including Nasdaq (on which the Class A Ordinary Shares have been listed)) for purposes of the Mark-to-Market Election. If such an election is available and has been made by a U.S. Holder, such U.S. Holder generally will not be subject to the PFIC rules described above. However, if the Mark-to-Market Election is made by a U.S. Holder after the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) Class A Ordinary Shares and in which Oxbridge was classified as a PFIC, then the PFIC rules will continue to apply to certain dispositions of, distributions on and other amounts taxable with respect to Class A Ordinary Shares.

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THE PFIC RULES (INCLUDING THE RULES WITH RESPECT TO THE QEF ELECTION AND THE MARK-TO-MARKET ELECTION) ARE VERY COMPLEX AND AFFECTED BY VARIOUS FACTORS IN ADDITION TO THOSE DESCRIBED ABOVE. THEIR APPLICATION IS UNCERTAIN. U.S. HOLDERS ARE STRONGLY URGED TO CONSULT WITH, AND RELY SOLELY UPON, THEIR TAX ADVISORS TO DETERMINE THE APPLICATION OF THE PFIC RULES TO THEM IN THEIR PARTICULAR CIRCUMSTANCES AND ANY RESULTING TAX CONSEQUENCES.

THE RULES GOVERNING THE U.S. FEDERAL INCOME TAX TREATMENT OF THE DOMESTICATION ARE COMPLEX. U.S. HOLDERS OF OXBRIDGE PUBLIC SECURITIES ARE URGED TO CONSULT WITH, AND RELY SOLELY UPON, THEIR TAX ADVISORS REGARDING THE POTENTIAL TAX CONSEQUENCES TO THEM OF THE DOMESTICATION.

Redemption of Jet.AI Common Stock

In the event that a U.S. Holder’s Jet.AI Common Stock is redeemed pursuant to the redemption provisions described in the subsection of this proxy statement/prospectus entitled “Information about Oxbridge — Redemption Rights for Holders of Public Shares,” the treatment of the redemption for U.S. federal income tax purposes will depend on whether it qualifies as a sale of the Jet.AI Common Stock under Section 302 of the Code. If the redemption qualifies as a sale of Jet.AI Common Stock, the U.S. Holder will be treated as described under “— U.S. Federal Income Taxation of U.S. Holders — Gain or Loss on Sale or Other Taxable Exchange or Disposition of Jet.AI Common Stock and Jet.AI Warrants” below. If the redemption does not qualify as a sale of Jet.AI Common Stock, the U.S. Holder will be treated as receiving a distribution from Jet.AI with the tax consequences described below under “— U.S. Federal Income Taxation of U.S. Holders — Distributions Treated as Dividends.”

Whether a redemption qualifies for sale treatment will depend largely on the total number of shares of Jet.AI stock treated as held by the U.S. Holder (including any stock constructively owned by the U.S. Holder as a result of owning Jet.AI Warrants or otherwise) relative to all of the shares of Jet.AI stock outstanding both before and after the redemption. The redemption of Jet.AI Common Stock generally will be treated as a sale of Jet.AI Common Stock (rather than as a distribution from Jet.AI) if the redemption satisfies one of the following tests (the “redemption sale tests”): (i) it is “substantially disproportionate” with respect to the U.S. Holder, (ii) it results in a “complete termination” of the U.S. Holder’s interest in Jet.AI or (iii) it is “not essentially equivalent to a dividend” with respect to the U.S. Holder. In determining whether any of the redemption sale tests is satisfied, a U.S. Holder must take into account not only stock actually owned by the U.S. Holder, but also shares of our stock that are “constructively” owned by it. A U.S. Holder may constructively own (i) stock owned by certain related individuals or entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder and (ii) any stock the U.S. Holder has a right to acquire by exercise of an option, which would generally include the Jet.AI Common Stock which could be acquired pursuant to the exercise of the Jet.AI Warrants.

In order to meet the “substantially disproportionate” test, the percentage of Jet.AI’s outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the redemption of our Jet.AI Common Stock must, among other requirements, be less than 80% of the percentage of Jet.AI’s outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption. Prior to the Business Combination, the Jet.AI Common Stock may not be treated as voting stock for this purpose and, consequently, this substantially disproportionate test may not be applicable. There will be a “complete termination” of a U.S. Holder’s interest if either (i) all of the shares of our stock both actually and constructively owned by the U.S. Holder are redeemed or (ii) all of the shares of our stock actually owned by the U.S. Holder are redeemed, the U.S. Holder is eligible to waive and effectively waives in accordance with specific rules the constructive attribution of stock owned by certain family members, and the U.S. Holder does not constructively own any other shares of our stock (including as a result of owning Jet.AI Warrants). The redemption of Jet.AI Common Stock will not be “essentially equivalent to a dividend” if a U.S. Holder’s redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in Jet.AI. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in Jet.AI will depend on the particular facts and circumstances, but the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”

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If none of the redemption sale tests is satisfied, the redemption will be treated as a distribution from Jet.AI and the tax considerations will be as described under “— U.S. Federal Income Taxation of U.S. Holders — Distributions Treated as Dividends” below. After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed Jet.AI Common Stock will be added to the U.S. Holder’s adjusted tax basis in its remaining stock or, if it has none, to the U.S. Holder’s adjusted tax basis in its Jet.AI Warrants or possibly in other shares of our stock constructively owned by it.

U.S. Holders who actually or constructively own five percent (or if our Jet.AI Common Stock is not then publicly traded, one percent) or more of our stock (by vote or value) may be subject to special reporting requirements with respect to a redemption of our Jet.AI Common Stock. A U.S. Holder should consult with, and rely solely upon, its own tax advisor with respect to its reporting requirements.

The rules governing the U.S. federal income tax treatment of redemptions are complex and the determination of whether a redemption will be treated as a sale of Jet.AI Common Stock or as a distribution with respect to such stock is made on a holder-by-holder basis. Additionally, because the Domestication will occur immediately prior to the redemption of U.S. Holders that exercise redemption rights with respect to their Jet.AI Common Stock, U.S. Holders exercising such redemption rights will be subject to the potential tax consequences of the Domestication. All U.S. Holders considering exercising redemption rights with respect to their Jet.AI Common Stock are urged to consult with, and rely solely upon, their tax advisors with respect to the potential tax consequences to them of the Domestication and exercise of redemption rights.

The Business Combination

The discussion under this heading “— U.S. Federal Income Taxation of U.S. Holders — The Business Combination” constitutes the opinion of Dykema Gossett PLLC, U.S. tax counsel to Jet.AI, insofar as it discusses the material U.S. federal income tax considerations applicable to U.S. Holders of Jet.AI Common Stock and Jet.AI Warrants as a result of the Business Combination, based on, and subject to, customary assumptions, qualifications and limitations, and the assumptions, qualifications and limitations herein and in the opinion included as Exhibit 8.1 hereto, as well as representations of Jet.AI.

U.S. Holders of Jet.AI Common Stock and Jet.AI Warrants will retain their shares of Jet.AI Common Stock and Jet.AI Warrants in the Business Combination, will not receive any consideration in connection with the Business Combination and will not receive any additional shares of Jet.AI Common Stock or additional Jet.AI Warrants in the Business Combination. As a result, there will be no material U.S. federal income tax consequences to U.S. Holders of Jet.AI Common Stock and Jet.AI Warrants as a result of the Business Combination, regardless of whether the Business Combination qualifies as a Reorganization. Furthermore, although the Business Combination is intended to qualify as a Reorganization, and Jet Token and Jet.AI intend to report the Business Combination consistent with such qualification, such treatment is not a condition to Jet Token’s or Jet.AI’s obligation to complete the Business Combination.

U.S. HOLDERS OF JET.AI COMMON STOCK AND JET.AI WARRANTS SHOULD CONSULT WITH, AND RELY SOLELY UPON, THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES OF THE BUSINESS COMBINATION UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION.

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Tax Characterization of Distributions with Respect to Jet.AI Common Stock

If Jet.AI pays distributions of cash or other property to U.S. Holders of shares of Jet.AI Common Stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from Jet.AI’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of the U.S. Holder’s adjusted tax basis in its Jet.AI Common Stock, that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its Jet.AI Common Stock. Any remaining portion of the distribution will be treated as gain from the sale or exchange of Jet.AI Common Stock and will be treated as described under “— U.S. Federal Income Taxation of U.S. Holders — Gain or Loss on Sale or Other Taxable Exchange or Disposition of Jet.AI Common Stock and Jet.AI Warrants” below.

Possible Constructive Distributions with Respect to Jet.AI Warrants

The terms of the Jet.AI Warrants provide for an adjustment to the number of shares of Jet.AI Common Stock for which Jet.AI Warrants may be exercised or to the exercise price of the Jet.AI Warrants in certain events. An adjustment which has the effect of preventing dilution generally is not taxable. U.S. Holders of the Jet.AI Warrants would, however, be treated as receiving a constructive distribution from Jet.AI if, for example, the adjustment increases the warrant holders’ proportionate interest in Jet.AI’s assets or earnings and profits (e.g., through an increase in the number of shares of Jet.AI Common Stock that would be obtained upon exercise or through a decrease in the exercise price of the Jet.AI Warrant) as a result of a distribution of cash or other property to the holders of shares of Jet.AI Common Stock. Any such constructive distribution would be treated in the same manner as if U.S. Holders of Jet.AI Warrants received a cash distribution from Jet.AI generally equal to the fair market value of the increased interest and would be taxed in a manner similar to distributions to U.S. Holders of Jet.AI Common Stock described herein. See “— U.S. Federal Income Taxation of U.S. Holders — Tax Characterization of Distributions with Respect to Jet.AI Common Stock” above. For certain information reporting purposes, Jet.AI is required to determine the date and amount of any such constructive distributions. Proposed U.S. Treasury regulations, which Jet.AI may rely on prior to the issuance of final regulations, specify how the date and amount of any such constructive distributions are determined.

Distributions Treated as Dividends

Any portion of a distribution that is treated as a dividend paid by Jet.AI to a U.S. Holder that is treated as a corporation for U.S. federal income tax purposes generally will qualify for the 50% dividends received deduction if the requisite holding period is satisfied. The portion of any dividend that is nontaxable to a corporate U.S. Holder under the dividends received deduction will result in a reduction of the U.S. Holder’s basis in its shares if the dividend is classified as an “extraordinary dividend” which reduction would increase the amount of gain or decrease the amount of loss recognized by the U.S. Holder in connection with a disposition of its shares. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, any portion of a distribution that is treated as a dividend paid by Jet.AI to a non-corporate U.S. Holder generally will constitute a “qualified dividend” that will be subject to U.S. federal income tax at the lower applicable long-term capital gains rate. It is unclear whether the redemption rights with respect to the Jet.AI Common Stock described in this proxy statement/prospectus may be deemed to be a limitation of a stockholder’s risk of loss and prevent a U.S. Holder from satisfying the applicable holding period requirements, and if the Domestication did not qualify as a Reorganization, the holding period of each U.S. Holder’s shares would begin the day after the Domestication. If the applicable holding period requirements are not satisfied, a corporate U.S. Holder may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and a non-corporate U.S. Holder may be subject to tax on the dividend at regular ordinary income tax rates instead of the preferential income tax rate that applies to qualified dividend income. U.S. Holders should consult with, and rely solely upon, their tax advisors regarding the availability of the dividends received deduction or the lower preferential income tax rate for qualified dividend income, as the case may be.

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Gain or Loss on Sale or Other Taxable Exchange or Disposition of Jet.AI Common Stock and Jet.AI Warrants

Upon a sale or other taxable disposition of Jet.AI Common Stock or Jet.AI Warrants (which in general would include a redemption of Jet.AI Common Stock or Jet.AI Warrants that is treated as a sale of such securities as described below), a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis with respect to its Jet.AI Common Stock or Jet.AI Warrants. Generally, the amount of capital gain or loss recognized by a U.S. Holder will be an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the Jet.AI Common Stock or Jet.AI Warrants are held as part of Jet.AI Units at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the Jet.AI Common Stock or Jet.AI Warrants included in the Jet.AI Units) and (ii) the U.S. Holder’s adjusted tax basis in the relevant Jet.AI Common Stock or Jet.AI Warrants. A U.S. Holder’s adjusted tax basis in its Jet.AI Common Stock or Jet.AI Warrants generally will equal the U.S. Holder’s acquisition cost of the Class A Ordinary Shares or Oxbridge Warrants exchanged therefore (see the tax basis discussion above under the caption “— U.S. Federal Income Taxation of U.S. Holders — The Domestication”) or, as discussed below, the U.S. Holder’s initial basis for the Jet.AI Common Stock received upon exercise of Jet.AI Warrants, less, in the case of Jet.AI Common Stock, any prior distributions paid to such U.S. Holder that were treated as a return of capital for U.S. federal income tax purposes (as discussed above).

Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the Jet.AI Common Stock or Jet.AI Warrants, as applicable, so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the Jet.AI Common Stock described in this proxy statement/prospectus may be deemed to be a limitation of a stockholder’s risk of loss and suspend the running of the applicable holding period of such stock for this purpose. If the running of the holding period for the Jet.AI Common Stock is suspended, non-corporate U.S. Holders may not be able to satisfy the one-year holding period requirement for long-term capital gain treatment with respect to Jet.AI Common Stock. If the one-year holding period requirement is not satisfied, any gain on a sale or other taxable disposition of the Jet.AI Common Stock or Jet.AI Warrants, as applicable, would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Cash Exercise of a Jet.AI Warrant

Except as discussed below with respect to the cashless exercise of a Jet.AI Warrant, a U.S. Holder generally will not recognize gain or loss on the acquisition of Jet.AI Common Stock upon the exercise of a Jet.AI Warrant for cash. The U.S. Holder’s tax basis in its Jet.AI Common Stock received upon exercise of a Jet.AI Warrant generally will be an amount equal to the sum of the U.S. Holder’s initial investment in the Oxbridge Warrant (see the tax basis discussion above under the caption “— U.S. Federal Income Taxation of U.S. Holders — The Domestication”) and the exercise price of such Jet.AI Warrant. It is unclear whether a U.S. Holder’s holding period for the Jet.AI Common Stock received upon exercise of the Jet.AI Warrant will commence on the date of exercise of the Jet.AI Warrant or the immediately following date. In either case, the holding period will not include the period during which the U.S. Holder held the Jet.AI Warrant.

Cashless Exercise of a Jet.AI Warrant

The tax characterization of a cashless exercise of a Jet.AI Warrant are not clear under current tax law. Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax characterizations and resultant tax consequences would be adopted by the IRS or upheld by a court of law. Accordingly, U.S. Holders should consult with, and rely solely upon, their tax advisors regarding the tax consequences of a cashless exercise.

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A cashless exercise could potentially be characterized as any of the following for U.S. federal income tax purposes: (i) not a realization event and thus tax-deferred, (ii) a realization event that qualifies as a tax-deferred “recapitalization,” or (iii) a taxable realization event. While not free from doubt, Jet.AI intends to treat any cashless exercise of a Jet.AI Warrant occurring after its giving notice of an intention to redeem the Jet.AI Warrant for cash as permitted under the terms of the Warrant Agreement as if Jet.AI redeemed such Jet.AI Warrant for shares in a cashless redemption qualifying as a recapitalization for U.S. federal income tax purposes. However, there is some uncertainty regarding Jet.AI’s intended tax treatment, and it is possible that a cashless exercise could be characterized differently. Accordingly, the tax consequences of all three characterizations are generally described below. U.S. Holders should consult with and rely solely upon their tax advisors regarding the tax consequences of a cashless exercise.

If a cashless exercise were characterized as either not a realization event or as a realization event that qualifies as a recapitalization, a U.S. Holder should not recognize any gain or loss on the exchange of Jet.AI Warrants for shares of Jet.AI Common Stock. A U.S. Holder’s basis in the shares of Jet.AI Common Stock received would generally equal the U.S. Holder’s aggregate basis in the exchanged Jet.AI Warrants. If the cashless exercise were not a realization event, it is unclear whether a U.S. Holder’s holding period in the Jet.AI Common Stock would be treated as commencing on the date of exchange of the Jet.AI Warrants or on the immediately following date, but the holding period would not include the period during which the U.S. Holder held the Jet.AI Warrants. On the other hand, if the cashless exercise were characterized as a realization event that qualifies as a recapitalization, the holding period of the Jet.AI Common Stock would include the holding period of the warrants exercised therefor.

If the cashless exercise were treated as a realization event that does not qualify as a recapitalization, however, the cashless exercise could be treated in whole or in part as a taxable exchange in which gain or loss would be recognized by the U.S. Holder. For example, a portion of the Jet.AI Warrants to be exercised on a cashless basis could be deemed to have been surrendered in payment of the exercise price of the remaining portion of such warrants, which would be deemed to be exercised. In such a case, a U.S. Holder would effectively be deemed to have sold a number of Jet.AI Warrants having an aggregate value equal to the exercise price of the remaining Jet.AI Warrants deemed exercised. The U.S. Holder would recognize capital gain or loss in an amount generally equal to the difference between the value of the portion of the warrants deemed sold and its adjusted tax basis in such warrants (generally in the manner described above under “— U.S. Federal Income Taxation of U.S. Holders — Gain or Loss on Sale or Other Taxable Exchange or Disposition of Jet.AI Common Stock and Jet.AI Warrants”), and the U.S. Holder’s tax basis in the Jet.AI Common Stock received would generally equal the sum of the U.S. Holder’s tax basis in the remaining Jet.AI Warrants deemed exercised and the exercise price of such warrants. It is unclear whether a U.S. Holder’s holding period for the Jet.AI Common Stock would commence on the date of exercise of the Jet.AI Warrants or on the date following the date of exercise of the Jet.AI Warrants, but the holding period would not include the period during which the U.S. Holder held the Jet.AI Warrants.

Redemption or Repurchase of Warrants for Cash

If Jet.AI redeems the Jet.AI Warrants for cash as permitted under the terms of the Warrant Agreement or if Jet.AI repurchases Jet.AI Warrants in an open market transaction, such redemption or repurchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described under “— U.S. Federal Income Taxation of U.S. Holders — Gain or Loss on Sale or Other Taxable Exchange or Disposition of Jet.AI Common Stock and Jet.AI Warrants” above.

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Expiration of a Jet.AI Warrant

If a Jet.AI Warrant is allowed to expire unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the Jet.AI Warrant (see the tax basis discussion above under the caption “— U.S. Federal Income Taxation of U.S. Holders — The Domestication”). The deductibility of capital losses is subject to certain limitations.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to dividends paid to a U.S. Holder and to the proceeds from the sale or other disposition of Jet.AI Units, Jet.AI Common Stock and Jet.AI Warrants, unless the U.S. Holder is an exempt recipient and certifies to such exempt status. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number or a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund generally may be obtained, provided that the required information is timely furnished to the IRS.

U.S. Federal Income Taxation of Non-U.S. Holders

This section applies to you if you are a “Non-U.S. Holder.”

The Domestication

Oxbridge does not expect the Domestication to result in any material U.S. federal income tax consequences to Non-U.S. Holders of Class A Ordinary Shares and Oxbridge Warrants.

NON-U.S. HOLDERS SHOULD CONSULT WITH, AND RELY SOLELY UPON, THEIR TAX ADVISORS TO DETERMINE THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF THE DOMESTICATION.

Redemption of Jet.AI Common Stock

The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. Holder’s Jet.AI Common Stock pursuant to the redemption provisions described in the subsection of this proxy statement/prospectus entitled “Information about Oxbridge — Redemption Rights for Holders of Public Shares,” generally will correspond to the U.S. federal income tax characterization of such a redemption of a U.S. Holder’s Jet.AI Common Stock, as described under “— U.S. Federal Income Taxation of U.S. Holders — Redemption of Jet.AI Common Stock” above, and the consequences of the redemption to the Non-U.S. Holder will correspond to that described below in “— U.S. Federal Income Taxation of U.S. Holders — Distributions Treated as Dividends” and “— U.S. Federal Income Taxation of U.S. Holders — Gain or Loss on Sale or Other Taxable Exchange or Disposition of Jet.AI Common Stock and Jet.AI Warrants,” as applicable. It is possible that because the applicable withholding agent may not be able to determine the proper characterization of a redemption of a Non-U.S. Holder’s Jet.AI Common Stock, the withholding agent might treat the redemption as a distribution subject to withholding tax.

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The Business Combination

The discussion under this heading “— U.S. Federal Income Taxation of Non-U.S. Holders — The Business Combination” constitutes the opinion of Dykema Gossett PLLC, U.S. tax counsel to Jet.AI, insofar as it discusses the material U.S. federal income tax considerations applicable to Non-U.S. Holders of Jet.AI Common Stock and Jet.AI Warrants as a result of the Business Combination, based on, and subject to, customary assumptions, qualifications and limitations, and the assumptions, qualifications and limitations herein and in the opinion included as Exhibit 8.1 hereto, as well as representations of Jet.AI.

The material U.S. federal income tax consequences to Non-U.S. Holders of Jet.AI Common Stock and Jet.AI Warrants as a result of the Business Combination, regardless of whether the Business Combination qualifies as a Reorganization, will be the same as those described in “— U.S. Federal Income Taxation of U.S. Holders — The Business Combination” above.

NON-U.S. HOLDERS OF JET.AI COMMON STOCK AND JET.AI WARRANTS SHOULD CONSULT WITH, AND RELY SOLELY UPON, THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES OF THE BUSINESS COMBINATION UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION.

Tax Characterization of Distributions with Respect to Jet.AI Common Stock

The determination of the extent to which a distribution will be treated as a dividend, return of capital or gain from the sale of stock is generally the same for Non-U.S. Holders as that described in “— U.S. Federal Income Taxation of U.S. Holders — Tax Characterization of Distributions with Respect to Jet.AI Common Stock.” To the extent a distribution constitutes gain from the sale of Jet.AI Common Stock, see “— U.S. Federal Income Taxation of Non-U.S. Holders — Gain or Loss on Sale or Other Taxable Exchange or Disposition of Jet.AI Common Stock and Warrants” below, and to the extent such distribution constitutes a dividend, see “— U.S. Federal Income Taxation of Non-U.S. Holders — Distributions Treated as Dividends.”

Possible Constructive Distributions with Respect to Jet.AI Warrants

The determination for Non-U.S. Holders of whether a constructive distribution from us has occurred as a result of an adjustment to the number of shares of Jet.AI Common Stock for which Jet.AI Warrants may be exercised or to the exercise price of the Jet.AI Warrants in certain events is generally the same as the determination for U.S. Holders as described in “— U.S. Federal Income Taxation of U.S. Holders — Possible Constructive Distributions with Respect to Jet.AI Warrants.” To the extent such adjustment is treated as a constructive distribution, see “— U.S. Federal Income Taxation of Non-U.S. Holders — Tax Characterization of Distributions with Respect to Jet.AI Common Stock” for the consequences of such characterization.

Distributions Treated as Dividends

Subject to the withholding requirements under FATCA (as defined below) and other than with respect to effectively connected dividends, each of which is discussed below, any distribution treated as a dividend paid to a Non-U.S. Holder on its Jet.AI Common Stock generally will be subject to U.S. withholding tax at the rate of 30% of the gross amount of the distribution (unless an applicable income tax treaty provides for a lower rate). To receive the benefit of a reduced treaty rate, a Non-U.S. Holder must provide the applicable withholding agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) certifying qualification for the reduced rate. In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to a Non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from warrants or other property subsequently paid or credited to such Holder.

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Any portion of a distribution that is treated as a dividend paid to a Non-U.S. Holder that is effectively connected with a trade or business conducted by the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is treated as attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States) generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons. Such effectively connected dividends will not be subject to U.S. withholding tax if the Non-U.S. Holder satisfies certain certification requirements by providing the applicable withholding agent with a properly executed IRS Form W-8ECI certifying eligibility for exemption. If the Non-U.S. Holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include effectively connected dividends.

Gain or Loss on Sale or Other Taxable Exchange or Disposition of Jet.AI Common Stock and Jet.AI Warrants

Subject to the discussion below under “— U.S. Federal Income Taxation of Non-U.S. Holders — Information Reporting and Backup Withholding,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale or other disposition of Jet.AI Common Stock or Jet.AI Warrants (including an expiration or redemption of Jet.AI Warrants) unless:

●	the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met;

●	such gain is effectively connected with a trade or business conducted by the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is treated as attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States); or

●	Jet.AI Common Stock and Jet.AI Warrants constitute United States real property interests by reason of Jet.AI’s status as a “United States real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes and, as a result, such gain is treated as effectively connected with a trade or business conducted by the Non-U.S. Holder in the United States.

A Non-U.S. Holder described in the first bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty) on the amount of such gain, which generally may be offset by U.S. source capital losses.

A Non-U.S. Holder whose gain is described in the second bullet point above or, subject to the exceptions described in the next paragraph, the third bullet point above, generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons unless an applicable income tax treaty provides otherwise. If the Non-U.S. Holder is a corporation for U.S. federal income tax purposes whose gain is described in the second bullet point above, such gain would also be included in its effectively connected earnings and profits (as adjusted for certain items), which may be subject to a branch profits tax (at a 30% rate or such lower rate as provided under an applicable income tax treaty).

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Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. Jet.AI does not believe that it will be a USRPHC for U.S. federal income tax purposes, and Jet.AI does not expect to become a USRPHC for the foreseeable future. However, in the event that Jet.AI were to become a USRPHC, as long as the Jet.AI Common Stock continues to be “regularly traded on an established securities market” (within the meaning of the U.S. Treasury regulations, referred to herein as “regularly traded”), a Non-U.S. Holder that actually or constructively owns, or owned at all times during the shorter of the five-year period ending on the date of the disposition or the Non-U.S. Holder’s holding period for the applicable security, (i) 5% or less of the Jet.AI Common Stock and (ii) 5% or less of the Jet.AI Warrants, provided the warrants are considered to be regularly traded, as applicable, will not be treated as disposing of a United States real property interest and will not be taxable on gain realized on the disposition thereof as a result of Jet.AI’s status as a USRPHC. It is unclear how a Non-U.S. Holder’s ownership of Jet.AI Warrants will affect the determination of whether such Non-U.S. Holder owns more than 5% of the Jet.AI Common Stock. In addition, special rules may apply in the case of a disposition of Jet.AI Warrants if the Jet.AI Common Stock is considered to be regularly traded, but such other securities are not considered to be regularly traded. Jet.AI can provide no assurance as to its future status as a USRPHC or as to whether the Jet.AI Common Stock or Jet.AI Warrants will be treated as regularly traded. If Jet.AI were to become a USRPHC and its Jet.AI Common Stock were not considered to be regularly traded on an established securities market, a Non-U.S. Holder (regardless of the percentage of Jet.AI Securities owned) would be treated as disposing of a United States real property interest and would be subject to U.S. federal income tax on a taxable disposition of Jet.AI Common Stock, Jet.AI Units and Jet.AI Warrants (as described in the preceding paragraph), and a 15% withholding tax would apply to the gross proceeds from any such disposition.

Non-U.S. Holders are encouraged to consult with, and rely solely upon, their tax advisors regarding the tax consequences related to ownership in a USRPHC.

Exercise or Redemption of a Jet.AI Warrant

The U.S. federal income tax characterization of a Non-U.S. Holder’s exercise of a Jet.AI Warrant generally will correspond to the U.S. federal income tax characterization of the exercise of a Jet.AI Warrant by a U.S. Holder, as described under “— U.S. Federal Income Taxation of U.S. Holders — Cash Exercise of a Jet.AI Warrant” or “— U.S. Federal Income Taxation of U.S. Holders — Cashless Exercise of a Jet.AI Warrant” above, as the case may be. To the extent a cashless exercise is characterized as a taxable exchange, the consequences would be similar to those described above in “— U.S. Federal Income Taxation of Non-U.S. Holders — Gain or Loss on Sale or Other Taxable Exchange or Disposition of Jet.AI Common Stock and Jet.AI Warrants.” The U.S. federal income tax treatment for a Non-U.S. Holder of a redemption of Jet.AI Warrants for cash as permitted under the terms of the Warrant Agreement (or if Jet.AI purchases Jet.AI Warrants in an open market transaction) generally will correspond to that described above in “— U.S. Federal Income Taxation of Non-U.S. Holders — Gain or Loss on Sale or Other Taxable Exchange or Disposition of Jet.AI Common Stock and Jet.AI Warrants.”

Expiration of a Jet.AI Warrant

The U.S. federal income tax treatment of the expiration of a Jet.AI Warrant held by a Non-U.S. Holder generally will correspond to the U.S. federal income tax treatment of the expiration of a Jet.AI Warrant held by a U.S. Holder, as described under “— U.S. Federal Income Taxation of U.S. Holders — Expiration of a Jet.AI Warrant” above.

Information Reporting and Backup Withholding

Any dividends paid to a Non-U.S. Holder must be reported annually to the IRS and to the Non-U.S. Holder. Copies of these information returns may be made available to the tax authorities in the country in which the Non-U.S. Holder resides or is established. Payments of dividends to a Non-U.S. Holder generally will not be subject to backup withholding if the Non-U.S. Holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form).

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Payments of the proceeds from a sale or other disposition by a Non-U.S. Holder of Jet.AI Units, Jet.AI Common Stock and Jet.AI Warrants effected by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (at the applicable rate) unless the Non-U.S. Holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) and certain other conditions are met. Information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of Jet.AI Units, Jet.AI Common Stock and Jet.AI Warrants effected outside the United States by a non-U.S. office of a broker. However, unless such broker has documentary evidence in its records that the Non-U.S. Holder is not a United States person and certain other conditions are met, or the Non-U.S. Holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of Jet.AI Units, Jet.AI Common Stock or Jet.AI Warrants effected outside the United States by such a broker if it has certain relationships within the United States.

Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund generally may be obtained, provided that the required information is timely furnished to the IRS.

NON-U.S. HOLDERS SHOULD CONSULT WITH, AND RELY SOLELY UPON, THEIR TAX ADVISORS TO DETERMINE THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF THEIR OWNERSHIP OF JET.AI SECURITIES FOLLOWING THE BUSINESS COMBINATION.

Additional Withholding Requirements under FATCA

Sections 1471 through 1474 of the Code, and the U.S. Treasury regulations and administrative guidance issued thereunder (“FATCA”), impose a 30% withholding tax on any dividends (including constructive dividends) on Jet.AI Common Stock and, subject to the proposed U.S. Treasury regulations discussed below, on proceeds from sales or other dispositions of our securities, if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity (in either case, generally on an IRS Form W-8BEN-E), or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. Under certain circumstances, a Holder might be eligible for refunds or credits of such taxes. While gross proceeds from a sale or other disposition of our securities paid after January 1, 2019 would have originally been subject to withholding under FATCA, proposed U.S. Treasury regulations provide that such payments of gross proceeds do not constitute withholdable payments. Taxpayers may generally rely on these proposed U.S. Treasury regulations until they are revoked or final U.S. Treasury regulations are issued. Holders are encouraged to consult with, and rely solely upon, their own tax advisors regarding the effects of FATCA on their ownership of Jet.AI Units, Jet.AI Common Stock or Jet.AI Warrants.

THE FOREGOING DISCUSSION IS NOT A COMPREHENSIVE DISCUSSION OF ALL OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF OXBRIDGE PUBLIC SECURITIES OR JET.AI SECURITIES. SUCH HOLDERS SHOULD CONSULT WITH, AND RELY SOLELY UPON, THEIR TAX ADVISORS TO DETERMINE THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE BUSINESS COMBINATION (INCLUDING THE DOMESTICATION AND ANY EXERCISE OF THEIR REDEMPTION RIGHTS) AND, TO THE EXTENT APPLICABLE, OF OWNING JET.AI SECURITIES FOLLOWING THE COMPLETION OF THE BUSINESS COMBINATION, INCLUDING THE APPLICABILITY AND EFFECT OF ANY OTHER TAX LAWS, INCLUDING BUT NOT LIMITED TO, U.S. FEDERAL ESTATE AND GIFT TAX LAWS AND ANY STATE, LOCAL, OR NON-U.S. TAX LAWS AND TAX TREATIES (AND ANY POTENTIAL FUTURE CHANGES THERETO).

Regulatory Matters

Neither Oxbridge nor Jet Token is aware of any material regulatory approvals or actions that are required for completion of the Business Combination. It is presently contemplated that if any regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any such approvals or actions will be obtained.

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PROPOSAL NO. 1 — THE BUSINESS COMBINATION PROPOSAL

Overview

We are asking our shareholders to approve and adopt the Business Combination Agreement and the Business Combination. Our shareholders should carefully read this proxy statement/prospectus in its entirety for more detailed information concerning the Business Combination Agreement, a copy of which is attached as Annex A to this proxy statement/prospectus. Please see the section above entitled “The Business Combination” for additional information and a summary of certain terms of the Business Combination Agreement. You are urged to carefully read the Business Combination Agreement in its entirety before voting on this proposal.

Because we are holding a shareholder vote on the Business Combination Proposal, we may consummate the Business Combination only if it is approved by the affirmative vote (in person, online or by proxy) of a majority of the holders of the Class A Ordinary Shares and Class B Ordinary Shares entitled to vote and actually casting votes thereon at the extraordinary general meeting, voting as a single class.

Effect of Proposal on Current Shareholders

If the Business Combination Proposal is approved, (a) 4,500,000 shares of Jet.AI Common Stock will be issued to the Historical Rollover Shareholders in connection with the Business Combination, (b) 7,353,000 Merger Consideration Warrants will be issued to the Historical Rollover Shareholders in connection with the Business Combination, representing $60 million in fair market value as determined using the Black-Scholes method with the inputs described in the Business Combination Agreement, (c) up to 3,270,278 shares of Jet.AI Common Stock will be reserved for issuance in respect of Jet.AI Options issued in exchange for outstanding Jet Token Options, and (d) up to 148,130 shares of Jet.AI Common Stock and 242,044 Merger Consideration Warrants will be reserved for issuance in respect of Jet.AI RSU Awards issued in exchange for outstanding Jet Token RSU Awards.

The issuance of shares of Jet.AI Common Stock and Merger Consideration Warrants described above would result in significant dilution to our shareholders, and in our shareholders having a smaller percentage interest in the voting power, liquidation value and aggregate book value of Oxbridge.

Resolution

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that Oxbridge’s entry into the Business Combination Agreement, dated as of February 24, 2023, by and among Oxbridge, First Merger Sub, Second Merger Sub and Jet Token (in the form attached to this proxy statement/prospectus as Annex A), pursuant to which, among other things, (a) First Merger Sub will merge with and into Jet Token, with Jet Token surviving the merger as a wholly owned subsidiary of Jet.AI, and (b) as soon as practicable, but in any event within three days following the Effective Time, Jet Token (as the surviving entity of the First Merger) will merge with and into Second Merger Sub, with Second Merger Sub surviving the merger as a wholly owned subsidiary of Jet.AI, and all other transactions contemplated by the Business Combination Agreement, including the issuance and reservation for issuance of shares in connection therewith, be confirmed, ratified and approved in all respects.”

Vote Required for Approval

The approval of the Business Combination Proposal (and consequently, the Business Combination Agreement and the Business Combination) requires an ordinary resolution under Cayman Islands law, being the affirmative vote (in person, online or by proxy) of a majority of the Class A Ordinary Shares and Class B Ordinary Shares entitled to vote and actually casting votes thereon at the extraordinary general meeting, voting as a single class. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the extraordinary general meeting. Accordingly, failure to vote in person, online or by proxy at the extraordinary general meeting or an abstention from voting will have no effect on the outcome of the vote on the Business Combination Proposal.

The Business Combination Proposal is conditioned on the approval of each of the other Condition Precedent Proposals. Therefore, if each of the other Condition Precedent Proposals is not approved, the Business Combination Proposal will have no effect, even if approved by holders of the Ordinary Shares.

Our Sponsor, directors and officers have agreed to vote any Class A Ordinary Shares and Class B Ordinary Shares owned by them in favor of the Business Combination Proposal.

Recommendation of the Oxbridge Board

THE OXBRIDGE BOARD RECOMMENDS THAT OXBRIDGE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.

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PROPOSAL NO. 2 — THE DOMESTICATION PROPOSAL

Overview

As discussed in this proxy statement/prospectus, Oxbridge is asking its shareholders to approve the Domestication Proposal. Under the Business Combination Agreement, the approval of the Domestication Proposal is also a condition to the consummation of the Business Combination.

As a condition to closing the Business Combination, the Oxbridge Board has unanimously approved, and Oxbridge’s shareholders are being asked to consider and vote upon the Domestication Proposal to approve by special resolution a change of Oxbridge’s jurisdiction of incorporation by deregistering as a Cayman Islands exempted company and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware. To effect the Domestication, Oxbridge will file an application to deregister with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and file the Proposed Certificate of Incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which Oxbridge will be domesticated and continue as a Delaware corporation.

As a result of and upon the effective time of the Domestication, prior to the Effective Time: (a) each then issued and outstanding Class A Ordinary Share and each then issued and outstanding Class B Ordinary Share of Oxbridge will convert automatically, on a one-for-one basis, into a share of Jet.AI Common Stock; (b) each then issued and outstanding Oxbridge Warrant will convert automatically into a Jet.AI Warrant pursuant to the Warrant Agreement; (c) each then issued and outstanding Oxbridge Unit will convert automatically into a Jet.AI Unit, each consisting of one share of Jet.AI Common Stock and one Jet.AI Warrant; (d) each authorized share of Oxbridge Preferred Stock shall continue to exist as preferred stock of Jet.AI in accordance with the Domestication Certificate of Incorporation; and (e) after its Domestication, Oxbridge will immediately be renamed “Jet.AI Inc.”

The Domestication Proposal, if approved, will approve a change of Oxbridge’s jurisdiction of incorporation from the Cayman Islands to the State of Delaware. Accordingly, while Oxbridge is currently incorporated as an exempted company under the Cayman Islands Companies Act (As Revised), upon the Domestication, Jet.AI will be governed by the DGCL. We encourage shareholders to carefully consult the information set out below under the section entitled “Comparison of Corporate Governance and Shareholder Rights.” Additionally, we note that if the Domestication Proposal is approved, then Oxbridge will also ask its shareholders to approve the Organizational Documents Proposal (discussed below), which, if approved, will replace the Existing Organizational Documents with the Proposed Organizational Documents. The Proposed Organizational Documents differ in certain material respects from the Existing Organizational Documents and we encourage shareholders to carefully consult the information set out below under the sections entitled “Proposal No. 3 — The Organizational Documents Proposal” and “Proposal No. 4 — The Advisory Organizational Documents Proposals” and the Existing Organizational Documents of Oxbridge and the Proposed Organizational Documents.

Reasons for the Domestication

The Oxbridge Board believes that there are significant advantages to us that will arise as a result of a change of our domicile to Delaware. Further, the Oxbridge Board believes that any direct benefit that the DGCL provides to a corporation also indirectly benefits its shareholders, who are the owners of the corporation. The Oxbridge Board believes that there are several reasons why a reincorporation in Delaware is in the best interests of Oxbridge and its shareholders. As explained in more detail below, these reasons can be summarized as follows:

●	Prominence, Predictability and Flexibility of Delaware Law. For many years Delaware has followed a policy of encouraging incorporation in its state and, in furtherance of that policy, has been a leader in adopting, construing and implementing comprehensive, flexible corporate laws responsive to the legal and business needs of corporations organized under its laws. Many corporations have chosen Delaware initially as a state of incorporation or have subsequently changed corporate domicile to Delaware. Because of Delaware’s prominence as the state of incorporation for many major corporations, both the legislature and courts in Delaware have demonstrated the ability and a willingness to act quickly and effectively to meet changing business needs. The DGCL is frequently revised and updated to accommodate changing legal and business needs and is more comprehensive, widely used and interpreted than other state corporate laws. This favorable corporate and regulatory environment is attractive to businesses such as ours.

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●	Well-Established Principles of Corporate Governance. There is substantial judicial precedent in the Delaware courts as to the legal principles applicable to measures that may be taken by a corporation and to the conduct of a company’s board of directors, such as under the business judgment rule and other standards. Because the judicial system is based largely on legal precedents, the abundance of Delaware case law provides clarity and predictability to many areas of corporate law. We believe such clarity would be advantageous to Jet.AI, its management and the Jet.AI Board to make corporate decisions and take corporate actions with greater assurance as to the validity and consequences of those decisions and actions. Further, investors and securities professionals are generally more familiar with Delaware corporations, and the laws governing such corporations, increasing their level of comfort with Delaware corporations relative to other jurisdictions. The Delaware courts have developed considerable expertise in dealing with corporate issues, and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to corporate legal affairs. Moreover, Delaware’s vast body of law on the fiduciary duties of directors will provide appropriate protection for Jet.AI’s stockholders from possible abuses by directors and officers.

●	Increased Ability to Attract and Retain Qualified Directors. Reincorporation from the Cayman Islands to Delaware is attractive to directors, officers and shareholders alike. Jet.AI’s incorporation in Delaware may make Jet.AI more attractive to future candidates for the Jet.AI Board, because many such candidates are already familiar with Delaware corporate law from their past business experience. To date, we have not experienced difficulty in retaining directors or officers, but directors of public companies are exposed to significant potential liability. Thus, candidates’ familiarity and comfort with Delaware laws — especially those relating to director indemnification — draw such qualified candidates to Delaware corporations. The Jet.AI Board therefore believes that providing the benefits afforded directors by Delaware law will enable Jet.AI to compete more effectively with other public companies in the recruitment of talented and experienced directors and officers.

The frequency of claims and litigation pursued against directors and officers has greatly expanded the risks facing directors and officers of corporations in carrying out their respective duties. The amount of time and money required to respond to such claims and to defend such litigation can be substantial. While both Cayman Islands and Delaware law permit a corporation to include a provision in its governing documents to reduce or eliminate the monetary liability of directors for breaches of fiduciary duty in certain circumstances, the Oxbridge Board believes that, in general, Delaware law is more developed and provides more guidance than Cayman Islands law on matters regarding a company’s ability to limit director liability. As a result, the Oxbridge Board believes that the corporate environment afforded by Delaware will enable Jet.AI to compete more effectively with other public companies in attracting and retaining new directors.

Expected Accounting Treatment After Domestication

There will be no accounting effect nor change in carrying amount of the consolidated assets and liabilities of Oxbridge/Jet.AI as a result of the Domestication. The business, capitalization, assets and liabilities and financial statements of Jet.AI immediately following the Domestication will be the same as those of Oxbridge immediately prior to the Domestication.

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Resolution

The full text of the resolution to be passed is as follows:

“RESOLVED, as a special resolution, that Oxbridge be de-registered in the Cayman Islands pursuant to Article 47 of its Amended and Restated Memorandum and Articles of Association and registered by way of continuation as a corporation under the laws of the state of Delaware (the “Domestication”) pursuant to Part XII of the Cayman Islands Companies Act (As Revised) and Section 388 of the DGCL and, immediately upon being de-registered in the Cayman Islands, that Oxbridge be continued and domesticated as a corporation and, conditional upon, and with effect from, the registration of Oxbridge as a corporation in the State of Delaware, the name of Oxbridge be changed from “Oxbridge Acquisition Corp.” to “Jet.AI Inc.” and the registered office of the post-domestication company be changed to Corporation Service Company, 251 Little Falls Dr, Wilmington, DE 19808.”

Vote Required for Approval

The approval of the Domestication Proposal requires a special resolution under Cayman Islands law, being the affirmative vote (in person, online or by proxy) of at least two-thirds of the Class A Ordinary Shares and Class B Ordinary Shares entitled to vote and actually casting votes thereon at the extraordinary general meeting, voting as a single class. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the extraordinary general meeting. Accordingly, failure to vote in person, online or by proxy at the extraordinary general meeting or an abstention from voting will have no effect on the outcome of the vote on the Domestication Proposal.

The Domestication Proposal is conditioned on the approval of each of the other Condition Precedent Proposals. Therefore, if each of the other Condition Precedent Proposals is not approved, the Domestication Proposal will have no effect, even if approved by holders of the Ordinary Shares.

Recommendation of the Oxbridge Board

THE OXBRIDGE BOARD UNANIMOUSLY RECOMMENDS THAT OXBRIDGE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE DOMESTICATION PROPOSAL.

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PROPOSAL NO. 3 — THE ORGANIZATIONAL DOCUMENTS PROPOSAL

Overview

Assuming the Business Combination Proposal and the Domestication Proposal are approved, Oxbridge will replace its Existing Organizational Documents with the Proposed Certificate of Incorporation and Proposed Bylaws of Jet.AI, in each case under the DGCL.

Oxbridge’s shareholders are asked to consider and vote upon, to approve by special resolution and to adopt, the Proposed Organizational Documents in connection with the replacement of the Existing Organizational Documents, with such principal changes as are described in the Advisory Organizational Documents Proposals. All shareholders are encouraged to read the Proposed Organizational Documents in their entirety, which are attached to this proxy statement/prospectus as Annex B and Annex C, for a more complete description of their terms.

Reasons for the Organizational Documents Proposal

Each of the Proposed Certificate of Incorporation and the Proposed Bylaws was negotiated as part of the Business Combination. The Oxbridge Board’s specific reasons for each of the Advisory Organizational Documents Proposals are set forth in the section entitled “Proposal No. 4 — The Advisory Organizational Documents Proposals.”

Resolution

The full text of the resolution to be passed is as follows:

“RESOLVED, as a special resolution, that the Existing Organizational Documents currently in effect be amended and restated by the deletion in their entirety and the substitution in their place of the Proposed Certificate of Incorporation and the Proposed Bylaws, and that the name of the Company be changed to “Jet.AI,” effective upon the effectiveness of the Domestication.”

Vote Required for Approval

If the Business Combination Proposal and the Domestication Proposal are not approved, the Organizational Documents Proposal will not be presented at the extraordinary general meeting. The approval of the Organizational Documents Proposal requires a special resolution under the Cayman Islands law, being the affirmative vote (in person, online or by proxy) of at least two-thirds of the Class A Ordinary Shares and Class B Ordinary Shares entitled to vote and actually casting votes thereon at the extraordinary general meeting, voting as a single class. Abstentions and broker non-votes, while considered present for purposes of establishing quorum, will not count as a vote cast at the extraordinary general meeting. Accordingly, failure to vote in person, online or by proxy at the extraordinary general meeting or an abstention from voting will have no effect on the outcome of the vote on the Organizational Documents Proposal.

The Organizational Documents Proposal is conditioned on the approval of each of the other Condition Precedent Proposals. Therefore, if each of the other Condition Precedent Proposals is not approved, the Organizational Documents Proposal will have no effect, even if approved by holders of the Ordinary Shares.

Recommendation of the Oxbridge Board

THE OXBRIDGE BOARD UNANIMOUSLY RECOMMENDS THAT OXBRIDGE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ORGANIZATIONAL DOCUMENTS PROPOSAL.

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PROPOSAL NO. 4 — THE ADVISORY ORGANIZATIONAL DOCUMENTS PROPOSALS

If the Domestication Proposal and Organizational Documents Proposal are approved and the Business Combination is to be consummated, Oxbridge will replace the Existing Organizational Documents, under the Cayman Islands Companies Act (As Revised), with the Proposed Organizational Documents, under the DGCL.

As required by SEC guidance, to give shareholders the opportunity to present their separate views on important corporate governance provisions, Oxbridge is asking its shareholders to consider and vote upon and to approve on a non-binding advisory basis by ordinary resolution ten separate proposals in connection with the replacement of the Existing Organizational Documents with the Proposed Organizational Documents. The Advisory Organizational Documents Proposals are conditioned upon the Business Combination Proposal, the Domestication Proposal, the Organizational Documents Proposal and each of the other Condition Precedent Proposals. However, the shareholder vote regarding each of the Advisory Organizational Documents Proposals is an advisory vote, and is not binding on Oxbridge or the Oxbridge Board (separate and apart from the approval of the Organizational Documents Proposal). Accordingly, regardless of the outcome of the non-binding advisory vote on the Advisory Organizational Documents Proposals, Oxbridge intends that the Proposed Organizational Documents will take effect upon the closing of the Business Combination (assuming approval of the Organizational Documents Proposal).

The following table sets forth a summary of the principal changes proposed to be made between the Existing Organizational Documents and the Proposed Organizational Documents. This summary is qualified by reference to the complete text of the Proposed Organizational Documents, copies of which are attached to this proxy statement/prospectus as Annex B and Annex C. All shareholders are encouraged to read each of the Proposed Organizational Documents in its entirety for a more complete description of its terms. Additionally, as the Existing Organizational Documents are governed by Cayman Islands law and the Proposed Organizational Documents will be governed by the DGCL, Oxbridge encourages its shareholders to carefully consult the information set out under the section entitled “Comparison of Corporate Governance and Shareholder Rights.”

	Existing Organizational Documents	Proposed Organizational Documents
Authorized Shares (Proposal 4A)

Under the Existing Organizational Documents, Oxbridge’s share capital is US$44,400 divided into 444,000,000 Oxbridge shares, consisting of 400,000,000 Class A Ordinary Shares, 40,000,000 Class B Ordinary Shares and 4,000,000 Oxbridge Preference Shares.

See paragraph 5 of the Existing Organizational Documents.

The Proposed Organizational Documents increases the total number of authorized shares of all classes of capital stock to 59,000,000 shares, consisting of: 55,000,000 shares of Jet.AI Common Stock and 4,000,000 shares of Jet.AI Preferred Stock.

See Article IV of the Proposed Certificate of Incorporation.

Classified Board (Proposal 4B)	The Existing Organizational Documents provide that the Oxbridge board of directors shall be comprised of one class. See Article 27 of the Existing Organizational Documents.

The Proposed Certificate of Incorporation and the Proposed Bylaws provide that, subject to the rights of any holders of any series of Jet.AI Preferred Stock, the Jet.AI board of directors be divided into three classes with only one class of directors being elected in each year and each class serving a three-year term

See Article V of the Proposed Certificate of Incorporation and Section 2.2 of the Proposed Bylaws.

Quorum (Proposal 4C)

Existing Organizational Documents provide that the quorum for the transaction of the business of the directors may be fixed by the directors, and unless so fixed shall be a majority of the directors then in office.

See Article 31.1 of the Existing Organizational Documents.

The Proposed Bylaws provide that, at all meetings of the Jet.AI Board, two-thirds of the directors then in office shall constitute a quorum for the transaction of business.

See Section 2.6 of the Proposed Bylaws.

Director Removal (Proposal 4D)

The Existing Organizational Documents provide that any director may be removed from office by an ordinary resolution of the holders of the Class B Ordinary Shares.

See Articles 29.1 and 29.3 of the Existing Organizational Documents.

The Proposed Certificate of Incorporation provides that, subject to the special rights of any Jet.AI Preferred Stock, directors on the Jet.AI Board may only be removed for cause and by the affirmative vote of the holders of at least two-thirds of the voting power of the then-outstanding shares entitled to vote in the election of directors, voting together as a single class.

See Article V of the Proposed Certificate of Incorporation.

Adoption of Supermajority Vote Requirement to Amend the Proposed Organizational Documents (Proposal 4E)

The Existing Organizational Documents provide that amendments may be made by a special resolution under Cayman Islands law, being the affirmative vote of two-thirds of the Ordinary Shares represented in person or by proxy and entitled to vote thereon and who vote at a general meeting.

See Article 18.3 of the Existing Organizational Documents.

The Proposed Certificate of Incorporation and the Proposed Bylaws require the affirmative vote of at least two-thirds of the voting power of the then-outstanding shares of capital stock of Jet.AI entitled to vote thereon, voting together as a single class, to adopt, amend or repeal the Proposed Bylaws. The Proposed Certificate of Incorporation additionally requires the affirmative vote of at least two-thirds of the voting power of the then-outstanding shares of capital stock of Jet.AI entitled to vote thereon, voting together as a single class, to amend or repeal or adopt any provision inconsistent with Sections 1.2 and 3.1 of Article IV, or Article V, Article VII, Article VIII, Article IX, Article X, or Section 1 of Article XI of the Proposed Certificate of Incorporation (provided that if two-thirds of the Jet.AI Board approved such adoption, amendment or repeal of the Proposed Certificate of Incorporation, then only the affirmative vote of the majority of the holders of the outstanding shares will be required). The Jet.AI Board will also have the power to adopt, amend or repeal the Proposed Bylaws by the approval of a majority of the total number of authorized directors.

See Article X of the Proposed Bylaws.

See Article VII and Article XI of the Proposed Certificate of Incorporation.

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	Existing Organizational Documents	Proposed Organizational Documents
Exclusive Forum Provision (Proposal 4F)	The Existing Organizational Documents do not contain a provision adopting an exclusive forum for certain shareholder litigation.

Under the Proposed Certificate of Incorporation, unless Jet.AI consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) will be the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (a) any derivative action or proceeding brought on behalf of Jet.AI; (b) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of Jet.AI or any stockholder to Jet.AI or Jet.AI’s stockholders; (c) any action or proceeding asserting a claim against Jet.AI or any current or former director, officer or other employee of Jet.AI or any stockholder in such stockholder’s capacity as such arising out of or pursuant to any provision of the DGCL, the Proposed Certificate of Incorporation or the Proposed Bylaws of Jet.AI (as each may be amended from time to time); (d) any action or proceeding to interpret, apply, enforce or determine the validity of the Proposed Certificate of Incorporation or the Proposed Bylaws of Jet.AI (including any right, obligation or remedy thereunder); (e) any action or proceeding as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware; and (f) any action asserting a claim against Jet.AI or any director, officer or other employee of Jet.AI or any stockholder, governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. This provision will not apply to suits brought to enforce a duty or liability created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Unless Jet.AI consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

See Article IX of the Proposed Certificate of Incorporation.

Action by Written Consent of Stockholders (Proposal 4G)

The Existing Organizational Documents provide that a resolution in writing signed by all of the shareholders entitled to vote at general meetings shall be as valid and effective as if the same had been passed at a duly convened and held general meeting.

See Article 22.3 of the Existing Organizational Documents.

The Proposed Certificate of Incorporation provides that, subject to the rights of any Jet.AI Preferred Stock then outstanding, any action required or permitted to be taken by Jet.AI’s stockholders must be effected at a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders.

See Article 8.1 of the Proposed Certificate of Incorporation.

Corporate Name (Proposal 4H)	The Existing Organizational Documents provide the name of the company is “Oxbridge Acquisition Corp.” See paragraph 1 of the Existing Organizational Documents.	The Proposed Organizational Documents provide that the name of the company will be “Jet.AI Inc.” See Article I of the Proposed Certificate of Incorporation.

Perpetual Existence (Proposal 4I)

The Existing Organizational Documents provide that if we do not consummate an Initial Business Combination within the Combination Period, Oxbridge will cease all operations except for the purposes of winding up and will redeem the public shares and liquidate the Trust Account.

See Article 49.7 of the Existing Organizational Documents.

The Proposed Organizational Documents do not contain any provisions relating to Jet.AI’s ongoing existence; the default under the DGCL will make Jet.AI’s existence perpetual.

Provisions Related to Status as a Blank Check Company (Proposal 4J)

The Existing Organizational Documents set forth various provisions related to our status as a blank check company prior to the consummation of an Initial Business Combination.

See Article 49.12 of the Existing Organizational Documents.

The Proposed Organizational Documents do not include such provisions related to our status as a blank check company, which will no longer apply upon consummation of the Business Combination, as we will cease to be a blank check company at such time.

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Overview

Advisory Organizational Documents Proposal 4A — Authorized Shares

Oxbridge’s shareholders are being asked to approve the change in the authorized share capital of Oxbridge upon the Domestication from (i) 400,000,000 Class A Ordinary Shares, 40,000,000 Class B Ordinary Shares and 4,000,000 Oxbridge Preference Shares, par value $0.0001, to (ii) 55,000,000 shares of Jet.AI Common Stock, par value $0.0001, and 4,000,000 shares of Jet.AI Preferred Stock, par value $0.0001.

This summary is qualified by reference to the complete text of the Proposed Organizational Documents, copies of which are attached to this proxy statement/prospectus as Annex B and Annex C. All shareholders are encouraged to read the Proposed Organizational Documents in their entirety for a more complete description of their terms.

As of the date of this proxy statement/prospectus, there are 4,176,952 Ordinary Shares issued and outstanding, which includes an aggregate of 2,875,000 Class B Ordinary Shares held by our Sponsor. In addition, as of the date of this proxy statement/prospectus, there is outstanding an aggregate of 17,260,000 warrants to acquire Ordinary Shares, comprised of 5,760,00 private placement warrants held by our Sponsor and 11,500,000 public warrants.

As a result of and upon the effective time of the Domestication, prior to the Effective Time: (a) each then issued and outstanding Class A Ordinary Share and each then issued and outstanding Class B Ordinary Share will convert automatically, on a one-for-one basis, into a share of Jet.AI Common Stock; (b) each then issued and outstanding Oxbridge Warrant will convert automatically into a Jet.AI Warrant; and (c) each then issued and outstanding Oxbridge Unit will convert automatically into a Jet.AI Unit.

In accordance with the terms and subject to the conditions of the Business Combination Agreement, at the closing of the Business Combination, each outstanding share of Jet Token Voting Common Stock, including each share of Jet Token Preferred Stock that will be converted into shares of Jet Token Voting Common Stock immediately prior to the Effective Time, and each share of Jet Token Non-Voting Common Stock, but excluding shares of Jet Token Restricted Stock, will be cancelled and automatically converted into the right to receive the number of shares of Jet.AI Common Stock, equal to the applicable exchange ratio (determined in accordance with the Business Combination Agreement); (b) each warrant to purchase shares of Jet Token Common Stock issued and outstanding immediately prior to the Effective Time shall be automatically converted into a warrant to acquire a number of shares of Jet.AI Common Stock based on the applicable exchange ratio and at a specified price (each determined in accordance with the Business Combination Agreement); (c) each award of Jet Token Restricted Stock that is outstanding immediately prior to the Effective Time will be converted into Jet.AI Restricted Stock with respect to a number of restricted shares of Jet.AI Common Stock based on the applicable exchange ratio (determined in accordance with the Business Combination Agreement); and (d) each option to purchase shares of Jet Token Common Stock, whether or not exercisable and whether or not vested, that is outstanding immediately prior to the Effective Time will automatically be converted into a Jet.AI Option to purchase a number of shares of Jet.AI Common Stock, as applicable, based on the applicable exchange ratio (determined in accordance with the Business Combination Agreement).

In order to ensure that Jet.AI has sufficient authorized capital for future issuances, the Oxbridge Board has approved, subject to shareholder approval, that the Proposed Organizational Documents of Jet.AI increase the total number of authorized shares of all classes of capital stock to 59,000,000 shares, consisting of 55,000,000 shares of Jet.AI Common Stock and 4,000,000 shares of Jet.AI Preferred Stock.

This summary is qualified by reference to the complete text of the Proposed Organizational Documents, copies of which are attached to this proxy statement/prospectus as Annex B and Annex C. All shareholders are encouraged to read the Proposed Organizational Documents in their entirety for a more complete description of their terms.

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Advisory Organizational Documents Proposal 4B —Classified Board

Oxbridge’s shareholders are being asked to approve and adopt an amendment to the Existing Organizational Documents providing that, subject to the rights of any Jet.AI Preferred Stock, the Jet.AI Board of Directors shall be divided into three classes with only one class of directors being elected in each year and each class serving a three-year term.

Assuming each of the other Condition Precedent Proposals is approved, our shareholders are also being asked to approve Advisory Organizational Documents Proposal 4B, which is, in the judgment of our board of directors, necessary to adequately address the needs of Jet.AI after the Business Combination.

If Advisory Organizational Documents Proposal 4B is approved, Jet.AI’s board of directors would reclassify. The term of office of the Class I directors will expire at the first annual meeting of stockholders following the initial classification of the board of directors and Class I directors will be elected for a full term of three years. At the second annual meeting of stockholders following such initial classification, the term of office of the Class II directors will expire and Class II directors will be elected for a full term of three years. At the third annual meeting of stockholders following such initial classification, the term of office of the Class III directors will expire and Class III directors will be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors will be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting. Subject to any limitations imposed by applicable law and subject to the special rights of the holders of any series of preferred stock to elect directors, any vacancy occurring in Jet.AI’s board for any reason, and any newly created directorship resulting from any increase in the authorized number of directors, will, unless (i) Jet.AI’s board of directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders or (ii) as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and not by the stockholders.

This summary is qualified by reference to the complete text of the Proposed Organizational Documents, copies of which are attached to this proxy statement/prospectus as Annex B and Annex C. All shareholders are encouraged to read the Proposed Organizational Documents in their entirety for a more complete description of their terms.

Advisory Organizational Documents Proposal 4C — Quorum

Oxbridge’s shareholders are being asked to approve and adopt an amendment to the Existing Organizational Documents providing that, at all meetings of the Jet.AI Board, two-thirds of the directors then in office shall constitute a quorum for the transaction of business.

This summary is qualified by reference to the complete text of the Proposed Organizational Documents, copies of which are attached to this proxy statement/prospectus as Annex B and Annex C. All shareholders are encouraged to read the Proposed Organizational Documents in their entirety for a more complete description of their terms.

Advisory Organizational Documents Proposal 4D — Director Removal

Oxbridge’s shareholders are being asked to approve and adopt an amendment to the Existing Organizational Documents providing that, subject to the rights of any Jet.AI Preferred Stock, directors on the Jet.AI Board may only be removed for cause and by the affirmative vote of the holders of at least two-thirds of the voting power of then-outstanding shares entitled to vote in the election of directors, voting together as a single class.

This summary is qualified by reference to the complete text of the Proposed Organizational Documents, copies of which are attached to this proxy statement/prospectus as Annex B and Annex C. All shareholders are encouraged to read the Proposed Organizational Documents in their entirety for a more complete description of their terms.

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Advisory Organizational Documents Proposal 4E — Adoption of Supermajority Vote Requirement to Amend the Proposed Organizational Documents

Oxbridge’s shareholders are being asked to approve and adopt an amendment to the Existing Organizational Documents requiring the affirmative vote of at least two-thirds of the voting power of the outstanding shares to (a) adopt, amend or repeal the Proposed Bylaws, and to (b) amend or repeal or adopt any provision inconsistent with Sections 1.2 and 3.1 of Article IV, or Article V, Article VII, Article VIII, Article IX, Article X, or Section 1 of Article XI of the Proposed Certificate of Incorporation (provided that if two-thirds of the Jet.AI Board approved such adoption, amendment or repeal of the Proposed Organizational Documents, then only the affirmative vote of the majority of the holders of the outstanding shares will be required).

This summary is qualified by reference to the complete text of the Proposed Organizational Documents, copies of which are attached to this proxy statement/prospectus as Annex B and Annex C. All shareholders are encouraged to read the Proposed Organizational Documents in their entirety for a more complete description of their terms.

Advisory Organizational Documents Proposal 4F — Exclusive Forum Provision

Oxbridge’s shareholders are being asked to approve and adopt an amendment to the Existing Organizational Documents to authorize adopting the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) as the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (a) any derivative action or proceeding brought on behalf of Jet.AI; (b) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of Jet.AI or any stockholder to Jet.AI or Jet.AI’s stockholders; (c) any action or proceeding asserting a claim against Jet.AI or any current or former director, officer or other employee of Jet.AI or any stockholder in such stockholder’s capacity as such arising out of or pursuant to any provision of the DGCL or the Proposed Organizational Documents (as each may be amended from time to time); (d) any action or proceeding to interpret, apply, enforce or determine the validity of the Proposed Organizational Documents (including any right, obligation or remedy thereunder); (e) any action or proceeding as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware; and (f) any action asserting a claim against Jet.AI or any director, officer or other employee of Jet.AI or any stockholder, governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Such exclusive forum provision will not apply to suits brought to enforce a duty or liability created by the Securities Act or the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction.

Unless Jet.AI consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

This summary is qualified by reference to the complete text of the Proposed Organizational Documents, copies of which are attached to this proxy statement/prospectus as Annex B and Annex C. All shareholders are encouraged to read the Proposed Organizational Documents in their entirety for a more complete description of their terms.

Advisory Organizational Documents Proposal 4G — Action by Written Consent of Stockholders

Oxbridge’s shareholders are being asked to approve and adopt an amendment to the Existing Organizational Documents providing that, subject to the rights of any Jet.AI Preferred Stock then outstanding, any action required or permitted to be taken by Jet.AI’s stockholders must be effected at a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders.

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This summary is qualified by reference to the complete text of the Proposed Organizational Documents, copies of which are attached to this proxy statement/prospectus as Annex B and Annex C. All shareholders are encouraged to read the Proposed Organizational Documents in their entirety for a more complete description of their terms.

Advisory Organizational Documents Proposal 4H — Corporate Name

Oxbridge’s shareholders are being asked to approve and adopt an amendment to the Existing Organizational Documents changing the name of the company to “Jet.AI Inc.”

This summary is qualified by reference to the complete text of the Proposed Organizational Documents, copies of which are attached to this proxy statement/prospectus as Annex B and Annex C. All shareholders are encouraged to read the Proposed Organizational Documents in their entirety for a more complete description of their terms.

Advisory Organizational Documents Proposal 4I — Perpetual Existence

Oxbridge’s shareholders are being asked to approve and adopt an amendment to the Existing Organizational Documents making Jet.AI’s corporate existence perpetual.

This summary is qualified by reference to the complete text of the Proposed Organizational Documents, copies of which are attached to this proxy statement/prospectus as Annex B and Annex C. All shareholders are encouraged to read the Proposed Organizational Documents in their entirety for a more complete description of their terms.

Advisory Organizational Documents Proposal 4J — Provisions Related to Status as a Blank Check Company

Oxbridge’s shareholders are being asked to approve and adopt an amendment to the Existing Organizational Documents removing provisions related to Oxbridge’s status as a blank check company, which will no longer apply upon consummation of the Business Combination, as we will cease to be a blank check company at such time.

This summary is qualified by reference to the complete text of the Proposed Organizational Documents, copies of which are attached to this proxy statement/prospectus as Annex B and Annex C. All shareholders are encouraged to read the Proposed Organizational Documents in their entirety for a more complete description of their terms.

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Reasons for Amendments

Advisory Organizational Documents Proposal 4A — Authorized Shares

The principal purpose of the Advisory Organizational Documents Proposal 4A is to provide for an authorized capital structure of Jet.AI that will enable it to continue as an operating company governed by DGCL. The Oxbridge Board believes that it is important for Jet.AI to have available for issuance a number of authorized shares of Jet.AI Common Stock and Jet.AI Preferred Stock sufficient to support its growth and to provide flexibility for future corporate needs.

Advisory Organizational Documents Proposal 4B — Classified Board

Our board of directors believes that a classified board of directors in the best interest of Jet.AI because it is designed to assure the continuity and stability of Jet.AI’s leadership and policies by ensuring that at any given time a majority of the directors will have prior experience with Jet.AI and, therefore, will be familiar with our business and operations. Our board of directors also believes that this classification will assist Jet.AI in protecting the interests of our stockholders in the event of an unsolicited offer for Jet.AI by encouraging any potential acquirer to negotiate directly with Jet.AI’s board of directors.

This proposal may increase the amount of time required for a takeover bidder to obtain control of Jet.AI without the cooperation of Jet.AI’s board of directors, even if the takeover bidder were to acquire a majority of the voting power of Jet.AI’s outstanding voting stock. Without the ability to obtain immediate control of Jet.AI’s board of directors, a takeover bidder will not be able to take action to remove other impediments to its acquisition of Jet.AI. Thus, this amendment could discourage certain takeover attempts, perhaps including some takeovers that stockholders may feel would be in their best interests. Further, this amendment will make it more difficult for stockholders to change the majority composition of Jet.AI’s board of directors, even if the stockholders believe such a change would be desirable. Because of the additional time required to change the control of Jet.AI’s board of directors, this amendment could be viewed as tending to perpetuate present management.

Although this proposal could make it more difficult for a hostile bidder to acquire control over Jet.AI, our board of directors believes that by forcing potential bidders to negotiate with Jet.AI’s board of directors for a change of control transaction, Jet.AI’s board of directors will be better able to maximize stockholder value in any change of control transaction.

Our board of directors is not aware of any present or threatened third-party plans to gain control of Jet.AI and this proposal is not being recommended in response to any such plan or threat. Rather, our board of directors is recommending this proposal as part of its review of Jet.AI’s key governance mechanisms in connection with the Business Combination and to assist in assuring fair and equitable treatment for all of Jet.AI’s stockholders in hostile takeover situations.

Advisory Organizational Documents Proposal 4C — Quorum

Our board of directors believes that requiring the presence of two-thirds of the directors then in office at all Jet.AI Board meetings is in the best interest of Jet.AI because it is designed to assure director participation and stability of Jet.AI’s leadership.

This amendment could discourage certain takeover attempts, perhaps including some takeovers that stockholders may feel would be in their best interests. Although this proposal could make it more difficult for a hostile bidder to acquire control over Jet.AI, our board of directors believes that by forcing potential bidders to negotiate with Jet.AI’s board of directors for a change of control transaction, Jet.AI’s board of directors will be better able to maximize stockholder value in any change of control transaction.

Advisory Organizational Documents Proposal 4D — Director Removal

The Existing Organizational Documents provide that before an Initial Business Combination, holders of Class B Ordinary Shares may remove any director, and that after an Initial Business Combination, shareholders may by an ordinary resolution remove any director. Under the DGCL, unless a company’s certificate of incorporation provides otherwise, a director may be removed only for cause if a company has a classified board. The Proposed Organizational Documents provide that directors may only be removed for cause and by the affirmative vote of the holders of at least two-thirds of the voting power of then-outstanding shares entitled to vote in the election of directors, voting together as a single class. The Oxbridge Board believes that such a standard will (a) increase board continuity and the likelihood that experienced board members with familiarity of Jet.AI’s business operations would serve on the Jet.AI Board at any given time and (b) make it more difficult for a potential acquiror or other person, group or entity to gain control of the Jet.AI Board.

Advisory Organizational Documents Proposal 4E — Adoption of Supermajority Vote Requirement to Amend the Proposed Organizational Documents

The Existing Organizational Documents provide that amendments may be made by a special resolution under Cayman Islands law, being the affirmative vote of holders of a majority of at least two-thirds of the Ordinary Shares represented in person or by proxy and entitled to vote and actually casting votes thereon at a general meeting. The Proposed Organizational Documents require the affirmative vote of at least two-thirds of the voting power of the outstanding shares to (a) adopt, amend or repeal the Proposed Bylaws, and to (b) amend or repeal or adopt any provision inconsistent with Sections 1.2 and 3.1 of Article IV, or Article V, Article VII, Article VIII, Article IX, Article X, or Section 1 of Article XI of the Proposed Certificate of Incorporation. This is intended to protect the Proposed Bylaws and certain key provisions of the Proposed Certificate of Incorporation from arbitrary amendment and to prevent a simple majority of stockholders from taking actions that may be harmful to other stockholders or making changes to provisions that are intended to protect all stockholders.

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Advisory Organizational Documents Proposal 4F — Exclusive Forum Provision

Adopting Delaware as the exclusive forum for certain stockholder litigation is intended to assist Jet.AI in avoiding multiple lawsuits in multiple jurisdictions regarding the same matter. The ability to require such claims to be brought in a single forum will help to assure consistent consideration of the issues, the application of a relatively known body of case law and level of expertise and should promote efficiency and cost-savings in the resolutions of such claims. The Oxbridge Board believes that the Delaware courts are best suited to address disputes involving such matters given that after the Domestication, Jet.AI will be incorporated in Delaware. Delaware law generally applies to such matters and the Delaware courts have a reputation for expertise in corporate law matters. Delaware offers a specialized Court of Chancery to address corporate law matters, with streamlined procedures and processes, which help provide relatively quick decisions. This accelerated schedule can minimize the time, cost and uncertainty of litigation for all parties. The Court of Chancery has developed considerable expertise with respect to corporate law issues, as well as a substantial and influential body of case law construing Delaware’s corporate law and long-standing precedent regarding corporate governance. This will provide Jet.AI and its stockholders with more predictability regarding the outcome of intra-corporate disputes. In the event the Court of Chancery does not have jurisdiction, the other state courts located in Delaware would be the most appropriate forums because these courts have more expertise on matters of Delaware law compared to other jurisdictions; provided, that these exclusive forum provisions will not apply to suits brought to enforce any cause of action arising under the Securities Act, any liability or duty created by the Exchange Act, or to any claim for which the federal courts have exclusive jurisdiction.

In addition, this amendment would promote judicial fairness and avoid conflicting results, as well as make Jet.AI’s defense of applicable claims less disruptive and more economically feasible, principally by avoiding duplicative discovery.

Advisory Organizational Documents Proposal 4G — Action by Written Consent of Stockholders

Under the Proposed Organizational Documents, Jet.AI’s stockholders will have the ability to propose items of business (subject to the restrictions set forth therein) at duly convened stockholder meetings. Eliminating the right of stockholders to act by written consent limits the circumstances under which stockholders can act on their own initiative to remove directors, or alter or amend the Proposed Organizational Documents outside of a duly called special or annual meeting of the stockholders of Jet.AI. Further, the Oxbridge Board believes continuing to limit stockholders’ ability to act by written consent will reduce the time and effort the Jet.AI Board and Jet.AI’s management would need to devote to stockholder proposals, which time and effort could distract Jet.AI’s directors and management from other important company business.

In addition, the elimination of the stockholders’ ability to act by written consent may have certain anti-takeover effects by forcing a potential acquirer to take control of the Jet.AI Board only at a duly called special or annual meeting. However, this proposal is not in response to any effort of which Oxbridge is aware to obtain control of Jet.AI, and Oxbridge and its management do not presently intend to propose other anti-takeover measures in future proxy solicitations. Further, the Oxbridge Board does not believe that the effects of the elimination of stockholder action by written consent will create a significant impediment to a tender offer or other effort to take control of Jet.AI. Inclusion of these provisions in the Proposed Organizational Documents might also increase the likelihood that a potential acquirer would negotiate the terms of any proposed transaction with the Jet.AI Board and thereby help protect stockholders from the use of abusive and coercive takeover tactics.

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Advisory Organizational Documents Proposal 4H — Corporate Name

The Oxbridge Board believes that changing Oxbridge’s corporate name from “Oxbridge Acquisition Corp.” to “Jet.AI Inc.” is desirable to reflect the Business Combination with Jet Token and to clearly identify Jet.AI as the publicly traded entity.

Advisory Organizational Documents Proposal 4I — Perpetual Existence

The Oxbridge Board believes that making Jet.AI’s corporate existence perpetual is desirable since perpetual existence is the usual period of existence for corporations and it believes that it is the most appropriate period for Jet.AI following the Business Combination.

Advisory Organizational Documents Proposal 4J — Provisions Related to Status as a Blank Check Company

The Oxbridge Board believes that the elimination of certain provisions related to Oxbridge’s status as a blank check company is desirable because these provisions will serve no purpose following the Business Combination. For example, certain provisions in the Existing Organizational Documents require that proceeds from the IPO be held in the Trust Account until a business combination or liquidation of Oxbridge has occurred. These provisions cease to apply once the Business Combination is consummated and are therefore not included in the Proposed Organizational Documents.

Vote Required for Approval

The approval of each of the Advisory Organizational Documents Proposals, each of which is a non-binding advisory vote, requires an ordinary resolution under Cayman Islands law, being the affirmative vote (in person, online or by proxy) of a majority of the Class A Ordinary Shares and Class B Ordinary Shares entitled to vote and actually casting votes thereon at the extraordinary general meeting, voting as a single class. Abstentions and broker non-votes, while considered present for purposes of establishing quorum, will not count as a vote cast at the extraordinary general meeting. Accordingly, failure to vote in person, online or by proxy at the extraordinary general meeting or an abstention from voting will have no effect on the outcome of the vote on the Advisory Organizational Documents Proposals.

The Advisory Organizational Documents Proposals are conditioned on the approval of each of the other Condition Precedent Proposals. Therefore, if each of the other Condition Precedent Proposals is not approved, the Advisory Organizational Documents Proposals will have no effect, even if approved by holders of the Ordinary Shares.

As discussed above, the Advisory Organizational Documents Proposals are advisory votes and therefore are not binding on Oxbridge or the Oxbridge Board. Accordingly, regardless of the outcome of the non-binding advisory vote on the Advisory Organizational Documents Proposals, Oxbridge intends that the Proposed Organizational Documents will take effect upon the Closing (assuming approval of the Organizational Documents Proposal).

Recommendation of the Oxbridge Board

THE OXBRIDGE BOARD RECOMMENDS THAT OXBRIDGE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ADVISORY ORGANIZATIONAL DOCUMENTS PROPOSALS.

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PROPOSAL NO. 5 — THE OMNIBUS INCENTIVE PLAN PROPOSAL

Overview

In this Proposal No. 5, we are asking our shareholders to approve the 2023 Jet.AI Inc. Omnibus Incentive Plan, which we refer to herein as the Omnibus Incentive Plan. A total of [394,328] shares of Jet.AI Common Stock will initially be reserved for issuance under the Omnibus Incentive Plan. The Oxbridge Board approved the Omnibus Incentive Plan on [_____], 2023, subject to stockholder approval at the extraordinary general meeting. If shareholders approve this proposal, the Omnibus Incentive Plan will become effective on the consummation of the Business Combination. If the Omnibus Incentive Plan is not approved by the shareholders, it will not become effective and no awards will be granted thereunder.

If the Omnibus Incentive Plan becomes effective, then no additional stock awards will be granted under the Jet Token Option Plans as in effect immediately prior to the consummation of the Business Combination, although all outstanding stock awards granted under the Jet Token Option Plans as in effect immediately prior to the consummation of the Business Combination will continue to be subject to the terms and conditions as set forth in the agreements evidencing such stock awards and the terms of the applicable plan.

The purpose of the Omnibus Incentive Plan is to advance the interests of Jet.AI and its stockholders by enabling Jet.AI and its subsidiaries to attract and retain qualified individuals to perform services, to provide incentive compensation for such individuals in a form that is linked to the growth and profitability of Jet.AI and increases in stockholder value, and to provide opportunities for equity participation that align the interests of recipients with those of its stockholders.

The Omnibus Incentive Plan will permit the board of directors of Jet.AI, or a committee or subcommittee thereof, to grant to eligible employees, non-employee directors and consultants of Jet.AI and its subsidiaries non-statutory and incentive stock options, restricted stock awards, restricted stock units (RSUs), stock appreciation rights (SARs), performance awards, non-employee director awards, and other stock-based awards.

Subject to adjustment, the maximum number of shares of Common Stock to be authorized for issuance under the Omnibus Incentive Plan is [394,328] shares, with an annual increase on the first day of each calendar year beginning on January 1, 2024 and ending on January 1, 2033 equal to: (A) such amount of shares of Common Stock such that the total number of shares available for issuance under the Omnibus Incentive Plan, plus the total number of shares reserved for issuance under outstanding Jet Token Options and Jet Token RSU Awards assumed in connection with the Business Combination, is equal to ten percent (10%) of the total number of shares then issued and outstanding as of the last day of the prior fiscal year; and (B) such smaller number of shares of Common Stock as may be determined by the Board.

Our Board of Directors is recommending that our stockholders approve the material terms of the Omnibus Incentive Plan as described below. The summary is qualified in its entirety by reference to the specific language of the Omnibus Incentive Plan, a copy of which is attached as Annex D.

Summary of Sound Governance Features of the Omnibus Incentive Plan

The board of directors believes that the Omnibus Incentive Plan contains several features that are consistent with protecting the interests of our stockholders and sound corporate governance practices, including the following:

✔	Will not be excessively dilutive to stockholders	✔	No re-pricing of “underwater” stock options or SARs without stockholder approval

✔	No tax gross-ups	✔	No reload options or SARs

✔	Clawback provisions	✔	No discounted options or SARs

✔	Limits on director compensation

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Summary of the Omnibus Incentive Plan

The following is a summary of the principal features of the Omnibus Incentive Plan. The summary is qualified in its entirety by reference to the full text of the Omnibus Incentive Plan, which is set forth in Annex D.

Purpose

The purpose of the Omnibus Incentive Plan is to advance the interests of Jet.AI and its stockholders by enabling Jet.AI and its subsidiaries to attract and retain qualified individuals to perform services, to provide incentive compensation for such individuals in a form that is linked to the growth and profitability of Jet.AI and increases in stockholder value, and to provide opportunities for equity participation that align the interests of recipients with those of its stockholders.

Administration

The board of directors of Jet.AI will administer the Omnibus Incentive Plan. The board has the authority under the Omnibus Incentive Plan to delegate plan administration to a committee of the board or a subcommittee thereof, which is comprised of not less than two Non-Employee Directors who are independent. The board of directors of Jet.AI or the committee of the board to which administration of the Omnibus Incentive Plan has been delegated is referred to as the Committee. Subject to certain limitations, the Committee will have broad authority under the terms of the Omnibus Incentive Plan to take certain actions under the plan.

To the extent permitted by applicable law, the Committee may delegate to one or more of its members or to one or more officers of Jet.AI such administrative duties or powers, as it may deem advisable. The Committee may authorize one or more directors or officers of Jet.AI to designate employees, other than officers, non-employee directors, or 10% stockholders of Jet.AI, to receive awards under the Omnibus Incentive Plan and determine the size of any such awards, subject to certain limitations.

No Re-pricing

The Committee may not, without prior approval of the stockholders of Jet.AI, effect any re-pricing of any previously granted “underwater” option or SAR by: (i) amending or modifying the terms of the option or SAR to lower the exercise price or grant price; (ii) canceling the underwater option or SAR in exchange for (A) cash; (B) replacement options or SARs having a lower exercise price or grant price; or (C) other awards; or (iii) repurchasing the underwater options or SARs and granting new awards under the Omnibus Incentive Plan. An option or SAR will be deemed to be “underwater” at any time when the fair market value of common stock of Jet.AI is less than the exercise price of the option or the grant price of the SAR.

Stock Subject to the Omnibus Incentive Plan

Subject to adjustment (as described below), the maximum number of shares of Jet.AI Common Stock authorized for issuance under the Omnibus Incentive Plan is [394,328] shares. This limit is also the limit on the number of incentive stock options that may be granted under the Omnibus Incentive Plan.

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Shares that are issued under the Omnibus Incentive Plan or that are subject to outstanding awards will be applied to reduce the maximum number of shares remaining available for issuance under the Omnibus Incentive Plan only to the extent they are used; provided, however, that the full number of shares subject to a stock-settled SAR or other stock-based award will be counted against the shares authorized for issuance under the Omnibus Incentive Plan, regardless of the number of shares actually issued upon settlement of such SAR or other stock-based award. Any shares withheld to satisfy tax withholding obligations on awards issued under the Omnibus Incentive Plan, any shares withheld to pay the exercise price or grant price of awards under the Omnibus Incentive Plan and any shares not issued or delivered as a result of the “net exercise” of an outstanding option or settlement of a SAR in shares will not be counted against the shares authorized for issuance under the Omnibus Incentive Plan and will be available again for grant under the Omnibus Incentive Plan. Shares subject to awards settled in cash will again be available for issuance pursuant to awards granted under the Omnibus Incentive Plan. Any shares related to awards granted under the Omnibus Incentive Plan that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of the shares will be available again for grant under the Omnibus Incentive Plan. Any shares repurchased by Jet.AI on the open market using the proceeds from the exercise of an award will not increase the number of shares available for future grant of awards. To the extent permitted by applicable law, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by Jet.AI or a subsidiary or otherwise will not be counted against shares available for issuance pursuant to the Omnibus Incentive Plan. The shares available for issuance under the Omnibus Incentive Plan may be authorized and unissued shares or treasury shares.

Adjustments

In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin off) or other similar change in the corporate structure or shares of common stock of Jet.AI, the Committee will make the appropriate adjustment or substitution. These adjustments or substitutions may be to the number and kind of securities and property that may be available for issuance under the Omnibus Incentive Plan. In order to prevent dilution or enlargement of the rights of participants, the Committee may also adjust the number, kind, and exercise price or grant price of securities or other property subject to outstanding awards.

Eligible Participants

Awards may be granted to employees, non-employee directors and consultants of Jet.AI or any of its subsidiaries. A “consultant” for purposes of the Omnibus Incentive Plan is one who renders services to Jet.AI or its subsidiaries that are not in connection with the offer and sale of its securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for its securities.

Types of Awards

The Omnibus Incentive Plan will permit Jet.AI to grant non-statutory and incentive stock options, restricted stock awards, restricted stock units, performance awards, non-employee director awards and other stock based awards. Awards may be granted either alone or in addition to or in tandem with any other type of award.

Stock Options. Stock options entitle the holder to purchase a specified number of shares of common stock of Jet.AI at a specified price, which is called the exercise price, subject to the terms and conditions of the stock option grant. The Omnibus Incentive Plan permits the grant of both non-statutory and incentive stock options. Incentive stock options may be granted solely to eligible employees of Jet.AI or its subsidiaries. Each stock option granted under the Omnibus Incentive Plan must be evidenced by an award agreement that specifies the exercise price, the term, the number of shares underlying the stock option, the vesting and any other conditions. The exercise price of each stock option granted under the Omnibus Incentive Plan must be at least 100% of the fair market value of a share of common stock of Jet.AI as of the date the award is granted to a participant. Fair market value under the plan means, unless otherwise determined by the Committee, the closing sale price of common stock of Jet.AI, as reported on the Nasdaq Stock Market, on the grant date. The Committee will fix the terms and conditions of each stock option, subject to certain restrictions, such as a ten-year maximum term.

Restricted Stock Awards and Restricted Stock Units. Restricted stock awards and/or restricted stock units, or RSUs, may be granted under the Omnibus Incentive Plan. A restricted stock award is an award of common stock of Jet.AI that is subject to restrictions on transfer and risk of forfeiture upon certain events, typically including termination of service. RSUs are similar to restricted stock awards except that no shares are actually awarded to the participant on the grant date. The Committee will determine, and set forth in an award agreement, the period of restriction, the number of shares of restricted stock awards or the number of RSUs granted, and other such conditions or restrictions.

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Performance Awards. Performance awards, in the form of cash, shares of common stock of Jet.AI, other awards or a combination of both, may be granted under the Omnibus Incentive Plan in such amounts and upon such terms as the Committee may determine. The Committee shall determine, and set forth in an award agreement, the amount of cash and/or number of shares or other awards, the performance goals, the performance periods and other terms and conditions. The extent to which the participant achieves his or her performance goals during the applicable performance period will determine the amount of cash and/or number of shares or other awards earned by the participant.

Non-Employee Director Awards. The Committee at any time and from time-to-time may approve resolutions providing for the automatic grant to non-employee directors of non-statutory stock options. The Committee may also at any time and from time-to-time grant on a discretionary basis to non-employee directors non-statutory stock options. In either case, any such awards may be granted singly, in combination, or in tandem, and may be granted pursuant to such terms, conditions and limitations as the Committee may establish in its sole discretion consistent with the provisions of the Omnibus Incentive Plan. The Committee may permit non-employee directors to elect to receive all or any portion of their annual retainers, meeting fees or other fees in restricted stock, RSUs, or other stock-based awards in lieu of cash. Under the Omnibus Incentive Plan the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of awards granted to a non-employee director as compensation for services as a non-employee director during any fiscal year of the Company may not exceed $1,000,000.

Other Stock-Based Awards. Consistent with the terms of the plan, other stock-based awards may be granted to participants in such amounts and upon such terms as the Committee may determine.

Dividend Equivalents. With the exception of stock options and unvested performance awards, awards under the Omnibus Incentive Plan may, in the Committee’s discretion, earn dividend equivalents with respect to the cash or stock dividends or other distributions that would have been paid on the shares of common stock of Jet.AI covered by such award had such shares been issued and outstanding on the dividend payment date. However, no dividends or dividend equivalents may be paid on unvested awards. Such dividend equivalents will be converted to cash or additional shares of common stock of Jet.AI by such formula and at such time and subject to such limitations as determined by the Committee.

Termination of Employment or Other Service

The Omnibus Incentive Plan provides for certain default rules in the event of a termination of a participant’s employment or other service. These default rules may be modified in an award agreement or an individual agreement between Jet.AI and a participant. If a participant’s employment or other service with Jet.AI is terminated for cause, then all outstanding awards held by such participant will be terminated and forfeited. In the event a participant’s employment or other service with Jet.AI is terminated by reason of death, disability or retirement, then:

●	All outstanding stock options (excluding non-employee director options in the case of retirement) and SARs held by the participant will, to the extent exercisable, remain exercisable for a period of one year after such termination, but not later than the date the stock options or SARs expire;

●	All outstanding stock options and SARs that are not exercisable and all outstanding restricted stock will be terminated and forfeited; and

●	All outstanding unvested RSUs, performance awards and other stock-based awards held by the participant will terminate and be forfeited. However, with respect to any awards that vest based on the achievement of performance goals, if a participant’s employment or other service with Jet.AI or any subsidiary is terminated prior to the end of the performance period of such award, but after the conclusion of a portion of the performance period (but in no event less than one year), the Committee may, in its sole discretion, cause shares to be delivered or payment made with respect to the participant’s award, but only if otherwise earned for the entire performance period and only with respect to the portion of the applicable performance period completed at the date of such event, with proration based on the number of months or years that the participant was employed or performed services during the performance period.

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In the event a participant’s employment or other service with Jet.AI is terminated by reason other than for cause, death, disability or retirement, then:

●	All outstanding stock options (including non-employee director options) and SARs held by the participant that then are exercisable will remain exercisable for three months after the date of such termination, but will not be exercisable later than the date the stock options or SARs expire;

●	All outstanding restricted stock will be terminated and forfeited; and

●	All outstanding unvested RSUs, performance awards and other stock-based awards will be terminated and forfeited. However, with respect to any awards that vest based on the achievement of performance goals, if a participant’s employment or other service with Jet.AI or any subsidiary is terminated prior to the end of the performance period of such award, but after the conclusion of a portion of the performance period (but in no event less than one year), the Committee may, in its sole discretion, cause shares to be delivered or payment made with respect to the participant’s award, but only if otherwise earned for the entire performance period and only with respect to the portion of the applicable performance period completed at the date of such event, with proration based on the number of months or years that the participant was employed or performed services during the performance period.

Modification of Rights upon Termination

Upon a participant’s termination of employment or other service with Jet.AI or any subsidiary, the Committee may, in its sole discretion (which may be exercised at any time on or after the grant date, including following such termination) cause stock options or SARs (or any part thereof) held by such participant as of the effective date of such termination to terminate, become or continue to become exercisable or remain exercisable following such termination of employment or service, and restricted stock, RSUs, performance awards, non-employee director awards and other stock-based awards held by such participant as of the effective date of such termination to terminate, vest or become free of restrictions and conditions to payment, as the case may be, following such termination of employment or service, in each case in the manner determined by the Committee; provided, however, that no stock option or SAR may remain exercisable beyond its expiration date any such action by the Committee adversely affecting any outstanding award will not be effective without the consent of the affected participant, except to the extent the Committee is authorized by the Omnibus Incentive Plan to take such action.

Forfeiture and Recoupment

If a participant is determined by the Committee to have taken any action while providing services to Jet.AI or within one year after termination of such services, that would constitute “cause” or an “adverse action,” as such terms are defined in the Omnibus Incentive Plan, all rights of the participant under the Omnibus Incentive Plan and any agreements evidencing an award then held by the participant will terminate and be forfeited. The Committee has the authority to rescind the exercise, vesting, issuance or payment in respect of any awards of the participant that were exercised, vested, issued or paid, and require the participant to pay to Jet.AI, within 10 days of receipt of notice, any amount received or the amount gained as a result of any such rescinded exercise, vesting, issuance or payment. Jet.AI may defer the exercise of any stock option or SAR for up to six months after receipt of notice of exercise in order for the Board to determine whether “cause” or “adverse action” exists. Jet.AI is entitled to withhold and deduct future wages or make other arrangements to collect any amount due.

In addition, if Jet.AI is required to prepare an accounting restatement due to material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws, then any participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 will reimburse Jet.AI for the amount of any award received by such individual under the Omnibus Incentive Plan during the 12 month period following the first public issuance or filing with the SEC, as the case may be, of the financial document embodying such financial reporting requirement. Jet.AI also may seek to recover any award made as required by the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any other clawback, forfeiture or recoupment provision required by applicable law or under the requirements of any stock exchange or market upon which common stock of Jet.AI is then listed or traded or any policy adopted by Jet.AI.

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Effect of Change in Control

Generally, a change in control will mean:

●	The acquisition, other than from Jet.AI, by any individual, entity or group of beneficial ownership of 50% or more of the then outstanding shares of common stock of Jet.AI;

●	The consummation of a reorganization, merger or consolidation of Jet.AI with respect to which all or substantially all of the individuals or entities who were the beneficial owners of common stock of Jet.AI immediately prior to the transaction do not, following the transaction, beneficially own more than 50% of the outstanding shares of common stock and voting securities of the corporation resulting from the transaction; or

●	A complete liquidation or dissolution of Jet.AI or the sale or other disposition of all or substantially all of the assets of Jet.AI.

Subject to the terms of the applicable award agreement or an individual agreement between Jet.AI and a participant, upon a change in control, the Committee may, in its discretion, determine whether some or all outstanding options and SARs shall become exercisable in full or in part, whether the restriction period and performance period applicable to some or all outstanding restricted stock awards and RSUs shall lapse in full or in part and whether the performance measures applicable to some or all outstanding awards shall be deemed to be satisfied. The Committee may further require that shares of stock of the corporation resulting from such a change in control, or a parent corporation thereof, be substituted for some or all of the shares of common stock of Jet.AI subject to an outstanding award and that any outstanding awards, in whole or in part, be surrendered to Jet.AI by the holder, to be immediately cancelled by Jet.AI, in exchange for a cash payment, shares of capital stock of the corporation resulting from or succeeding Jet.AI or a combination of both cash and such shares of stock.

Term, Termination and Amendment

Unless sooner terminated by the Board, the Omnibus Incentive Plan will terminate at midnight on the day before the ten year anniversary of its effective date. No award will be granted after termination of the Omnibus Incentive Plan, but awards outstanding upon termination of the Omnibus Incentive Plan will remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Omnibus Incentive Plan.

Subject to certain exceptions, the Board has the authority to suspend or terminate the Omnibus Incentive Plan or terminate any outstanding award agreement and the Board has the authority to amend the Omnibus Incentive Plan or amend or modify the terms of any outstanding award at any time and from time to time. No amendments to the Omnibus Incentive Plan will be effective without approval of Jet.AI’s stockholders if: (a) stockholder approval of the amendment is then required pursuant to Section 422 of the Code, the rules of the primary stock exchange on which common stock of Jet.AI is then traded, applicable U.S. state and federal laws or regulations and the applicable laws of any foreign country or jurisdiction where awards are, or will be, granted under the Omnibus Incentive Plan; or (b) such amendment would: (i) materially increase benefits accruing to participants; (ii) modify the re-pricing provisions of the Omnibus Incentive Plan; (iii) increase the aggregate number of shares of common stock of Jet.AI issued or issuable under the Omnibus Incentive Plan; (iv) increase any limitation set forth in the Omnibus Incentive Plan on the number of shares of common stock of Jet.AI which may be issued or the aggregate value of awards which may be made, in respect of any type of award to any single participant during any specified period; (v) modify the eligibility requirements for participants in the Omnibus Incentive Plan; or (vi) reduce the minimum exercise price or grant price as set forth in the Omnibus Incentive Plan. No termination, suspension or amendment of the Omnibus Incentive Plan or an award agreement shall adversely affect any award previously granted under the Omnibus Incentive Plan without the written consent of the participant holding such award.

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Federal Income Tax Information

The following is a general summary, as of the date of this prospectus/proxy statement, of the federal income tax consequences to participants and Jet.AI of transactions under the Omnibus Incentive Plan. This summary is intended for the information of stockholders considering how to vote at the Special Meeting and not as tax guidance to participants in the Omnibus Incentive Plan, as the consequences may vary with the types of grants made, the identity of the participant and the method of payment or settlement. The summary does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws. Participants are encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the Omnibus Incentive Plan.

Tax Consequences of Awards

Incentive Stock Options. With respect to incentive stock options, generally, the participant is not taxed, and Jet.AI is not entitled to a deduction, on either the grant or the exercise of an incentive stock option so long as the requirements of Section 422 of the Code continue to be met. If the participant meets the employment requirements and does not dispose of the shares of common stock of Jet.AI acquired upon exercise of an incentive stock option until at least one year after date of the exercise of the stock option and at least two years after the date the stock option was granted, gain or loss realized on sale of the shares will be treated as long-term capital gain or loss. If the shares of common stock of Jet.AI are disposed of before those periods expire, which is called a disqualifying disposition, the participant will be required to recognize ordinary income in an amount equal to the lesser of (i) the excess, if any, of the fair market value of common stock of Jet.AI on the date of exercise over the exercise price, or (ii) if the disposition is a taxable sale or exchange, the amount of gain realized. Upon a disqualifying disposition, Jet.AI will generally be entitled, in the same tax year, to a deduction equal to the amount of ordinary income recognized by the participant, assuming that a deduction is allowed under Section 162(m) of the Code.

Non-Statutory Stock Options. The grant of a stock option that does not qualify for treatment as an incentive stock option, which is generally referred to as a non-statutory stock option, is generally not a taxable event for the participant. Upon exercise of the stock option, the participant will generally be required to recognize ordinary income in an amount equal to the excess of the fair market value of common stock of Jet.AI acquired upon exercise (determined as of the date of exercise) over the exercise price of the stock option, and Jet.AI will be entitled to a deduction in an equal amount in the same tax year, assuming that a deduction is allowed under Section 162(m) of the Code. At the time of a subsequent sale or disposition of shares obtained upon exercise of a non-statutory stock option, any gain or loss will be a capital gain or loss, which will be either a long-term or short-term capital gain or loss, depending on how long the shares have been held.

SARs. The grant of an SAR will not cause the participant to recognize ordinary income or entitle Jet.AI to a deduction for federal income tax purposes. Upon the exercise of an SAR, the participant will recognize ordinary income in the amount of the cash or the value of shares payable to the participant (before reduction for any withholding taxes), and Jet.AI will receive a corresponding deduction in an amount equal to the ordinary income recognized by the participant, assuming that a deduction is allowed under Section 162(m) of the Code.

Restricted Stock, RSUs, and Other Stock-Based Awards. The federal income tax consequences with respect to restricted stock, RSUs, performance shares and performance stock units, and other stock unit and stock-based awards depend on the facts and circumstances of each award, including, in particular, the nature of any restrictions imposed with respect to the awards. In general, if an award of stock granted to the participant is subject to a “substantial risk of forfeiture” (e.g., the award is conditioned upon the future performance of substantial services by the participant) and is nontransferable, a taxable event occurs when the risk of forfeiture ceases or the awards become transferable, whichever first occurs. At such time, the participant will recognize ordinary income to the extent of the excess of the fair market value of the stock on such date over the participant’s cost for such stock (if any), and the same amount is deductible by Jet.AI, assuming that a deduction is allowed under Section 162(m) of the Code. Under certain circumstances, the participant, by making an election under Section 83(b) of the Code, can accelerate federal income tax recognition with respect to an award of stock that is subject to a substantial risk of forfeiture and transferability restrictions, in which event the ordinary income amount and Jet.AI’s deduction, assuming that a deduction is allowed under Section 162(m) of the Code, will be measured and timed as of the grant date of the award. If the stock award granted to the participant is not subject to a substantial risk of forfeiture or transferability restrictions, the participant will recognize ordinary income with respect to the award to the extent of the excess of the fair market value of the stock at the time of grant over the participant’s cost, if any, and the same amount is deductible by us, assuming that a deduction is allowed under Section 162(m) of the Code. If a stock unit award or other stock-based award is granted but no stock is actually issued to the participant at the time the award is granted, the participant will recognize ordinary income at the time the participant receives the stock free of any substantial risk of forfeiture (or receives cash in lieu of such stock) and the amount of such income will be equal to the fair market value of the stock at such time over the participant’s cost, if any, and the same amount is then deductible by Jet.AI, assuming that a deduction is allowed under Section 162(m) of the Code.

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Withholding Obligations

Jet.AI is entitled to withhold and deduct from future wages of the participant, to make other arrangements for the collection of, or to require the participant to pay to Jet.AI, an amount necessary for it to satisfy the participant’s federal, state or local tax withholding obligations with respect to awards granted under the Omnibus Incentive Plan. Withholding for taxes may be calculated based on the maximum applicable tax rate for the participant’s jurisdiction or such other rate that will not trigger a negative accounting impact on Jet.AI. The Committee may permit a participant to satisfy a tax withholding obligation by withholding shares of common stock of Jet.AI underlying an award, tendering previously acquired shares, delivery of a broker exercise notice or a combination of these methods.

Code Section 409A

A participant may be subject to a 20% penalty tax, in addition to ordinary income tax, at the time a grant becomes vested, plus an interest penalty tax, if the grant constitutes deferred compensation under Section 409A of the Code and the requirements of Section 409A of the Code are not satisfied.

Code Section 162(m)

Pursuant to Section 162(m) of the Code, the annual compensation paid to an individual who is a “covered employee” is not deductible by Jet.AI to the extent it exceeds $1 million. The Tax Cut and Jobs Act, signed into law on December 22, 2017, amended Section 162(m), effective for tax years beginning after December 31, 2017, (i) to expand the definition of a “covered employee” to include any person who was the Chief Executive Officer or the Chief Financial Officer at any time during the year and the three most highly compensated officers (other than the Chief Executive Officer or the Chief Financial Officer) who were employed at any time during the year whether or not the compensation is reported in the Summary Compensation Table included in the proxy statement for Jet.AI’s Annual Meeting; (ii) to treat any individual who is considered a covered employee at any time during a tax year beginning after December 31, 2106 as remaining a covered employee permanently; and (iii) to eliminate the performance-based compensation exception to the $1 million deduction limit.

Excise Tax on Parachute Payments

Unless otherwise provided in a separate agreement between a participant and Jet.AI, if, with respect to a participant, the acceleration of the vesting of an award or the payment of cash in exchange for all or part of an award, together with any other payments that such participant has the right to receive from Jet.AI, would constitute a “parachute payment” then the payments to such participant will be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code. Such reduction, however, will only be made if the aggregate amount of the payments after such reduction exceeds the difference between the amount of such payments absent such reduction minus the aggregate amount of the excise tax imposed under Section 4999 of the Code attributable to any such excess parachute payments. If such provisions are applicable and if an employee will be subject to a 20% excise tax on any “excess parachute payment” pursuant to Section 4999 of the Code, Jet.AI will be denied a deduction with respect to such excess parachute payment pursuant to Section 280G of the Code.

New Plan Benefits

It is not presently possible to determine the benefits or amounts that will be received by or allocated to participants under the Omnibus Incentive Plan or would have been received by or allocated to participants for the last completed fiscal year if the Omnibus Incentive Plan had then been in effect because awards under the Omnibus Incentive Plan will be made at the discretion of the Committee.

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Registration with the SEC

If the Omnibus Incentive Plan is approved by Oxbridge’s shareholders, Jet.AI intends to file a registration statement on Form S-8 registering the shares reserved for issuance under the Omnibus Incentive Plan as soon as reasonably practicable after Jet.AI becomes eligible to use such form.

Vote Required for Approval

The approval of the Omnibus Incentive Plan Proposal requires the affirmative vote (in person, online or by proxy) of the holders of a majority of the Class A Ordinary Shares and Class B Ordinary Shares entitled to vote and actually casting votes thereon at the extraordinary general meeting, voting as a single class. Abstentions and broker non-votes, while considered present for purposes of establishing quorum, will not count as a vote cast at the extraordinary general meeting. Accordingly, failure to vote in person, online or by proxy at the extraordinary general meeting or an abstention from voting will have no effect on the outcome of the vote on the Omnibus Incentive Plan Proposal.

The Omnibus Incentive Plan Proposal is conditioned on the approval of each of the other Condition Precedent Proposals. Therefore, if each of the other Condition Precedent Proposals is not approved, the Omnibus Incentive Plan Proposal will have no effect, even if approved by holders of the Ordinary Shares.

Recommendation of the Oxbridge Board

THE OXBRIDGE BOARD RECOMMENDS THAT OXBRIDGE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE OMNIBUS INCENTIVE PLAN PROPOSAL.

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PROPOSAL NO. 6 — THE DIRECTOR ELECTION PROPOSAL

Overview

The Oxbridge Board currently consists of five members. The term of office of our directors, consisting of Wrendon Timothy, Jay Madhu, Jason Butcher, Allan Martin, and William Yankus, will expire at our first annual general meeting.

In addition, the Existing Organizational Documents provide that each director shall serve until his or her successor is elected and qualified or until his or her earlier death, resignation, disqualification or removal. Pursuant to the Business Combination Agreement, all of Oxbridge’s current directors, other than Wrendon Timothy and Jay Madhu, will resign as of the Effective Time and will not serve as members of the Jet.AI Board after the Effective Time.

Pursuant to the Business Combination Agreement and the Proposed Certificate of Incorporation, effective immediately after the Effective Time, we will expand the size of the Jet.AI Board from four directors to seven directors, and the Jet.AI Board will consist of Michael Winston, George Murnane, Jay Madhu, Wrendon Timothy and three additional directors, at least two of whom will be independent. It is currently contemplated that two independent directors will be nominated to serve as Class I directors, Jay Madhu and Wrendon Timothy will be nominated to serve as Class II directors and Michael Winston, George Murnane and a third director will be nominated to serve as Class III directors.

In addition, the Proposed Organizational Documents provide that each director shall serve until his or her successor is elected and qualified or until his or her earlier death, resignation, disqualification or removal.

Information regarding each nominee is set forth in the section entitled “Management After the Business Combination.”

Resolution

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that the persons named below be elected to serve on the Jet.AI Board, effective upon the consummation of the Business Combination.”

Name of Director	Class of Director
Michael Winston	Class III
George Murnane	Class III
Jay Madhu	Class II
Wrendon Timothy	Class II

Vote Required for Approval

The approval of the Director Election Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote (in person, online or by proxy) of a majority of the Class B Ordinary Shares entitled to vote and actually casting votes thereon at the extraordinary general meeting. Under the terms of the Existing Organizational Documents, only the holders of Class B Ordinary Shares are entitled to vote on the election of directors to the Oxbridge Board. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the extraordinary general meeting. Accordingly, failure to vote in person, online or by proxy at the extraordinary general meeting or an abstention from voting will have no effect on the outcome of the vote on the Director Election Proposal.

The Director Election Proposal is conditioned on the approval of each of the other Condition Precedent Proposals. Therefore, if each of the other Condition Precedent Proposals is not approved, the Director Election Proposal will have no effect, even if approved by holders of the Class B Ordinary Shares.

Recommendation of the Oxbridge Board

THE OXBRIDGE BOARD RECOMMENDS THAT OXBRIDGE SHAREHOLDERS VOTE “FOR ALL NOMINEES” FOR ELECTION TO THE OXBRIDGE BOARD.

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PROPOSAL NO. 7 — THE ADJOURNMENT PROPOSAL

Overview

The Adjournment Proposal, if adopted, will allow the Oxbridge Board to adjourn the extraordinary general meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies. The Adjournment Proposal will only be presented to our shareholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Domestication Proposal, the Organizational Documents Proposal, the Advisory Organizational Documents Proposals, the Omnibus Incentive Plan Proposal, or the Director Election Proposal. If our shareholders approve the Adjournment Proposal, we may adjourn the extraordinary general meeting and any adjourned session of the extraordinary general meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from our shareholders who have voted previously.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by Oxbridge shareholders, the Oxbridge Board may not be able to adjourn the extraordinary general meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Domestication Proposal, the Organizational Documents Proposal, the Advisory Organizational Documents Proposals, the Omnibus Incentive Plan Proposal, or the Director Election Proposal.

Resolution

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more Proposals at the extraordinary general meeting.”

Vote Required for Approval

The Adjournment Proposal is not conditioned on the approval of any other Proposal at the extraordinary general meeting.

The approval of the Adjournment Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote (in person, online or by proxy) of a majority of the Class A Ordinary Shares and Class B Ordinary Shares entitled to vote and actually casting votes thereon at the extraordinary general meeting, voting as a single class. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the extraordinary general meeting. Accordingly, failure to vote in person, online or by proxy at the extraordinary general meeting or an abstention from voting will have no effect on the outcome of the vote on the Adjournment Proposal.

Recommendation of the Oxbridge Board

THE OXBRIDGE BOARD RECOMMENDS THAT OXBRIDGE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS OF JET TOKEN

The following discussion and analysis provides information which Jet Token’s management believes is relevant to an assessment and understanding of its consolidated results of operations and financial condition. You should read the following discussion and analysis of Jet Token’s financial condition and results of operations together with the section entitled “Summary of the Proxy Statement/Prospectus — Selected Historical Financial Data of Jet Token” and Jet Token’s audited consolidated financial statements and the related notes thereto included elsewhere in this proxy statement/prospectus. This discussion and analysis should also be read together with the unaudited pro forma condensed combined financial information as of and for the year ended December 31, 2022 and the accompanying notes thereto included elsewhere in this proxy statement/prospectus. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

Certain of the information contained in this discussion and analysis or set forth elsewhere in this proxy statement/prospectus, including information with respect to plans and strategy for Jet Token’s business, includes forward-looking statements that involve risks and uncertainties. As a result of many factors, including those factors set forth in the section entitled “Risk Factors,” Jet Token’s actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. Factors that could cause or contribute to such differences include, but are not limited to, capital expenditures, economic and competitive conditions, regulatory changes and other uncertainties, as well as those factors discussed below and elsewhere in this proxy statement/prospectus. We assume no obligation to update any of these forward-looking statements. Please also see the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Percentage amounts included in this proxy statement/prospectus have not in all cases been calculated on the basis of such rounded figures, but on the basis of such amounts prior to rounding. For this reason, percentage amounts in this proxy statement/prospectus may vary from those obtained by performing the same calculations using the figures in the audited consolidated financial statements included elsewhere in this proxy statement/prospectus. Certain other amounts that appear in this proxy statement/prospectus may not sum due to rounding.

Overview

Jet Token, a Delaware corporation, was founded in 2018 by Michael Winston, its Executive Chairman. Jet Token, directly and indirectly through its subsidiaries, is principally involved in (i) the sale of fractional and whole interests in aircraft, (ii) the sale of jet cards, which enable holders to use certain of Jet Token’s and other’s aircraft at agreed-upon rates, (iii) the operation of a proprietary booking platform (the “App”), which functions as a prospecting and quoting platform to arrange private jet travel with third party carriers as well as via Jet Token’s leased and managed aircraft, for Part 135 (whole aircraft charter) and Part 380 (by the seat charter), and (iv) since January 2023, joint ownership, alongside its existing operating partner, Cirrus, of 380 Software LLC, which supplies the technology to sell individual seats on empty legs on the Cirrus fleet of aircraft.

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Results of Operations

Year Ended December 31, 2022 and December 31, 2021

	2022	2021

Revenues	$21,862,728	$1,112,195

Cost of revenues	19,803,739	1,383,100

Gross profit (loss)	2,058,989	(270,905)

Operating Expenses:
General and administrative (including stock-based compensation of $6,492,653 and $12,690,091, respectively)	9,230,789	14,879,597
Sales and marketing	426,728	704,724
Research and development	137,278	117,391
Total operating expenses	9,794,795	15,701,712

Operating loss	(7,735,806)	(15,972,617)

Other (income) expense:
Other income	(3)	(207,368)
Total other (income) expense	(3)	(207,368)

Loss before provision for income taxes	(7,735,803)	(15,765,249)

Provision for income taxes	2,400	-

Net Loss	$(7,738,203)	$(15,765,249)

Weighted average shares outstanding - basic and diluted	122,747,555	118,503,131
Net loss per share - basic and diluted	$(0.06)	$(0.13)

Jet Token generates revenue from three primary sources: (i) the sale of fractional and whole interests in aircraft, (ii) the sale of jet cards, which enable holders to use certain of Jet Token’s and other’s aircraft at agreed-upon rates, (iii) the operation of an App - a proprietary booking platform - which functions as a prospecting and quoting platform to arrange private jet travel with third party carriers as well as via Jet Token’s leased and managed aircraft, for Part 135 (whole aircraft charter) and Part 180 (by the seat charter).

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Under Jet Token’s fractional ownership program, a customer can purchase an ownership share in a jet which guarantees the customer access to the jet for a preset number of hours per year. The fractional ownership program consists of an initial buy-in or upfront fee and a fixed hourly rate for flight hours. Jet Token’s jet card program provides the customer with a preset number of hours of private jet access at a fixed hourly rate over the agreement term (generally a year), typically paid 100% upfront. Jet Token also receives commission-based revenue for sales of jet card on behalf of Cirrus and engages in whole aircraft brokerage. Jet Token recognizes revenue from sales of its jet cards and fractional ownership interests and from commissions on charters upon transfer of control of its promised services, which generally occurs upon the flight hours being used or, in the case of unused hours under the fractional jet and jet card programs, at the end of the contract term. Jet Token recognizes revenue from the sales of Cirrus jet cards upon payment by the program member.

Jet Token began recording revenue in September 2020 reflecting services and brokerage fees related to charter bookings through its App. In July 2021, Jet Token leased a HondaJet under a short- term lease arrangement, terminated in February 2022, and acquired its first HondaJet Elite in November 2021, incurring operating expenses related to the lease of its aircraft and payments to Cirrus for the management of Jet Token’s aircraft. In 2021, Jet Token booked $645,996 in revenue related to its charter bookings. Jet Token also sold 125 prepaid flight hours in 2021 under its jet card program, recording $618,750 of revenue for hours flown and $436,331 of deferred revenue related to prepaid flight hours for which the related travel had not yet occurred. Jet Token recorded higher costs of revenues than revenues in 2021 primarily as a result of carrying approximately seven months of costs for pilots trained for Jet Token’s aircraft prior to leasing an aircraft in July and initial sales of pre-paid flight hours.

In 2022, Jet Token sold 449 prepaid flight hours, representing approximately $2.3 million of unearned revenue, and flew 359 prepaid flight hours representing $1.9 million of recognized revenue and $0.4 million of additional charges. Prepaid flight hours are booked as revenue as the flight hours are used or forfeited, as discussed above.

Jet Token recorded a net loss of approximately 15.8 million in 2021, primarily reflecting an increase in stock-based compensation resulting from the vesting of options, non-cash expenses, from approximately $683,000 in 2020 to approximately 12.7 million in 2021, as well as the ramp up of costs and expenses prior to Jet Token’s lease of an aircraft in July 2021. Jet Token’s other operating expenses increased in 2021 primarily as a result of an increase of approximately $767,000 in general and administrative expenses relating to increased wages related to two new hires focused primarily on sales and marketing, commissions payable on jet card sales and higher professional services. In addition, sales and marketing expenses, which relate primarily to promoting Jet Token and its programs, increased by approximately $260,000 in 2021. Jet Token also incurred research and development expenses in 2021 for the development of the App.

Jet Token recorded a net loss of approximately $7.7 million in 2022, a reduction in loss of roughly $8.1 million, primarily reflecting a decrease in stock-based compensation resulting from the vesting of options, non-cash expenses, from approximately $12.7 million in 2021 to approximately $6.5 million in 2022, as well as improvement in Gross Profit in 2022 to $2.1 million from $(0.3) million in 2021. Jet Token’s other operating expenses increased in 2022 primarily as a result of an increase of approximately $548,000 in general and administrative expenses relating to increased commissions payable on fractional and jet card sales. In addition, sales and marketing expenses, which relate primarily to promoting Jet Token and its programs, decreased by approximately $278,000 in 2022 while the company paused and then reaccelerated spending upon aircraft delivery and the related increase in marketable jet card inventory.

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Liquidity and Capital Resources.

As of December 31, 2022, Jet Token’s cash and equivalents were approximately $1.5 million, including approximately $500,000 of restricted cash under its aircraft leasing arrangements described below. This compares to approximately $643,000 as of December 31, 2021, with the increase reflecting primarily the increase of approximately $1.0 million in net cash from Jet Token’s operating activities. It also reflects Jet Token having received a higher level of net offering proceeds from its 2021 Regulation A offering of non-voting common stock, which launched in June 2021 and terminated in January 2023.

The private jet industry in 2021 and 2022 experienced a protracted period of strong demand such that Jet Token’s largest competitors suspended sales entirely for periods of time, and offered wait-list participation in their jet card and fractional ownership programs. In 2023, our largest competitors have returned to market though generally with higher prices and more restrictive program rules.

To date, Jet Token has funded its operations through a combination of operations, the issuance of equity securities and, to a lesser extent, loans and advances from its Executive Chairman. In February 2020, Jet Token commenced an offering under Regulation A for a maximum offering amount of $10 million, which terminated on December 31, 2020. Jet Token issued 32,942,282 shares of non-voting common stock in this offering representing approximately $9.9 million in gross proceeds. From June 2021 to January of 2023, Jet Token commenced another offering under Regulation A and issued 8,739,322 shares representing approximately $6.6 million in gross proceeds.

In November 2021 and April 2022, Jet Token entered into five-year leasing arrangements for the financing of its HondaJet Elite aircraft. At any time during the term, Jet Token has the option to purchase either aircraft from the lessor at the aircraft’s fair market value at that time. The leasing arrangements also require Jet Token to hold a liquidity reserve of $500,000 in a separate bank account pledged as security to the lessor, which Jet Token records as restricted cash on its balance sheet, as well as a maintenance reserve of approximately $690,000 for each leased aircraft, which is held by the lessor in the event the lessor determines that the relevant aircraft is not being maintained in accordance with the lease requirements or to prevent deterioration of the aircraft. Events of default under the leasing arrangements include, among other things, failure to make the monthly payments (with a 10-day cure period), default on other indebtedness, breaches of covenants related to insurance and maintenance requirements, change of control or merger, insolvency and a material adverse change in Jet Token’s business, operations or financial condition. Please see Note 5 to Jet Token’s financial statements for the fiscal year ended December 31, 2022 included herein for a further description of these leasing arrangements.

In March 2023, Jet Token sold a 5/5 fractional interest in one of its HondaJet Elite aircraft, which netted Jet Token approximately $600,000 of proceeds over the leased cost. The sale additionally resulted in the rebate of approximately $690,000 of maintenance reserve and the release of $500,000 of liquidity reserve pledges as security to the lessor. The aircraft remains in normal day-to-day use under Jet Token’s operational control in Las Vegas (via Cirrus) where it continues to be available to program members, jet card members and charter customers, respectively.

In June 2022, Jet Token received an unsolicited offer for the outright purchase of one of its HondaJet Elite aircraft, which netted Jet Token approximately $1.2 million of proceeds over the leased cost. After internal financial and legal review, Jet Token determined that the sale of the aircraft would offer a net benefit to its stakeholders. Jet Token considered a number of factors in making this decision, including but not limited to: (1) the availability of replacement aircraft, (2) pilot availability, (3) the time to register the aircraft for commercial use, and (4) the risk adjusted lifetime return on capital associated with operating the aircraft relative to the purchase price offered.

In May 2020, Jet Token received a loan in the amount of $121,000 pursuant to the Paycheck Protection Program (“PPP”) under the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act which has been forgiven in its entirety. In February 2021, Jet Token received a second loan in the amount of $86,360 pursuant to the PPP program under the revised CARES Act, which has also been forgiven in its entirety. In July 2021, Jet Token entered into a loan agreement with StartEngine Primary, LLC, which allows for advances up to an aggregate amount of $500,000 to pay for advertising and promotion services in connection with Jet Token’s equity offering. The advances are non-interest bearing and are repaid from the proceeds of Jet Token’s offering. As of December 31, 2021, Jet Token had a balance of $194,727 due on this loan which has subsequently been repaid in full. See Note 4 to Jet Token’s audited financial statements for the fiscal year ended December 31, 2022 included herein for a description of these loans.

In 2020, Jet Token’s Founder and Executive Chairman, Mike Winston, advanced approximately $80,000 in the form of a non-interest-bearing loan, which was repaid in full during 2020. In 2021, he advanced approximately $200,000 in the form of a non-interest-bearing loan, all of which was repaid in full during 2022.

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Plan of Operation

Aviation

Jet Token contemplates acquiring addition aircraft to grow its business and it currently anticipates financing the acquisition of such aircraft through the sale of fractional and whole interests, debt/lease financing and advanced sales of flight time.

In the fourth quarter of 2022, we launched the Onboard Program to allow aircraft owners to contribute their aircraft to Jet Token’s charter and jet card inventory. The Onboard Program requires one month FAA conformity of aircraft onto the Cirrus Aviation Part 135 certificate, a one week pilot recertification course for charter operation and execution of a limited management agreement.

Software

Jet Token plans to reorganize and to recharacterize its software development efforts under the banner of a new suite of SaaS products termed “Jet.AI Fleet Management” as follows:

1.	CharterGPT powered by Jet.AI: We plan to build a natural language interface charter app to replace the existing Jet Token app found in the iOS/Android stores, respectively. For more information on the proposed features and benefits please see the section of this proxy statement/prospectus entitled “Strategy – Artificial Intelligence.” The CharterGPT app would be expected to be made available to the public in advance of or simultaneous with the closing of the proposed Business Combination.

2.	Flight Club API powered by Jet.AI: The Flight Club API enables FAA Part 135 operators to function simultaneously under FAA Part 380 which permits sale of private jet service by the seat instead of by whole aircraft. The Flight Club software integrates front end ticketing and payment collection with the flight management systems of an FAA Part 135 operator. It automates the process of filing forms for each flight with DOT and conforms with DOT escrow requirements around ticketing and movement of customer funds.

3.	Reroute powered by Jet.AI: The technology enables FAA Part 135 operators to earn additional revenue on certain unoccupied flights. It suggests to an operator if it may reroute aircraft waiting to return to base into new charter bookings to destinations within specific distances. The system incorporates aircraft performance, weather and proprietary data to arrive at a profit estimate for each prospective flight. The MVP has been successfully tested and our partner Cirrus Aviation has agreed to beta test Reroute on its fleet ahead of launch. Launch is tentatively scheduled for the third quarter of 2023.

4.	DynoFlight API powered by Jet.AI: The DynoFlight API enables aircraft operators to purchase carbon offset credits in small quantities at competitive rates. Carbon credits are typically sold in large blocks, so small quantities of carbon credits, even if available, are generally priced at a premium for small and medium sized businesses. In addition, the DynoFlight API offers an advantage to large organizations that wish to manage working capital more efficiency (i.e. pay as they fly instead of buying in bulk).

5.	Card Management and Invoicing powered by Jet.AI: This system is our internally developed membership panel, invoicing and billing system offered as a white label service to the combined market of over 5,000 FAA Part 135 and Part 91k operators. The Card Management and Invoicing offering, when combined with the four products described above present an attractive solution, in our view, for Part 135 and 91k operators who seek to improve the customer experience, drive utilization and manage their carbon footprint, respectively.

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Trend Information

Jet Token’s business and operations are sensitive to general business and economic conditions in the U.S. and worldwide along with local, state, federal and foreign governmental policy decisions. A host of factors beyond Jet Token’s control could cause fluctuations in these conditions. Adverse conditions may include but are not limited to: changes in the airline industry, blockchain asset regulations by authorities, fuel and operating costs, changes to corporate governance best practices for executive flying, general demand for private jet travel, market acceptance of our business model and COVID-19 issues more fully described below. These adverse conditions could affect Jet Token’s financial condition and the results of operations.

Actions taken around the world since January 2020, when the World Health Organization declared the COVID-19 coronavirus outbreak a “Public Health Emergency of International Concern” to help mitigate the spread of the COVID-19 coronavirus, include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. The COVID-19 coronavirus and actions taken to mitigate it have had an adverse impact on the economies and financial markets of many countries, including the geographical area in which Jet Token operates. While it is unknown whether these conditions will recur and what the complete financial effect will be to Jet Token, it is known that the travel industry in which Jet Token operates has been severely impacted.

While Covid-19 negatively impacted aviation as a whole, Jet Token believes the light business jet sector has been less affected as people who previously had not used business jets are utilizing light jets like Jet Token’s HondaJet Elites for safety reasons and people who previously had used larger, more expensive, business jets but have felt the effects of the current business environment, are downsizing to smaller jets for economic reasons. Private jet domestic hours flown, a key measure for our sub-segment of air travel, grew 0.3% in 2019, (21)% in 2020, 46% in 2021 and 3.5% in 2022. During the pandemic, private jet domestic hours flown bottomed out in the month of April 2020, down 74% as compared to April of 2019. Domestic private jet hours flown then rebounded 106% month over month in May, though May numbers were still down 47% compared with results in (pre-pandemic) May of 2019. By April and May of 2021, private jet domestic hours flown were up 307% and 110% year over year, respectively, versus the bottom in 2020 and up 6% and 11% versus pre-pandemic April and May of 2019. When compared to the pre-pandemic year of 2019, private jet domestic hours flown in 2022 were 19% higher overall, the apparent cause of the growth has been the tendency of travelers to persist flying privately even after the pandemic.

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INFORMATION ABOUT Jet Token

Overview

Our business strategy combines concepts from fractional jet membership programs with innovations in artificial intelligence, also referred to herein is “AI.” Our purposeful enhancement of price discovery and reduced entry price have the potential to produce fairer and more inclusive results for aircraft owners and travelers alike.

We formed our company on June 4, 2018. We developed and, in September 2019, launched our booking platform represented by our iOS app JetToken (the “App”), which functions as a prospecting and quoting platform to arrange private jet travel with third party carriers as well as on our own aircraft. In July 2021, we leased a HondaJet aircraft under a short-term lease arrangement, which terminated in February 2022, to accelerate our aircraft operations and sales of jet card memberships. We have acquired four HondaJet Elite aircraft under our 2020 Purchase Agreement with Honda Aircraft Company, discussed under “– Our Aircraft” below, all four of which have been sold as discussed below, with three of the four aircraft having been delivered in 2022. Great Western Air, LLC (DBA Cirrus Aviation Services, LLC) (“Cirrus”) is managing, operating, and maintaining our aircraft and has a growing team of pilots that have been specially trained on the HondaJet at the Flight Safety facility on the Honda Aircraft Company campus in Greensboro, NC. Cirrus has additionally developed a safety co-pilot training program in coordination with the FAA and a local flight training academy for licensed pilots already skilled with the Garmin 1000 avionics suite.

We offer the following programs for our HondaJet Elite aircraft:

●	Fractional ownership program: This program provides potential owners the ability to purchase a share in a jet at a fraction of the cost of acquiring an entire aircraft. Each 1/5 share guarantees 75 occupied hours of usage per year with 24 hours of notice. The fractional ownership program consists of an initial up-front fee, a monthly fee, and a fixed hourly rate on the jet.

●	Jet card program: A membership in our jet card program generally includes 10, 25 or 50 occupied hours of usage per year with 24 hours of notice. Members generally pay 100% upfront and then fly for a fixed hourly rate over the next twelve months. Those who require guaranteed availability may pay a membership fee for an additional charge. Jet card program members may interchange as a set ratio per aircraft onto any one of twenty jets operated by our partner, Cirrus.

In addition to servicing members, fractional owners and third-party charter clients, our HondaJets are available to address unexpected cancellations or delays on brokered charters. Unlike most of our brokerage competitors, as well as many business jet management companies which require owner approval before their aircraft can be used for third party charter, we believe maintaining a fleet of readily available aircraft to back fill third party charter services provides more reliability and is an attractive selling point for potential clients.

In 2022, we entered into agreements with Cirrus under which we will sell jet cards for Cirrus’s aircraft, for a commission for sales and client management services, and we make Cirrus’s aircraft available to our customers for charter bookings at preferred rates and with certain service guarantees. As a result, our jet card members and charter customers have access to twenty of Cirrus’s aircraft in the light, mid, super-mid, heavy, and ultra-long-range categories, comprising the following aircraft: CJ3+, CJ4, Lear 45XR, Citation XLS+, Lear 60, Hawker 900XP, Challenger 300, Challenger 604, Falcon 900EX, Challenger 850, Gulfstream V and Gulfstream G550.

Our booking platform displays a variety of options across private aircraft types in addition to the pricing of our own aircraft, with a range of prices drawn from a list of thousands of aircraft for hire. We offer users the ability to request a jet and to simultaneously task us with seeking a lower-cost otherwise superior alternative. Our App is directly connected via API to Avinode, the major centralized database in private aviation. Through Avinode we can electronically and automatically correspond with operators of private jets who have posted their aircraft for hire. We currently accept both cash and blockchain currency, which our payment processor promptly converts to fiat currency prior to confirming a booking.

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Strategy

Business Aviation

Having successfully executed the HondaJet four aircraft fleet deal and further having sold through all four aircraft, we plan to gradually expand our fleet with super-mid-size aircraft and the help of our operating partner, Cirrus. Cirrus manages a fleet of 30 jets in Las Vegas, where we are headquartered. We have executed a non-binding letter of intent to acquire five new Challenger 3500 aircraft from Bombardier, consisting of three prospective firm orders and two options. Subject to (1) the successful completion of the proposed Business Combination, (2) our securing of debt financing to fund the initial fleet purchase down payment and (3) the development of a management, interchange and support plan with our partner Cirrus, we would then plan to execute a formal fleet purchase agreement to secure the first Challenger 3500 delivery in the fourth quarter of 2024. With fleet purchase agreement in force, but the first delivery a year or more away, we would then plan to pre-sell one quarter, one half or full interest in these aircraft. Upon delivery the jets would in turn be managed by Cirrus and listed on their Part 135 certificate. Customers would be expected to make a down payment and progress payments, consistent with fractional industry norms, and we would expect to allocate those funds to restricted cash unless otherwise paid toward (1) the initial down payment borrowings or (2) our related progress payment obligations to Bombardier.

If we include its predecessors the Challenger 300 and Challenger 350, Bombardier has sold over 1,000 serial numbers in the Challenger 3500 line, which in our view remains one of the most popular and reliable super-mid-size jets in the world. The aircraft requires no major scheduled maintenance overhaul in its first two years of service, a testament to the depth of historical experience the manufacturer has developed with this model of aircraft since the Challenger 300 was introduced in 1999. The spacious 8-9 seat stand-up cabin, 43,000 foot flight ceiling and Mach 0.83 capability, make it a leading choice for travelers. After twenty-four years in service the Challenger 300/350/3500 airframe has attracted a sizable community of typed pilots and Bombardier has constructed 41 worldwide service centers (11 in the US) to support utilization.

Because all major manufacturers of super-mid or large cabin aircraft such as Gulfstream, Falcon, Bombardier, Embraer, and Textron each have one to three year waiting lists for super-mid-size jets, many of our fractional competitors can only pre-sell, and remain otherwise unable to offer the related service. Our strategy is to allow customers, in advance of delivery, to fly on Cirrus’s managed Challenger 300/350, 604/605 and 850 model Bombardier aircraft. In return the customer would pay a monthly management fee (MMF) and an occupied hourly fee (OHF) at rates substantially similar to those for their Challenger 3500. We believe this “buy and fly” approach may resonate with market participants who may appreciate the convenience of a fractional program without the extraordinarily long wait.

Conventional wisdom in private aviation has been that a light jet FAA Part 135 operation presents financial challenges because the lower hourly rate of a light jet leaves little margin to pay a second pilot and remain profitable. Thanks to our partnership with Cirrus, we have addressed this concern by having a typed pilot in command with at least 1,500 hours in jets, 1,000 of which must have been in the HondaJet specifically, fly alongside a co-pilot who has been through an FAA approved ground school developed by Cirrus and Chennault Flying Service. This “safety co-pilot” is permitted to operate the aircraft in the unlikely event the pilot in command is incapacitated or otherwise unable to act. The HondaJet, which has been designated by the FAA for single pilot operation, integrates the Garmin 3000 flight system and by law does not require a second pilot to fly. This safety co-pilot program brings trained pilots who are already schooled in either the Garmin 1000 or Garmin 3000 flight system, gives them additional training on the HondaJet and Garmin 300 system, and then allows them to develop their skills alongside a mentor. Importantly, the presence of this safety co-pilot is regarded by our insurer as sufficient to maintain our present level of premium. The safety pilot does not require a full wage because of their status as a trainee and the professional value they gain from accruing jet flight hours. This lower cost of labor helps the company overcome the traditional costs of paying a second pilot and helps bring a stream of prospective pilot in command candidates. Some safety pilots are newer to aviation while others have had many years of flight training and thousands of hours of flight time on civilian (or military) jet or turboprop aircraft. We believe that the comparatively low cost of entry of the HondaJet and the proven capabilities of the Challenger 3500 are attractive to new and seasoned traveler alike, particularly given our ability to offer interchange between the two aircraft and onto any one of twenty of the thirty aircraft managed by Cirrus. In addition, while some customers have shorter mission profiles and lower passenger loads better suited to the HondaJet others have longer mission profiles with higher passenger loads – and so the HondaJet and the Challenger 3500 (plus Cirrus’s fleet) again make an excellent combination in our view. We have taken a gradual approach to fleet expansion given the capital-intensive nature of aviation and our view that customers should bear the risk (and related tax reward) of owning and maintaining airplanes.

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With respect to our jet card program, we sell time on our HondaJets and are permitted to sell time on 20 of the 30 Cirrus managed aircraft without so-called owner approval. The jets can be booked for charter and fly without the operator having to seek specific permission from the owner – thereby creating a type of synthetic fleet capability on the part of the management company. A jet card represents a pre-paid block of time that permits a customer to travel by simply booking, typically 24hrs in advance of the flight. The card may entitle the holder to guaranteed availability, and we make this guarantee available on our HondaJets and certain other Cirrus aircraft in the mid-size category, in return for an additional fee. Cards range in price from $58,000 for ten hours on the HondaJet, to $1 million for 50 hours on the Gulfstream G550, and a card holder may use their funds to fly on any aircraft in the fleet subject to an interchange table found in their card contract.

Our fractional program consists of an initial down payment, progress payments and a delivery payment. Once the aircraft is delivered and enters into service, we charge a monthly management fee (the “MMF”) and an occupied hourly fee (the “OHF”). The MMF is intended to cover the fixed costs of maintaining flight readiness including but not limited to pilot’s wage, insurance, management, hangarage, unplanned maintenance, crew expense, training, subscriptions, and WiFi. The OHF is intended to cover the variable costs of flying the aircraft, including but not limited to fuel, the engine maintenance program, and the aircraft maintenance/parts program. We pass through to customers excess fuel cost based on a standard formula, and pass through non-standard catering, certain landing, ramp parking and de-icing fees.

Blockchain Pivot

We have constructively engaged off and on the past three years with the FinHub division of the SEC in a series of document submissions and presentations. The purpose of the interactions have been to seek clarification on whether our proposed, and evolving, blockchain network proposal conforms with U.S. securities laws. For avoidance of doubt, conversations with the FinHub division of the SEC or any other area of the SEC should not be construed as an endorsement of our proposed blockchain network and related technology. Although these conversations remain open, because management cannot reliably estimate their outcome, we will not build and will not invest in any proposed blockchain network in the US in the absence of a “no action” letter from the SEC. It is therefore incumbent upon us to explore in parallel other opportunities to deploy incremental capital at the nexus of business aviation and high technology (i.e. Artificial Intelligence).

Aviation Software

Flight Club API powered by Jet.AI

The Flight Club API enables FAA Part 135 operators to function simultaneously under FAA Part 380 which permits sale of private jet service by the seat instead of by whole aircraft. The Flight Club software integrates front end ticketing and payment collection with the flight management systems of an FAA Part 135 operator. It automates the process of filing forms for each flight with DOT and conforms with DOT escrow requirements around ticketing and movement of customer funds.

The first use case of the Flight Club is operational as of 1Q23 through the mechanism of 380 Software LLC. 380 Software LLC is a 50% owned subsidiary founded in co-operation with our operating partner Cirrus Aviation. Cirrus Aviation owns the other 50% of 380 Software LLC, and their fleet serves as a first use case. The Company retains all rights to the technology powering 380 Software LLC and has granted 380 Software LLC a perpetual non-transferrable license.

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The initial implementation of the Flight Club is to permit the 30 owners of Cirrus Aviation managed aircraft to fly on one another’s planes when those planes are otherwise flying empty but at the expense of a charter customer who is typically obliged to pay not only the cost of an outbound leg but also the cost of a return to base. The charter customer is typically obliged to pay the cost of the return because the sale of the empty return is an inherently low probability event based on historical industry experience.

In general, the lower the charter price the higher the probability of damage to the cabin interior. Certain fine hotel and resorts experience the same phenomenon with respect to room damage and so as a rule will stay vacant in place of allowing their lowest room night below a certain absolute price level. The loss of operation of a primary cabin amenity such as passenger seat or lavatory can take an aircraft out of charter operation for weeks or months at a time depending on part availability from the OEM. Such loss of operation creates both direct cost and opportunity cost. Aircraft seats in particular require special FAA certification for fire resistance and their critical role in the unique aerodynamic weight and balance of each aircraft type. The Company therefore advises stringent passenger vetting and holding a credit authorization before flight as surety for the ultimate aircraft owner accountable for any repair.

Reroute powered by Jet.AI

Reroute software recycles aircraft waiting to return to base into new charter bookings to destinations within specific distances. It supports fleet revenue optimization for FAA Part 135 operators. The MVP has been successfully tested and our partner Cirrus has agreed to beta test the product on its fleet ahead of launch. Launch is tentatively scheduled for the third quarter of 2023.

DynoFlight API powered by Jet.AI

The DynoFlight API enables aircraft operators to purchase carbon offset credits in small quantities at competitive rates. Cabon credits are typically sold in large blocks, so small quantities of carbon of credits, even if available, are generally priced at a premium for small and medium sized businesses. In addition, the DynoFlight API offers an advantage to large organizations that wish to manage working capital more efficiency (i.e. pay as they fly instead of buying in bulk). Launch is tentatively scheduled for the third quarter of 2023.

Artificial Intelligence

CharterGPT: By incorporating the following AI-powered features, we believe our App for private aviation can offer a unique and personalized experience to customers:

Aircraft Recommendation Engine: Our AI-enabled App for private aviation can help customers select the most suitable private jet for their travel needs, even if they are not familiar with the differences between jets. The App can also provide customers with greater transparency and understanding of the characteristics of the aircraft, making it easier for them to make an informed decision. The recommendation engine analyzes the list of available jets based on the travelers request, and considers factors such as budget, preferred aircraft size, age of aircraft, distance of the trip compared with non-stop/range capability, number of passengers, ages and weights of passengers and their respective bags compared with cargo capacity, take-off weight limitations based on airport altitude (i.e. high and hot issues), landing limitations (i.e. steep approach or special pilot training requirements), safety audit (Argus/Wyvern), cabin amenities such as a fully enclosed lavatory, WiFi availability, years since last interior refurbishment, years since last engine overhaul, and both operator and aircraft specific accident history.

Customer service: The AI-enabled App can provide intelligent customer service by using natural language processing and machine learning algorithms to understand and respond to customer inquiries and provide personalized support. Untrained call center staff and brittle chat bots characterize much of the customer service experience today in the US. With the advent of AI, we believe that even for high ticket items, consumers will come to expect a natural language interface trained on terabytes of data that relate specifically to their purchase.

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Charter brokerage is labor intensive, and most customers are highly price sensitive. We believe these two factors explain why no charter broker has acquired more than 3-5% of the one million brokered flights that land each year in North America. The back end of the App provides three features that may address the labor intensity (and hence scalability) of our charter brokerage business. First, each charter operator has its own form of legal contract for carriage and that contract must be reconciled with the terms found in the charter brokers’ agreement with the passenger. Our AI performs this reconciliation automatically, improving the speed to close with the client and reducing labor costs. Second, many charter operators do not initially respond to electronic requests delivered through the Avinode charter database that powers our app. Our generative chat AI and related voice engine perform outbound voice calls to prompt aircraft operators to respond to quotes we have requested via the web interface to their Avinode account. Third, our AI integrates with Schedero (an Avinode based scheduling application) to generate a trip sheet for a given charter and then further integrates with Stripe to invoice and confirm payment via credit card, wire, or ACH.

Predictive Destination Optimization: The App makes use of machine learning algorithms to analyze air traffic patterns, weather conditions, fuel prices, landing fees, and traveler preferences to then recommend which private airport to select when a traveler’s destination city is serviced by multiple airstrips. For example, Los Angeles is serviced by Los Angeles International Airport (LAX), Van Nuys Airport (KVNY), Burbank Bob Hope Airport (KBUR), John Wayne Airport (KSNA).

Predictive Departure Date: The App analyzes historical pricing data and forward-looking event data related to a given itinerary to predict the best date to book a flight to obtain the lowest price for their desired charter itinerary. Although approximately thirty-five blackout days a year are widely understood to absorb most domestic private aviation capacity, a variety of lesser appreciated grey-out days centered around key sporting events or entirely new happenings can affect both regional and national pricing.

Predictive Departure Time: The App uses machine learning algorithms to recommend the optimal departure time based on both live weather conditions, air traffic, and other factors, to help customers more reliably arrive at their destination on time.

Predictive Ground Transportation: The App can make intelligent recommendations and analyze customer preferences to recommend ancillary services such as ground transportation, hotel bookings, and dining options. For example, some airports run out of rental cars at certain times each year because of an annual conference or other recurring special event. Some of our competitors have taken steps to remedy the shortage at some airports by positioning in their own vehicles for customer use.

Sales and Marketing

Our marketing and advertising efforts are focused on high-net-worth individuals. We have observed that many first-time private flyers came to market beginning in 2020 in an effort to avoid commercial travel and thereby curtail their prospective exposure to COVID-19. We intend to continue to expand our marketing and advertising through the following channels: online marketing, television advertising and event marketing. Paid social media and search engine advertising drive our online marketing. In the past we have launched 15 and 30 second advertising spots that are targeted at high-net-worth individuals and corporate executives through several channels, including CNBC, Fox Business, and The Golf Channel, as well as online through Facebook and Linked-In. We intend to expand social media and event marketing in particular, provided those meet our internal return targets, and to cut those that do not. With respect to event marketing we intend to have a presence at sporting events, business jet industry gatherings and company hosted aircraft static displays.

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Market Opportunity

Over the past 30 years, the market for private jet travel has transformed significantly. First the model of full aircraft ownership transformed into fractional ownership with companies such as NetJets and FlexJet. This was followed by operators offering jet cards and on-demand service through their fleet of aircraft. The latest iteration of private jet travel provides even more flexibility by providing an on-demand service to travelers while leveraging the flight availability of one or more third party carriers. The result of this transformation is a highly segmented industry with numerous market participants offering varying levels of ownership.

According to National Business Aviation Association, the business jet industry contributes $150 billion dollars per year to the US economy. In 2021, there were 14,488 business jets in the US fleet that generated 4.4 million flight hours per year, and roughly 2,800 of the 14,488 total business jets in the United States were available to charter. Numerous charter brokers and centralized databases each attempt to improve the allocation of that capacity in return for a fee.

Business jet charter operators (those operating under a Part 135 license from the Federal Aviation Administration) logged over a million landings in the US during 2021 according to ARGUS International, Inc., a leading providers of aviation services, including statistical data and ratings. The average flight lasts 1.5 hours with 2-3 passengers, and we estimate the average cost to operate a US business jet at $5,500 per hour. Most charters include the cost of the empty return leg so a 1.5-hour trip typically translates to 3 hours of billed time, or approximately $16,500. As a result, one million landings per year at $8,250 per landing ($16,500 round trip) equals $8.25 billion of revenues in charter landings alone. That’s approximately 2,740 charter landings per day at any one of 5,000 private airports or 500 commercial airports.

Furthermore, for the business jets that do not fly charter, we believe many private plane owners do not seek FAA certification and special insurance to permit third parties to pay to fly on their planes partly because there is no practical way to source and process vetted, willing, passengers. These owners are permitted under FAA rules to offset only their cost by allowing others to use their aircraft. There is currently no electronic marketplace geared toward aircraft owners seeking systematic recruitment of unrelated “at cost” passengers with an eye toward defraying the expense of jet ownership and operation.

We believe that by combining the private jet on-demand model with commercial airline flight availability and prospectively the underutilized flight hours of private jet operators, our company will be positioned to provide optimum flexibility and cost efficiency for our clients.

Our Aircraft

We have previously entered into a Purchase Agreement with Honda Aircraft Company for a multi-aircraft deal for four HondaJet HA-420 aircraft (the “HondaJet Elites”). Per the agreement, we have acquired all four jets. We have financed the purchase of the first two aircraft through a lease arrangement for each as discussed under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” below. In June 2022, we received an unsolicited offer for the purchase of a HondaJet Elite and, after internal financial and legal review, determined that the sale of the aircraft would offer a net benefit to our stakeholders. The remaining two aircraft were financed through the sale of fractional interests in each of these aircraft.

HondaJet Elite aircraft are ideally suited for trips under 3 hours carrying 2-4 passengers plus two pilots. We believe the HondaJet Elite aircraft is one of the most spacious and cost-efficient light jets on the market with ample baggage and interior room (including an enclosed lavatory). The wing mounted engines allow for a tranquil, spacious interior. Engines on the wings mean less weight on the tail and more room in the cabin.

We currently base the fleet in Las Vegas, NV, a top ten private jet destination and may relocate the fleet based on seasonal travel patterns and the travel patterns of our membership. We also enable customers to offset the carbon footprint of their travel through a relationship with Terrapass, a leading provider of third party verified carbon offset programs.

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We estimate that thirty calendar days per year (due to holidays, major sporting events, etc.) it is difficult, if not impossible, to fly private without the guaranteed access provided by a jet membership program such as ours. The ability to safely offer guaranteed capacity, on demand, is one of the most important features one can deliver in private aviation. Also, our aircraft give us the ability to attract online visitors with dynamically priced offers.

We have also entered into an Executive Aircraft Management and Charter Services Agreement with Cirrus pursuant to which Cirrus has agreed to provide for the management, operation, and maintenance of our aircraft. Cirrus Aviation Services has a growing team of pilots that have been trained on our aircraft at the Flight Safety facility on the Honda Aircraft Company campus in Greensboro, NC.

Cirrus is the largest private jet charter company based in Las Vegas. The Cirrus team has been managing and operating aircraft – commercially and privately – for more than 40 years. In addition, Cirrus is:

●	FAA Eligible On-Demand Approved
●	ARG/US Platinum Rated
●	Wyvern Recommended

Cirrus maintains, services and operates our HondaJet aircraft on our behalf and in compliance with all applicable FAA regulations and certification requirements. Cirrus has the capability to provide substitute aircraft at competitive rates in periods of excess demand for our HondaJet Elite aircraft.

Competition

The private air travel industry is extraordinarily competitive. We will compete against private jet charter and fractional jet companies. Established private jet brokerage and fractional companies include but are not limited to, NetJets, FlexJet, VistaGlobal (including JetSmarter powered by XO), SentientJet, WheelsUp, JetSuite, Flight Options, Nicholas Air, Jet Alliance, Executive Air Share, Plane Sense, One Sky Jets, StarJets, Jet Aviation, JetIt, Volato and Luxury Aircraft Solutions. All compete for passengers with a variety of pricing plans, aircraft types, blackout periods, booking terms, flyer programs and other products and services, including seating, food, entertainment and other on-board amenities.

Both the private jet charter companies and the legacy airlines and low-cost carriers have numerous competitive advantages that enable them to attract both business and leisure travelers. Our competitors may have corporate travel contracts that direct large numbers of employees to fly with a preferred carrier. The enormous route networks operated by our competitors, combined with their marketing and partnership relationships with regional airlines and international alliance partner carriers, allow them to generate increased passenger traffic from domestic and international cities. Our access to smaller aircraft fleet networks and lack of connecting traffic and marketing alliances puts us at a competitive disadvantage, particularly with respect to our appeal to higher-fare business travelers.

The fractional private jet companies and the legacy airlines and low-cost carriers each operate larger fleets of aircraft and have greater financial resources, which would permit them to add service in response to our entry into new markets. Due to our relatively small size, we are more susceptible to a fare wars or other competitive activities, which could prevent us from attaining the level of traffic or maintaining the level of sales required to sustain profitable operations.

In 2018 and 2019, respectively, VistaJet acquired XOJET and JetSmarter, combining its heavy jet subscription-based service targeting multinational corporations and ultra-high net worth individuals with XOJET’s super-midsize jet on demand service and JetSmarter’s digital booking platform for business aviation. In addition, during 2020, Wheels Up acquired Delta Private Jets as well as Gama Aviation, a business jet services company and in 2021 Vista Jet acquired a number of smaller players as well as Apollo Jets. Increased consolidation in our industry could further intensify the competitive environment we face.

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Intellectual Property

We registered a trademark on our brand name, Jet Token, and our logo, with the United States Patent and Trademark Office. We have also purchased our domain name, jettoken.com and operate our website under that domain. We have an application pending with the United States Patent and Trademark Office for Jet.AI. We are the sole owner of the copyrights in and to the software code underlying our App.

Employees

In light of our early stage of development, we have 6 full-time employees, our Executive Chairman, our Chief Executive Officer and President, our Chief Operating Officer, our Chief Technology Officer, our Vice President of Sales and a marketing staff person.

Regulation

Regulations Applicable to the Ownership and Operation of Our Aircraft

Once we have leased our aircraft, Cirrus, which will maintain and manage our aircraft, is subject to a high degree of regulation that affects our business, including regulations governing aviation activity, safety standards and environmental standards.

U.S. Department of Transportation (“DOT”)

The DOT primarily regulates economic issues affecting air transportation such as the air carrier’s financial and management fitness, insurance, consumer protection and competitive practices. The DOT has the authority to investigate and bring proceedings to enforce its regulations and may assess civil penalties, revoke operating authority, and seek criminal sanctions. Our operating as an air charter carrier is regulated and certificated by the DOT. The DOT authorizes the carrier to engage in on-demand air transportation within the United States, its territories, and possessions. The DOT can suspend or revoke that authority for cause, essentially stopping all operations.

Federal Aviation Administration (“FAA”)

The FAA primarily regulates flight operations, in particular matters affecting air safety, such as airworthiness requirements for aircraft and pilot, mechanic, dispatcher and flight attendant certification. The FAA regulates:

●	aircraft and associated equipment (and all aircraft are subject to ongoing airworthiness standards),
●	maintenance and repair facility certification
●	certification and regulation of pilots and cabin crew, and
●	management of airspace.

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In order to engage in air transportation for hire, each air carrier is required to obtain an FAA operating certificate authorizing the airline to operate using specified equipment in specified types of air service. In the case of our leased aircraft, it is a Part 135 license. The FAA has the authority to modify, suspend temporarily or revoke permanently the authority to provide air transportation for failure to comply with FAA regulations. The FAA can assess civil penalties for such failures or institute proceedings for the imposition and collection of monetary fines for the violation of certain FAA regulations. The FAA can revoke authority to provide air transportation on an emergency basis, without notice and hearing, where significant safety issues are involved. The FAA monitors compliance with maintenance, flight operations and safety regulations, maintains onsite representatives and performs inspections of a carrier’s aircraft, employees and records.

The FAA also has the authority to issue maintenance/airworthiness directives and other mandatory orders relating to aircraft and engines, fire retardant and smoke detection devices, collision and windshear avoidance systems, navigational equipment, noise abatement and the mandatory removal and replacement of aircraft parts that have failed or may fail in the future. FAA enforcement authority over aircraft includes the power to ground aircraft or limit their usage.

Transportation Security Administration

The TSA is responsible for oversight of passenger and baggage screening, cargo security measures, airport security, assessment and distribution of intelligence and security research and development. Air carriers are subject to TSA mandates and oversight in connection with screening passenger identities and screening baggage. TSA regulations governing passenger identification, which we will apply at the time of Jet Token purchase as well as at the time of travel, requires all passengers to provide identification using a valid verifying identity document. In addition, all passengers must provide their full name, date of birth, and gender, which is screened against the travel ban watch list in effect at the time of initial screening and at the time of travel.

All air carriers are also subject to certain provisions of the Communications Act of 1934 because of their extensive use of radio and other communication facilities and are required to obtain an aeronautical radio license from the Federal Communications Commission, or the FCC.

Property

We lease space for our corporate headquarters in Las Vegas, Nevada and a satellite office in San Francisco, consisting of office space and the use of shared conference facilities.

Share Purchase Agreement

Jet Token executed a Share Purchase Agreement, dated as of August 4, 2022 (the “Share Purchase Agreement”), with GEM Yield LLC SCS and GEM Yield Bahamas Limited (together with GEM Yield LLC SCS, “GEM”). Upon the Jet Token Common Stock being publicly listed on a U.S. securities exchange, such as the NYSE or NASDAQ, Jet Token will have the right to periodically issue and sell to GEM, and GEM has agreed to purchase, up to $40,000,000 aggregate value of shares of Jet Token Common Stock during the 36-month period following the date of listing.

In consideration for these services, Jet Token has agreed to pay GEM a commitment fee equal to $800,000 payable in cash or freely tradable shares of Jet Token Common Stock, payable on or prior to the first anniversary of the date of listing. On the date of listing, Jet Token will also issue GEM a warrant (the “GEM Warrant”) granting it the right to purchase up to 6% of the outstanding common stock of Jet Token on a fully diluted basis as of the date of listing. The GEM Warrant will have a term of three years.

Jet Token has also entered into a Registration Rights Agreement with GEM, obligating Jet Token to file a registration statement with respect to resales of the shares of Jet Token Common Stock issued to GEM under the Share Purchase Agreement and upon exercise of the GEM Warrant.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS OF OXBRIDGE

References to the “Company,” “our,” “us” or “we” refer to Oxbridge Acquisition Corp. The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our audited financial statements and the notes related thereto which are included in “Item 8. Financial Statements and Supplementary Data” of this Annual Report on Form 10-K. Certain information contained in the discussion and analysis set forth below includes forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those set forth under “Special Note Regarding Forward-Looking Statements,” “Item 1A. Risk Factors” and elsewhere in this Annual Report on Form 10-K.

Overview

We are a Cayman Islands exempted company incorporated on April 12, 2021, for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more target businesses.

Our sponsor is OAC Sponsor Ltd., a Cayman Islands exempted company (the “Sponsor”). The registration statement for our IPO was declared effective on August 11, 2021. On August 16, 2021, we consummated our IPO of 10,000,000 units (each, an “Oxbridge Unit” and collectively, the “Oxbridge Units” and, with respect to the Class A Ordinary Shares included in the Units, the “public shares”), at $10.00 per Unit, generating gross proceeds of $100,000,000 and incurring offering costs of approximately $6,624,000, inclusive of $3,500,000 in deferred underwriting commissions. The underwriters exercised the over-allotment option in full and on August 16, 2021, purchased an additional 1,500,000 units (the “Over-Allotment Units”), generating additional gross proceeds of $15,000,000 (the “Over-Allotment”), and incurring additional offering costs of $825,000, inclusive of $525,000 of deferred underwriting commissions.

Substantially concurrently with the closing of our IPO, we completed the private sale (the “private placement”) of 5,760,000 warrants to the Sponsor and Maxim Group, LLC (“Maxim”), the underwriter in our IPO, at a price of $1.00 per private placement warrant, generating gross proceeds of $5,760,000.

Upon the closing of our IPO and the private placement, $116,725,000 (approximately $10.15 per Oxbridge Unit) from the net proceeds of the sale of the Oxbridge Units in the IPO, including a portion of the proceeds from the private placement, was deposited in a trust account, located in the United States with Continental Stock Transfer & Trust Company acting as trustee, which may only be invested in permitted United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act that invest only in direct U.S. government treasury obligations.

Our management has broad discretion with respect to the specific application of the net proceeds of the IPO and the sale of the private placement warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a business combination.

On November 9, 2022, Oxbridge held an extraordinary general meeting of shareholders. At the extraordinary general meeting, Oxbridge’s shareholders were presented the proposals to extend the date by which Oxbridge must consummate a business combination (the “Termination Date”) from November 16, 2022 to August 16, 2023 (or such earlier date as determined by the Oxbridge board of directors) by amending Oxbridge’s Amended and Restated Memorandum and Articles of Association (the “Extension Amendment Proposal”). The Extension Amendment Proposal to amend Oxbridge’s Amended and Restated Memorandum and Articles of Association (“Charter Amendment”) was approved. Oxbridge filed the Charter Amendment with the Cayman Islands Registrar of Companies on November 11, 2022.

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In connection with the vote to approve the Extension Amendment Proposal, the holders of 10,313,048 Class A ordinary shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.22 per share, for an aggregate redemption amount of $105,424,960 in connection with the Extension Amendment Proposal.

The Sponsor agreed to contribute to us a loan of $575,000 (the “Extension Loan”), to be deposited into the trust account to extend the Termination Date from November 16, 2022 to August 16, 2023. On November 14, 2022, Oxbridge issued a promissory note (the “Extension Note”) in the aggregate principal amount of $575,000 to the Sponsor, in connection with the Extension Loan. The Extension Loan was deposited into the trust account on November 15, 2022.

The Extension Note bears no interest and is repayable in full upon the earlier of (a) the date of the consummation of an Initial Business Combination, or (b) the date of the liquidation of Oxbridge.

We have until August 16, 2023 to complete the initial Business Combination (the “Combination Period”). However, if we are unable to complete the initial Business Combination within the Combination Period, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to us to pay the our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

Liquidity and Capital Resources

As of December 31, 2022 we had cash of approximately $212,000 and a working capital of approximately $110,000 to satisfy our liquidity needs.

In order to fund working capital deficiencies or finance transaction costs in connection with an intended Initial Business Combination, our Sponsor or an affiliate of our Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our Initial Business Combination, we would repay such loaned amounts. In the event that our Initial Business Combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from our Trust Account would be used for such repayment. Up to $1,500,000 of such working capital loans may be convertible into private placement-equivalent warrants at a price of $1.00 per warrant (which, for example, would result in the holders being issued 1,500,000 warrants if $1,500,000 of notes were so converted), at the option of the lender. Such warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period. The terms of such working capital loans by our Sponsor or its affiliates, or our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our Initial Business Combination, we do not expect to seek loans from parties other than our Sponsor or an affiliate of our Sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our Trust Account. As of December 31, 2022, there were no amounts outstanding under any working capital loans.

Based on the foregoing, management believes that we may have sufficient working capital and borrowing capacity to meet its needs through the earlier of the consummation of an Initial Business Combination or six months from this filing. Over this time period, we will be using these funds to pay existing accounts payable, performing due diligence on selected target, paying for travel expenditures, and structuring, negotiating and consummating the proposed Business Combination.

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Risks and Uncertainties

In February 2022, the Russian Federation and Belarus commenced a military action with the country of Ukraine. As a result of this action, various nations, including the United States, have instituted economic sanctions against the Russian Federation and Belarus. The impact of this action and related sanctions on the world economy are not determinable as of the date of the audited financial statements and the specific impact on the Company’s financial condition, results of operations, and cash flows is also not determinable as of the date of the audited financial statements.

Results of Operations

As of December 31, 2022, we had not commenced any operations. All activity for the year ended December 31, 2022 and the period from April 12, 2021 (inception) through December 31, 2021 relates to our formation and the IPO, and subsequent to the IPO, identifying a target company for an Initial Business Combination. We have neither engaged in any operations nor generated any revenues to date. We will not generate any operating revenues until after the completion of our Initial Business Combination, at the earliest. We will generate non-operating income in the form of interest income and unrealized gains from the proceeds derived from the IPO. We expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

Net Income for the year ended December 31, 2022 was $7.18 million, or $0.546 basic and diluted earnings per share, which consisted of an approximately $487,000 in general and administrative expenses, $964,000 in interest income and approximately $6.7 million gain on warrant liability revaluation.

For the period from April 12, 2021 (inception) through to December 31, 2021, we had a net loss of approximately $3.54 million, which consisted of an approximately $86,000 in general and administrative expenses and approximately $3.46 million loss on warrant liability revaluation.

Contractual Obligations

Other than the below, we do not have any long-term debt obligations, capital lease obligations, operating lease obligations, purchase obligations or long-term liabilities.

Administrative Services Agreement

Commencing on the date that our securities are first listed, we agreed to pay the Sponsor $10,000 per month for office space, secretarial and administrative services provided to members of our founding team. Upon completion of the Initial Business Combination or our liquidation, we will cease paying such monthly fees. For the year ended December 31, 2022, we have recognized and paid $100,000 (2021: $50,000) under the Administrative Services Agreement, which is included within Formation and Administrative Expenses on the Statement of Operations.

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Registration Rights

The holders of the Founder Shares, private placement warrants, Class A Ordinary Shares underlying the private placement warrants and warrants that may be issued upon conversion of Working Capital Loans (and any Class A Ordinary Shares issuable upon the exercise of the private placement warrants and warrants that may be issued upon conversion of working capital loans) will be entitled to registration rights pursuant to a registration and shareholder rights agreement. The holders of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of the Initial Business Combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

On August 16, 2021, we paid an underwriting discount of 2% of the per Oxbridge Unit offering price, or approximately $2,300,000 million in the aggregate at the closing of the IPO, and the underwriters are entitled to a deferred underwriting discount of 3.5% of the gross proceeds of the IPO, or $4,025,000 in the aggregate. The deferred fee will be payable to the underwriters from the amounts held in the Trust Account solely in the event that we complete an Initial Business Combination, subject to the terms of the underwriting agreement.

Critical Accounting Policies

Derivative financial instruments

We do not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. We evaluate all of our financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC 815, “Derivatives and Hedging” (“ASC 815”). The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, will be re-assessed at the end of each reporting period. Derivative warrant liabilities will be classified as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.

The 17,260,000 warrants issued on August 16, 2021 in connection with the IPO and the private placement (including the 11,500,000 warrants included in the Oxbridge Units and the 5,760,000 private placement warrants) are recognized as derivative liabilities in accordance with ASC 815. The liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in our statement of operations. The fair value of the public warrants issued in connection with the IPO were initially measured at fair value using a Black-Scholes option pricing model simulation model and subsequently, the fair value of public warrants issued in connection with the IPO have been measured based on the listed market price of such warrants as of December 31, 2021. The fair value of the private placement warrants has been estimated initially and subsequently, as of December 31, 2021, using a Black-Scholes option pricing model. The determination of the fair value of the warrant liabilities may be subject to change as more current information becomes available and accordingly the actual results could differ significantly.

Class A Ordinary Shares Subject to Possible Redemption

As of December 31, 2022, there were 1,301,952 Class A ordinary shares issued or outstanding. We account for our Class A ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption are classified as a liability instrument and is measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. Our ordinary shares feature certain redemption rights that are considered to be outside of our control and be subject to occurrence of uncertain future events. Accordingly, at December 31, 2022, 1,186,952 Class A ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of our condensed balance sheets.

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Earnings (Loss) Per Ordinary Share

Oxbridge complies with accounting and disclosure requirements of FASB ASC 260, “Earnings Per Share”. Earnings (Loss) per ordinary share is computed by dividing earnings (loss) by the weighted average number of ordinary shares outstanding during the period.

Oxbridge has two classes of ordinary shares, Class A ordinary shares and Class B ordinary shares. Income and losses are shared pro rata between the two classes of shares. This presentation contemplates a business combination as the most likely outcome, in which case, both classes of shares share pro rata in the income/loss of Oxbridge. Accretion associated with the redeemable Class A ordinary shares is excluded from earnings per share as the redemption value approximates fair value.

At December 31, 2022, we did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into Ordinary Shares and then share in our earnings. As a result, diluted earnings per share is the same as basic earnings per share for the period presented.

At December 31, 2021, due to net loss, Oxbridge did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the loss of Oxbridge. As a result, diluted loss per share is the same as basic loss per share for the period ended December 31, 2021.

Balance Sheet Arrangements

As of December 31, 2022, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K.

Inflation

We do not believe that inflation had a material impact on our business, revenues or operating results during the period presented.

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INFORMATION ABOUT Oxbridge

Overview

We are a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We have neither engaged in any operations nor generated any operating revenue to date. Based on our business activities, the Company is a “shell company” as defined under the Exchange Act because we have no operations and nominal assets consisting almost entirely of cash.

Our executive offices are located at Suite 201, 42 Edward Street, George Town, Grand Cayman, Cayman Islands and our telephone number is +1 (345) 749-7570. Our corporate website address is www.oxbridgeaq.com. Our website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this annual report. You should not rely on any such information in making your decision whether to invest in our securities.

Company History

On April 12, 2021, our Sponsor purchased an aggregate of 2,875,000 Class B Ordinary Shares (our “Founder Shares”) for an aggregate purchase price of $25,000, or approximately $0.009 per share. Our Class B Ordinary Shares will automatically convert into Class A Ordinary Shares, on a one-for-one basis, upon the completion of a business combination. The number of Founder Shares issued was based on the expectation that the Founder Shares would represent 20% of the outstanding Class A Ordinary Shares and our Class B Ordinary Shares (collectively, our “Ordinary Shares”) upon completion of our IPO.

On August 16, 2021, we consummated our IPO of 10,000,000 Units at $10.00 per Oxbridge Unit, generating gross proceeds of $100,000,000 and incurring offering costs of approximately $6,624,000, inclusive of approximately $3,500,000 in deferred underwriting commissions. The underwriter was granted a 45-day option from the date of the final prospectus relating to the initial public offering to purchase up to 1,500,000 additional Oxbridge Units to cover over-allotments, if any, at $10.00 per Oxbridge Unit. On August 16, 2021, the underwriters exercised the over-allotment option in full and, purchased an additional 1,500,000 Over-Allotment Units, generating additional gross proceeds of $15,000,000, and incurring additional offering costs of $825,000, inclusive of approximately $525,000 of deferred underwriting commissions. Each warrant entitles the holder thereof to purchase one share of Class A Ordinary Shares at a price of $11.50 per share, subject to certain adjustments.

Simultaneously with the closing of the IPO, we consummated the sale of 5,760,000 warrants to the Sponsor and Maxim Group, LLC (“Maxim”), the underwriter in our IPO (the “private placement warrants”), at a price of $1.00 per private placement warrant, generating gross proceeds of $5,760,000. An aggregate of $116,725,000 from the proceeds of the IPO and the private placement warrants was placed in a trust account (the “Trust Account”) such that the trust account held $116,725,000 at the time of closing of the IPO. Each private placement warrant is exercisable to purchase one Class A ordinary share at $11.50 per share, subject to certain adjustments.

On September 30, 2021, we announced that, commencing October 1, 2021, holders of the 11,500,000 units sold in the IPO may elect to separately trade the shares of Class A Ordinary Shares and the warrants included in the units. Those units not separated continued to trade on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “OXACU” and the Class A Ordinary Shares and warrants that were separated trade under the symbols “OXAC” and “OXACW,” respectively.

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On November 9, 2022, Oxbridge held an extraordinary general meeting of shareholders. At the extraordinary general meeting, Oxbridge’s shareholders were presented the proposals to extend the date by which Oxbridge must consummate an initial business combination (the “Termination Date”) from November 16, 2022 to August 16, 2023 (or such earlier date as determined by the board of directors) by amending Oxbridge’s Amended and Restated Memorandum and Articles of Association (the “Extension Amendment Proposal”). The Extension Amendment Proposal to amend Oxbridge’s Amended and Restated Memorandum and Articles of Association (“Charter Amendment”) was approved. Oxbridge filed the Charter Amendment with the Cayman Islands Registrar of Companies on November 11, 2022.

In connection with the vote to approve the Extension Amendment Proposal, the holders of 10,313,048 Class A ordinary shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.22 per share, for an aggregate redemption amount of $105,424,960 in connection with the Extension Amendment Proposal.

The Sponsor has agreed to contribute to us a loan of $575,000 (the “Extension Loan”), to be deposited into the trust account to extend the Termination Date from November 16, 2022 to August 16, 2023. On November 14, 2022, Oxbridge issued a promissory note (the “Extension Note”) in the aggregate principal amount of $575,000 to the Sponsor, in connection with the Extension Loan. The Extension Loan was deposited into the Trust Account on November 15, 2022.

The Extension Note bears no interest and is repayable in full upon the earlier of (a) the date of the consummation of an Initial Business Combination, or (b) the date of the liquidation of Oxbridge.

Our units, Class A Ordinary Shares and warrants are registered under the Exchange Act and we have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. The SEC’s website (http://www.sec.gov) contains such reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In accordance with the requirements of the Exchange Act, our annual reports contain financial statements audited and reported on by our independent registered public accounting firm.

Initial Business Combination

Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable) at the time of our signing a definitive agreement in connection with our initial business combination. We refer to this as the 80% of net assets test. If our Board of Directors is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm. We do not intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination. Additionally, pursuant to Nasdaq rules, any initial business combination must be approved by a majority of our independent directors. Our Amended and Restated Memorandum and Articles of Association provide that any initial business combination must be approved by at least 75% of our Board of Directors.

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We anticipate structuring our initial business combination so that the post-transaction company in which our public shareholders own shares will own or acquire 100% of the issued and outstanding equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to our initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the issued and outstanding capital stock, shares or other equity securities of a target business or issue a substantial number of new shares to third-parties in connection with financing our initial business combination. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% fair market value test. If our initial business combination involves more than one target business, the 80% fair market value test will be based on the aggregate value of all of the target businesses.

Facilities

We maintain our principal executive offices at Suite 201, 42 Edward Street, George Town, Grand Cayman, Cayman Islands. We pay our Sponsor $10,000 per month for office space, administrative and support services pursuant to the terms of an administrative services agreement between us and our Sponsor. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees. We consider our current office space adequate for our current operations.

Employees

We currently have two executive officers. These individuals are not obligated to devote any specific number of hours to our matters, but they intend to devote as much of their time as they deem necessary to our affairs until we has completed our initial business combination. The amount of time that any such person will devote in any time period to our company will vary based on whether a target business has been selected for our initial business combination and the current stage of the business combination process. We do not intend to have any full-time employees prior to the consummation of an initial business combination.

Competition

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. Additionally, the number of blank check companies looking for business combination targets has increased compared to recent years and many of these blank check companies are sponsored by entities or persons that have significant experience with completing business combinations. While we believe there are numerous target businesses we could potentially acquire with the net proceeds from our initial public offering and private placement warrants, if we have not completed our initial business combination within the required time period, our public shareholders may receive only approximately $11.07 per share, or less in certain circumstances, on the liquidation of our Trust Account and our warrants will expire worthless.

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Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable.

We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering, or December 31, 2026, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Ordinary Shares that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt during the prior three-year period.

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EXECUTIVE COMPENSATION

Oxbridge

None of our executive officers or directors have received any cash compensation for services rendered to us. We pay monthly recurring expenses of $10,000 to our Sponsor for office space, administrative and support services. Upon completion of the initial business combination or our liquidation, we will cease paying these monthly fees. Accordingly, in the event the consummation of the initial business combination takes until August 16, 2023, the Sponsor will be paid a total of $240,000 ($10,000 per month) for office space, administrative and support services and will be entitled to be reimbursed for any out-of-pocket expenses.

Our Sponsor, directors and officers or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made by us to our Sponsor, directors, officers or our or any of their respective affiliates.

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting, management or other fees from the post-combination business. All of these fees will be fully disclosed to stockholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our stockholders in connection with a proposed business combination.

It is possible that some or all of our officers and directors may negotiate employment or consulting arrangements to remain with us after the initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our officers and directors that provide for benefits upon termination of employment.

Jet Token

Upon the consummation of the Business Combination, Jet Token will be considered a smaller reporting company and an “emerging growth company” within the meaning of the JOBS Act and has opted to comply with the executive compensation disclosure rules applicable to such companies. These rules provide for reduced compensation disclosure for the principal executive officer and the two most highly compensated executive officers other than the principal executive officer (the “named executive officers”). This section provides an overview of Jet Token’s executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below.

Jet Token’s named executive officers for fiscal year 2022 are:

●	Michael Winston, Founder and Executive Chairman, Treasurer;

●	George Murnane, Chief Executive Officer and President; and

●	Patrick McNulty, Chief Operating Officer.

Jet Token believes its compensation programs should promote the success of the company and align executive incentives with the long-term interests of its stockholders. Jet Token’s current compensation programs reflect its startup origins and consist primarily of salary, bonus and equity awards. As Jet Token’s needs evolve, it intends to continue to evaluate its philosophy and compensation programs as circumstances require.

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Summary Compensation Table

The following table provides information concerning compensation awarded to, earned by, and paid to each of Jet Token’s named executive officers for services rendered to Jet Token in all capacities during 2022:

Name and Principal Position	Salary ($)	Bonus / Commission ($)	Option Awards ($)	All Other Compensation ($)(1)	Total ($)
Michael D. Winston	$234,791	$25,000	$-	$49,547	$309,338
Founder and Executive Chairman; Treasurer

George Murnane	$250,000	$100,000	$2,472,657	$49,966	$2,872,623
Chief Executive Officer and President

Patrick McNulty	$173,068	$111,840	$1,191,163	$36,730	$1,512,801
Chief Operating Officer

(1) Other compensation consists primarily of the cost of medical, dental, vision and disability insurance costs.

Narrative Disclosure to Summary Compensation Table

For 2022, the compensation program for Jet Token’s named executive officers consisted of base salary, bonus and equity awards.

Employment Agreements

We do not have any formal compensation arrangements with our Founder and Executive Chairman. Rather, Mr. Winston, as our sole board member, determines the compensation to be paid to him from time to time in consultation with our Chief Executive Officer and President. We believe that this provides us with greater flexibility in managing our cash flow needs as we grow our business. Mr. Murnane entered into an employment agreement with Jet Token on July 24, 2019. In addition, Mr. McNulty’s compensation arrangements are based on his formal Offer Letter dated June 1, 2021.

Base Salary

In 2022, each of Jet Token’s named executive officers received an annual base salary to compensate them for services rendered to Jet Token. On March 10, 2022, the base salary of Mr. McNulty increased from $165,000 to $175,000. On April 1, 2022, the base salary of Mr. Winston increased from $200,000 to $250,000. The actual base salary received by each named executive officer is set forth above in the Summary Compensation Table in the column titled “Salary.”

Cash Bonus

Each named executive officer’s employment arrangement provides that the named executive officer will be eligible to earn a discretionary annual bonus subject to achievement of certain goals (including revenue and profitability targets) as determined by the Jet Token Board. In 2022, Mr. Winston, Mr. Murnane and Mr. McNulty were eligible to earn annual cash bonuses based on their performance, as determined by the Jet Token Board, in its discretion.

The actual annual cash bonuses awarded to each of Jet Token’s named executive officers for 2022 performance are set forth above in the Summary Compensation Table in the column titled “Bonus.”

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2022 Equity Awards

In 2022, Mr. Murnane and Mr. McNulty each received Jet Token Options to purchase shares of Jet Token Common Stock under the Jet Token Option Plan as follows: (a) Mr. Murnane received Jet Token Options to purchase 1,000,000 shares of Jet Token Common Stock; and (c) Mr. McNulty received Jet Token Options to purchase (i) 1,000,000, (ii) 128,000, (iii) 250,000 and (iv) 500,000 shares of Jet Token Class B Common Stock.

Jet Token Option Plans

General. On June 4, 2018, the Jet Token’s Board of Directors adopted the Jet Token, Inc. 2018 Stock Option and Grant Plan (the “2018 Plan”). The 2018 Plan provides for the grant of equity awards to employees, and consultants, to purchase shares of Jet Token’s common stock. As of December 31, 2020, up to 25,000,000 shares of its common stock could be issued pursuant to awards granted under the 2018 Plan. During the year ended December 31, 2021, the 2018 Plan was amended three times to increase the total number of shares reserved for issuance thereunder. As of December 31, 2022 and 2021, the total number of shares reserved for issuance under the 2018 Plan was 75,000,000 shares, consisting of (i) 25,000,000 shares of common stock and (ii) 50,000,000 shares of non-voting common stock. The 2018 Plan is administered by Jet Token’s Board of Directors.

In August 2021, Jet Token’s Board of Directors adopted the Jet Token Inc. 2021 Stock Plan (the “2021 Plan”). The 2021 plan provides for the grant of equity awards to employees, outside directors, and consultants, including the direct award or sale of shares, stock options, and restricted stock units to purchase shares. As of December 31, 2021, up to 5,000,000 shares of non-voting common stock may be issued pursuant to awards granted under the 2021 Plan. During the year ended December 31, 2022, the 2021 Plan was amended to increase the number of shares of non-voting common stock authorized under the 2021 Plan to 15,000,000. In the event that shares of non-voting common stock subject to outstanding options or other securities under the Jet Token’s 2018 Stock Open and Grant Plan expire or become exercisable in accordance with their terms, such shares shall be automatically transferred to the 2021 Plan and added to the number of shares then available for issuance under the 2021 Plan.

Plan Administration. The Jet Token Board has administered the Jet Token Option Plan. It is expected that the compensation committee of the Jet.AI Board will administer the Jet Token Option Plan following the Closing Date.

Types of Awards. The Jet Token Option Plan provides for the grant of incentive Jet Token Options, non-statutory Jet Token Options, Jet Token Restricted Stock, restricted stock units and stock appreciation rights.

Stock Options. The Jet Token Board has the discretion to grant incentive or non-statutory Jet Token Options under the Jet Token Option Plan, provided that incentive Jet Token Options may only be granted to employees. The exercise price per share applicable to such Jet Token Options must generally be equal to at least the fair market value per share of Jet Token Common Stock on the date of grant. Subject to the provisions of the Jet Token Option Plan, the Jet Token Board has the discretion to determine the remaining terms of the Jet Token Options (e.g., vesting). After the termination of a participant’s service, the participant may only exercise his or her Jet Token Option, to the extent vested, for a specified period of time stated in his or her option agreement. Generally, if termination is due to death or disability, the Jet Token Option will remain exercisable for 18 months and 12 months following the termination of service, respectively. In all other cases except for a termination for cause, the Jet Token Option will generally remain exercisable for three months following the termination of service. In the event of a termination for cause, the Jet Token Option will immediately terminate. However, in no event may a Jet Token Option be exercised later than the expiration of its maximum term.

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Restricted Stock. The Jet Token Board has the discretion to grant Jet Token Restricted Stock under the Jet Token Option Plan. Jet Token Restricted Stock are generally shares of Jet Token Common Stock that are issued or sold to a participant pursuant to the Jet Token Option Plan and subject to repurchase by Jet Token under certain circumstances and that are fully vested at grant or that will vest in accordance with terms and conditions established by the Jet Token Board, in its sole discretion. The Jet Token Board has the discretion to determine the number of shares that the participant may receive or purchase, the price to be paid (if any), and the time by which the participant must accept the shares/offer.

Restricted Stock Units. The Jet Token Board has the discretion to grant restricted stock units under the Jet Token Option Plan. Each restricted stock unit is a bookkeeping entry representing an amount equal to the fair market value of one share of Jet Token Common Stock. The Jet Token Board, in its discretion, determines whether restricted stock units should be granted, the total units granted and/or the vesting terms applicable to such units. Participants holding restricted stock units will hold no voting rights by virtue of such restricted stock units. The Jet Token Board may, in its sole discretion, award dividend equivalents in connection with the grant of restricted stock units. Restricted stock units may be settled in cash, shares of Jet Token Common Stock, as applicable, or any combination thereof or in any other form of consideration, as determined by the Jet Token Board, in its sole discretion.

Stock Appreciation Rights. The Jet Token Board has the discretion to grant stock appreciation rights under the Jet Token Option Plan and to determine the terms and conditions of each stock appreciation right, except that the exercise price for each stock appreciation right cannot be less than 100% of the fair market value of the underlying shares of Jet Token Common Stock on the date of grant. Upon exercise of a stock appreciation right, a participant will receive payment from Jet Token in an amount determined by multiplying the difference between the fair market value of a share on the date of exercise over the exercise price by the number of shares with respect to which the stock appreciation right is exercised. Stock appreciation rights may be paid in cash, shares of Jet Token Common Stock, or any combination thereof, or in any other form of consideration, as determined by the Jet Token Board in its discretion. Stock appreciation rights are exercisable at the times and on the terms established by the Jet Token Board, in its discretion.

Non-transferability of Awards. Unless the Jet Token Board provides otherwise, awards granted under the Jet Token Option Plan are generally not transferable.

Certain Adjustments. In the event of certain corporate events or changes in Jet Token’s capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under the Jet Token Option Plan, the Jet Token Board will make adjustments to one or more of the number, kind and class of securities that may be delivered under the Jet Token Option Plan and/or the number, kind, class and price of securities covered by each outstanding award.

Dissolution or liquidation. In the event of Jet Token’s dissolution or liquidation, each outstanding award will terminate immediately prior to the consummation of such action, unless otherwise determined by the Jet Token Board.

Change in Control. The Jet Token Option Plan provides that in the event of a change in control, unless otherwise provided in the applicable award agreement or as determined by the Jet Token Board at the time of grant, outstanding awards will be assumed, canceled if not exercised/settled or cashed out in lieu of exercise as determined by the Jet Token Board.

Amendment or Termination. The Jet Token Board may amend or terminate the Jet Token Option Plan at any time, provided such action does not impair the rights or obligations of any participant without his or her consent. In addition, stockholder approval must be obtained to the extent necessary and desirable to comply with applicable laws.

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Benefits and Perquisites

Jet Token provides benefits to its named executive officers on the same basis as provided to all of its employees, including health, dental and vision insurance; health savings account; life insurance; and a tax-qualified Section 401(k) plan for which Jet Token matches 100% of contributions up to 6% of the employee’s salary. In addition, Jet Token provides Mr. Murnane subsidies in the form of monthly reimbursements for costs related to inter-state commuting for automotive ($300), wireless communication ($200), health club ($170) and out-of-pocket medical ($50).

Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information regarding each outstanding Jet Token Option award or unvested stock award held by Messrs. Winston, Murnane and McNulty as of December 31, 2022.

	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Jet Token Options (#) Exercisable	Number of Securities Underlying Unexercised Jet Token Options (#) Unexercisable	Jet Token Option Exercise Price ($)	Jet Token Option Expiration Date	Number of Securities that Have Not Vested (#)	Market Value of Securities that Have Not Vested ($)
Michael Winston	-	-	-	-	-	-
George Murnane	5,400,000	-	$0.06	9/23/2029
	5,400,000	1,500,000	$0.30	12/31/2030
	12,000,000	5,666,667	$0.75	7/30/2031
	1,000,000	694,445	$0.75	3/16/2032
					-	-
Patrick McNulty	400,000	188,889	$0.75	7/1/2031
	500,000	-	$0.75	7/1/2031
	100,000	-	$0.75	8/2/2031
	1,000,000	583,334	$0.75	10/31/2031
	1,000,000	638,889	$0.75	1/5/2032
	128,000	-	$0.75	3/1/2032
	250,000	-	$0.75	8/31/2032
	500,000	-	$0.75	9/30/2032

Additional Narrative Disclosure

Retirement Benefits

Jet Token currently maintains a retirement plan intended to provide benefits under section 401(k) of the Code where employees, including the named executive officers, are allowed to contribute portions of their base compensation to a tax-qualified retirement account. Jet Token matches 100% of contributions of up to 6% of the employee’s salary. The contributions made on behalf of the named executive officers for fiscal year 2022 are disclosed above in the notes to the Summary Compensation Table.

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Potential Payments on Termination or Change in Control

Mr. Murnane is entitled to a special cash bonus of $1.5 million paid at the effective date of a Change of Control transaction provided he is still employed by Jet Token at the time of the closing. For purposes of hie employment agreement, “Change of Control” means (i) the closing of a merger, consolidation, liquidation or reorganization of Jet Token into or with another company or other legal person, after which merger, consolidation, liquidation or reorganization the capital stock of Jet Token outstanding prior to consummation of the transaction is not converted into or exchanged for or does not represent more than 50% of the aggregate voting power of the surviving or resulting entity; (ii) the direct or indirect acquisition by any person of more than 50% of the voting capital stock of Jet Token, in a single or series of related transactions; (iii) the sale, exchange, or transfer of all or substantially all of Jet Token’s assets (other than a sale, exchange, or transfer to one or more entities where the stockholders of Jet Token immediately before such sale, exchange or transfer retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the entities to which the assets were transferred). The transaction contemplated herein will not constitute a Change of Control under Mr. Murnane’s employment agreement.

Post-Closing Executive Compensation Arrangements

This section describes the plans and arrangements Jet.AI Inc. intends to maintain following the consummation of the Business Combination for the benefit of its employees, including the named executive officers.

Omnibus Incentive Plan. In connection with the Business Combination, the Oxbridge Board will adopt the Omnibus Incentive Plan, subject to shareholder approval, in order to facilitate the grant of equity awards to attract, retain and incentivize employees (including the named executive officers), independent contractors and directors of Jet.AI Inc. and its affiliates, which is essential to Jet.AI Inc.’s long term success. The Omnibus Incentive Plan is a continuation of the Jet Token Option Plans, which will be assumed from Jet Token and amended, restated and re-named into the form of the Omnibus Incentive Plan effective as of the consummation of the Business Combination. For additional information about the Omnibus Incentive Plan, please see “Proposal No. 5 — The Omnibus Incentive Plan Proposal.”

Director Compensation

Historically, Mr. Winston has been Jet Token’s sole director. Mr. Winston did not receive any additional compensation for his service as a director for 2022.

Non-Employee Director Compensation Arrangements

In connection with the Business Combination, the Jet.AI Board will adopt a new non-employee director compensation policy effective upon the closing of the Business Combination. The new policy is designed to attract and retain high quality non-employee directors by providing competitive compensation and aligning their interests with the interests of Jet.AI stockholders through equity awards.

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MANAGEMENT AFTER THE BUSINESS COMBINATION

Executive Officers and Directors After the Business Combination

Effective immediately after the consummation of the Business Combination, the business and affairs of the post-combination company will be managed by or under the direction of the Jet.AI Board. The following table sets forth certain information, including ages as of [_____, 2023], regarding the persons who are expected to serve as executive officers and directors of Jet.AI upon the consummation of the Business Combination and assuming the election of the nominees at the extraordinary general meeting as set forth in the section entitled “Proposal No. 6 — The Director Election Proposal.”

Name	Age	Position
Michael D. Winston, CFA(b)	46	Executive Chairman, Director
George Murnane(b)	65	Chief Executive Officer, Director
Jay Madhu(a)	[55]	Director
Wrendon Timothy(a)	[43]	Director
Patrick McNulty(b)	39	Chief Operating Officer

(a)	Oxbridge designee.
(b)	Jet Token designee.

Information about Anticipated Executive Officers and Directors upon the Consummation of the Business Combination

Executive Officers

Michael D. Winston, CFA founded Jet Token in 2018 and has served as its Executive Chairman since Jet Token’s founding. Mr. Winston began his career in 1999 with Credit Suisse First Boston Corporation and later worked as a portfolio manager at Millennium Partners LP. In 2012, Mr. Winston formed the Sutton View group of companies, an alternative asset management platform where he advised one of the largest academic endowments in the world. Mr. Winston received an MBA in Finance and Real Estate from Columbia Business School in 2005, and a BA in Economics from Cornell University in 1999. While at Cornell he studied for a year at the London School of Economics and at age 18 won a $1 million prize from IBM for his first startup company. Mr. Winston is a CFA Charterholder, and a member of the Economic Club of New York. We believe Mr. Winston is qualified to serve as a director because of his operational and historical expertise gained from serving as Jet Token’s Founder and Executive Chairman.

George Murnane has served as Jet Token’s Chief Executive Officer since September 2019. Mr. Murnane has over 20 years of senior executive experience, including 14 years as a Chief Operating Officer and/or Chief Financial Officer in the air transportation and aircraft industry, including as Chief Executive Officer for ImperialJet S.a.l from 2013 to 2019, Chief Operating Officer and Acting Chief Financial Officer of VistaJet Holdings, S.A. in 2008, Chief Financial Officer of Mesa Air Group from 2002 to 2007, Chief Operating Officer and Chief Financial Officer of North-South Airways from 2000 to 2002, Executive Vice President, Chief Operating Officer and Chief Financial Officer of International Airline Support Group from 1996 to 2002 and Executive Vice President and Chief Operating Officer of Atlas Air, Inc. from 1995 to 1996. From 2009 until he joined Jet Token, Mr. Murnane was a managing partner of Barlow Partners, a consulting services firm providing operational and financial management, merger and acquisition, financing and restructuring expertise to industrial and financial companies. Mr. Murnane received an MBA from The Wharton School of the University of Pennsylvania and a BA in Economics from the University of Pennsylvania in 1980. We believe Mr. Murnane is qualified to serve as a director because of his expertise gained from serving as Jet Token’s Chief Executive Officer and his extensive financial experience.

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Patrick McNulty has served as Jet Token’s Chief Operating Officer since June 2021. Prior to joining Jet Token, Mr. McNulty served as a manager of Sales Operations and Business Development with Honda Aircraft Company. While with Honda Aircraft, Mr. McNulty led the development of a robust sales engineering team and was instrumental in product development and market analysis for the manufacturer. Prior to Honda Aircraft Company, Mr. McNulty worked in the aircraft engine division of Rolls-Royce North America and at light jet manufacturer Eclipse Aviation. Mr. McNulty is a graduate of the Embry-Riddle Aeronautical University (BS Aerospace Engineering, MBA Aviation).

Non-Employee Directors

Jay Madhu has been Oxbridge’s Chairman of the Board, Chief Executive Officer and President since April 2021. Mr. Madhu is a founder of Oxbridge Re Holdings Limited (NASDAQ: OXBR), a Cayman Islands based NASDAQ-listed reinsurance holding company. He has served as the President, Chief Executive Officer and director since its inception in April 2013 and serves as Chairman of the Board of Directors since March 2018. Mr. Madhu also serves as a director of Oxbridge Reinsurance Limited and Oxbridge Re NS, the wholly owned licensed reinsurance subsidiaries of Oxbridge Re. Mr. Madhu also serves as a director of our company’s sponsor, OAC Sponsor Ltd. Mr. Madhu is a founder and director of HCI Group, Inc. (NYSE: HCI), an NYSE-listed publicly traded company (“HCI”) since May 2007. Mr. Madhu serves on the board of HCI, which oversaw and monitored the formation and growth of TypTap Insurance Company (“TypTap”) and its holding company, TypTap Insurance Group, Inc. TypTap is HCI’s rapidly growing InsurTech homeowners and flood insurance subsidiary formed in January 2016, now with over a $100 million in annualized revenue. Mr. Madhu also served on the board of Exzeo Software Private Limited (“Exzeo”), an Indian software development company and subsidiary of HCI from August 2012 to December 2018. TypTap’s operations are powered substantially by technologies developed by Exzeo. Mr. Madhu also serves as a director on a number of other HCI’s subsidiaries, and also served as President of Green Leaf Capital, HCI’s real estate division from June 2011 to June 2013. Mr. Madhu also served as HCI Vice President of Investor Relations and President of Marketing during the years 2008 through 2013. Mr. Madhu has also served as a director on the board of directors of First Home Bancorp, Inc. (OTCQX: FHBI), an OTC-listed publicly held bank holding company in Seminole, Florida from August 2013 to April 2014. Mr. Madhu also served as a director on the board of directors of Wheeler Real Estate Investment Trust, Inc. (NASDAQ: WHLR), a NASDAQ listed publicly held real estate investment trust from November 2012 to June 2014.

Mr. Madhu is an approved director with Cayman Islands Monetary Authority, Bermuda Monetary Authority, Florida Office of Insurance Regulation, Arkansas Insurance Department, California Department of Insurance, Maryland Insurance Administration, New Jersey Department of Banking and Finance, North Carolina Department of Insurance, Ohio Department of Insurance, Pennsylvania Insurance Department and South Carolina Department of Insurance. Mr. Madhu attended Northwest Missouri State University where he studied marketing and management. We believe that Mr. Madhu is qualified to serve as a director because of his considerable business and capital markets experience.

Wrendon Timothy has been Oxbridge’s Chief Financial Officer, Treasurer, Secretary and director since April 2021. He has served as a director, chief financial officer and corporate secretary of Oxbridge Re Holdings Limited (NASDAQ: OXBR), a Cayman Islands based NASDAQ-listed reinsurance holding company. He has served in the positions of chief financial officer and corporate secretary since August 2013 and as a director since November 2021. In his role, he has provided financial and accounting consulting services with a focus on technical and SEC reporting, compliance, internal auditing, corporate governance, mergers & acquisitions analysis, risk management, and CFO and controller services. Mr. Timothy also serves as an executive and director of Oxbridge Reinsurance Limited and Oxbridge Re NS, the wholly-owned licensed reinsurance subsidiaries of Oxbridge Re Holdings Limited. Mr. Timothy also serves as a director of Oxbridge’s Sponsor, OAC Sponsor Ltd.

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Mr. Timothy started his financial career at PricewaterhouseCoopers (Trinidad) in 2004 as an Associate in their assurance division, performing external and internal audit work, and tax-related services. Throughout his career progression and transitions through KPMG Trinidad and PricewaterhouseCoopers (Cayman Islands), Mr. Timothy has successfully delivered services across both the public and private sectors, spanning insurance and reinsurance, banking, hedge funds, trusts, investment management, manufacturing, beverage, construction, glass, healthcare, retail, construction, marketing, restaurant, software, sports, and tourism industries. Mr. Timothy management roles allowed him to be heavily involved in the planning, budgeting, and leadership of engagement teams, serving as a liaison for senior client management, and advising on technical accounting matters. Mr. Timothy is a Fellow of the Association of Chartered Certified Accountants (ACCA), a Fellow Chartered Corporate Secretary and also holds a Postgraduate Diploma in Business Administration and a Master of Business Administration, with Distinction (with a Specialism in Finance (with Distinction), from Heriot Watt University in Edinburg, Scotland. Mr. Timothy holds directorship and leadership roles with a number of privately-held companies, and also serves on various not-for-profit organizations, including his governance role as Chairman of Audit & Risk Committee of The Utility Regulation & Competition Office of the Cayman Islands, and Chairman of the Cayman Islands Conference of SDA. Mr. Timothy is an active Fellow Member of the ACCA, an active member of the Cayman Islands Institute of Professional Accountants (CIIPA), and an active Fellow Member of the Chartered Governance Institute (formerly the Institute of Chartered Secretaries and Administrators).

We believe that Mr. Timothy is qualified to serve as a director because of his extensive capital markets experience and significant expertise across a wide array of corporate matters.

Family Relationships

There are no familial relationships among the Jet.AI directors and executive officers.

Board Composition

If the Proposed Organizational Documents are approved, upon the consummation of the Business Combination, the Jet.AI Board will be comprised of seven directors and will be divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Jet.AI’s directors will be divided among the three classes as follows:

●	the Class I directors will be two independent directors and their terms will expire at the 1st annual meeting of stockholders after Closing;

●	the Class II directors will be Jay Madhu and Wrendon Timothy and their terms will expire at the 2nd annual meeting of stockholders after Closing; and

●	the Class III directors will be Michael Winston, George Murnane and a third director whose terms will expire at the 3rd annual meeting of stockholders after Closing.

Directors in a particular class will be elected for three-year terms at the annual meeting of stockholders in the year in which their terms expire. As a result, only one class of directors will be elected at each annual meeting of Jet.AI stockholders, with the other classes continuing for the remainder of their respective three-year terms. Each director’s term continues until the election and qualification of his or her successor, or the earlier of his or her death, resignation or removal. This classification of the Jet.AI Board may have the effect of delaying or preventing changes in Jet.AI’s control or management.

The Proposed Organizational Documents that will be in effect upon the completion of the Business Combination provide that only the Jet.AI Board can fill vacant directorships, including newly-created seats. Any additional directorships resulting from an increase in the authorized number of directors would be distributed pro rata among the three classes so that, as nearly as possible, each class would consist of one-third of the authorized number of directors. The Proposed Organizational Documents will also provide that Jet.AI’s directors may only be removed for cause and by the affirmative vote of the holders of at least two-thirds of the voting power of the then-outstanding shares entitled to vote in the election of directors, voting together as a single class.

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Director Independence

Upon the consummation of the Business Combination, the Jet.AI Board is expected to determine that each of the directors serving on the Jet.AI Board, other than Michael Winston, George Murnane and a third director will qualify as an independent director, as defined under the listing rules of Nasdaq, and the Jet.AI Board will consist of a majority of “independent directors,” as defined under the applicable rules of the SEC and Nasdaq relating to director independence requirements. In addition, Jet.AI will be subject to certain rules of the SEC and Nasdaq relating to the membership, qualifications and operations of the audit committee, as discussed below.

Board Leadership Structure

It is not expected that the Jet.AI Board will have a policy requiring the positions of the Chairperson of the board of directors and Chief Executive Officer to be separate or held by the same individual. The intended members of the Jet.AI Board believe that this determination should be based on circumstances existing from time to time, based on criteria that are in Jet.AI’s best interests and the best interests of its stockholders, including the composition, skills and experience of the board and its members, specific challenges faced by Jet.AI or the industry in which it operates and governance efficiency. The proposed Jet.AI Board intends to adopt Corporate Governance Guidelines, effective as of the consummation of the Business Combination, which will provide for the appointment of a lead independent director at any time when the Chairperson is not independent.

Board Committees

Effective as of the consummation of the Business Combination, it is expected that the Jet.AI Board will establish an audit committee, a compensation committee and a nominating and corporate governance committee, each of which will have the composition and responsibilities described below. The Jet.AI Board and its committees will set schedules for meeting throughout the year and can also hold special meetings and act by written consent from time to time, as appropriate. The Jet.AI Board will delegate various responsibilities and authority to its committees and the committees will regularly report on their activities and actions to the full board of directors. Members will serve on these committees until their resignation or until otherwise determined by the Jet.AI Board. The Jet.AI Board may establish other committees to facilitate the management of Jet.AI’s business as it deems necessary or appropriate from time to time.

Each committee of the Jet.AI Board will operate under a written charter approved by the Jet.AI Board. Following the consummation of the Business Combination, copies of each charter will be posted on the Investor Relations section of Jet.AI’s website at www.jettoken.com. The inclusion of the post-combination company’s website address or the reference to Jet.AI’s website in this proxy statement/prospectus does not include or incorporate by reference the information on Jet Token’s website into this proxy statement/prospectus.

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Audit Committee

Following the consummation of the Business Combination, Jet.AI’s audit committee will be comprised of Wrendon Timothy and [_______________], with Mr. Timothy serving as audit committee chairperson. It is anticipated that the Jet.AI Board will determine that Mr. Timothy and [____________] will each meet the requirements for independence and financial literacy under the current Nasdaq listing standards and SEC rules and regulations, including Rule 10A-3. In addition, the Jet.AI Board expects to determine that [__________] is an “audit committee financial expert” within the meaning of Item 407(d) of Regulation S-K promulgated under the Securities Act. This designation does not impose any duties, obligations or liabilities that are greater than are generally imposed on members of the audit committee and the Jet.AI Board. The audit committee will be responsible for, among other things:

●	selecting a qualified firm to serve as the independent registered public accounting firm to audit Jet.AI’s financial statements;

●	helping to ensure the independence and overseeing the performance of the independent registered public accounting firm;

●	reviewing and discussing the results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, Jet.AI’s interim and year-end operating results;

●	reviewing Jet.AI’s financial statements and critical accounting policies and estimates;

●	reviewing the adequacy and effectiveness of Jet.AI’s internal controls;

●	developing procedures for employees to submit concerns anonymously about questionable accounting, internal accounting controls or audit matters;

●	overseeing Jet.AI’s policies on risk assessment and risk management;

●	overseeing compliance with Jet.AI’s code of business conduct and ethics;

●	reviewing related party transactions; and

●	approving or, as permitted, pre-approving all audit and all permissible non-audit services (other than de minimis non-audit services) to be performed by the independent registered public accounting firm.

The audit committee will operate under a written charter, to be effective on the date of the consummation of the Business Combination, which satisfies the applicable rules of the SEC and the listing standards of Nasdaq, and which will be available on Jet.AI’s website upon the consummation of the Business Combination. All audit services to be provided to Jet.AI and all permissible non-audit services, other than de minimis non-audit services, to be provided to Jet.AI by Jet.AI’s independent registered public accounting firm will be approved in advance by the audit committee.

Compensation Committee

Following the consummation of the Business Combination, Jet.AI’s compensation committee will be comprised of [_______________], and [_______________] will be the chairperson of the compensation committee. The proposed Jet.AI Board expects to determine that each member of the compensation committee meets the requirements for independence under the current Nasdaq listing standards and SEC rules and regulations. Each member of the committee will be a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. Following the consummation of the Business Combination, the compensation committee will be responsible for, among other things:

●	reviewing, approving and determining, or making recommendations to the Jet.AI Board regarding, the compensation of Jet.AI’s executive officers, including the Chief Executive Officer;

●	making recommendations regarding non-employee director compensation to the full Jet.AI Board;

●	administering Jet.AI’s equity compensation plans and agreements with Jet.AI executive officers;

●	reviewing, approving and administering incentive compensation and equity compensation plans; and

●	reviewing and approving Jet.AI’s overall compensation philosophy.

The compensation committee will operate under a written charter, to be effective on the date of the consummation of the Business Combination, which satisfies the applicable rules of the SEC and Nasdaq listing standards, and will be available on Jet.AI’s website upon the consummation of the Business Combination.

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Nominating and Corporate Governance Committee

Following the consummation of the Business Combination, the nominating and corporate governance committee will be comprised of [_______________], and [_______________] will be the chairperson of the nominating and corporate governance committee. The proposed Jet.AI Board expects to determine that each member of the nominating and corporate governance committee meets the requirements for independence under the current Nasdaq listing standards and SEC rules and regulations. Following the consummation of the Business Combination, the nominating and corporate governance committee will be responsible for, among other things:

●	identifying, evaluating and selecting, or making recommendations to the Jet.AI Board regarding nominees for election to the Jet.AI Board and its committees;

●	considering and making recommendations to the Jet.AI Board regarding the composition of the Jet.AI Board and its committees;

●	developing and making recommendations to the Jet.AI Board regarding corporate governance guidelines and matters;

●	overseeing Jet.AI’s corporate governance practices;

●	overseeing the evaluation and the performance of the Jet.AI Board and individual directors; and

●	contributing to succession planning.

The nominating and corporate governance committee will operate under a written charter, to be effective on the date of the consummation of the Business Combination, which satisfies the applicable rules of the SEC and Nasdaq listing standards and will be available on Jet.AI’s website upon the consummation of the Business Combination.

Code of Business Conduct and Ethics

The Jet.AI Board expects to adopt a Code of Business Conduct and Ethics that will apply to all of Jet.AI’s directors, officers and employees, including Jet.AI’s principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. Upon the consummation of the Business Combination, the Code of Business Conduct and Ethics will be available on the Corporate Governance section of Jet.AI’s website. In addition, Jet.AI intends to post on the Corporate Governance section of Jet.AI’s website all disclosures that are required by law or the listing standards of Nasdaq concerning any amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics.

Compensation Committee Interlocks and Insider Participation

None of the intended members of the Jet.AI compensation committee is or has been at any time one of Jet.AI’s officers or employees. None of Jet.AI’s expected executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board of directors committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has or has had one or more executive officers serving as a member of the Jet.AI Board or compensation committee.

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Limitation on Liability and Indemnification of Directors and Officers

The Proposed Certificate of Incorporation, which will be effective upon consummation of the Business Combination, limits Jet.AI’s directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

●	for any transaction from which the director derives an improper personal benefit;

●	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	for any unlawful payment of dividends or redemption of shares; or

●	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of Jet.AI’s directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Delaware law and the Proposed Bylaws, which will be effective upon the consummation of the Business Combination, provide that Jet.AI will, in certain situations, indemnify Jet.AI’s directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.

In addition, Jet.AI will enter into separate indemnification agreements with Jet.AI’s directors and officers. These agreements, among other things, will require Jet.AI to indemnify its directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of Jet.AI’s directors or officers or any other company or enterprise to which the person provides services at Jet.AI’s request.

Jet.AI plans to maintain a directors’ and officers’ insurance policy pursuant to which Jet.AI’s directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in the Proposed Certificate of Incorporation and Proposed Bylaws, which will be effective upon the consummation of the Business Combination, and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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COMPARISON OF CORPORATE GOVERNANCE AND SHAREHOLDER RIGHTS

Oxbridge is a Cayman Islands exempted company. The Cayman Islands Companies Act (As Revised) and the Existing Organizational Documents govern the rights of Oxbridge’s shareholders. The Cayman Islands Companies Act (As Revised) differs in some material respects from laws generally applicable to United States corporations and their stockholders. In addition, the Existing Organizational Documents will differ in certain material respects from the Proposed Organizational Documents. As a result, when you become a stockholder of Jet.AI, your rights will differ in some regards as compared to when you were a shareholder of Oxbridge.

Below is a summary chart outlining important similarities and differences in the corporate governance and rights associated with owning shares of Oxbridge, as a Cayman Islands exempted company, and Jet.AI, as a corporation incorporated under the laws of the State of Delaware.

This summary is qualified in its entirety by reference to the complete text of the Existing Organizational Documents, the Proposed Certificate of Incorporation, a copy of which is attached to this proxy statement/prospectus as Annex B, and the Proposed Bylaws, a copy of which is attached to this proxy statement/prospectus as Annex C. You should review each of the Proposed Organizational Documents, as well as the DGCL and the Cayman Islands Companies Act (As Revised), for more information as to how these laws apply to Jet.AI and Oxbridge, respectively.

	Delaware	Cayman Islands
Stockholder/Shareholder Approval of Business Combinations

Mergers generally require approval of a majority of all outstanding shares.

Mergers in which less than 20% of the acquirer’s stock is issued generally do not require acquirer stockholder approval.

Mergers in which one corporation owns 90% or more of a second corporation may be completed without the vote of the second corporation’s board of directors or stockholders.

Mergers require a special resolution, and any other authorization as may be specified in the relevant articles of association. Parties holding certain security interests in the constituent companies must also consent.

All mergers (other than parent/subsidiary mergers) require shareholder approval — there is no exception for smaller mergers.

Where a bidder has acquired 90% or more of the shares in a Cayman Islands company, it can compel the acquisition of the shares of the remaining shareholders and thereby become the sole shareholder.

A Cayman Islands company may also be acquired through a “scheme of arrangement” sanctioned by a Cayman Islands court and approved by 50%+1 in number and 75% in value of shareholders in attendance and voting at a shareholders’ meeting.

Stockholder/Shareholder Votes for Routine Matters	Generally, approval of routine corporate matters that are put to a stockholder vote require the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter.	Under the Cayman Islands Companies Act (As Revised) and the Existing Organizational Documents, routine corporate matters may be approved by an ordinary resolution (being the affirmative vote (in person, online or by proxy) of a majority of the holders of the Class A Ordinary Shares and Class B Ordinary Shares entitled to vote entitled to vote and actually casting votes thereon at the extraordinary general meeting, voting as a single class).

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	Delaware	Cayman Islands
Appraisal Rights	Generally, a stockholder of a publicly traded corporation does not have appraisal rights in connection with a merger.	Minority shareholders that dissent from a Cayman Islands statutory merger are entitled to be paid the fair market value of their shares, which if necessary may ultimately be determined by the court.

Inspection of Books and Records	Any stockholder may inspect the corporation’s books and records for a proper purpose during the usual hours for business.	Shareholders generally do not have any rights to inspect or obtain copies of the register of shareholders or other corporate records of a company.

Stockholder/Shareholder Lawsuits	A stockholder may bring a derivative suit subject to procedural requirements (including adopting Delaware as the exclusive forum as per Advisory Organizational Documents Proposal 4F).	In the Cayman Islands, the decision to institute proceedings on behalf of a company is generally taken by the company’s board of directors. A shareholder may be entitled to bring a derivative action on behalf of the company, but only in certain limited circumstances.

Fiduciary Duties of Directors	Directors must exercise a duty of care and duty of loyalty and good faith to the company and its stockholders.

A director owes fiduciary duties to a company, including to exercise loyalty, honesty and good faith to the company as a whole.

In addition to fiduciary duties, directors of Oxbridge owe a duty of care, diligence and skill.

Such duties are owed to the company but may be owed direct to creditors or shareholders in certain limited circumstances.

Indemnification of Directors and Officers	A corporation is generally permitted to indemnify its directors and officers acting in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation.	A Cayman Islands company generally may indemnify its directors or officers except with regard to fraud or willful default.

Limited Liability of Directors	Permits limiting or eliminating the monetary liability of a director to a corporation or its stockholders, except with regard to breaches of duty of loyalty, intentional misconduct, unlawful repurchases or dividends, or improper personal benefit.	Liability of directors may be unlimited, except with regard to their own fraud or willful default.

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DESCRIPTION OF SECURITIES

If the Business Combination is consummated, Jet.AI will replace its Existing Organizational Documents with the Proposed Certificate of Incorporation and Proposed Bylaws in the form attached to this proxy statement/prospectus as Annex B and Annex C, which, in the judgment of the Oxbridge Board, is necessary to adequately address the needs of the post-combination company.

The following summary is qualified by reference to the complete text of the Proposed Certificate of Incorporation and Proposed Bylaws, copies of which are attached to this proxy statement/prospectus as Annex B and Annex C. We urge you to read the Proposed Certificate of Incorporation and Proposed Bylaws in their entirety for a complete description of the rights and preferences of the post-combination company’s securities following the Business Combination.

For more information on the Organizational Documents Proposal and Advisory Organizational Documents Proposals, see the sections entitled “Proposal No. 3 — The Organizational Documents Proposal” and “Proposal No. 4 — The Advisory Organizational Documents Proposals.”

Capital Stock

Authorized Capitalization

The Proposed Certificate of Incorporation will authorize the issuance of [59,000,000] shares of capital stock, consisting of two classes: 55,000,000 shares of Jet.AI Common Stock and 4,000,000 shares of Jet.AI Preferred Stock. We expect to have approximately [8.67] million shares of Jet.AI Common Stock outstanding immediately after the consummation of the Business Combination, assuming none of the outstanding public shares are redeemed in connection with the Business Combination, and approximately [8.44] million shares of Jet.AI Common Stock outstanding immediately after the consummation of the Business Combination, assuming maximum redemptions by our public shareholders in connection with the Business Combination.

Jet.AI Common Stock

Voting Rights

The Proposed Certificate of Incorporation provides that, except as otherwise expressly provided by the Proposed Certificate of Incorporation or as provided by law, the holders of Jet.AI Common Stock shall at all times vote together as a single class on all matters; provided however, that, except as otherwise required by law, holders of shares of Jet.AI Common Stock shall not be entitled to vote on any amendment to the Proposed Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Jet.AI Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation. Except as otherwise expressly provided in the Proposed Certificate of Incorporation or by applicable law, each holder of Jet.AI Common Stock shall have the right to one vote per share of Jet.AI Common Stock held of record by such holder.

Dividend Rights

Subject to preferences that may apply to any shares of Jet.AI Preferred Stock outstanding at the time, shares of Jet.AI Common Stock will be treated equally, identically and ratably, on a per share basis, with respect to any dividends or distributions as may be declared and paid from time to time by the Jet.AI Board out of any assets of Jet.AI legally available therefor.

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Rights Upon Liquidation, Dissolution and Winding Up

Subject to any preferential or other rights of any holders of Jet.AI Preferred Stock then outstanding, upon the liquidation, dissolution or winding up of Jet.AI, whether voluntary or involuntary, holders of Jet.AI Common Stock will be entitled to receive ratably all assets of Jet.AI available for distribution to its stockholders.

Other Rights

The holders of Jet.AI Common Stock will not have preemptive, subscription, redemption or conversion rights. There will be no redemption or sinking fund provisions applicable to the Jet.AI Common Stock. The rights, preferences and privileges of holders of shares of Jet.AI Common Stock will be subject to those of the holders of any shares of Jet.AI Preferred Stock that Jet.AI may issue in the future.

Jet.AI Preferred Stock

The Proposed Certificate of Incorporation provides that shares of Jet.AI Preferred Stock may be issued from time to time in one or more series. The Jet.AI Board will be authorized to fix the designation, vesting, powers (including voting powers), preferences and relative, participating, optional or other rights (and the qualifications, limitations or restrictions thereof) of the shares of each such series and to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series.

The number of authorized shares of Jet.AI Preferred Stock may also be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of capital stock of Jet.AI entitled to vote thereon, without a separate vote of the holders of the Jet.AI Preferred Stock or any series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate of designation designating a series of Jet.AI Preferred Stock.

The Jet.AI Board will be able to, subject to limitations prescribed by Delaware law, without stockholder approval, issue Jet.AI Preferred Stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Jet.AI Common Stock and could have anti-takeover effects. The ability of the Jet.AI Board to issue Jet.AI Preferred Stock without stockholder approval, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change of control of Jet.AI or the removal of Jet.AI’s management and may adversely affect the market price of Jet.AI Common Stock and the voting and other rights of the holders of Jet.AI. Jet.AI will have no Jet.AI Preferred Stock outstanding at the date the Proposed Certificate of Incorporation becomes effective. Although the Oxbridge Board does not currently intend to issue any shares of Jet.AI Preferred Stock, we cannot assure you that the Jet.AI Board will not do so in the future.

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Warrants

Public Warrants

Public warrants may only be exercised for a whole number of shares. No fractional public warrants will be issued upon separation of the Oxbridge Units and only whole public warrants will trade. The public warrants will become exercisable on the later of (a) 30 days after the completion of the Business Combination (or any other Initial Business Combination) and (b) 12 months from the closing of our IPO; provided in each case that we have an effective registration statement under the Securities Act covering the Jet.AI Common Stock issuable upon exercise of the public warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or we permit holders to exercise their warrants on a cashless basis under certain circumstances). We have agreed that as soon as practicable, but in no event later than 20 business days after the closing of the Business Combination, we will use commercially reasonable efforts to file with the SEC and have an effective registration statement covering the Jet.AI Common Stock issuable upon exercise of the warrants and to maintain a current prospectus relating to the Jet.AI Common Stock until the warrants expire or are redeemed, as specified in the Warrant Agreement. If a registration statement covering the Jet.AI Common Stock issuable upon exercise of the warrants is not effective 60 business days after the closing of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when we have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the shares of Jet.AI Common Stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The warrants have an exercise price of $11.50 per share, subject to adjustments, and will expire five years after the completion of the Business Combination or any other Initial Business Combination or earlier upon redemption or liquidation. In addition, if we issue additional Jet.AI Common Stock or equity-linked securities for capital raising purposes in connection with the closing of the Business Combination at an issue price or effective issue price of less than $__ per share of Jet.AI Common Stock (with such issue price or effective issue price to be determined in good faith by the Oxbridge Board and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the Newly Issued Price.

Once the warrants become exercisable, we may redeem the outstanding warrants for cash (except as described herein with respect to the private placement warrants):

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon a minimum of 30 days’ prior written notice of redemption; and

●	if, and only if, the last sale price of the Jet.AI Common Stock equals or exceeds $__ per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

We will not redeem the warrants for cash unless a registration statement under the Securities Act covering the Jet.AI Common Stock issuable upon exercise of the warrants is effective and a current prospectus relating to the Jet.AI Common Stock is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act.

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Commencing 90 days after the warrants become exercisable, we may redeem the outstanding warrants for Jet.AI Common Stock:

●	in whole and not in part;

●	at a price equal to a number of shares of Jet.AI Common Stock to be determined by reference to an agreed table based on the redemption date and the “fair market value” of the Jet.AI Common Stock;

●	upon a minimum of 30 days’ prior written notice of redemption; and

●	if, and only if, the last sale price of the Jet.AI Common Stock equals or exceeds $__ per share (as adjusted per share sub-divisions, share dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which we send the notice of redemption to the warrant holders.

The “fair market value” of the Jet.AI Common Stock means the average reported last sale price of the Jet.AI Common Stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

In no event will we be required to net cash settle any warrant. If we are unable to complete the Business Combination or any other Initial Business Combination within the Combination Period and we liquidate the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from our assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.

Private Placement Warrants

The private placement warrants are identical to the public warrants underlying the Oxbridge Units sold in the IPO, except that the private placement warrants and the Jet.AI Common Stock issuable upon exercise of the private placement warrants will not be transferrable, assignable or salable until 30 days after the completion of the Business Combination or any other Initial Business Combination, subject to certain limited exceptions. Additionally, the private placement warrants will be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the private placement warrants are held by someone other than the initial purchasers or their permitted transferees, the private placement warrants will be redeemable by Oxbridge and exercisable by such holders on the same basis as the public warrants.

Our Transfer Agent and Warrant Agent

The transfer agent for our Ordinary Shares (and, after the consummation of the Business Combination, the Jet.AI Common Stock) and the warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law and our Proposed Organizational Documents

We will not opt out of Section 203 of the DGCL under the Proposed Organizational Documents. Under Section 203 of the DGCL, Jet.AI will be prohibited from engaging in any business combination with any stockholder for a period of three years following the time that such stockholder (the “interested stockholder”) came to own at least 15% of the outstanding voting stock of Jet.AI (the “acquisition”), except if:

●	the Jet.AI Board approved the acquisition prior to its consummation;

●	the interested stockholder owned at least 85% of the outstanding voting stock upon consummation of the acquisition; or

●	the business combination is approved by the Jet.AI Board, and by a 2/3 majority vote of the other stockholders in a meeting.

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Generally, a “business combination” includes any merger, consolidation, asset or stock sale or certain other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock.

Under certain circumstances, declining to opt out of Section 203 of the DGCL will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with Jet.AI for a three-year period. This may encourage companies interested in acquiring Jet.AI to negotiate in advance with the Jet.AI Board because the stockholder approval requirement would be avoided if the Jet.AI Board approves the acquisition which results in the stockholder becoming an interested stockholder.

This may also have the effect of preventing changes in the Jet.AI Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Written Consent by Stockholders

Under the Proposed Organizational Documents, subject to the rights of any series of Jet.AI Preferred Stock then outstanding, any action required or permitted to be taken by the stockholders of Jet.AI must be effected at a duly called annual or special meeting of stockholders of Jet.AI and may not be effected by any consent in writing by such stockholders.

Special Meeting of Stockholders

Under the Proposed Organizational Documents, special meetings of stockholders of Jet.AI may be called only by the chairperson of the Jet.AI Board, the chief executive officer or president of Jet.AI, or the Jet.AI Board acting pursuant to a resolution adopted by a majority of the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships, and may not be called by any other person or persons. Only such business shall be considered at a special meeting of stockholders as shall have been stated in the notice for such meeting.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Under the Proposed Bylaws, advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of Jet.AI shall be given in the manner and to the extent provided in Jet.AI’s bylaws.

Listing of Securities

We have applied to list the Jet.AI Common Stock, the Jet.AI Warrants and the Merger Consideration Warrants on Nasdaq under the symbols “PJ,” “PJAIW” and “PJAIZ,” respectively, upon the Closing. The Oxbridge Units will automatically separate into the component securities upon consummation of the Business Combination and, as a result, will no longer trade as a separate security.

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SECURITIES ACT RESTRICTIONS ON RESALE OF Jet.AI Common Stock

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of Jet.AI Common Stock or Jet.AI Warrants for at least six months would be entitled to sell their securities provided that (a) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (b) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale. Persons who have beneficially owned restricted shares of Jet.AI Common Stock or Jet.AI Warrants for at least six months but who are affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three month period only a number of securities that does not exceed the greater of:

●	1% of the total number of shares of such Jet.AI securities then-outstanding; or

●	the average weekly reported trading volume of such Jet.AI securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial shareholders will not be able to sell their Jet.AI Common Stock pursuant to Rule 144 without registration until one year after we have completed the Business Combination or any other Initial Business Combination, although these shares may be sold sooner to the extent they have been registered on a registration statement that has been declared effective by the SEC.

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BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information known to Oxbridge regarding (a) the actual beneficial ownership of our Ordinary Shares as of the record date (prior to the Domestication and Business Combination) and (b) the expected beneficial ownership of our voting common stock immediately following consummation of the Domestication and Business Combination, assuming that no public shares of Oxbridge are redeemed, and alternatively the maximum redemptions scenario, which assumes that 237,734 Class A Ordinary Shares are redeemed as further described in the subsection entitled “Unaudited Pro Forma Condensed Combined Financial Information — Note 1 — Basis of Presentation,” resulting in an aggregate payment of $2,588,920 million out of the Trust Account, in each case, by:

●	each person who is, or is expected to be, the beneficial owner of more than 5% of the outstanding shares of Jet.AI Common Stock;

●	each of our named executive officers and directors;

●	each person who will become a named executive officer or director of Jet.AI post-Business Combination; and

●	all current executive officers and directors of Oxbridge, as a group pre-Business Combination and all executive officers and directors of Jet.AI post-Business Combination.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of our Ordinary Shares prior to the Domestication and Business Combination is based on 4,176,952 Class A Ordinary Shares and Class B Ordinary Shares issued and outstanding in the aggregate as of March [___], 2023.

The expected beneficial ownership of shares of our voting common stock immediately following consummation of the Domestication and Business Combination, assuming none of our public shares are redeemed, (a) assumes (i) that none of Oxbridge’s initial shareholders or the Historical Rollover Shareholders purchase Class A Ordinary Shares in the open market, (ii) that there are no other issuances of equity interests of Oxbridge or Jet Token and (iii) that there are no exercises of Jet Token Options or Jet Token Warrants and (b) does not take into account Jet.AI Warrants or Merger Consideration Warrants that will remain outstanding following the Business Combination and may be exercised at a later date.

The expected beneficial ownership of shares of our voting common stock immediately following consummation of the Domestication and Business Combination, assuming the maximum redemptions scenario where 237,734 public shares have been redeemed, (a) assumes (i) that none of Oxbridge’s initial shareholders or the Historical Rollover Shareholders purchase Class A Ordinary Shares in the open market, (ii) that there are no other issuances of equity interests of Oxbridge or Jet Token and (iii) that there are no exercises of Jet Token Options or Jet Token Warrants and (b) does not take into account Jet.AI Warrants that will remain outstanding following the Business Combination and may be exercised at a later date.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of voting common stock beneficially owned by them.

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Shares of Jet.AI Common Stock that may be acquired by an individual or group within 60 days of [_____, 2023], pursuant to the exercise of options or warrants, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

	Pre-Business Combination		Post-Business Combination
	Common Stock		Assuming No Further Redemption		Assuming 100% Redemption
Name and Address of Beneficial Owner	Share Beneficially Owned	% of Outstanding Shares of Common Stock	Number of Shares	%	Number of Shares	%
Directors and Executive Officers of Oxbridge(1):
Jay Madhu	—	—	—	—	—	—
Wrendon Timothy	—	—	—	—	—	—
Jason Butcher	—	—	—	—	—	—
Allan Martin	—	—	—	—	—	—
William Yankus	—	—	—	—	—	—
All Directors and Executive Officers of Oxbridge Pre-Business Combination as a Group (Five Individuals)	—	—	—	—	—	—
Five Percent Holders of Oxbridge:
OAC Sponsor Ltd.(2)	2,875,000	68.8	2,875,000	33.1	2,875,000	34.1
Directors and Executive Officers of Post-Business Combination Company :	—	—	—	—	—	—
Michael D. Winston, CFA(3)	—	—	2,547,547	29.4	2,547,547	30.2
George Murnane(3)	—	—	521,977	5.7	521,977	5.8
Jay Madhu(1)	—	—	—	—	—	—
Wrendon Timothy(1)	—	—	—	—	—	—
Patrick McNulty(3)	—	—	80,022	*	80,022	*
All Directors and Executive Officers of Post-Business Combination Company as a group ([8] individuals)	—	*	3,149,546	36.3	3,149,546	37.3
Five Percent Holders of Post-Business Combination Company After Consummation of the Business Combination:
OAC Sponsor Ltd.	2,875,000	68.8	2,875,000	33.1	2,875,000	34.1
Michael D. Winston	—	*	2,547,547	29.4	2,547,547	30.2

* Less than 1%.

(1)	Unless otherwise noted, the business address of each of the entities or individuals is c/o Oxbridge Acquisition Corp. Suite 201, 42 Edward Street, George Town, Grand Cayman, Cayman Islands.

(2)	OAC Sponsor Ltd. is the record holder of the shares reported herein. Each of our directors and officers have direct or indirect membership interests in OAC Sponsor Ltd. OAC Sponsor Ltd. is governed and controlled by a board of directors of 3 members, Jay Madhu, Wrendon Timothy, and Jason Butcher. Each director has one vote, and the approval of a majority is required to approve an action. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by a majority comprised of two or more individuals of a three-member (or greater) board, and a voting and dispositive decision requires the approval of a majority of those individuals, none of the individuals is deemed a beneficial owner of the entity’s securities. This is the situation with regard to OAC Sponsor Ltd. Based on the foregoing, no director exercises voting or dispositive control over any of the securities held by OAC Sponsor Ltd. Accordingly, none of them will be deemed to have or share beneficial ownership of such shares and, for the avoidance of doubt, each expressly disclaims any such beneficial interest to the extent of any pecuniary interest he may have therein, directly or indirectly. Each of our officers, directors and advisors is, directly or indirectly, a member of our sponsor.

(3)	Unless otherwise indicated, the address of each of the entities or individuals is c/o Jet Token, 10845 Griffith Peak Drive, Suite 200, Las Vegas, NV 89135.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Oxbridge Related Party Transactions

Founder Shares

On April 12, 2021, the Sponsor paid $25,000, or approximately $0.009 per share, to cover certain expenses on behalf of Oxbridge in exchange for issuance of 2,875,000 Class B Ordinary Shares, par value $0.0001 (the “Founder Shares”). The Founder Shares will automatically convert into shares of Class A Ordinary Shares at the time of Oxbridge’s initial Business Combination and are subject to certain transfer restrictions.

The Initial Shareholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (i) one year after the completion of the initial Business Combination or (ii) the date following the completion of the initial Business Combination on which Oxbridge completes a liquidation, merger, share exchange or other similar transaction that results in all of the shareholders having the right to exchange their Ordinary Shares for cash, securities or other property. Notwithstanding the foregoing, if the closing price of the Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 120 days after the initial Business Combination, the Founder Shares will be released from the lockup.

Private Placement Warrants

Simultaneously with the closing of the IPO, Oxbridge consummated the Private Placement of 5,760,000 Private Placement Warrants to the Sponsor and Maxim at an average purchase price of $1.00 per Private Placement Warrant, generating gross proceeds to Oxbridge of $5,760,000. The Private Placement Warrants are identical to the Public Warrants sold as part of the Units in the IPO, except that the Sponsor and Maxim have agreed not to transfer, assign or sell any of the Private Placement Warrants (except to certain permitted transferees) until 30 days after the completion of Oxbridge’s initial Business Combination. The Private Placement Warrants are also not redeemable by Oxbridge so long as they are held by the Sponsor and Maxim or their respective permitted transferees.

Certain proceeds from the Private Placement Warrants were added to the proceeds from the IPO to be held in the Trust Account. If Oxbridge does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

Related Party Loans

On April 19, 2021, the Sponsor agreed to loan Oxbridge an aggregate of up to $300,000 to cover for expenses related to the IPO pursuant to a promissory note (the “Note”). This loan was non-interest bearing and was payable upon the earlier of December 31, 2021 or the completion of the IPO. The loan amounted to $195,175 and was repaid upon the closing of the IPO out of offering proceeds not held in the Trust Account.

Extension Amendment Proposal and Promissory Note

On November 9, 2022, Oxbridge held an extraordinary general meeting of shareholders. At the extraordinary general meeting, Oxbridge’s shareholders were presented the proposals to extend the date by which Oxbridge must consummate a business combination (the “Termination Date”) from November 16, 2022 to August 16, 2023 (or such earlier date as determined by the board of directors) by amending Oxbridge’s Amended and Restated Memorandum and Articles of Association (the “Extension Amendment Proposal”). The Extension Amendment Proposal to amend Oxbridge’s Amended and Restated Memorandum and Articles of Association (“Charter Amendment”) was approved. Oxbridge filed the Charter Amendment with the Cayman Islands Registrar of Companies on November 11, 2022.

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In connection with the vote to approve the Extension Amendment Proposal, the holders of 10,313,048 Class A ordinary shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.22 per share, for an aggregate redemption amount of $105,424,960 in connection with the Extension Amendment Proposal.

The Sponsor agreed to contribute to us a loan of $575,000 (the “Extension Loan”), to be deposited into the trust account to extend the Termination Date from November 16, 2022 to August 16, 2023. On November 14, 2022, Oxbridge issued a promissory note (the “Extension Note”) in the aggregate principal amount of $575,000 to the Sponsor, in connection with the Extension Loan. The Extension Loan was deposited into the Trust Account on November 15, 2022.

The Extension Note bears no interest and is repayable in full upon the earlier of (a) the date of the consummation of an Initial Business Combination, or (b) the date of the liquidation of Oxbridge.

Working Capital Loans

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, other Initial Shareholder, or certain of Oxbridge’s officers and directors may, but are not obligated to, loan Oxbridge funds as may be required (“Working Capital Loans”). If Oxbridge completes a Business Combination, Oxbridge would repay the Working Capital Loans. In the event that a Business Combination does not close, Oxbridge may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into private placement warrants at a price of $1.00 per warrant. As of December 31, 2022 and 2021, Oxbridge did not have any outstanding borrowings under the Working Capital Loans.

Administrative Services Agreement

Commencing on the effective date of the Company’s IPO, Oxbridge agreed to pay its Sponsor a total of up to $10,000 per month for office space, utilities, secretarial and administrative support. Upon completion of the initial Business Combination or Oxbridge’s liquidation, Oxbridge will cease paying these monthly fees. For the year ended December 31, 2022, and for the period ending December 31, 2021, Oxbridge paid $100,000 and $50,000, respectively, to the Sponsor under the Administrative Services Agreement.

Jet Token’s Related Party Transactions

From time to time, related parties make payments on Jet Token’s behalf or advance cash to Jet Token for operating costs which require repayment. Such transactions are considered short-term advances and non-interest bearing. During the years ended December 31, 2022 and 2021, Michael Winston, Jet Token’s Founder and Executive Chairman, advanced a total of $42,000 and $200,196, respectively, to Jet Token in the form of a non-interest-bearing loan. As of December 31, 2022 such advances had been fully repaid.

LEGAL MATTERS

Dykema Gossett PLLC has passed upon the validity of the securities of Jet.AI offered by this proxy statement/prospectus and certain other legal matters related to this proxy statement/prospectus.

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EXPERTS

The consolidated financial statements of Jet Token as of December 31, 2022 and 2021 included in this proxy statement/prospectus have been audited by BF Borgers CPA PC, an independent registered public accounting firm, as set forth in their report, thereon, appearing elsewhere in this proxy statement/prospectus, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

The consolidated financial statements of Oxbridge as of December 31, 2022 and 2021 included in this proxy statement/prospectus have been audited by Hacker Johnson & Smith P.A., an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

HOUSEHOLDING INFORMATION

Unless Oxbridge has received contrary instructions, Oxbridge may send a single copy of this proxy statement/prospectus to any household at which two or more shareholders reside if we believe the shareholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if shareholders prefer to receive multiple sets of Oxbridge’s disclosure documents at the same address this year, the shareholders should follow the instructions described below. Similarly, if an address is shared with another shareholder and together both of the shareholders would like to receive only a single set of Oxbridge’s disclosure documents, the shareholders should follow these instructions:

●	If the shares are registered in the name of the shareholder, the shareholder should contact Oxbridge at its offices at Suite 201, 42 Edward Street, George Town, Grand Cayman, Cayman Islands, KY1-9006, directed to the attention of its Secretary, or its telephone number at (345) 749-7570 to inform Oxbridge of his or her request; or

●	If a bank, broker or other nominee holds the shares, the shareholder should contact the bank, broker or other nominee directly.

TRANSFER AGENT AND REGISTRAR

The transfer agent for our securities is Continental Stock Transfer & Trust Company.

SHAREHOLDER PROPOSALS AND NOMINATIONS

The Proposed Bylaws, which will be effective upon the consummation of the Business Combination, provide notice procedures for stockholders to propose business (other than director nominations) to be considered by stockholders at a meeting. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of Jet.AI not later than the close of business on the 90th day nor earlier than the close of business 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held during the preceding year or the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 60 days after such anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received no earlier than the close of business on the 120th day prior to such annual meeting and no later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date such meeting is first made. The Chairperson of the Jet.AI Board may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

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Further, the Proposed Bylaws, which will be effective upon the consummation of the Business Combination, provide notice procedures for stockholders to nominate a person as a director to be considered by stockholders at a meeting. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of Jet.AI in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held during the preceding year or the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 60 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting was first made. The Chairperson of the Jet.AI Board may refuse to acknowledge the introduction of any stockholder nomination not made in compliance with the foregoing procedures.

Under Rule 14a-8 of the Exchange Act, a stockholder proposal to be included in the proxy statement and proxy card for the 2023 annual general meeting pursuant to Rule 14a-8 must be received at our principal office a reasonable time before Jet.AI begins to print and send out its proxy materials for such 2023 annual meeting (and Jet.AI will publicly disclose such date when it is known).

In addition, if applicable, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Jet.AI’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act within the time periods described above.

SHAREHOLDER COMMUNICATIONS

Shareholders and interested parties may communicate with the Oxbridge Board, any committee chairperson or the non-management directors as a group by writing to the Oxbridge Board or committee chairperson in care of Oxbridge Acquisition Corp., Suite 201, 42 Edward Street, George Town, Grand Cayman, Cayman Islands, KY1-9006. Following the Business Combination, such communications should be sent in care of Jet.AI, 10845 Griffith Peak Drive, Suite 200, Las Vegas, NV 89135. Each communication will be forwarded, depending on the subject matter, to the board of directors, the appropriate committee chairperson or all non-management directors.

ENFORCEABILITY OF CIVIL LIABILITY

Oxbridge is a Cayman Islands exempted company. If Oxbridge does not change its jurisdiction of incorporation from the Cayman Islands to Delaware by effecting the Domestication, you may have difficulty serving legal process within the United States upon Oxbridge. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in U.S. courts against Oxbridge in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws. Furthermore, there is doubt that the courts of the Cayman Islands would enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws. However, Oxbridge may be served with process in the United States with respect to actions against Oxbridge arising out of or in connection with violation of U.S. federal securities laws relating to offers and sales of Oxbridge’s securities by serving Oxbridge’s U.S. agent irrevocably appointed for that purpose.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Oxbridge files reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read Oxbridge’s SEC filings, including this proxy statement/prospectus, over the Internet at the SEC’s website at http://www.sec.gov.

If you would like additional copies of this proxy statement/prospectus or if you have questions about the Business Combination or the Proposals to be presented at the extraordinary general meeting, you should contact Oxbridge’s proxy solicitation agent at the following address and telephone number:

[●]

If you are an Oxbridge shareholder and would like to request documents, please do so by , 2023, in order to receive them before the extraordinary general meeting. If you request any documents from Oxbridge, Oxbridge will mail them to you by first class mail, or another equally prompt means.

All information included in this proxy statement/prospectus relating to Oxbridge has been supplied by Oxbridge, and all such information relating to Jet Token has been supplied by Jet Token. Information provided by either Oxbridge or Jet Token does not constitute any representation, estimate or projection of any other party.

Neither Oxbridge nor Jet Token has authorized anyone to give any information or make any representation about the Business Combination or their companies that is different from, or in addition to, that included in this proxy statement/prospectus or in any of the materials that have been incorporated in this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/prospectus does not extend to you. The information included in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies.

205

INDEX TO FINANCIAL STATEMENTS

Page
Financial Statements of Oxbridge Acquisition Corp.
Report of Independent Registered Public Accounting Firm	F-2
Balance Sheets as of December 31, 2022 and 2021 (as restated)	F-3
Statement of Operations for the year ended December 31, 2022 and for the Period from April 12, 2021 (inception) through December 31, 2021 (as restated)	F-4
Statement of Changes in Shareholders Deficit for the year ended December 31, 2022 and for the Period from April 12, 2021 (inception) through December 31, 2021 (as restated)	F-5
Statement of Cash Flows for the year ended December 31, 2022 and for the Period from April 12, 2021 (inception) through December 31, 2021 (as restated)	F-6
Notes to the Consolidated Financial Statements	F-7

Consolidated Financial Statements of Jet Token, Inc.
Report of Independent Registered Public Accounting Firm	F-22
Consolidated Balance Sheets as of December 31, 2022 and 2021	F-23
Consolidated Statements of Operations for the years ended December 31, 2022 and 2021	F-24
Consolidated Statements of Stockholders’ Equity for the years ended December 31, 2022 and 2021	F-25
Consolidated Statements of Cash Flows for the years ended December 31, 2022 and 2021	F-26
Notes to the Consolidated Financial Statements	F-27

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Oxbridge Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Oxbridge Acquisition Corp. (the “Company”) as of December 31, 2022 and 2021 (as restated), the related statements of operations, changes in shareholders’ deficit and cash flows for the year ended December 31, 2022 and for the period from April 12, 2021 (inception) through December 31, 2021 (as restated), and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021 (as restated), and the results of its operations and its cash for the year ended December 31, 2022 and the period from April 12, 2021 (inception) through December 31, 2021 (as restated), in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, if the Company is unable to complete a business combination by August 16, 2023, then the Company will cease all operations except for the purpose of liquidating. The liquidity condition and the date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provides a reasonable basis for our opinion.

/s/ HACKER JOHNSON & SMITH PA

Hacker Johnson & Smith PA

We have served as the Company’s auditor since 2021.

Tampa, Florida

February 22, 2023

PCAOB ID #400

F-2

OXBRIDGE ACQUISITION CORP.

Balance Sheets

	December 31,	December 31,
	2022	2021
		(as restated)
Assets
Current assets
Cash	$211,718	$614,395
Accrued interest, prepaid expenses and other receivables	3,593	81
Total current assets	215,311	614,476
Marketable securities held in Trust Account	12,834,629	116,725,000
Total Assets	$13,049,940	$117,339,476

Liabilities and Shareholders’ Deficit
Current liabilities
Due to affiliates	$3,861	$-
Accrued expenses	97,981	18,000
Total current liabilities	101,842	18,000
Promissory note payable	575,000	-
Deferred underwriting commissions	4,025,000	4,025,000
Derivative warrant liabilities	369,902	7,069,300
Total liabilities	5,071,744	11,112,300

Commitments and Contingencies
Class A ordinary shares; 1,186,952 (2021:11,500,000) shares subject to possible redemption (at redemption value)	12,834,629	116,725,000

Shareholders’ Deficit:
Preference shares, $0.0001 par value; 4,000,000 shares authorized; none issued and outstanding	-	-
Class A ordinary shares, $0.0001 par value; 400,000,000 shares authorized; 115,000 (2021: 115,000) issued and outstanding (excluding 1,186,952 (2021: 11,500,000) shares subject to possible redemption)	-	-
Class B ordinary shares, $0.0001 par value; 40,000,000 shares authorized; 2,875,000 shares issued and outstanding	288	288
Additional paid-in capital, net of offering costs	-	-
Accumulated Deficit	(4,856,721)	(10,498,112)
Total shareholders’ deficit	(4,856,433)	(10,497,824)
Total Liabilities, Ordinary Shares Subject to Possible Redemption, and Shareholders’ Deficit	$13,049,940	$117,339,476

The accompanying notes are an integral part of financial statements.

F-3

OXBRIDGE ACQUISITION CORP.

Statements of Operations

	Year Ended December 31, 2022	Period from April 12, 2021 (inception) through December 31, 2021
		(as restated)
Expenses
General and administrative expenses	$(487,072)	$(85,515)
Loss from operations	(487,072)	(85,515)
Change in fair value of warrant liabilities	6,699,398	(3,456,800)
Other income
Other interest income	4,065	443
Interest earned on marketable securities held in trust account	959,589	-
Net income (loss)	$7,175,980	$(3,541,872)
Earnings (loss) per share:
Basic weighted average shares outstanding	13,133,764	14,490,000
Diluted weighted average shares outstanding	13,133,764	14,490,000
Basic and diluted net earnings (loss) per ordinary share	$0.546	$(0.244)

The accompanying notes are an integral part of financial statements.

F-4

OXBRIDGE ACQUISITION CORP.

STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

YEAR ENDED DECEMBER 31, 2022 AND THE PERIOD FROM APRIL 12, 2021 (INCEPTION) THROUGH DECEMBER 31, 2021 (as restated)

	Ordinary Shares				Additional		Total
	Class A		Class B		Paid-in	Accumulated	Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance – April 12, 2021 (inception)	-	$-	-	$-	$-	$-	$-
Issuance of Class B ordinary shares to Sponsor	-	-	2,875,000	288	24,712	-	25,000
Issuance of Class A ordinary shares (net of offering costs)	11,615,000	1,161	-	-	103,983,884	-	103,985,045
Issuance of private placement warrants	-	-	-	-	5,760,000	-	5,760,000
Class A Ordinary shares reclassified to Commitments subject to possible redemption	(11,500,000)	(1,161)	-	-	(101,227,174)	-	(101,228,335)
Accretion for Class A Ordinary Shares to redemption amount					(8,541,422)	(6,956,240)	(15,497,662)
Net loss	-	-	-	-	-	(3,541,872)	(3,541,872)
Balance - December 31, 2021 (as restated)	115,000	$-	2,875,000	$288	$-	$(10,498,112)	$(10,497,824)

Accretion for Class A Ordinary Shares to redemption amount	-	-	-	-	-	(1,534,589)	(1,534,589)
Net income	-	-	-	-	-	7,175,980	7,175,980
Balance - December 31, 2022	115,000	$-	2,875,000	$288	$-	$(4,856,721)	$(4,856,433)

The accompanying notes are an integral part of financial statements.

F-5

OXBRIDGE ACQUISITION CORP.

Statements of Cash Flows

		Period from
		April 12, 2021
	Year ended December 31, 2022	(inception) through December 31, 2021
		(as restated)

Cash flows from Operating Activities:
Net income (loss)	$7,175,980	$(3,541,872)
Adjustments to reconcile net income to cash used in operating activities
Change in fair value of warrant liabilities	(6,699,398)	3,456,800
Income earned on marketable securities held in Trust Account	(959,589)	-

Changes in operating assets and liabilities:
Accrued interest receivable	-	(81)
Prepaid expenses and other receivables	(3,512)	-
Due to affiliates	3,861	45,833
Accrued expenses	79,981	18,000
Net cash used in operating activities	$(402,677)	$(21,320)

Cash flows from Investing Activities:
Proceeds from liquidation of marketable securities held in Trust Account	105,424,960	-
Investment in Trust Account	(575,000)	(116,725,000)
Net cash provided by (used in) investing activities	$104,849,960	$(116,725,000)

Cash flows from Financing Activities:
Redemption of 10,313,048 Class A Ordinary Shares	(105,424,960)	-
Proceeds from issuance of promissory note	575,000	-
Proceeds from issuance of Class B ordinary shares	-	25,000
Proceeds from issuance of private placement warrants	-	5,760,000
Proceeds from issuance of units (net of offering costs)	-	111,575,715
Net cash (used in) provided by financing activities	$(104,849,960)	$117,360,715

Net Change in Cash	(402,677)	614,395
Cash – Beginning of period	614,395	-
Cash – Ending of period	$211,718	$614,395

Supplemental disclosure of non-cashflow information
Deferred underwriting commissions in connection with the initial public offering	$-	$4,025,000
Derivative warrant liabilities issued in connection with the initial public offering	$-	$3,612,500
Accretion for Class A ordinary shares to redemption amount	$1,534,589	$15,497,662

The accompanying notes are an integral part of financial statements.

F-6

OXBRIDGE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2022

Note 1—Description of Organization and Business Operations

Oxbridge Acquisition Corp. (the “Company”) was incorporated as a Cayman Islands exempted company on April 12, 2021. The Company was incorporated for the purpose of effecting a merger, capital stock or share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.

As of December 31, 2022, the Company had not commenced any operations. All activity for the period from April 12, 2021 (inception) through December 31, 2022 relates to the Company’s formation and the initial public offering (the “Initial Public Offering” or “IPO”) described below, and subsequent to the Initial Public Offering, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company may generate non-operating income in the form of interest income on marketable securities from the proceeds derived from the Initial Public Offering (as defined below). The Company has selected December 31 as its fiscal year end.

The Company’s sponsor is OAC Sponsor Ltd., a Cayman Islands exempted company (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on August 11, 2021. On August 16, 2021, the Company consummated its IPO of 10,000,000 units (each, a “Unit” and collectively, the “Units” and, with respect to the Class A ordinary shares included in the Units, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $100,000,000 and incurring offering costs of approximately $6,624,000, inclusive of $3,500,000 in deferred underwriting commissions. The underwriter exercised the over-allotment option in full and on August 16, 2021, purchased an additional 1,500,000 units (the “Over-Allotment Units”), generating additional gross proceeds of $15,000,000 (the “Over-Allotment”), and incurring additional offering costs of $825,000, inclusive of $525,000 of deferred underwriting commissions (Note 5).

Simultaneously with the closing of the IPO, the Company consummated the sale of 5,760,000 warrants to the Sponsor and Maxim Group, LLC (“Maxim”), the underwriter in our Initial Public Offering (the “Private Placement Warrants”), at a price of $1.00 per Private Placement Warrant, generating gross proceeds of $5,760,000, which is discussed in Note 4. Each Private Placement Warrant is exercisable to purchase one Class A ordinary share at $11.50 per share.

Upon the closing of the Initial Public Offering, the Over-Allotment and the Private Placement, $116,725,000 ($10.15 per Unit) of the net proceeds of the Initial Public Offering and certain proceeds of the Private Placement was placed in a trust account (“Trust Account”), located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and may be invested only in U.S. government securities within the meaning of Section 2(a)(16) of the Investment Company Act with a maturity of 185 days or less or in money market funds investing solely in United States Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the net assets held in the Trust Account (as defined below) (excluding the amount of deferred underwriting commissions and taxes payable on the interest earned on the Trust Account) at the time of the signing of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

F-7

OXBRIDGE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

Note 1—Description of Organization and Business Operations (continued)

The Company will provide the holders (the “Public Shareholders”) of its Public Shares, with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (anticipated to be approximately $11.07 per Public Share). The per-share amount to be distributed to Public Shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriter. These Public Shares have been classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 and the approval of an ordinary resolution, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at a general meeting in favor of the business combination. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, as amended (the “Amended and Restated Memorandum and Articles of Association”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transactions is required by law, or the Company decides to obtain shareholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks shareholder approval in connection with a Business Combination, the Initial Shareholder (as defined below) have agreed to vote their Founder Shares (as defined below in Note 4) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the Initial Shareholder have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.

Notwithstanding the foregoing, the Amended and Restated Memorandum and Articles of Association provides that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Class A ordinary shares sold in the Initial Public Offering, without the prior consent of the Company.

The Company’s Sponsor (the “Initial Shareholder”) officers and directors have agreed not to propose an amendment to Amended and Restated Memorandum and Articles of Association (A) that would modify the substance or timing of the Company’s obligation to allow redemption in connection with our initial business combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination by August 16, 2023, as described in more detail in the prospectus for the IPO) (the “Combination Period”) or (B) with respect to any other provision relating to shareholders’ rights or pre-initial Business Combination activity, unless the Company provides the Public Shareholders with the opportunity to redeem their Class A ordinary shares in conjunction with any such amendment.

F-8

OXBRIDGE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

Note 1—Description of Organization and Business Operations (continued)

If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the board of directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law.

The Initial Shareholder, officers and directors have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Initial Shareholder or members of the Company’s management team acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. Maxim has agreed to waive their rights to its deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be approximately $11.07 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor (other than the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriter of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Liquidity and Capital Resources

As of December 31, 2022 the Company had cash of approximately $212,000 and a working capital of approximately $110,000 to satisfy the Company’s liquidity needs. In addition, in order to finance transaction costs in connection with a Business Combination, the Company’s Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (see Note 4). As of December 31, 2022 and 2021, there were no amounts outstanding under any Working Capital Loans.

F-9

OXBRIDGE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

Note 2—Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for financial information and in accordance with the instructions to Form 10-K and Article 8 of Regulation S-X of the SEC.

Going Concern

In connection with the Company’s assessment of going concern considerations in accordance GAAP, management has determined that if the Company is unable to raise additional funds to alleviate liquidity needs as well as complete a Business Combination by August 16, 2023, then the Company will cease all operations except for the purpose of liquidating. The liquidity condition and date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after August 16, 2023.

Management’s plans to address this need for capital through potential loans from certain of our affiliates. However, our affiliates are not obligated to make loans to us in the future, and we may not be able to raise additional financing from unaffiliated parties necessary to fund our expenses.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards.

The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

This may make comparison of the Company’s financial statement with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

F-10

OXBRIDGE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

Note 2—Summary of Significant Accounting Policies (continued)

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of expenses during the reporting period. Making estimates requires management to exercise significant judgement. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

A material estimate that is particularly susceptible to significant change in the near-term relates to the fair value of the derivative warrant liabilities. Although considerable variability is likely to be inherent in this estimate, management believes that the amounts provided are reasonable. This estimate is continually reviewed and adjusted if necessary. Such adjustment is reflected in current operations.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. As of December 31, 2022, the Company had approximately $212,000 of cash and cash equivalents.

Marketable Securities Held in Trust Account

At December 31, 2022, substantially all of the assets held in the Trust Account were held in money market funds which are invested primarily in U.S. Treasury securities. All of the Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of investments held in Trust Account are included in interest earned on marketable securities held in Trust Account in the accompanying statements of operations. The estimated fair values of investments held in Trust Account are determined using available market information.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Company coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet due to their short-term nature.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;
●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and
●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable

F-11

OXBRIDGE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

Note 2—Summary of Significant Accounting Policies (continued)

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Derivative financial instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC 815, “Derivatives and Hedging” (“ASC 815”). The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, will be re-assessed at the end of each reporting period. Derivative warrant liabilities will be classified as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.

The 17,260,000 warrants issued on August 16, 2021 in connection with the IPO and the Private Placement (including the 11,500,000 warrants included in the Units and the 5,760,000 Private Placement Warrants) are recognized as derivative liabilities in accordance with ASC 815. The liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statement of operations. The fair value of the Public Warrants issued in connection with the Public Offering were initially measured at fair value using a Black-Scholes option pricing model and subsequently, the fair value of Public Warrants issued in connection with the Initial Public Offering have been measured based on the listed market price of such warrants beginning from December 31, 2021, and through to December 31, 2022. The fair value of the Private Warrants has been estimated initially and subsequently, as of December 31, 2022, using a version of the Black-Scholes option pricing model. The determination of the fair value of the warrant liabilities may be subject to change as more current information becomes available and accordingly the actual results could differ significantly.

Class A Ordinary Shares Subject to Possible Redemption

As of December 31, 2022, there were 1,301,952 Class A ordinary shares issued or outstanding. The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption are classified as a liability instrument and is measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s ordinary shares features certain redemption rights that are considered to be outside of the Company’s control and be subject to occurrence of uncertain future events. Accordingly, at December 31, 2022, 1,186,952 Class A ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheets.

Earnings (Loss) Per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC 260, “Earnings Per Share”. Earnings (Loss) per ordinary share is computed by dividing earnings (loss) by the weighted average number of ordinary shares outstanding during the period.

The Company has two classes of ordinary shares, Class A ordinary shares and Class B ordinary shares. Income and losses are shared pro rata between the two classes of shares. This presentation contemplates a Business Combination as the most likely outcome, in which case, both classes of shares share pro rata in the income/loss of the Company. Accretion associated with the redeemable Class A ordinary shares is excluded from earnings per share as the redemption value approximates fair value.

At December 31, 2022, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company due to the exercise price exceeding the average market price of the Company’s ordinary share during the year ended December 31, 2022. As a result, diluted earnings per share is the same as basic earnings per share for the year ended December 31, 2022.

At December 31, 2021, due to net loss the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the loss of the Company. As a result, diluted loss per share is the same as basic loss per share for the period ended December 31, 2021.

The following table reflects the calculation of basic and diluted net earnings (loss) per share (in dollars, except per share amounts):

	For the Year Ended December 31, 2022		For the Period from April 12, 2021 (Inception) Through December 31, 2021 (as restated)
	Class A	Class B	Class A	Class B
Basic and diluted earnings (loss) per ordinary share
Numerator:
Allocation of net earnings (loss)	$5,605,148	$1,570,832	$(2,839,120)	$(702,753)
Denominator:
Basic and diluted weighted average shares outstanding	10,258,764	2,875,000	11,615,000	2,875,000
Basic and diluted net earnings (loss) per ordinary share	$0.546	$0.546	$(0.244)	$(0.244)

F-12

OXBRIDGE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

Note 2—Summary of Significant Accounting Policies (continued)

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of December 31, 2022 and 2021, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

Reclassifications

Any reclassifications of prior year amounts have been made to conform to the current period presentation.

F-13

OXBRIDGE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

Note 3—Initial Public Offering

On August 16, 2021, the Company consummated its IPO of 10,000,000 Units at $10.00 per Unit, generating gross proceeds of $100,000,000 and incurring offering costs of approximately $6,624,000, inclusive of approximately $3,500,000 in deferred underwriting commissions. The underwriter was granted a 45-day option from the date of the final prospectus relating to the Initial Public Offering to purchase up to 1,500,000 additional Units to cover over-allotments, if any, at $10.00 per Unit. On August 16, 2021, Maxim exercised the over-allotment option in full and, purchased an additional 1,500,000 Over-Allotment Units, generating additional gross proceeds of $15,000,000, and incurring additional offering costs of $825,000, inclusive of approximately $525,000 of deferred underwriting commissions.

Each Unit consists of one Class A ordinary share, and one redeemable warrant (each, a “Public Warrant”). Each Public Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 6).

Note 4—Related Party Transactions

Founder Shares

On April 12, 2021, the Sponsor paid $25,000, or approximately $0.009 per share, to cover certain expenses on behalf of the Company in exchange for issuance of 2,875,000 Class B ordinary shares, par value $0.0001 (the “Founder Shares”). The Founder Shares will automatically convert into shares of Class A ordinary shares at the time of the Company’s initial Business Combination and are subject to certain transfer restrictions, as described in Note 6.

The Initial Shareholder have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (i) one year after the completion of the initial Business Combination or (ii) the date following the completion of the initial Business Combination on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the shareholders having the right to exchange their ordinary shares for cash, securities or other property. Notwithstanding the foregoing, if the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 120 days after the initial Business Combination, the Founder Shares will be released from the lockup.

Private Placement Warrants

Simultaneously with the closing of the IPO, the Company consummated the Private Placement of an 5,760,000 Private Placement Warrants to the Sponsor and Maxim at an average purchase price of $1.00 per Private Placement Warrant, generating gross proceeds to the Company of $5,760,000. The Private Placement Warrants are identical to the Public Warrants sold as part of the Units in the IPO, except that the Sponsor and Maxim have agreed not to transfer, assign or sell any of the Private Placement Warrants (except to certain permitted transferees) until 30 days after the completion of the Company’s initial Business Combination. The Private Placement Warrants are also not redeemable by the Company so long as they are held by the Sponsor and Maxim or their respective permitted transferees.

Certain proceeds from the Private Placement Warrants were added to the proceeds from the IPO to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

F-14

OXBRIDGE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

Note 4—Related Party Transactions (continued)

Related Party Loans

On April 19, 2021, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover for expenses related to the IPO pursuant to a promissory note (the “Note”). This loan was non-interest bearing and was payable upon the earlier of September 30, 2021 or the completion of the IPO. The loan amounted to $195,175 and was repaid upon the closing of the IPO out of offering proceeds not held in the Trust Account.

Working Capital Loans

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, other Initial Shareholder, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into private placement warrants at a price of $1.00 per warrant. As of December 31, 2022, the Company did not have any outstanding borrowings under the Working Capital Loans.

Administrative Services Agreement

Commencing on the effective date of the Company’s IPO, the Company agreed to pay its Sponsor a total of up to $10,000 per month, for office space, utilities, secretarial and administrative support. Upon completion of the initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. For the year ended December 31, 2022, and for the period ending December 31, 2021, the Company recorded expenses of $100,000 and $50,000, respectively, to the Sponsor under the Administrative Services Agreement.

Extension Amendment Proposal and Promissory Note

On November 9, 2022, the Company held an extraordinary general meeting (the “EGM”) of shareholders. At the EGM, the Company’s shareholders were presented the proposals to extend the date by which the Company must consummate a business combination (the “Termination Date”) from November 16, 2022 to August 16, 2023 (or such earlier date as determined by the Board of Directors) by amending the Company’s Amended and Restated Memorandum and Articles of Association (the “Extension Amendment Proposal”). The Extension Amendment Proposal to amend the Company’s Amended and Restated Memorandum and Articles of Association (“Charter Amendment”) was approved. The Company filed the Charter Amendment with the Cayman Islands Registrar of Companies on November 11, 2022.

In connection with the vote to approve the Extension Amendment Proposal, the holders of 10,313,048 Class A ordinary shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.22 per share, for an aggregate redemption amount of $105,424,960 in connection with the Extension Amendment Proposal.

The sponsor has agreed to contribute to us a loan of $575,000 (the “Extension Loan”), to be deposited into the trust account to extend the Termination Date from November 16, 2022 to August 16, 2023. On November 14, 2022, the Company issued a promissory note (the “Extension Note”) in the aggregate principal amount of $575,000 to the sponsor, in connection with the Extension Loan. The Extension Loan will be deposited into the trust account on or around November 15, 2022.

The Extension Note bears no interest and is repayable in full upon the earlier of (a) the date of the consummation of an initial business combination, or (b) the date of the liquidation of the Company.

Note 5—Commitments and Contingencies

Registration Rights

The holders of Founder Shares, Private Placement Warrants, and securities that may be issued upon conversion of Working Capital Loans, if any, are entitled to registration rights pursuant to a registration and shareholder rights agreement. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company registers such securities. In addition, these holders will have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

F-15

OXBRIDGE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

Note 5—Commitments and Contingencies (continued)

Underwriting Agreement

The Company granted the underwriters a 45-day option from the final prospectus relating to the IPO to purchase up to 1,500,000 additional Units to cover over-allotments, if any, at the IPO price less the underwriting discounts and commissions. On August 16, 2021, the underwriters fully exercised their over-allotment option.

The underwriters were entitled to an underwriting discount of $0.20 per Unit, or $2.0 million in the aggregate (or $2.3 million in the aggregate if the underwriters’ over-allotment option is exercised in full), payable upon the closing of the IPO. In addition, $0.35 per unit, or approximately $3.5 million in the aggregate (or approximately $4.03 million in the aggregate if the underwriters’ over-allotment option was exercised in full) was payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Risks and Uncertainties

In February 2022, the Russian Federation and Belarus commenced a military action with the country of Ukraine. As a result of this action, various nations, including the United States, have instituted economic sanctions against the Russian Federation and Belarus. The impact of this action and related sanctions on the world economy are not determinable as of the date of this Annual Report on Form 10-K and the specific impact on the Company’s financial condition, results of operations, and cash flows is also not determinable as of the date of this Annual Report on Form 10-K.

Note 6 – Derivative Warrant Liabilities

As of December 31, 2022, the Company had 11,500,000 Public Warrants and 5,760,000 Private Placement Warrants, outstanding.

The Public Warrants will become exercisable on the later of (a) 30 days after the consummation of a Business Combination or (b) 12 months from the closing of the IPO. The Public Warrants will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the Public Warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No Public Warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their Public Warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available.

The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of a Business Combination, it will use its best efforts to file with the SEC a registration statement registering the issuance, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the Public Warrants. The Company will use its best efforts to file with the SEC a registration statement covering the shares of Class A ordinary shares issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption

F-16

OXBRIDGE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

Note 6 – Derivative Warrant Liabilities (continued)

Redemption of Warrants for Cash When the Price per Class A Ordinary Share Equals or Exceeds $18.00

Once the Public Warrants become exercisable, the Company may call the Public Warrants for redemption

●	in whole and not in part;

●	at a price of $0.01 per Public Warrant;

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder and

●	if, and only if, the reported last sale price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders (the “Reference Value”).

If and when the Public Warrants become redeemable by the Company, the Company may not exercise its redemption right if the issuance of shares of ordinary shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or the Company is unable to effect such registration or qualification.

The exercise price and number of shares of Class A ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or recapitalization, reorganization, merger or consolidation. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of common shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation.

In addition, if (x) the Company issues additional shares of Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Company’s initial Business Combination on the date of the consummation of such initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the greater of the Market Value and the Newly Issued Price.

F-17

OXBRIDGE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

Note 6 – Derivative Warrant Liabilities (continued)

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the IPO, except that the Private Placement Warrants and the ordinary shares issuable upon exercise of the Private Placement Warrants, so long as they are held by the Initial Shareholders or their permitted transferees, (i) will not be redeemable by the Company, (ii) may not (including the Class A ordinary shares issuable upon exercise of these warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of the initial Business Combination, (iii) may be exercised by the holders on a cashless basis and (iv) will be entitled to registration rights. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by the holders on the same basis as the Public Warrants.

The Company has accounted for the 17,260,000 warrants issued in connection with the IPO (including 11,500,000 Public Warrants and 5,760,000 Private Placement Warrants) in accordance with the guidance contained in ASC 815-40. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability. Accordingly, the Company has classified each warrant as a liability at its fair value. This liability is subject to re-measurement at each balance sheet date. With each such re-measurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in the Company’s statement of operations. For the year ended December 31, 2022 and the period from April 12, 2021 (inception) to December 31, 2021, the Company recognized a gain (loss) on revaluation of approximately $6.7 million and ($3.5 million), respectively.

The warrant agreement contains an Alternative Issuance provision that if less than 70% of the consideration receivable by the holders of the Class A common stock in the Business Combination is payable in the form of common equity in the successor entity, and if the holders of the warrants properly exercise the warrants within thirty days following the public disclosure of the consummation of Business Combination by the Company, the warrant price shall be reduced by an amount equal to the difference (but in no event less than zero) of (i) the warrant price in effect prior to such reduction minus (ii) (A) the Per Share Consideration (as defined below) minus (B) the Black-Scholes Warrant Value (as defined below). The “Black-Scholes Warrant Value” means the value of a Warrant immediately prior to the consummation of the Business Combination based on the Black-Scholes Warrant Model for a Capped American Call on Bloomberg Financial Markets. “Per Share Consideration” means (i) if the consideration paid to holders of the common stock consists exclusively of cash, the amount of such cash per common stock, and (ii) in all other cases, the volume weighted average price of the common stock as reported during the ten-trading day period ending on the trading day prior to the effective date of the Business Combination.

The Company believes that the adjustments to the exercise price of the warrants is based on a variable that is not an input to the fair value of a “fixed-for-fixed” option as defined under FASB ASC Topic No. 815 – 40, and thus the warrants are not eligible for an exception from derivative accounting. The accounting treatment of derivative financial instruments requires that the Company record a derivative liability upon the closing of the IPO. Accordingly, the Company classifies each warrant as a liability at its fair value and the warrants will be allocated a portion of the proceeds from the issuance of the Units equal to its fair value determined using Black-Scholes option pricing model. This liability is subject to re-measurement at each balance sheet date. With each such re-measurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in the Company’s statement of operations. The Company will reassess the classification at each balance sheet date. If the classification changes as a result of events during the period, the warrants will be reclassified as of the date of the event that causes the reclassification.

F-18

OXBRIDGE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

Note 7 - Fair Value Measurements

The following table presents information about the Company’s financial liabilities that are measured at fair value on a recurring basis as of the initial issuance date, December 31, 2022 and 2021, by level within the fair value hierarchy:

	Fair Value Measurements Using
At December 31, 2022	(Level 1)	(Level 2)	(Level 3)	Total
Description
Liabilities:
Warrant liabilities - public warrants	$368,000	$-	$-	$368,000
Warrant liabilities - private warrants	-	-	1,902	1,902
Total	$368,000	$-	$1,902	$369,902

	Fair Value Measurements Using
At December 31, 2021	(Level 1)	(Level 2)	(Level 3)	Total
Description
Liabilities:
Warrant liabilities - public warrants	$4,655,200	$-	$-	$4,655,200
Warrant liabilities - private warrants	-	-	2,414,100	2,414,100
Total	$4,655,200	$-	$2,414,100	$7,069,300

The Public Warrants issued in connection with the Public Offering and the Private Placement Warrants were initially and subsequently measured at fair value using a Black-Scholes option pricing model. The subsequent measurement of the Public Warrants as of December 31, 2022, and December 31, 2021, are classified as Level 1 due to the use of an observable market quote in an active market.

The Company utilizes a Black-Scholes model to value the Private Placement Warrants at each reporting period, with changes in fair value recognized in the statement of earnings. The estimated fair value of the Private Placement Warrant liability is determined using Level 3 inputs. Inherent in the Black-Scholes option pricing model are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its warrants based on historical volatility of its stock price. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The Company used the modified extension date deadline of August 16, 2023, to determine the estimated life of the warrants. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.

There were no transfers between Levels 1, 2 or 3 during the year ended December 31, 2022. There were no transfers between Levels 1, 2 or 3 during the period from April 12, 2021 (inception) through December 31, 2021, other than the transfer of public warrants liabilities from Level 3 to Level 1.

The following table provides quantitative information regarding Level 3 fair value measurements inputs for private placement warrants at their measurement dates:

	At December 31, 2022	At December 31, 2021

Share price	$10.45	$9.90
Exercise price	$11.5	$11.5
Expected dividend yield	0%	0%
Expected volatility	2.97%	24.00%
Risk-free interest rate	4.85%	0.54%
Expected life (in years)	0.67	0.98

F-19

OXBRIDGE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

Note 7 - Fair Value Measurements (continued)

The following table provides a reconciliation of changes in fair value of the beginning and ending balances for the liabilities classified as Level 3:

	Private Placement Warrants	Public Warrants	Warrant Liabilities

Fair value of Level 3 warrants at January 1, 2022	$2,414,100	$-	$2,414,100
Change in valuation inputs or other assumptions	(2,412,198)	-	(2,412,198)
Fair value of Level 3 warrants at December 31, 2022	$1,902	$-	$1,902

The following table presents the changes in the fair value of warrant liabilities:

	Private Placement Warrants	Public Warrants	Total Warrant Liabilities

Fair value as of January 1, 2022	$2,414,100	$4,655,200	$7,069,300
Change in valuation inputs or other assumptions	(2,412,198)	(4,287,200)	(6,699,398)
Fair value as of December 31, 2022	$1,902	$368,000	$369,902

Note 8—Shareholders’ Deficit

Preference Shares—The Company is authorized to issue 4,000,000 preference shares with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2022 and 2021, there were no preference shares issued or outstanding.

Class A Ordinary Shares—The Company is authorized to issue 400,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class A ordinary shares are entitled to one vote for each share. As of December 31, 2022 and 2021, there were 1,301,952 and 11,615,000, respectively, Class A ordinary shares outstanding, of which 1,186,952 and 11,500,000, respectively, has been classified as temporary equity due to its redeemable nature.

Class B Ordinary Shares—The Company is authorized to issue 40,000,000 Class B ordinary shares with a par value of $0.0001 per share. Holders are entitled to one vote for each Class B ordinary share. At December 31, 2022, there were 2,875,000 Class B ordinary shares issued and outstanding. Holders of the Class A ordinary shares and holders of the Class B ordinary shares will vote together as a single class on all matters submitted to a vote of the Company’s shareholders, except as required by applicable law or stock exchange rule; provided that only holders of the Class B ordinary shares have the right to vote on the appointment of the Company’s directors prior to the initial Business Combination.

F-20

OXBRIDGE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

Note 8—Shareholders’ Deficit (continued)

The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of the initial Business Combination on a one-for-one basis (as adjusted). In the case that additional Class A ordinary shares or equity-linked securities are issued or deemed issued in connection with the initial Business Combination, the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, 20% of the total number of Class A ordinary shares outstanding after such conversion (after giving effect to any redemptions of Class A ordinary shares by Public Shareholders), including the total number of Class A ordinary shares issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in the initial Business Combination and any Private Placement Warrants issued to the Sponsor, officers or directors upon conversion of Working Capital Loans; provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.

Note 9—Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

F-21

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Jet Token, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Jet Token, Inc. (the “Company”) as of December 31, 2022 and 2021, the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ BF Borgers CPA

BF Borgers CPA PC (PCAOB ID 5041)

We have served as the Company’s auditor since 2019 Lakewood, CO

February 23, 2023

F-22

JET TOKEN, INC.

CONSOLIDATED BALANCE SHEETS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

	2022	2021
Assets
Current assets:
Cash and cash equivalents	$1,527,391	$643,494
Other current assets	357,861	79,548
Total current assets	1,885,252	723,042

Property and equipment, net	5,814	7,495
Intangible assets, net	155,009	287,711
Right-of-use asset	2,081,568	-
Other assets	762,976	1,122,789
Total assets	$4,890,619	$2,141,037

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$242,933	$296,201
Accrued liabilities	951,689	116,113
Deferred revenue	933,361	436,331
Related party advances	-	200,196
Lease liability, current portion	494,979	-
Line of credit	-	194,727
Total current liabilities	2,622,962	1,243,568

Lease liability, net of current portion	1,531,364	-
Total liabilities	4,154,326	1,243,568

Commitments and contingencies (Note 5)	-	-

Stockholders’ Equity
Series Seed Preferred stock, 10,000,000 shares authorized, $0.0000001 par value, 683,333 and 983,333 issued and outstanding, respectively	20,500	29,500
Series CF Non-voting Preferred stock, 25,000,000 shares authorized, 18,826,385 issued and outstanding	704,396	704,396
Preferred Stock, 15,000,000 shares authorized, $0.0000001 par value, 0 issued and outstanding	-	-

Common stock, 300,000,000 shares authorized, par value $0.0000001, 78,353,333 and 78,353,333 issued and outstanding, respectively	8	8
Non-voting Common Stock, 200,000,000 shares authorized, par value $0.0000001, 46,089,886 and 42,169,330 issued and outstanding, respectively	4	4
Subscription receivable	(15,544)	(96,600)
Additional paid-in capital	26,682,909	19,177,938
Accumulated deficit	(26,655,980)	(18,917,777)
Total stockholders’ equity	736,293	897,469
Total liabilities and stockholders’ equity	$4,890,619	$2,141,037

See accompanying notes to the consolidated financial statements

F-23

JET TOKEN, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

	2022	2021

Revenues	$21,862,728	$1,112,195

Cost of revenues	19,803,739	1,383,100

Gross profit (loss)	2,058,989	(270,905)

Operating Expenses:
General and administrative (including stock-based compensation of $6,492,653 and $12,690,091, respectively)	9,230,789	14,879,597
Sales and marketing	426,728	704,724
Research and development	137,278	117,391
Total operating expenses	9,794,795	15,701,712

Operating loss	(7,735,806)	(15,972,617)

Other (income) expense:
Other income	(3)	(207,368)
Total other (income) expense	(3)	(207,368)

Loss before provision for income taxes	(7,735,803)	(15,765,249)

Provision for income taxes	2,400	-

Net Loss	$(7,738,203)	$(15,765,249)

Weighted average shares outstanding - basic and diluted	122,747,555	118,503,131
Net loss per share - basic and diluted	$(0.06)	$(0.13)

See accompanying accountants’ review report and notes to financial statements

F-24

JET TOKEN, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

	Series Seed Preferred Stock		Series CF Non-Voting Preferred Stock		Common Stock		Non-voting Common Stock		Subscription	Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Receivable	Capital	Deficit	Equity
Balance at December 31, 2020	983,333	$29,500	18,826,385	$704,396	85,000,000	$9	31,402,755	$3	$(522,966)	$5,743,728	$(3,152,528)	$2,802,142
Stock option compensation	-	-	-	-	-	-	-	-	-	12,690,373	-	12,690,373
Sale of Non-Voting Common Stock for cash	-	-	-	-	-	-	4,119,908	-	(96,600)	2,417,424	-	2,320,824
Receipt of subscription receivable	-	-	-	-	-	-	-	-	522,966	-	-	522,966
Offering costs	-	-	-	-	-	-	-	-	-	(1,673,587)	-	(1,673,587)
Share exchange	-	-	-	-	(6,646,667)	(1)	6,646,667	1	-	-		-
Net loss	-	-	-	-	-	-	-	-	-	-	(15,765,249)	(15,765,249)
Balance at December 31, 2021	983,333	$29,500	18,826,385	$704,396	78,353,333	$8	42,169,330	$4	$(96,600)	$19,177,938	$(18,917,777)	$897,469
Stock option compensation	-	-	-	-	-	-	-	-	-	6,492,653	-	6,492,653
Sale of Non-Voting Common Stock for cash	-	-	-	-	-	-	3,920,556	-	(15,544)	2,919,704	-	2,904,160
Receipt of subscription receivable	-	-	-	-	-	-	-	-	96,600	-	-	96,600
Offering costs	-	-	-	-	-	-	-	-	-	(1,691,386)	-	(1,691,386)
Preferred share redemption	(300,000)	(9,000)	-	-	-	-	-	-	-	(216,000)	-	(225,000)
Net loss	-	-	-	-	-	-	-	-	-	-	(7,738,203)	(7,738,203)
Balance at December 31, 2022	683,333	$20,500	18,826,385	$704,396	78,353,333	$8	46,089,886	$4	$(15,544)	$26,682,909	$(26,655,980)	$736,293

See accompanying notes to the consolidated financial statements

F-25

JET TOKEN, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

	2022	2021

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(7,738,203)	$(15,765,249)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization and depreciation	134,383	133,608
Amortization of lease financing costs	-	1,175
Gain on loan forgiveness	-	(207,360)
Stock-based compensation	6,492,653	12,690,373
Non-cash operating lease costs	494,468	-
Changes in operating assets and liabilities:
Accounts receivable	-	400
Other current assets	(278,313)	(28,980)
Accounts payable	(53,268)	15,643
Accrued liabilities	835,576	111,480
Deferred revenue	497,030	436,331
Lease liability	(480,368)	-
Net cash provided by (used in) operating activities	(96,042)	(2,612,579)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	-	(8,407)
Purchase of intangible assets	-	(97,978)
Return of aircraft deposit	1,093,600	-
Deposits and other assets	(803,112)	(439,750)
Net cash provided by (used in) investing activities	290,488	(546,135)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds - related party advances	42,000	200,196
Repayments - related party advances	(242,196)	-
Proceeds - notes payable	-	86,360
Payments on line of credit	(194,727)	(257,308)
Offering costs	(1,691,386)	(1,221,552)
Payment of lease financing costs	-	(70,500)
Preferred share redemption	(225,000)	-
Proceeds from sale of Non-Voting Common Stock	3,000,760	2,843,790
Net cash provided by financing activities	689,451	1,580,986

Increase (decrease) in cash and cash equivalents	883,897	(1,577,728)
Cash and cash equivalents, beginning of year	643,494	2,221,222
Cash and cash equivalents, end of year	$1,527,391	$643,494

Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$2,400	$-

Non cash investing and financing activities:
Subscription receivable from sale of Non-Voting Common Stock	$15,544	$96,600
Line of credit issued for offering expenses paid on behalf of the Company	$-	$452,035
Application of equipment deposit to aircraft maintenance reserve account	$-	$250,000
Operating lease, Right-of-use assets and liabilities	$2,506,711	$-

See accompanying notes to the consolidated financial statements

F-26

JET TOKEN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Jet Token Inc. was formed on June 4, 2018 (“Inception”) in the State of Delaware. The consolidated financial statements of Jet Token Inc. (the “Company” or “Jet Token”) are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company is headquartered in Las Vegas, Nevada.

In September 2020, the Company formed a wholly-owned subsidiary Galilee LLC, a Delaware limited liability company. In November 2020, the Company formed a wholly-owned subsidiary Jet Token Management Inc., a Delaware corporation, and later changed its name to Jet Token Software Inc. In November 2020, the Company formed another wholly-owned subsidiary, Jet Token Management Inc. a California corporation. In June 2021, the Company formed a wholly-owned subsidiary Galilee 1 SPV LLC, a Delaware limited liability company. In March and June 2022, the Company formed two wholly owned subsidiaries, Galilee II SPV LLC and Galilee III SPV LLC, respectively. Both are Delaware limited liability companies. These were both sold during the year as part of the Company’s fractional ownership program. To date, all subsidiaries have had no operations.

The Company intends to combine concepts from fractional jet and jet card programs with lessons learned from building blockchain currencies. The Company believes the tokenization of flight hours under (as the enterprise matures) fractional jet and jet card programs offers the possibility of reduced transaction costs and, through the evolution of a marketplace, higher industry fleet utilization. The Company’s purposeful enhancement of price discovery and reduced entry price have the potential to produce fairer and more inclusive results for aircraft owners and travelers alike.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Going Concern and Management Plans

The Company has limited operating history and has incurred losses from operations since Inception. These matters raise concern about the Company’s ability to continue as a going concern.

The Company began ramping up its revenue-generating activities during the second half of the year ended December 31, 2021 and continuing into 2022. During the next twelve months, the Company intends to fund its operations with capital from its operations, prior and its most recent Regulation A campaign and prospectively, additional equity offerings. The Company also has the ability to reduce cash burn to preserve capital. There are no assurances, however, that management will be able to raise capital on terms acceptable to the Company. If the Company is unable to obtain sufficient amounts of additional capital, the Company may be required to reduce the near-term scope of its planned development and operations, which could delay implementation of the Company’s business Plan and harm its business, financial condition and operating results. The balance sheets do not include any adjustments that might result from these uncertainties.

Basis of Presentation

The accounting and reporting policies of the Company conform with generally accepted accounting principles in the United States (“GAAP”).

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Jet Token Inc. and its wholly owned subsidiaries, Jet Token Software Inc., Jet Token Management Inc., Galilee LLC, Galilee 1 SPV LLC, Galilee II SPV LLC and Galilee III SPV LLC. All intercompany accounts and transactions have been eliminated in consolidation.

F-27

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, and the reported amount of revenues and expenses during the reporting period. Actual results could materially differ from these estimates. It is reasonably possible that changes in estimates will occur in the near term.

Fair Value of Financial Instruments

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants as of the measurement date. Applicable accounting guidance provides an established hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the factors that market participants would use in valuing the asset or liability. There are three levels of inputs that may be used to measure fair value:

Level 1 - Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 - Include other inputs that are directly or indirectly observable in the marketplace.

Level 3 - Unobservable inputs which are supported by little or no market activity.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The Company does not have any financial instruments as of December 31, 2022 and 2021.

Risks and Uncertainties

The Company has a limited operating history and has only recently begun generating revenue from intended operations. The Company’s business and operations are sensitive to general business and economic conditions in the U.S. and worldwide along with local, state, and federal governmental policy decisions. A host of factors beyond the Company’s control could cause fluctuations in these conditions. Adverse conditions may include but are not limited to: changes in the airline industry, blockchain asset regulations by authorities, fuel and operating costs, changes to corporate governance best practices for executive flying, general demand for private jet travel, market acceptance of the Company’s business model and COVID-19 issues more fully described below. These adverse conditions could affect the Company’s financial condition and the results of its operations.

On January 30, 2020, the World Health Organization declared the COVID-19 coronavirus outbreak a “Public Health Emergency of International Concern” and on March 10, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the coronavirus include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. The COVID-19 coronavirus and actions taken to mitigate it have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical area in which the Company operates. While it is unknown how long these conditions will last and what the complete financial effect will be to the Company, it is known that the travel industry in which we operate has been severely impacted. The Company is monitoring the situation and exploring opportunities in regard to travel behavior for when travel restrictions ease.

Cash and Cash Equivalents

For purpose of the consolidated statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

F-28

Offering Costs

The Company complies with the requirements of Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”) 340 with regards to offering costs. Prior to the completion of an offering, offering costs will be capitalized as deferred offering costs on the consolidated balance sheet. The deferred offering costs will be charged to stockholders’ equity upon the completion of an offering or to expense if the offering is not completed.

Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method for financial statement purposes. As of December 31, 2022, property and equipment consisted entirely of equipment which is being depreciated over a three-year period.

Internal Use Software

The Company incurs software development costs to develop software programs to be used solely to meet its internal needs and cloud-based applications used to deliver its services. In accordance with ASC 350-40, Internal-Use Software, the Company capitalizes development costs related to these software applications once a preliminary project stage is complete, funding has been committed, and it is probable that the project will be completed, and the software will be used to perform the function intended. As of December 31, 2022 and 2021, the Company has capitalized approximately $398,000 and $398,000, respectively, of internal software related costs, which is included in intangible assets in the accompanying consolidated balance sheets. The software officially launched on December 31, 2020. Amortization expense for the years ended December 31, 2022 and 2021 was $132,702 and $132,696, respectively. Accumulated amortization as of December 31, 2022 was $265,398.

Impairment of Long-Lived Assets

The Company follows ASC 360, Accounting for Impairment or Disposal of Long-Lived Assets. ASC 360 requires that if events or changes in circumstances indicate that the carrying value of long-lived assets or asset groups may be impaired, an evaluation of recoverability would be performed by comparing the estimated future undiscounted cash flows associated with the asset to the asset’s carrying value to determine if a write-down to market value would be required. Long-lived assets or asset groups that meet the criteria in ASC 360 as being held for sale are reflected at the lower of their carrying amount or fair market value, less costs to sell.

Revenue Recognition

In applying the guidance of ASC 606, the Company 1) identifies the contract with the customer, 2) identifies the performance obligations in the contract, 3) determines the transaction price, 4) determines if an allocation of that transaction price is required given the performance obligations under the contract, and 5) recognizes revenue when or as the companies satisfies a performance obligation. The Company generates/intends to generate revenue from three primary sources: a fractional ownership program, jet card programs, and ad hoc charter through the Jet Token App.

Under the fractional ownership program, a customer can purchase an ownership share in a jet which guarantees the customer access to the jet for a preset number of hours per year and provides all the benefits of plane ownership at a fraction of the cost. The jet card program provides the customer with a preset number of hours of guaranteed private jet access over the agreement term (generally a year) without the larger hourly or capital commitment of purchasing an ownership share. The fractional ownership program consists of an initial buy-in or upfront fee and a fixed hourly rate for flight hours. Alternatively, the jet card program consists of a fixed hourly rate for flight hours typically paid 100% upfront. The Company also generates revenues from individual ad hoc charter bookings processed through our App, whereby the Company will source, negotiate, and arrange travel on a charter basis for a customer based on pre-selected options and pricing provided by the Company to the customer through the App. Revenue is recognized upon transfer of control of our promised services, which generally occurs upon the flight hours being used. Any unused hours for the fractional jet and jet card programs are forfeited at the end of the contract term and are thus immediately recognized as revenue at that time. Revenues from the sale of fractional or whole interests in an aircraft is recognized at the time title to the aircraft is transferred to the purchasers, which generally occurs upon delivery or ownership transfer.

F-29

The Company defers revenue in all instances when the earnings process is not yet complete. As of December 31, 2022, the Company deferred $933,361 related to prepaid flight hours under the jet card program for which the related travel had not yet occurred.

The following is a breakout of revenue components by subcategory for the years ended December 31, 2022 and 2021.

	2022	2021

Jet card and charter programs	$4,662,728	$1,112,195
Fractional/Whole Aircraft Sales	17,200,000	-
	$21,862,728	$1,112,195

Research and Development

The Company incurs research and development costs during the process of researching and developing its technologies and future offerings. The Company’s research and development costs consist primarily of payments for third party software development that is not capitalizable. The Company expenses these costs as incurred until the resulting product has been completed, tested, and made ready for commercial use.

Stock-Based Compensation

The Company accounts for stock awards under ASC 718, Compensation – Stock Compensation. Under ASC 718, share-based compensation cost is measured at the grant date, based on the estimated fair value of the award, and is recognized as expense over the employee’s requisite vesting period or over the nonemployee’s period of providing goods or services. The fair value of each stock option or warrant award is estimated on the date of grant using the Black-Scholes option valuation model.

Income Taxes

The Company applies ASC 740 Income Taxes (“ASC 740”). Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial statement reported amounts at each period end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax expense for the period, if any and the change during the period in deferred tax assets and liabilities.

ASC 740 also provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. A tax benefit from an uncertain position is recognized only if it is “more likely than not” that the position is sustainable upon examination by the relevant taxing authority based on its technical merit.

On March 27, 2020, the United States enacted the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”). The Cares Act includes provisions relating to refundable payroll tax credits, deferment of the employer portion of certain payroll taxes, net operating loss carryback periods, alternative minimum tax credit refunds, modifications to the net interest deduction limitations and technical corrections to tax depreciation methods for qualified improvement property. The CARES Act retroactively suspends the 80% income limitation on use of NOL carryovers for taxable years beginning before January 1, 2021, and allows 100% of any such taxable income to be offset by the amount of such NOL carryforward. This 80% income limitation is reinstated (with slight modifications) for tax years beginning after December 31, 2021.

F-30

As of December 31, 2022 and 2021, the Company had deferred tax assets of approximately $1,465,000 and $1,213,000, respectively, primarily from net operating losses of approximately $6,980,000 and $5,778,000. The Company maintains a full valuation allowance on the deferred tax assets as of December 31, 2022 and 2021. The valuation allowance increased by $260,000 and $694,000 during the years ended December 31, 2022 and 2021, respectively. Deferred tax assets after 2018 have no expiration.

The Company is subject to tax in the United States (“U.S.”) and files tax returns in the U.S. Federal jurisdiction and Nevada state jurisdiction. The Company is subject to U.S. Federal, state, and local income tax examinations by tax authorities for all periods since Inception. The Company currently is not under examination by any tax authority.

Loss per Common Share

The Company presents basic loss per share (“EPS”) and diluted EPS on the face of the consolidated statements of operations. Basic loss per share is computed as net loss divided by the weighted average number of common shares outstanding for the period. For periods in which we incur a net loss, the effects of potentially dilutive securities would be antidilutive and would be excluded from diluted EPS calculations. For the years ended December 31, 2022 and 2021, there were 70,373,357 and 61,195,357 options, 1,666,667 and 1,666,667 warrants, and 19,509,718 and 19,809,718 convertible preferred shares, respectively, excluded.

Concentration of Credit Risk

The Company maintains its cash with several major financial institutions located in the United States of America which it believes to be creditworthy. Balances are insured by the Federal Deposit Insurance Corporation up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits.

New Accounting Standards

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842), specifying the accounting for leases, which supersedes the leases requirements in Topic 840, Leases. The objective of Topic 842 is to establish the principles that lessees and lessors shall apply to report useful information to users of financial statements about the amount, timing, and uncertainty of cash flows arising from a lease. Lessees are permitted to make an accounting policy election to not recognize the asset and liability for leases with a term of twelve months or less. Lessors’ accounting is largely unchanged from the previous accounting standard. In addition, Topic 842 expands the disclosure requirements of lease arrangements. Lessees and lessors will use a modified retrospective transition approach, which includes several practical expedients. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2021, with early adoption permitted. The Company adopted the provisions of the new standard starting January 1, 2022 using the modified retrospective approach. As a result, the comparative financial information prior to the date of adoption has not been updated and continue to be reported under the accounting standards in effect for those periods. The adoption of ASC 842 resulted in the recognition of operating lease ROU assets and lease liabilities for operating leases of $2,506,711 as of January 1, 2022 (the present value of the remaining lease payments), and those accounts will be amortized over the remaining lease term of 59 months.

The FASB issues ASUs to amend the authoritative literature in ASC. There have been several ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact our consolidated financial statements.

F-31

NOTE 3 – OTHER ASSETS

Other assets consisted of the following:

	2022	2021
Aircraft Deposit	$-	$350,000
Deposits	73,226	13,714
Lease Maintenance Reserve	689,750	689,750
Lease Financing Costs	-	69,325
Total Other Assets	$762,976	$1,122,789

During 2020, the Company entered and executed an Aircraft purchase agreement with certain terms and conditions under which it made two payments in the amounts of $450,000 and $150,000 as purchase deposits for Aircrafts. The terms of the agreement specify that $250,000 of this amount shall be considered nonrefundable. During the year ended December 31, 2021, $250,000 of this amount was applied to the lease maintenance reserve required under the aircraft lease discussed in Note 5.

The Company also entered and executed an Aircraft management and charter service agreement. The Company made an operating deposit of $50,000 into a segregated operating account as part of the service agreement. The Company is to maintain a $50,000 operating deposit for the length of the agreement.

NOTE 4 – NOTE PAYABLE

In May 2020, the Company received a loan in the amount of $121,000 pursuant to the Paycheck Protection Program (“PPP”) under the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act. Subject to the terms of the Note, the PPP Loan bore interest at a fixed rate of one percent (1%) per annum, with the first six months of interest and principal payments deferred, had an initial term of two years, and was unsecured and guaranteed by the Small Business Administration. The Company may apply to the Lender for forgiveness of the PPP Loan, with the amount which may be forgiven equal to the sum of payroll costs, covered rent, and covered utility payments incurred by the Company during the 24-week period beginning on April 13, 2020, calculated in accordance with the terms of the CARES Act. The Note provided for customary events of default including, among other things, cross-defaults on any other loan with the Lender. The PPP Loan may be accelerated upon the occurrence of an event of default. The PPP loan proceeds were used for payroll, covered rent and other covered payments. The PPP Loan was formally forgiven effective January 2021.

On February 2021, the Company received a loan in the amount of $86,360 pursuant to the Paycheck Protection Program (“PPP”) under the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act. Subject to the terms of the Note, the PPP Loan bore interest at a fixed rate of one percent (1%) per annum, with the first six months of interest and principal payments deferred, had an initial term of two years, and was unsecured and guaranteed by the Small Business Administration. The Company may apply to the Lender for forgiveness of the PPP Loan, with the amount which may be forgiven equal to the sum of payroll costs, covered rent, and covered utility payments incurred by the Company during the 24-week period beginning on February 18, 2021, calculated in accordance with the terms of the CARES Act. The Note provided for customary events of default including, among other things, cross-defaults on any other loan with the Lender. The PPP Loan may be accelerated upon the occurrence of an event of default. The PPP loan proceeds were used for payroll, covered rent and other covered payments. The PPP Loan was formally forgiven effective July 2021.

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In July 2021, the Company entered into a loan agreement with StartEngine Primary, LLC, a service provider of the Company. The agreement allows for advances up to an aggregate amount of $500,000 to pay for advertising and promotion services in connection with the Company’s equity offerings. The advances are non-interest bearing and shall be repaid on the date of the closing of the Company’s equity offering from the proceeds of the offering. During the year ended December 31, 2021, approximately $452,000 had been drawn on the loan, with a balance of $194,727 due as of December 31, 2021. During the year ended December 31, 2022, the Company repaid this remaining balance in full.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

Operating Lease

In November 2021, the Company entered into a leasing arrangement with a third party for an aircraft to be used in the Company’s operations. The lease term is for 60 months, expiring November 2026, and requires monthly lease payments. At any time during the lease term, the Company has the option to purchase the aircraft from the lessor at the aircraft’s fair market value at that time.

The lease agreement also requires the Company to hold a liquidity reserve of $500,000 in a separate bank account as well as a maintenance reserve of approximately $690,000 for the duration of the lease term. The liquidity reserve is held in a bank account owned by the Company. As such, this is classified as restricted cash in the accompanying balance sheet. The maintenance reserve are funds held by the lessor to be used for reasonable maintenance expenses in excess of those covered by the airframe and engine maintenance programs maintained by the Company. These maintenance programs are designed to fully cover the Company’s aircraft’s maintenance costs, both scheduled and unscheduled, and therefore the Company does not expect these funds will be drawn upon. If funds from the maintenance reserve are expended by the lessor, the Company is required to replenish the maintenance reserve account up to the required reserve amount. Any funds remaining at the end of the Lease term will be returned to the Company. In connection with this leasing arrangement, the Company agreed to pay an arrangement fee of $70,500 to a separate third party. Upon adopting ASC 842 effective January 1, 2022 as discussed in Note 2, the Company elected to adopt the package of practical expedients, which include the option to not reassess whether initial direct costs meet the new definition under ASC 842 at the initial application date. As such, the unamortized balance of the arrangement fee has been included within the right-of-use asset in the accompanying balance sheet and is being amortized to lease expense over the remaining term of the lease.

On April 4, 2022, the Company entered into an additional leasing arrangement with a third party for an aircraft to be used in the Company’s operations, substantially identical to the terms of the November 2021 agreement. The lease term was for 60 months, expiring April 4, 2027, and required monthly lease payments. At any time during the lease term, the Company had the option to purchase the aircraft from the lessor at the aircraft’s fair market value at that time. The lease agreement also required the Company to maintain its existing liquidity reserve of $500,000 in a separate bank account as well as an additional maintenance reserve of approximately $690,000 for the duration of the lease term. The liquidity reserve is required to be held in a bank account owned by the Company. Any funds remaining at the end of the Lease term would be returned to the Company. In May 2022, the Company exercised the option to purchase the aircraft from the lessor and in June 2022 sold the aircraft.

Total lease expense for the years ended December 31, 2022 and 2021 was $863,824 and $90,165, respectively, which is included within cost of revenues in the accompanying statement of operations.

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As of December 31, 2022, future minimum required lease payments due under the non-cancellable operating lease are as follows:

2023	$549,000
2024	549,000
2025	549,000
2026	503,250
Total future minimum lease payments	$2,150,250
Less imputed interest	(123,907)
Maturities of lease liabilities	$2,026,343

Share Purchase Agreement

The Company executed a Share Purchase Agreement, dated as of August 4, 2022, with GEM Yield LLC SCS and GEM Yield Bahamas Limited (together with GEM Yield LLC SCS, “GEM”). Upon the Company’s common stock being publicly listed on a U.S. securities exchange, such as the NYSE or NASDAQ, the Company will have the right to periodically issue and sell to GEM, and GEM has agreed to purchase, up to $40,000,000 aggregate value of shares of the Company’s common stock during the 36-month period following the date of listing.

In consideration for these services, the Company has agreed to pay GEM a commitment fee equal to $800,000 payable in cash or freely tradable shares of the Company’s common stock, payable on or prior to the first anniversary of the date of listing. On the date of listing, the Company will also issue to GEM warrants granting it the right to purchase up to 6% of the outstanding common stock of the Company on a fully diluted basis as of the date of listing. The warrant will have a term of three years.

The Company has also entered into a Registration Rights Agreement with GEM, obligating the Company to file a Registration Statement with respect to resales of the shares of common stock issued to GEM under the Share Purchase Agreement and upon exercise of the warrant.

NOTE 6 – STOCKHOLDERS’ EQUITY

Preferred Stock

The Company has authorized the issuance of 50,000,000 shares of its preferred stock with par value of $0.0000001. Of the authorized number of preferred shares, 10,000,000 shares have been designated as Series Seed Preferred Stock, 25,000,000 have been designated Series CF Non-Voting Preferred Stock (“Series CF”), and 15,000,000 are undesignated. Each share of preferred stock can be converted to one share of common stock.

In October 2021, the Company redeemed 300,000 shares of its outstanding Series Seed Preferred Stock for a total purchase price of approximately $225,000.

Common Stock

The Company has authorized the issuance of 500,000,000 shares of its common stock, of which 300,000,000 are designated as common stock and 200,000,000 are non-voting common stock, all par value of $0.0000001. Shares of non-voting common stock will convert automatically into fully paid and nonassessable shares of the Company’s voting common stock upon the closing of the sale of shares of voting common stock to the public in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, or upon the merger of the Company with and into another entity. The conversion rate is currently one share of voting common stock per share of non-voting common stock.

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In February 2020, the Company undertook a Regulation A, Tier 2 offering for which it is selling up to 33,333,333 non-voting common stock at $0.30 per share for a maximum of $10,000,000. During the year ended December 31, 2020, the Company issued 31,402,755 shares of non-voting common stock under the Regulation A, Tier 2 campaign for aggregate gross proceeds of $9,420,827, with $522,966 of these proceeds pending release from escrow. During the year ended December 31, 2021, the Company closed on 1,494,462 shares of non-voting common stock for gross proceeds of $448,339, which had been committed to and held in a third-party escrow prior to December 31, 2020. The Company also collected the remining $522,966 of the proceeds that had been subject to hold-back in escrow. During the year ended December 31, 2022, the Company also collected on the sale of an additional 61,894 shares of non-voting common stock for gross proceeds of $18,598 under this offering.

In June 2021, the Company undertook another Regulation A, Tier 2 offering for which it is selling up to 29,173,333 non-voting common stock at $0.75 per share for a maximum of $21,880,000. During the year ended December 31, 2021, the Company issued 2,625,446 shares of non-voting common stock under the Regulation A, Tier 2 campaign for aggregate gross proceeds of $1,969,085, with $96,600 of these proceeds pending release from escrow at December 31, 2021. During the year ended December 31, 2022, the Company collected on the escrow funds and issued an additional 3,858,662 shares of non-voting common stock under the Regulation A, Tier 2 campaign for aggregate gross proceeds of $2,901,106, with $15,544 of these proceeds pending release from escrow at December 31, 2022. This offering closed on January 18, 2023.

During the year ended December 31, 2021, the Company entered into an agreement with its Executive Chairman to exchange 6,646,667 shares of common stock for 6,646,667 shares of non-voting common stock for no consideration.

Warrants

In connection with the Regulation A, Tier 2 offerings noted above, the Company engaged StartEngine Primary, LLC (“StartEngine”) to act as its placement agent. For such, StartEngine will receive 7% commissions on proceeds from the offering, and the Company will issue warrants to StartEngine up to a percentage specified within the agreements of the non-voting common stock sold through StartEngine at exercise price consistent with the selling price of the shares in the offering.

In December 2020, the Company issued the 1,666,667 warrants owed to StartEngine in connection with this arrangement for the offering that began in February 2020. The warrants have an exercise price of $0.30 and a term of three years. The warrants allow for adjustments to the exercise price and number of shares based on future stock dividends, stock splits, and subsequent non-exempt equity sales. The Company accounts for these warrants in accordance with ASU 2017-11, which changes the classification analysis of certain equity-linked financial instruments (or embedded features) with down round features. Accordingly, the value of these warrants is contained within equity, both increasing and decreasing additional paid-in capital for a net zero effect. The Company valued the warrants earned during the year ended December 31, 2020 at approximately $184,000, using the Black-Scholes model, with similar inputs to those disclosed in the stock option section below, with the exception that the expected life was three years.

Stock Options

On June 4, 2018, the Company’s Board of Directors adopted the Jet Token, Inc. 2018 Stock Option and Grant Plan (the “2018 Plan”). The 2018 Plan provides for the grant of equity awards to employees, and consultants, to purchase shares of the Company’s common stock. As of December 31, 2020, up to 25,000,000 shares of its common stock could be issued pursuant to awards granted under the 2018 Plan. During the year ended December 31, 2021, the 2018 Plan was amended three times to increase the total number of shares reserved for issuance thereunder. As of December 31, 2022 and 2021, the total number of shares reserved for issuance under the 2018 Plan was 75,000,000 shares, consisting of (i) 25,000,000 shares of common stock and (ii) 50,000,000 shares of non-voting common stock. The 2018 Plan is administered by the Company’s Board of Directors.

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In August 2021, the Company’s Board of Directors adopted the Jet Token Inc. 2021 Stock Plan (the “2021 Plan”). The 2021 plan provides for the grant of equity awards to employees, outside directors, and consultants, including the direct award or sale of shares, stock options, and restricted stock units to purchase shares. As of December 31, 2021, up to 5,000,000 shares of non-voting common stock may be issued pursuant to awards granted under the 2021 Plan. During the year ended December 31, 2022, the 2021 Plan was amended to increase the number of shares of non-voting common stock authorized under the 2021 Plan to 15,000,000. In the event that shares of non-voting common stock subject to outstanding options or other securities under the Company’s 2018 Stock Open and Grant Plan expire or become exercisable in accordance with their terms, such shares shall be automatically transferred to the 2021 Plan and added to the number of shares then available for issuance under the 2021 Plan. The 2021 Plan is administered by the Company’s Board of Directors, and expires ten years after adoption, unless terminated by the Board.

During the year ended December 31, 2021, the Company granted a total of 36,945,357 stock options to purchase common stock to various advisors and consultants. The options have a ten-year life. 1,000,000 of the options are exercisable at $0.30 and the remaining are exercisable at $0.75. 17,495,357 of the options were immediately vested on the grant date, 1,450,000 of the options will vest upon the achievement of certain sales targets or other requirements, while the remaining options vest in monthly tranches over a three-year period. The options had a grant date fair value of approximately $20,048,000, which will be recognized over the vesting period.

During the year ended December 31, 2022, the Company granted an additional 1,000,000 stock options to purchase common stock to the Company’s Chief Executive Officer. The options have a ten-year life and are exercisable at $0.75. The options vest in monthly tranches through March 31, 2025. The options had a grant date fair value of approximately $522,000, which will be recognized over the vesting period.

During the year ended December 31, 2022, the Company granted a total of 8,178,000 stock options to purchase common stock to various employees, advisors and consultants. The options have a ten-year life and are exercisable at $0.75. 1,678,000 of the options were immediately vested on the grant date, while the remaining options vest in monthly tranches over a three-year period. The options had a grant date fair value of approximately $4,439,000, which will be recognized over the vesting period.

A summary of our stock option activity for the years ended December 31, 2022 and 2021, is as follows:

	Number of Shares	Weighted Average Exercise Price	Weighted average Remaining Contractual Term
Outstanding at December 31, 2020	24,300,000	$0.25	-
Granted	36,945,357	0.74	-
Exercised	-	-	-
Expired/Cancelled	(50,000)	-	-
Outstanding at December 31, 2021	61,195,357	$0.54	9.2
Granted	9,178,000	0.75	-
Exercised	-	-	-
Expired/Cancelled	-	-	-
Outstanding at December 31, 2022	70,373,357	$0.57	8.3

Exercisable at December 31, 2021	36,521,147	$0.50	9.1
Exercisable at December 31, 2022	52,584,463	$0.53	8.2

The Company estimates the fair value of stock options that contain service and/or performance conditions using the Black-Scholes option pricing model. The range of input assumptions used by the Company were as follows:

	2022	2021
Expected life (years)	6 to 10	5 to 10
Risk-free interest rate	1.43% - 4.10%	0.01% - 1.43%
Expected volatility	80%	80%
Annual dividend yield	0%	0%

The Company recognizes stock option forfeitures as they occur as there is insufficient historical data to accurately determine future forfeitures rates.

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The risk-free interest rate assumption for options granted is based upon observed interest rates on the United States government securities appropriate for the expected term of the Company’s stock options.

The expected term of stock options is calculated using the simplified method which takes into consideration the contractual life and vesting terms of the options.

The Company determined the expected volatility assumption for options granted using the historical volatility of comparable public company’s common stock. The Company will continue to monitor peer companies and other relevant factors used to measure expected volatility for future stock option grants, until such time that the Company’s common stock has enough market history to use historical volatility.

The dividend yield assumption for options granted is based on the Company’s history and expectation of dividend payouts. The Company has never declared or paid any cash dividends on its common stock, and the Company does not anticipate paying any cash dividends in the foreseeable future.

During the years ended December 31, 2022 and 2021, stock-based compensation expense of $6,492,653 and $12,690,373, respectively, was recognized for the vesting of these options. As of December 31, 2022, there was approximately $8,115,000 in unrecognized stock-based compensation, which will be recognized through September 2025.

Restricted Stock Units

In August 2021, the Company granted Restricted Stock Units (RSUs) to a contractor. The grant allows the contractor to earn up to 4,813,333 shares of non-voting common stock and contains both service-based vesting requirements and liquidity event requirements. Service-based requirements are such that the contractor needs to continue to provide service through August 2022. In addition to the service-based requirements, in order for the RSUs to vest, the Company will need to undertake an IPO or a sale as defined by the grant notice. The RSUs expire in seven years. As of December 31, 2022, the Company has determined that it is not yet probable that these RSUs will vest, and accordingly, have not yet recorded expense related to these RSUs.

NOTE 7 – RELATED PARTY TRANSACTIONS

From time to time, related parties make payments on the Company’s behalf or advance cash to the Company for operating costs which require repayment. Such transactions are considered short-term advances and non-interest bearing. During the years ended December 31, 2022 and 2021, the Company’s Founder and Executive Chairman advanced a total of $42,000 and $200,196, respectively, to the Company in the form of a non-interest-bearing loan, and repaid $242,196 and $0 of these advances, respectively. As of December 31, 2022 and 2021, the Company owed $0 and $200,196 , respectively, to the Company’s Founder and Executive Chairman related to such advances.

NOTE 8 – SUBSEQUENT EVENTS

Subsequent to December 31, 2022, the Company issued an additional approximately 2 million shares of non-voting common stock at a price of $0.75 per share under the Regulation A, Tier 2 offering discussed in Note 5 for gross proceeds of approximately $1.5 million.

Subsequent to December 31, 2022, the Company granted a total of 2,000,000 stock options to purchase non-voting common stock to various employees and consultants. The options are exercisable at $0.75 per share, have 10 year lives, and vest in monthly tranches over a three-year period.

Subsequent to December 31, 2022, the Company formed a 50/50 joint venture subsidiary with Great Western Air LLC dba Cirrus Aviation Services, 380 Software LLC, a Nevada limited liability company. To date, there have been no operations or financial activity.

The Company has evaluated subsequent events that occurred after December 31, 2022 through February 23, 2023, the date of these consolidated financial statements were available to be issued, and noted no additional events requiring recognition for disclosure.

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Annex A

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Annex B

207

Annex C

208

Annex D

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. The Existing Organizational Documents provide for indemnification of our officers and directors against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud, willful neglect or willful default.

We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in the Existing Organizational Documents. [We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.]

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Item 21. Exhibits and Financial Statements Schedules

(a) Exhibits: [To be updated]

Exhibit Number	Description
2.1*	Business Combination Agreement and Plan of Reorganization, dated as of February 24, 2023, by and among Oxbridge, First Merger Sub, Second Merger Sub and Jet Token (attached as Annex A to the proxy statement/prospectus that forms a part of this registration statement).
3.1	Amended and Restated Memorandum and Articles of Association of Oxbridge Acquisition Corp. (incorporated by reference to Exhibit 3.1 of Oxbridge Acquisition Corp.’s Current Report on Form 8-K filed with the SEC on August 17, 2021).
3.2*	Form of Certificate of Incorporation of Jet.AI (attached as Annex B to the proxy statement/prospectus that forms a part of this registration statement)
3.3*	Form of Bylaws of Jet.AI (attached as Annex C to the proxy statement/prospectus that forms a part of this registration statement).
4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 of Oxbridge Acquisition Corp.’s Registration Statement on Form S-1 filed with the SEC on July 30, 2021).
4.2	Specimen Ordinary Share Certificate (incorporated by reference to Exhibit 4.2 of Oxbridge Acquisition Corp.’s Registration Statement on Form S-1 filed with the SEC on July 30, 2021).
4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 of Oxbridge Acquisition Corp.’s Registration Statement on Form S-1 filed with the SEC on July 30, 2021).
5.1*	Opinion of Dykema Gossett PLLC
8.1*	Opinion of Dykema Gossett PLLC regarding certain U.S. federal income tax matters
10.1*	2023 Jet.AI Inc. Omnibus Incentive Plan (attached as Annex D to the proxy statement/prospectus that forms a part of this registration statement).
21.1*	List of Subsidiaries of Oxbridge Acquisition Corp.
23.1*	Consent of Hacker Johnson & Smith PA, independent registered public accounting firm for Oxbridge Acquisition Corp.
23.2*	Consent of BF Borgers CPA PC, independent registered public accounting firm for Jet Token, Inc.
23.3*	Consent of Dykema Gossett PLLC (included in Exhibit 5.1)
23.4*	Consent of Dykema Gossett PLLC (included in Exhibit 8.1)
24.1	Power of Attorney (reference is made to the signature page to the Registration Statement)
107	Filing Fee Table

*	To be filed by amendment.
†	Management Contracts.

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UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

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(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(7) That every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(9) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(10) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Georgetown, Cayman Islands, on March 24, 2023.

Oxbridge Acquisition Corp.

By:	/s/ Jay Madhu
Name:	Jay Madhu
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Jay Madhu and Wrendon Timothy his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4 (including all pre-effective and post-effective), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on March 24, 2023.

Signature	Title

/s/ Jay Madhu	Chairman, Chief Executive Officer and President
Jay Madhu	(Principal Executive Officer)

/s/ Wrendon Timothy	Chief Financial Officer, Director, Secretary and Treasurer
Wrendon Timothy	(Principal Financial and Accounting Officer)

/s/ Jason Butcher	Director
Jason Butcher

/s/ Allan Martin	Director
Allan Martin

/s/ William Yankus	Director
William Yankus

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